Exhibit 10.1

EXECUTION VERSION

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND
AMENDMENT TO AMENDED AND RESTATED GUARANTEE AND COLLATERAL
AGREEMENT

dated as of September 9, 2025

among

SPX ENTERPRISES, LLC,

as the U.S. Borrower,

SPX TECHNOLOGIES, INC.,

as the Parent,

THE OTHER GUARANTORS PARTY HERETO,

BANK OF AMERICA, N.A.,

as the Administrative Agent and the Swingline Lender,

DEUTSCHE BANK AG,

as Foreign Trade Facility Agent,

and

THE ISSUING LENDERS, FCI ISSUING LENDERS, AND LENDERS (INCLUDING THE NEW
LENDERS) PARTY HERETO

BOFA SECURITIES, INC.,

CITIZENS BANK, N.A.,

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

JPMORGAN CHASE BANK, N.A.,

PNC CAPITAL MARKETS LLC,

TD Securities (USA) LLC,

truist securities, inc.,

and

WELLS FARGO SECURITIES, LLC

as Joint Lead Arrangers and Joint Bookrunners

capital one, national association,

the huntington national bank,

keybank national association,

THE BANK OF NOVA SCOTIA,

and

u.s. bank national association

as Co-Documentation Agents

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND
AMENDMENT TO AMENDED AND RESTATED GUARANTEE AND COLLATERAL
AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDMENT TO AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT (this “Agreement”), dated as of September 9, 2025 (the “Third Amendment Effective Date”), is entered into among SPX Enterprises, LLC, a Delaware limited liability company (the “U.S. Borrower”), SPX Technologies, Inc., a Delaware corporation (as successor-in-interest to SPX Corporation) (the “Parent”), the other Guarantors party hereto, the Lenders (including the New Lenders (as hereinafter defined), the Issuing Lenders and FCI Issuing Lenders) party hereto, Deutsche Bank AG, as the Foreign Trade Facility Agent, and Bank of America, N.A., as the Administrative Agent and the Swingline Lender. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Existing Credit Agreement (as hereinafter defined) or the Amended Credit Agreement (as hereinafter defined), as applicable.

RECITALS

WHEREAS, the U.S. Borrower, the Parent, the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders (including the Issuing Lenders and the FCI Issuing Lenders) from time to time party thereto, Deutsche Bank AG, as the Foreign Trade Facility Agent, and Bank of America, N.A., as the Administrative Agent and the Swingline Lender, entered into that certain Amended and Restated Credit Agreement dated as of August 12, 2022 (as amended by that certain First Amendment to Amended and Restated Credit Agreement and Amendment to Amended and Restated Guarantee and Collateral Agreement, dated as of August 23, 2022, as further amended by that certain Incremental Facility Activation Notice, dated as of April 21, 2023, and as further amended by that certain Second Amendment to Amended and Restated Credit Agreement and Incremental Facility Activation Notice, dated as of August 30, 2024, the “Existing Credit Agreement”);

WHEREAS, the Parent and certain of its Subsidiaries from time to time party thereto entered into that certain Amended and Restated Guarantee and Collateral Agreement dated as of August 12, 2022 (as amended by that certain First Amendment to Amended and Restated Credit Agreement and Amendment to Amended and Restated Guarantee and Collateral Agreement, dated as of August 23, 2022, the “Existing Guarantee and Collateral Agreement”; the Existing Guarantee and Collateral Agreement, as amended pursuant to this Agreement, the “Amended Guarantee and Collateral Agreement”); and

WHEREAS, the parties hereto agree to amend the Existing Credit Agreement and the Existing Guarantee and Collateral Agreement, in each case subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Amendments to Existing Credit Agreement; Amendments to Existing Guarantee and Collateral Agreement. Effective as of the Third Amendment Effective Date:

(a)            The Existing Credit Agreement is amended in its entirety to read in the form attached hereto as Annex A (the Existing Credit Agreement, as so amended, the “Amended Credit Agreement”).

(b)            Schedules 1.1A, 1.1D, 1.1E, 1.1F, 3.4, 3.12, and 3.16 of the Existing Credit Agreement are hereby amended in their entirety to read in the forms attached hereto as Schedules 1.1A, 1.1D, 1.1E, 1.1F, 3.4, 3.12, and 3.16, respectively.

(c)            The definition of “Pledged Stock” in Section 1.1(b) of the Existing Guarantee and Collateral Agreement is amended by revising clause (vi) in the proviso thereof to read as follows:

(vi) in no event shall margin stock (within the meaning of Regulation U of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof) of any Obligor be Collateral or required to be pledged or a security interest granted hereunder,

(d)            Schedule 2 of the Existing Guarantee and Collateral Agreement is hereby amended in its entirety to read in the form attached hereto as Schedule 2.

2.            Conditions Precedent. The effectiveness of this Agreement, and the obligations of the Lenders (including the New Lenders) to make Loans under, of the Issuing Lenders to issue Letters of Credit under and of the FCI Issuing Lenders to issue FCIs under, the Amended Credit Agreement, in each case, is subject to the satisfaction of the following conditions precedent:

(a)            The Administrative Agent shall have received (i) counterparts of this Agreement executed by a Responsible Officer of each Loan Party, each Lender (including each New Lender, each Issuing Lender and each FCI Issuing Lender, but excluding, for the avoidance of doubt, and in reliance on Section 9.2(c)(xiv) of the Existing Credit Agreement, any Lender under the Existing Credit Agreement that, as of the Third Amendment Effective Date, after giving effect to this Agreement, does not have any Commitment or other obligation outstanding (any such Lender, an “Exiting Lender”)), the Foreign Trade Facility Agent, the Administrative Agent and the Swingline Lender, (ii) the Disclosure Letter executed by a Responsible Officer of the U.S. Borrower, and (iii) to the extent requested by any New Lender prior to the Third Amendment Effective Date, one or more Notes (as applicable) in favor of such New Lender duly executed by a Responsible Officer of the U.S. Borrower.

(b)            The Administrative Agent shall have received satisfactory legal opinions (addressed to the Agents and the Lenders (including the New Lenders)) and dated the Third Amendment Effective Date from counsel to the Loan Parties.

(c)            The Administrative Agent shall have received: (i) copies of the charter, bylaws or other organizational documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the jurisdiction of its organization or incorporation, and certified by an appropriate officer of such Loan Party to be true and correct as of the Third Amendment Effective Date (or, as to any such charter, bylaws or other organizational documents that have not been amended, modified or terminated since the date last delivered to the Administrative Agent in connection with the Existing Credit Agreement, certifying that such charter, bylaws or other organizational documents have not been amended, modified or terminated since such date and remain in full force and effect, and true and complete, in the form delivered to the Administrative Agent on such date); (ii) such certificates of resolutions or other action and incumbency certificates of Responsible Officers of each Loan Party evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act on behalf of such Loan Party in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and (iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization or incorporation.

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(d)            The Administrative Agent shall have received the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement (to the extent such shares of Capital Stock are evidenced by certificates), together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof. Each document (including any UCC financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the holders of the Obligations, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.3 of the Amended Credit Agreement), shall be in proper form for filing, registration or recordation.

(e)            Both immediately before and immediately after giving effect to this Agreement and the transactions to be consummated pursuant to this Agreement on the Third Amendment Effective Date: (i) the representations and warranties of each Loan Party set forth in this Agreement, the Amended Credit Agreement, the Amended Guarantee and Collateral Agreement and the other Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) on and as of the Third Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 2(e)(i), the representations and warranties contained in Section 3.4(a) of the Amended Credit Agreement shall be deemed to refer to the most recent statements of the Parent furnished by the Parent pursuant to Sections 5.1(a) and (b) of the Existing Credit Agreement; and (ii) no Default or Event of Default shall have occurred and be continuing.

(f)            Since December 31, 2024, there has been no event or condition that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(g)            The Administrative Agent shall have received a certificate of a Responsible Officer of the Parent and the U.S. Borrower, dated as of the Third Amendment Effective Date, certifying as to (i) the satisfaction of the conditions set forth in Sections 2(e) and (f), and (ii) the identity of any Specified Subsidiary existing as of the Third Amendment Effective Date.

(h)            The Administrative Agent shall have received satisfactory projections (including written assumptions) for the Parent and its Restricted Subsidiaries.

(i)            Each Agent and each Lender (including each New Lender, each Issuing Lender, each FCI Issuing Lender and the Swingline Lender) has received all applicable licenses, consents, permits and approvals as deemed necessary by such Agent or such Lender in order to execute and perform the transactions contemplated by this Agreement, the Amended Credit Agreement and the other Loan Documents.

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(j)            The U.S. Borrower shall have (or caused to be): (i) paid all accrued and unpaid interest and fees outstanding under the Existing Credit Agreement to the Third Amendment Effective Date; (ii) prepaid any revolving loans outstanding under the Existing Credit Agreement to the extent necessary to keep the outstanding Revolving Loans on the Third Amendment Effective Date ratable with the revised Revolving Commitments established pursuant to this Agreement; (iii) paid in full, to each Exiting Lender, the principal, interest and other amounts owing to such Exiting Lender (including in its capacity as an Issuing Lender and/or an FCI Issuing Lender, as applicable), or accrued for its account, under the Existing Credit Agreement and the other Loan Documents; and (iv) made arrangements with the issuers of any outstanding letters of credit and foreign credit instruments under the Existing Credit Agreement for cash collateral, counter-guarantees or other credit support acceptable to the respective issuer or lender, to the extent such letters of credit and foreign credit instruments do not constitute Existing Letters of Credit or Existing FCIs, as applicable, and repaid all reimbursement obligations thereunder in respect of any drawings made on or before the Third Amendment Effective Date.

(k)            The Agents and the Lenders (including the New Lenders, the Issuing Lenders, the FCI Issuing Lenders and the Swingline Lender) shall have completed “know your customer” due diligence, and the Parent and its Subsidiaries shall have provided to each Agent and each Lender (including each New Lender, each Issuing Lender, each FCI Issuing Lender and the Swingline Lender) the documentation and other information requested by such Agent or such Lender in order to comply with applicable law, including the PATRIOT Act, Sanctions, the FCPA, the UK Bribery Act 2010, and the applicable European Union or German acts and ordinance such as the German Anti-Money-Laundering-Act (“Geldwäschegesetz”) and the German Foreign Trade Ordinance (“AuBenwirtschaftsverornung”). If the U.S. Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, each Agent and each Lender shall have received, to the extent requested by such Agent or such Lender, a Beneficial Ownership Certification in relation to the U.S. Borrower.

(l)            The Administrative Agent, the Foreign Trade Facility Agent or BofA Securities, as applicable, shall have received all fees and other amounts due and payable on or prior to the Third Amendment Effective Date to any of the Administrative Agent, the Foreign Trade Facility Agent, BofA Securities and/or any Lender (including any New Lender and any FCI Issuing Lender), including, to the extent invoiced, reimbursement or payment of all out of pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party.

For purposes of determining compliance with the conditions specified in this Section 2, each Lender (including each New Lender) that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the date of this Agreement specifying its objection thereto.

3.            Effect of this Agreement; Reallocation and Restatement of Loans and Commitments; New Lenders.

(a)            The parties hereto agree that, on the Third Amendment Effective Date, and automatically without further action by any party hereto, all obligations under the Existing Credit Agreement, the Existing Guarantee and Collateral Agreement and the other Loan Documents outstanding on the Third Amendment Effective Date shall in all respects be continuing and shall be deemed to be Obligations outstanding under the Amended Credit Agreement, the Amended Guarantee and Collateral Agreement and the other Loan Documents.

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(b)            Except as expressly modified and amended in this Agreement, all of the terms, provisions and conditions of the Loan Documents shall remain unchanged and in full force and effect. The Loan Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Existing Credit Agreement, the Existing Guarantee and Collateral Agreement or any other Loan Document are hereby amended so that, on and after the Third Amendment Effective Date, any reference to (i) the Existing Credit Agreement shall mean a reference to the Amended Credit Agreement, and (ii) the Existing Guarantee and Collateral Agreement shall mean a reference to the Amended Guarantee and Collateral Agreement. The Amended Credit Agreement is not a novation of the Existing Credit Agreement. The Amended Guarantee and Collateral Agreement is not a novation of the Existing Guarantee and Collateral Agreement.

(c)            On the Third Amendment Effective Date, the Revolving Loans outstanding under the Existing Credit Agreement immediately prior to the Third Amendment Effective Date, and the Revolving Commitments existing under the Existing Credit Agreement immediately prior to the Third Amendment Effective Date, in each case, shall be reallocated and restated among the Revolving Lenders party to the Amended Credit Agreement so that, after giving effect to this Agreement, the Revolving Lenders party to the Amended Credit Agreement have Revolving Commitments and Applicable Percentages with respect to the aggregate Revolving Commitments, in each case, as set forth on Schedule 1.1A attached hereto (and, after giving effect to this Agreement, as of the Third Amendment Effective Date, each such Revolving Lender shall hold outstanding Revolving Loans in an amount equal to its Applicable Revolving Percentage of the outstanding amount of Revolving Loans outstanding as of the Third Amendment Effective Date). The parties hereto agree that the U.S. Borrower, any Revolving Lender party to the Amended Credit Agreement and the Administrative Agent shall be permitted to effect such assignments, prepayments, borrowings, reallocations and restatements as are necessary (including pursuant to a cashless settlement mechanism approved by the U.S. Borrower, such Revolving Lender and the Administrative Agent) to effectuate the provisions of this Section 3(c). Each Revolving Lender party to the Amended Credit Agreement hereby waives any amounts payable to such Revolving Lender pursuant to Section 2.18 of the Existing Credit Agreement incurred as a result of the transactions contemplated by this Section 3(c).

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(d)            By execution of this Agreement, each of the Persons identified on the signature pages to this Agreement as Lenders that are not Lenders under the Existing Credit Agreement immediately prior to the Third Amendment Effective Date (each such Person, a “New Lender” and collectively, the “New Lenders”) hereby acknowledges, agrees and confirms that, by its execution of this Agreement, such New Lender shall be deemed to be a party to the Amended Credit Agreement as of the Third Amendment Effective Date and a “Lender” for all purposes of the Amended Credit Agreement and shall have all of the obligations of a Lender thereunder. Each New Lender hereby ratifies, as of the Third Amendment Effective Date, and agrees to be bound by, all of the terms, provisions and conditions applicable to Lenders contained in the Amended Credit Agreement and the other Loan Documents. Each New Lender (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Amended Credit Agreement and the other Loan Documents, (B) it satisfies the requirements of an Eligible Assignee, (C) from and after the Third Amendment Effective Date, it shall be bound by the provisions of the Amended Credit Agreement and the other Loan Documents as a Lender thereunder and shall have the obligations of a Lender thereunder, (D) it is sophisticated with respect to its decision to enter into this Agreement and to become a Lender under the Amended Credit Agreement and either it, or the Person exercising discretion in making its decision to enter into this Agreement and to become a Lender under the Amended Credit Agreement, is experienced in transactions of this type, (E) it has received a copy of the Amended Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Sections 5.1(a) and (b) of the Existing Credit Agreement and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Amended Credit Agreement, (F) it has, independently and without reliance upon any Agent, any Lender (including any Issuing Lender or any FCI Issuing Lender) or any other Person and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and become a Lender under the Amended Credit Agreement, and (G) it has delivered any documentation required to be delivered by it pursuant to the terms of the Amended Credit Agreement, duly completed and executed by it, and (ii) agrees that (A) it will, independently and without reliance on any Agent, any Lender (including any Issuing Lender or any FCI Issuing Lender) or any other Person, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. The address of each New Lender for purposes of Section 9.1 of the Amended Credit Agreement is as set forth in such New Lender’s Administrative Questionnaire delivered by such New Lender to the Administrative Agent on or before the Third Amendment Effective Date, or such other address as shall be designated by such New Lender in accordance with Section 9.1 of the Amended Credit Agreement. Each of the Loan Parties agrees that, as of the Third Amendment Effective Date, each New Lender shall (x) be a party to the Amended Credit Agreement, (y) be a “Lender” for all purposes of the Amended Credit Agreement and the other Loan Documents, and (z) have the rights and obligations of a Lender under the Amended Credit Agreement and the other Loan Documents.

4.            Miscellaneous.

(a)            The Amended Credit Agreement, the Amended Guarantee and Collateral Agreement and the obligations of the parties thereunder and under the other Loan Documents, are hereby ratified and confirmed by each party hereto and shall remain in full force and effect according to their terms. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, or, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents. This Agreement shall constitute a Loan Document.

(b)            Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under each of the Loan Documents to which it is a party, (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents, (iv) agrees that the Security Documents to which it is a party continue to be in full force and effect and are not impaired or adversely affected by this Agreement in any manner whatsoever, and (v) confirms its grant of security interests pursuant to the Security Documents to which it is a party as Collateral for the Obligations, and acknowledges that all Liens granted (or purported to be granted) pursuant to the Security Documents remain and continue in full force and effect in respect of, and to secure, the Obligations. With regard to § 3 Abs. 1 S. 1 Nr. 2, Abs. 4 German AML Act, each Guarantor confirms that any security or other credit support it is providing under any of the Loan Documents is provided for the benefit of the applicable Borrower(s).

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(c)            Each Loan Party hereby represents and warrants as follows: (i) such Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement; (ii) this Agreement has been duly executed and delivered by such Loan Party and constitutes such Loan Party’s legal, valid and binding obligations, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and (iii) no material consent or approval of, authorization or order of, or filing, registration or qualification with, any Governmental Authority is required in connection with the execution, delivery or performance by such Loan Party of this Agreement.

(d)            Each Lender (including each New Lender) that is an Issuing Lender and/or an FCI Issuing Lender, as applicable, agrees that by executing this Agreement in its capacity as a Lender, it is also intending to execute this Agreement in its capacities as an Issuing Lender and/or an FCI Issuing Lender, as applicable, and no separate signature by such Lender in its capacities as an Issuing Lender and/or an FCI Issuing Lender, as applicable, shall be necessary.

(e)            If permitted pursuant to the terms of the Amended Credit Agreement, this Agreement may be in the form of an Electronic Record and may be executed using Electronic Signatures (including facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.

(f)            THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY shall be construed in accordance with and governed by the law of the State of New York.

(g)            The terms of Section 9.9 of the Amended Credit Agreement with respect to submission to jurisdiction and waiver of venue, and the terms of Section 9.12 of the Amended Credit Agreement with respect to the waiver of jury trial are, in each case, incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[signature pages follow]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

U.S. BORROWER:	SPX ENTERPRISES, LLC,
a Delaware limited liability company

	By:	/s/ Mark Carano
	Name:	Mark Carano
	Title:	Chief Financial Officer, Vice President and Treasurer

PARENT:	SPX TECHNOLOGIES, INC.,
a Delaware corporation

	By:	/s/ Mark Carano
	Name:	Mark Carano
	Title:	Vice President, Chief Financial Officer and Treasurer

GUARANTORS:	CINCINNATI FAN & VENTILATOR COMPANY, INC.,
an Ohio corporation

	By:	/s/ Wayne McLaren
	Name:	Wayne McLaren
	Title:	Vice President and Treasurer

CUES, INC.,
a Delaware corporation

	By:	/s/ Wayne McLaren
	Name:	Wayne McLaren
	Title:	Vice President

ELXSI CORPORATION,
a Delaware corporation

	By:	/s/ Wayne McLaren
	Name:	Wayne McLaren
	Title:	Vice President and Treasurer

ENGINEERED AIR QUALITY, INC.,
a Delaware corporation

	By:	/s/ Wayne McLaren
	Name:	Wayne McLaren
	Title:	Vice President and Treasurer

SPX ENTERPRISES, LLC

THIRD AMENDMENT

GENFARE, LLC,
a Delaware limited liability company

By:	/s/ Wayne McLaren
Name:	Wayne McLaren
Title:	Vice President and Treasurer

MARLEY ENGINEERED PRODUCTS LLC,
a Delaware limited liability company

By:	/s/ Wayne McLaren
Name:	Wayne McLaren
Title:	Vice President and Treasurer

PATTERSON-KELLEY, LLC,
a Delaware limited liability company

By:	/s/ Wayne McLaren
Name:	Wayne McLaren
Title:	Vice President and Treasurer

RADIODETECTION, LLC,
a Delaware limited liability company

By:	/s/ Wayne McLaren
Name:	Wayne McLaren
Title:	Vice President and Treasurer

SEALITE INVESTMENTS, LLC,
a Delaware limited liability company

By:	/s/ Wayne McLaren
Name:	Wayne McLaren
Title:	Vice President and Treasurer

SPX ENTERPRISES, LLC

THIRD AMENDMENT

SPX AIDS TO NAVIGATION, LLC,
a Delaware limited liability company

By:	/s/ Wayne McLaren
Name:	Wayne McLaren
Title:	Vice President and Treasurer

SPX COOLING TECH, LLC,
a Delaware limited liability company

By:	/s/ Matthew Walsh
Name:	Matthew Walsh
Title:	Vice President

SPX COOLING TECH NORTH AMERICA, LLC,
a Delaware limited liability company

By:	/s/ Wayne McLaren
Name:	Wayne McLaren
Title:	Vice President and Treasurer

STROBIC AIR CORPORATION,
a Delaware corporation

By:	/s/ Wayne McLaren
Name:	Wayne McLaren
Title:	Vice President and Treasurer

TCI INTERNATIONAL, INC.,
a Delaware corporation

By:	/s/ Wayne McLaren
Name:	Wayne McLaren
Title:	Vice President and Treasurer

THE MARLEY COMPANY LLC,
a Delaware limited liability company

By:	/s/ Wayne McLaren
Name:	Wayne McLaren
Title:	Vice President and Treasurer

SPX ENTERPRISES, LLC

THIRD AMENDMENT

ULC BUSINESS HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Wayne McLaren
Name:	Wayne McLaren
Title:	Vice President and Treasurer

ULC ROBOTICS INTERNATIONAL, INC.,
a New York corporation

By:	/s/ Wayne McLaren
Name:	Wayne McLaren
Title:	Vice President and Treasurer

ULC TECHNOLOGIES, LLC,
a Delaware limited liability company

By:	/s/ Wayne McLaren
Name:	Wayne McLaren
Title:	Vice President and Treasurer

WM TECHNOLOGIES, LLC,
a Delaware limited liability company

By:	/s/ Wayne McLaren
Name:	Wayne McLaren
Title:	Vice President and Treasurer

TAMCO USA, INC.,
a Delaware corporation

By:	/s/ Wayne McLaren
Name:	Wayne McLaren
Title:	Vice President and Treasurer

SPX ENTERPRISES, LLC

THIRD AMENDMENT

ASPEQ PARENT HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Wayne McLaren
Name:	Wayne McLaren
Title:	Vice President and Treasurer

ASPEQ BLOCKER CORP.,
a Delaware corporation

By:	/s/ Wayne McLaren
Name:	Wayne McLaren
Title:	Vice President and Treasurer

ASPEQ HEATING GROUP LLC,
a Delaware limited liability company

By:	/s/ Wayne McLaren
Name:	Wayne McLaren
Title:	Vice President and Treasurer

KRANZE TECHNOLOGY SOLUTIONS, INC.,
a Maryland corporation

By:	/s/ Wayne McLaren
Name:	Wayne McLaren
Title:	Vice President and Treasurer

SPX ENTERPRISES, LLC

THIRD AMENDMENT

ADMINISTRATIVE AGENT:	bank of america, n.a.,
as the Administrative Agent

	By:	/s/ Elizabeth Uribe
	Name:	Elizabeth Uribe
	Title:	Assistant Vice President

SPX ENTERPRISES, LLC

THIRD AMENDMENT

FOREIGN TRADE FACILITY AGENT:	DEUTSCHE BANK AG,
as the Foreign Trade Facility Agent

	By:	/s/ Myriam Rotthaus
	Name:	Myriam Rotthaus
	Title:	Vice President

	By:	/s/ Roland Stephan
	Name:	Roland Stephan
	Title:	Assistant Vice President

SPX ENTERPRISES, LLC

THIRD AMENDMENT

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, the Swingline Lender, an Issuing Lender and an FCI Issuing Lender

	By:	/s/ Oscar D. Cortez
	Name:	Oscar D. Cortez
	Title:	Director

SPX ENTERPRISES, LLC

THIRD AMENDMENT

DEUTSCHE BANK AG,
as a Lender and FCI Issuing Lender

By:	/s/ Kate Garan
Name:	Kate Garan
Title:	Vice President

By:	/s/ Cornelis Gießamer
Name:	Cornelis Gießamer
Title:	Director

SPX ENTERPRISES, LLC

THIRD AMENDMENT

JPMORGAN CHASE BANK, N.A.,
as a Lender and an Issuing Lender

By:	/s/ Eric Bergeson
Name:	Eric Bergeson
Title:	Authorized Officer

SPX ENTERPRISES, LLC

THIRD AMENDMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Joel H. Turner
Name:	Joel H. Turner
Title:	Senior Vice President

SPX ENTERPRISES, LLC

THIRD AMENDMENT

THE TORONTO-DOMINION BANK, NEW YORK BRANCH,
as a Lender

By:	/s/ David Perlman
Name:	David Perlman
Title:	Authorized Signatory

SPX ENTERPRISES, LLC

THIRD AMENDMENT

TRUIST BANK,
as a Lender

By:	/s/ Vicount P. Cornwall
Name:	Vicount P. Cornwall
Title:	Director

SPX ENTERPRISES, LLC

THIRD AMENDMENT

CITIZENS BANK, N.A.,
as a Lender

By:	/s/ Dora Yagudayeva
Name:	Dora Yagudayeva
Title:	Vice President

SPX ENTERPRISES, LLC

THIRD AMENDMENT

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Michael Bruschi
Name:	Michael Bruschi
Title:	Senior Vice President

SPX ENTERPRISES, LLC

THIRD AMENDMENT

FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Taylor Beringer
Name:	Taylor Beringer
Title:	Senior Vice President

SPX ENTERPRISES, LLC

THIRD AMENDMENT

THE BANK OF NOVA SCOTIA,
as a Lender

By:	/s/ Adnan Osman
Name:	Adnan Osman
Title:	Director

SPX ENTERPRISES, LLC

THIRD AMENDMENT

SCOTIA FINANCING (USA) LLC,
as a Lender

By:	/s/ Michelle C. Phillips
Name:	Michelle C. Phillips
Title:	President & CEO

SPX ENTERPRISES, LLC

THIRD AMENDMENT

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Brian P. Fox
Name:	Brian P. Fox
Title:	Senior Vice President

SPX ENTERPRISES, LLC

THIRD AMENDMENT

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Vince Parsons
Name:	Vince Parsons
Title:	Duly Authorized Signatory

SPX ENTERPRISES, LLC

THIRD AMENDMENT

THE HUNTINGTON NATIONAL BANK,
as a Lender

By:	/s/ Toby B. Rau
Name:	Toby B. Rau
Title:	Managing Director

SPX ENTERPRISES, LLC

THIRD AMENDMENT

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Jason Hall
Name:	Jason Hall
Title:	Vice President

SPX ENTERPRISES, LLC

THIRD AMENDMENT

FIRST NATIONAL BANK OF PENNSYLVANIA,
as a Lender

By:	/s/ Andrea Griffiths
Name:	Andrea Griffiths
Title:	VP Commercial Banker

SPX ENTERPRISES, LLC

THIRD AMENDMENT

FLAGSTAR BANK, N.A.,
as a Lender

By:	/s/ Marguerite Sutton
Name:	Marguerite Sutton
Title:	Senior Vice President

SPX ENTERPRISES, LLC

THIRD AMENDMENT

Annex A

Amended Credit Agreement

See attached.

Published CUSIP Numbers:

Deal: 78474CAA4

Revolver: 78474CAB2

Term Loan A: 78474CAF3

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of August 12, 2022

among

SPX ENTERPRISES, LLC,

as the U.S. Borrower,

SPX TECHNOLOGIES, INC.,

as the Parent,

The Foreign Subsidiary Borrowers Party Hereto,

BANK OF AMERICA, N.A.,

as the Administrative Agent and the Swingline Lender,

DEUTSCHE BANK AG,

as the Foreign Trade Facility Agent,

and

The ISSUING LENDERS, FCI ISSUING LENDERS, AND Lenders Party Hereto

BOFA SECURITIES, INC.,

CITIZENS BANK, N.A.,

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

JPMORGAN CHASE BANK, N.A.,

PNC CAPITAL MARKETS LLC,

TD Securities (USA) LLC,

truist securities, inc.,

and

WELLS FARGO SECURITIES, LLC

as Joint Lead Arrangers and Joint Bookrunners

capital one, national association,

the huntington national bank,

keybank national association,

THE BANK OF NOVA SCOTIA,

and

u.s. bank national association

as Co-Documentation Agents

x

SCHEDULES:

1.1A	Commitments and Applicable Percentages
1.1B	[Reserved]
1.1C	FCI Requirements
1.1D	Existing FCIs
1.1E	Existing Letters of Credit
1.1F	Issuing Lender Sublimits
1.1G	Permitted Reorganization
2.6(g)	Obligations of FCI Issuing Lenders
2.6(i)	Procedures for Release of FCIs
2.6(k)	Form of Agreement for Joint Signature FCIs
2.6(p)	Reports
2.15(e)	Day Basis for Alternative Currencies
3.4	Disclosed Matters
3.12	Subsidiaries
3.16	UCC Filing Jurisdictions
5.16	Post-Closing Obligations
9.4(k)	Dutch Auction Procedures

EXHIBITS:

A	Form of Closing Certificate
B	Form of Assignment and Assumption
C	Form of Exemption Certificate
D	Form of Borrowing Subsidiary Agreement
E	Form of Borrowing Subsidiary Termination
F	Form of Incremental Facility Activation Notice
G	Form of New Lender Supplement
H	Form of Utilization Request
I	Form of Revolving Note
J	[Reserved]
K	Form of Term A Note
L	Form of Swingline Note
M	Form of Incremental Term Note
N	Form of Compliance Certificate
O	Form of FCI Issuing Lender Joinder Agreement
P	Form of Notice of Loan Prepayment

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 12, 2022, among SPX ENTERPRISES, LLC, a Delaware limited liability company (the “U.S. Borrower”), SPX TECHNOLOGIES, INC., a Delaware corporation (as successor-in-interest to SPX Corporation) (the “Parent”), the Foreign Subsidiary Borrowers (as hereinafter defined) party hereto, the Lenders (including the Issuing Lenders and FCI Issuing Lenders) (each, as hereinafter defined) party hereto, DEUTSCHE BANK AG, as the Foreign Trade Facility Agent, and BANK OF AMERICA, N.A., as the Administrative Agent and the Swingline Lender.

WHEREAS, SPX Corporation, as the parent borrower, the foreign subsidiary borrowers from time to time party thereto, the lenders (including the issuing lenders and FCI issuing lenders) from time to time party thereto, Deutsche Bank AG, as the foreign trade facility agent, and Bank of America, N.A., as the administrative agent and the swingline lender, are party to that certain Credit Agreement, dated as of September 1, 2015 (as amended, restated, amended and restated, supplemented, increased, extended, and/or otherwise modified in writing from time to time prior to the Effective Date (as hereinafter defined), the “Existing Credit Agreement”).

WHEREAS, SPX Corporation, as the parent borrower, has requested that (a) the Existing Credit Agreement be amended and restated, and (b) the Lenders (including the Swingline Lender, the Issuing Lenders and the FCI Issuing Lenders) provide credit facilities for the purposes set forth herein, in each case on the terms and subject to the conditions set forth herein.

WHEREAS, the parties hereto are willing to amend and restate the Existing Credit Agreement and the Lenders (including the Swingline Lender, the Issuing Lenders and the FCI Issuing Lenders) are willing to provide the credit facilities for the purposes set forth herein, in each case on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the parties hereto hereby agree as follows:

Article I

DEFINITIONS

Section 1.1      Defined Terms.

As used in this Agreement, the following terms have the meanings specified below:

“ABR Loan”: a Loan that is denominated in Dollars bearing interest at a rate determined by reference to the Alternate Base Rate. ABR Loans may only be made to the U.S. Borrower.

“Acknowledgement and Consent”: an acknowledgement and consent provided by the issuer of Capital Stock as Collateral pursuant to the Guarantee and Collateral Agreement.

“Acquisition Agreement”: as defined in Section 2.1(b).

“Acquisition Financing Commitments”: as defined in Section 2.1(b).

“Additional FCI Issuing Lender”: as defined in Section 2.6(b)(iii).

“Additional Revolving Commitment Lender”: as defined in Section 2.1(c)(iii).

“Administrative Agent”: Bank of America (or any of its designated branch offices or affiliates), in its capacity as administrative agent under the Loan Documents; it being understood that all matters concerning FCIs will be administered by Deutsche Bank (the “Foreign Trade Facility Agent”) and therefore all notices concerning such FCIs will be required to be given at the Foreign Trade Facility Administrative Office.

“Administrative Agent’s Office”: with respect to any currency, the Administrative Agent’s address specified in this Agreement with respect to such currency, or such other address with respect to such currency as the Administrative Agent may from time to time notify the U.S. Borrower and the Lenders.

“Administrative Questionnaire”: an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance Payment Guarantee”: a customary standby letter of credit or bank guarantee or surety issued by an FCI Issuing Lender (with respect to FCIs) or an Issuing Lender (with respect to the Non-Financial Letters of Credit), in each case in favor of customers of the Parent or any of its Restricted Subsidiaries or Joint Ventures for the purpose of securing the obligation to refund advance payments made by such customers in the case contractual obligations vis-à-vis such customers are not fulfilled.

“Affected Financial Institution”: (a) any EEA Financial Institution; or (b) any UK Financial Institution.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agent Parties”: as defined in Section 9.1.

“Agents”: the Administrative Agent and the Foreign Trade Facility Agent, and “Agent” means any one of them.

“Agreement”: this Amended and Restated Credit Agreement.

“Alternate Base Rate”: for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Effective Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) Term SOFR plus 1.0%; provided that if the Alternate Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.16, then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Alternative Currency”: (a) Euro, Sterling, Australian Dollars, Canadian Dollars, Yen, Danish Krone, New Zealand Dollars, Swedish Krona and Swiss Franc and (b) any other currency (other than Dollars) that is approved in accordance with Section 1.9.

“Alternative Currency Daily Rate”: for any day, with respect to any Revolving Loan: (a) denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment; (b) denominated in Swiss Francs, the rate per annum equal to SARON determined pursuant to the definition thereof plus the SARON Adjustment; and (c) denominated in any other Alternative Currency (to the extent such Revolving Loan denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Revolving Lenders pursuant to Section 1.9, plus the adjustment (if any) determined by the Administrative Agent and the Revolving Lenders pursuant to Section 1.9; provided that if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.

“Alternative Currency Daily Rate Loan”: a Revolving Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate”. All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.

“Alternative Currency Equivalent”: at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the applicable Agent or the applicable Issuing Lender, as the case may be, by reference to Bloomberg (or such other publicly available service for displaying exchange rates), to be the exchange rate for the purchase of such Alternative Currency with Dollars at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that if no such rate is available, the “Alternative Currency Equivalent” shall be determined by the applicable Agent or the applicable Issuing Lender, as the case may be, using any reasonable method of determination its deems appropriate in its sole discretion (and such determination shall be conclusive absent manifest error).

“Alternative Currency Financial LC Exposure”: at any time, the sum of (a) the Dollar Equivalent of the aggregate outstanding amount of obligations under all Alternative Currency Letters of Credit that are Financial Letters of Credit at such time, plus (b) the Dollar Equivalent of the aggregate principal amount of all Financial LC Disbursements in respect of Alternative Currency Letters of Credit that are Financial Letters of Credit that have not yet been reimbursed at such time.

“Alternative Currency Letter of Credit”: a Letter of Credit denominated in an Alternative Currency. Notwithstanding anything to the contrary set forth herein, Alternative Currency Letters of Credit that are Financial Letters of Credit may only be issued by Bank of America, in its capacity as an Issuing Lender.

“Alternative Currency Loan”: an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.

“Alternative Currency Non-Financial LC Exposure”: at any time, the sum of (a) the Dollar Equivalent of the aggregate outstanding amount of obligations under all Alternative Currency Letters of Credit that are Non-Financial Letters of Credit at such time, plus (b) the Dollar Equivalent of the aggregate principal amount of all Non-Financial LC Disbursements in respect of Alternative Currency Letters of Credit that are Non-Financial Letters of Credit that have not yet been reimbursed at such time.

“Alternative Currency Term Rate”: for any Interest Period, with respect to any Revolving Loan: (a) denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period; (b) denominated in Yen, the rate per annum equal to the Tokyo Interbank Offer Rate (“TIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period; (c) denominated in Canadian Dollars, the rate per annum equal to the forward-looking term rate based on CORRA, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “Term CORRA Rate”) on the Rate Determination Date with a term equivalent to such Interest Period, plus the Term CORRA Adjustment for such Interest Period; (d) denominated in Australian Dollars, the rate per annum equal to the Bank Bill Swap Reference Bid Rate (“BBSY”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period; (e) denominated in New Zealand Dollars, the rate per annum equal to the Bank Bill Reference Bid Rate (“BKBM”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period; (f) denominated in Swedish Krona, the rate per annum equal to the Stockholm Interbank Offered Rate (“STIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period; (g) denominated in Danish Krone, the rate per annum equal to the Copenhagen Interbank Offered Rate (“CIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period; and (h) denominated in any other Alternative Currency (to the extent such Revolving Loan denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Revolving Lenders pursuant to Section 1.9, plus the adjustment (if any) determined by the Administrative Agent and the Revolving Lenders pursuant to Section 1.9; provided that if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Alternative Currency Term Rate Loan”: a Revolving Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.

“Anti-Money Laundering Laws”: as defined in Section 3.17(b).

“Applicable Authority”: with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator.

“Applicable Foreign Obligor Documents”: as defined in Section 3.18(a).

“Applicable Percentage”: with respect to any Lender, (a) with respect to such Lender’s Revolving Commitment at any time, the percentage (carried out to the ninth decimal place) of the aggregate Revolving Commitments represented by such Lender’s Revolving Commitment, and (b) with respect to such Lender’s portion of the outstanding Term Loan A at any time, the percentage (carried out to the ninth decimal place) of the outstanding principal amount of the Term Loan A held by such Lender at such time. The initial Applicable Percentage of each Lender party to this Agreement as of the Third Amendment Effective Date is set forth opposite the name of such Lender on Schedule 1.1A. The initial Applicable Percentage of each Lender that becomes a party to this Agreement after the Third Amendment Effective Date shall be set forth in the Assignment and Assumption or other agreement pursuant to which such Lender becomes a party hereto, as applicable. If the Revolving Commitments have terminated or expired, the Applicable Percentages of the Revolving Lenders with respect to the aggregate Revolving Commitments shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments. In the case when a Defaulting Lender shall exist, the “Applicable Percentage” shall be determined in accordance with Section 2.24(a)(iv).

“Applicable Rate”:

(a)            with respect to any Loans (other than any Incremental Term Loans), Revolving Commitment Fees, FCI Commitment Fees, FCI Fees, Financial Letter of Credit Fees, and Non-Financial Letter of Credit Fees, for any day, the applicable rate per annum set forth in the grid below (based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.1(c)) opposite the applicable Pricing Tier then in effect:

Pricing Tier	Consolidated Leverage Ratio	Revolving Commitment Fee	Financial Letter of Credit Fee	FCI Commitment Fee	FCI Fee and Non-Financial Letter of Credit Fee	Term SOFR Loans / Alternative Currency Loans	ABR Loans
1	< 0.75 to 1.0	0.200%	1.250%	0.200%	0.750%	1.250%	0.250%
2	> 0.75 to 1.0 but < 2.00 to 1.0	0.225%	1.375%	0.225%	0.800%	1.375%	0.375%
3	> 2.00 to 1.0 but < 3.00 to 1.0	0.250%	1.500%	0.250%	0.875%	1.500%	0.500%
4	> 3.00 to 1.0	0.275%	1.750%	0.275%	1.000%	1.750%	0.750%

(b)            for any Incremental Term Loans, such per annum rates as shall be agreed to by the U.S. Borrower and the applicable Incremental Term Lenders as shown in the applicable Incremental Facility Activation Notice; and

(c)            for FCIs and Joint Signature FCIs for any day, the applicable rate per annum set forth in the grid above (based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.1(c)) opposite the applicable Pricing Tier then in effect (or such other rate as may be agreed in writing from time to time between the U.S. Borrower and the applicable FCI Issuing Lender).

For purposes of the foregoing, each change in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall be effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.1(c); provided that (i) Pricing Tier 4 shall apply at any time that an Event of Default has occurred and is continuing and (ii) at the option of the Administrative Agent or at the request of the Required Lenders, if a Compliance Certificate is not delivered when due in accordance with Section 5.1(c), Pricing Tier 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 5.1(c), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Leverage Ratio contained in such Compliance Certificate. The Applicable Rate in effect from the Third Amendment Effective Date to the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 5.1(c) for the fiscal quarter ending March 28, 2026 shall be determined based upon Pricing Tier 2. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.15(f).

“Applicable Revolving Percentage”: with respect to any Revolving Lender at any time, such Revolving Lender’s Applicable Percentage in respect of the aggregate Revolving Commitments at such time.

“Applicable Time”: with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund”: any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Swap”: the exchange by the Parent or a Restricted Subsidiary of any portion of its assets for other assets which, or Capital Stock of a Person all or substantially all of the assets of which, are of a type used in the business of the Parent and its Restricted Subsidiaries or in a related business, or a combination of any such assets or Capital Stock of such a Person and cash or Permitted Investments; provided that in the case of any such exchange involving the exchange of assets having an aggregate fair market value in excess of $100,000,000, either (a) the board of directors of the Parent or (b) the chief financial officer of the Parent shall have determined in good faith that the aggregate fair market value of the assets and other consideration received in connection therewith shall at least equal the aggregate fair market value of the assets so exchanged.

“Assignee Group”: two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption”: an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.4(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Assumption Agreement”: an assumption entered into by an additional obligor pursuant to Section 5.11(a) and accepted by the Administrative Agent, in substantially the form of Annex 2 to the Guarantee and Collateral Agreement.

“Attributable Debt”: in respect of a Sale/Leaseback Transaction, as at the time of determination, the present value (discounted at the interest rate assumed in making calculations in accordance with FAS 13) of the total obligations of the Parent or the relevant Restricted Subsidiary, as lessee, for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Australian Dollar”: the lawful currency of Australia.

“Auto-Extension Letter of Credit”: as defined in Section 2.5(b)(i).

“Available Amount”: the sum of: (a) the greater of (i) $100,000,000 and (ii) an amount equal to 20% of TTM Consolidated EBITDA; plus (b) a positive amount equal to 50% of cumulative Consolidated Net Income during the period from the Original Closing Date to the end of the most recent fiscal quarter preceding the date of any Investment, Restricted Payment or prepayment of Subordinated Debt, in each case, using any portion of the Available Amount for which financial statements have been (or were required to be) delivered pursuant to Section 5.1(a) or Section 5.1(b) (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit); plus (c) the cumulative amount of Net Proceeds from (i) the sale of Capital Stock (other than any Disqualified Capital Stock) of the Parent after the Original Closing Date and on or prior to such time (other than any such sale to the Parent or any Restricted Subsidiary), which Net Proceeds have been received in the form of common equity by, or contributed as common equity to the capital of, the Parent and (ii) the principal amount of Indebtedness (other than Indebtedness that is contractually subordinated to the Obligations or that is owed to an Unrestricted Subsidiary) of the Parent or any Restricted Subsidiary owed to a Person that is not a Loan Party or a Subsidiary of a Loan Party incurred after the Original Closing Date that is converted to common equity (other than any Disqualified Capital Stock) of the Parent after the Original Closing Date, in the case of each of clauses (i) and (ii), to the extent not previously applied for the purposes of making an Investment permitted pursuant to Section 6.5(i); plus (d) in the event any Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Parent or a Restricted Subsidiary, in each case after the Original Closing Date, the fair market value of the Investments of the Parent and the Restricted Subsidiaries in such Unrestricted Subsidiary as of the time of such re-designation, combination or transfer (or of the assets transferred or conveyed, as applicable) so long as such Investments were originally made pursuant to Section 6.5(m)(ii)(B); provided that, in each case, such amount does not exceed the amount of such Investment made pursuant to such Section as such amount is reduced by any returns contemplated by the following clause (e) prior to such time; plus (e) to the extent not already included in Consolidated Net Income, an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in cash or cash equivalents by the Parent or any Restricted Subsidiary after the Original Closing Date in respect of any Investments made pursuant to Section 6.5(m)(ii)(B); provided, in each case, that such amount does not exceed the amount of such Investment made pursuant to such Section; minus (f) any portion of the Available Amount used to make Investments pursuant to Section 6.5(m)(ii)(B), Restricted Payments pursuant to Section 6.8(e)(i)(B) and prepayments of Subordinated Debt pursuant to Section 6.9(a)(iii)(A), in each case, after the Original Closing Date and prior to such time.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America”: Bank of America, N.A. and its successors.

“BBSY”: has the meaning specified in the definition of “Alternative Currency Term Rate”.

“Beneficial Ownership Certification”: a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code, or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate”: of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“BKBM”: has the meaning specified in the definition of “Alternative Currency Term Rate”.

“Board”: the Board of Governors of the Federal Reserve System of the United States.

“BofA Securities”: BofA Securities, Inc.

“Borrower Materials”: as defined in Section 5.1.

“Borrowers”: the collective reference to the U.S. Borrower and the Foreign Subsidiary Borrowers.

“Borrowing”: (a) Loans (other than Swingline Loans) of the same Class, Type and currency, made, converted or continued on the same date and, in the case of Term SOFR Loans and Alternative Currency Term Rate Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Request”: a request by the relevant Borrower for a Borrowing in accordance with Section 2.3. A Borrowing Request shall be in a form approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), and shall be appropriately completed and signed by a Responsible Officer of the U.S. Borrower (or, in the case of Borrowings by a Foreign Subsidiary Borrower, signed by the U.S. Borrower or such Foreign Subsidiary Borrower, as specified by the U.S. Borrower by prior written notice to the Administrative Agent).

“Borrowing Subsidiary Agreement”: each Borrowing Subsidiary Agreement delivered after the Effective Date, substantially in the form of Exhibit D.

“Borrowing Subsidiary Termination”: a Borrowing Subsidiary Termination, substantially in the form of Exhibit E.

“Business Day”: any day that is not a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact generally closed in, New York, New York; provided that: (a) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan, means a Business Day that is also a TARGET Day; (b) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in (i) Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom, (ii) Swiss Francs, means a day other than when banks are closed for settlement and payments of foreign exchange transactions in Zurich because such day is a Saturday, Sunday or a legal holiday under the laws of Switzerland and (iii) Yen, means a day other than when banks are closed for general business in Japan; (c) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in a currency other than, Euro, Sterling, Swiss Francs or Yen, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the applicable interbank market for such currency; (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro in respect of an Alternative Currency Loan denominated in a currency other than Euro, or any other dealings in any currency other than Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency; (e) with respect to the issuance of any FCI by an FCI Issuing Lender, such day is also a day on which banks are open for general business at the Foreign Trade Facility Administrative Office and the Lending Office of such FCI Issuing Lender; (f) with respect to any Utilization Reduction Notice given by an FCI Issuing Lender, such day is also a day on which banks are open for general business at the Lending Office of such FCI Issuing Lender; (g) with respect to any calculation of the Dollar Equivalent pursuant to Section 2.6(l), the distribution of reports pursuant to Section 2.6(p) and the determination of a Rebasing Date, such day is also a day on which banks are open for general business at the Foreign Trade Facility Administrative Office; and (h) in all other cases with respect to the Foreign Trade Facility, such day is also a day on which banks are open for general business in Düsseldorf.

“Calculation Date”: (a) with respect to any Alternative Currency Loan, each of the following: (i) the date of Borrowing of such Alternative Currency Loan, (ii) each Interest Payment Date with respect to any such Alternative Currency Loan that is an Alternative Currency Daily Rate Loan, (iii) each date of a continuation of an Alternative Currency Term Rate Loan pursuant to Section 2.3 and/or Section 2.8, and (iv) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) the date of issuance of such Letter of Credit, (ii) each date of an amendment of such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the applicable Issuing Lender under such Letter of Credit, and (iv) such additional dates as the Administrative Agent or the applicable Issuing Lender shall determine or the Required Lenders shall require.

“Canadian Dollar”: the lawful currency of Canada.

“Capital Lease Obligations”: with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock”: shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“Cash Cover”: as defined in Section 2.6(m)(iv).

“Change in Law”: the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control”: (a) the acquisition of ownership, directly or indirectly, beneficially, by any “person” or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Effective Date) of Capital Stock representing more than 35% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Capital Stock of the Parent; or (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors (or other equivalent governing body) of the Parent cease to be composed of individuals (i) who were members of that board (or equivalent governing body) on the first day of such period, (ii) whose election or nomination to that board (or equivalent governing body) was nominated, appointed or approved by the individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board (or equivalent governing body), or (iii) whose election or nomination to that board (or other equivalent governing body) was nominated, appointed or approved by individuals referred to in clauses (i) or (ii) above constituting at the time of such election or nomination at least a majority of that board (or equivalent governing body); or (c) the occurrence of a “Change of Control” (or any comparable concept) as defined in any Subordinated Debt Documents governing any Material Indebtedness or any Other Permitted Debt Documents governing any Material Indebtedness; or (d) any event or series of events by which the Parent shall cease to own and control, of record and beneficially, directly, 100% of the Capital Stock of the U.S. Borrower.

“CIBOR”: has the meaning specified in the definition of “Alternative Currency Term Rate”.

“Class”: when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, the Term Loan A, Incremental Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, an FCI Issuing Commitment, a Term Loan A Commitment or an Incremental Term Loan Commitment.

“CME”: CME Group Benchmark Administration Limited.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Collateral Date”: each date on which, pursuant to Section 5.1, the Parent delivers annual financial statements in respect of its fiscal year or quarterly financial statements in respect of the second quarter of its fiscal year.

“Commercial Lifetime”: with respect to any FCI that does not provide for a specific expiration date, the period from the date of issuance thereof until the expected maturity of such FCI as indicated by the relevant Borrower in its reasonable discretion in the relevant Utilization Request determined on the basis of the lifetime of the underlying obligations.

“Commitment”: a Revolving Commitment, a Term Loan A Commitment, an Incremental Term Loan Commitment, an FCI Issuing Commitment or any combination thereof (as the context requires).

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.) as amended or otherwise modified, and any successor statute.

“Communication”: this Agreement, any other Loan Document, and any other document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure, or authorization related to any Loan Document.

“Compliance Certificate”: as defined in Section 5.1(c).

“Conforming Changes”: with respect to the use, administration of or any conventions associated with any Relevant Rate or any proposed Successor Rate for any Alternative Currency, as applicable, any conforming changes to the definition of “BBSY”, the definition of “BKBM”, the definition of “ Term CORRA Rate”, the definition of “CIBOR”, the definition of “EURIBOR”, the definition of “Interest Period”, the definition of “SARON”, the definition of “SONIA”, the definition of “STIBOR”, the definition of “TIBOR”, the timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day”, the timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the reasonable discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Alternative Currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Alternative Currency exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Consideration”: in connection with any acquisition or Investment, the consideration paid by the Parent or any of its Restricted Subsidiaries in connection therewith (including consideration in the form of issuance of Capital Stock of the Parent or any Restricted Subsidiary and assumption of Indebtedness but excluding, for the purposes of any calculation made pursuant to Section 6.5, consideration in the form of issuance of Capital Stock of the Parent).

“Consolidated EBITDA”: for any period, Consolidated Net Income for such period; plus (a) without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period (except with respect to clauses (a)(xiii) and (a)(xvii) below), the sum of: (i) income tax expense; (ii) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other premiums, fees and charges associated with Indebtedness or any Qualified Receivables Transaction, whether in connection with the Incurrence, prepayment, redemption, termination or wind-down thereof or otherwise associated with Indebtedness or any Qualified Receivables Transaction (including the Loans and net costs under Hedging Agreements); (iii) depreciation and amortization expense; (iv) amortization or write-off of intangibles (including goodwill) and organization costs; (v) any non-cash expenses and any non-cash losses, except to the extent any such non-cash expense or loss represents amortization of a prepaid cash amount; provided that in the event that the Parent or any of its Restricted Subsidiaries makes any cash payment in respect of any such non-cash expense or loss, such cash payment shall be deducted from Consolidated EBITDA in the period in which such cash payment is made; (vi) losses on Dispositions of assets outside of the ordinary course of business; (vii) unusual and infrequent or non-recurring cash charges resulting from restructuring, severance, plant-closings, integration and other non-recurring events; provided that the aggregate amount added back to Consolidated EBITDA pursuant to this clause (a)(vii) for any fiscal year of the Parent shall not exceed an amount equal to (A) $50,000,000, plus (B) the unused amount of permitted add-backs pursuant to this clause (a)(vii) for the immediately preceding fiscal year of the Parent (it being understood and agreed that the unused amount of permitted add-backs pursuant to this clause (a)(vii) for any fiscal year of the Parent may only be used in the immediately succeeding fiscal year of the Parent and not in any subsequent fiscal year of the Parent); (viii) non-cash compensation expenses and related charges (other than any non-cash expenses and related charges that represent a cash payment in any other period), including non-cash expenses or charges arising from the contribution, sale or other use of stock or stock appreciation or tracking rights, the granting of stock options, the granting of stock appreciation or tracking rights, the granting of restricted stock or restricted stock units and arrangements similar to any of the foregoing (including any repricing, amendment, modification, substitution or change of any such stock, stock option, stock appreciation or tracking rights, restricted stock or restricted stock units or similar arrangements); (ix) any loss recorded in connection with the designation of a discontinued operation (exclusive of its operating loss); (x) any loss realized upon the sale or other disposition of any Capital Stock of any Person; (xi) any increase in the cost of sales or other write-offs or other increased costs resulting from purchase accounting in relation to any acquisitions net of taxes; (xii) any expense attributable to pension plans and/or post-retirement medical plans to the extent such expense exceeds service cost and amortization of prior service costs /credits attributable to pension plans and/or post-retirement medical plans; (xiii) the aggregate amount of Net Proceeds of liability, casualty or business interruption insurance received by the Parent or any Restricted Subsidiary during such period; (xiv) director’s fees and reimbursements of reasonable out-of-pocket expenses in connection with attending board of director meetings or other actions for the benefit of the Parent and its Restricted Subsidiaries in an aggregate amount not to exceed $3,000,000 in any four fiscal quarter period; (xv) any non-cash asbestos accrual expenses or losses; provided that in the event that the Parent or any of its Restricted Subsidiaries makes any cash payment in respect of any such non-cash expense or loss, such cash payment shall be deducted from Consolidated EBITDA in the period in which such cash payment is made; (xvi) reasonable fees, costs and expenses of the Parent or any of its Restricted Subsidiaries incurred during such period in connection with any Permitted Acquisition, any other Investment permitted pursuant to Section 6.5, any Disposition permitted pursuant to Section 6.6, any issuance or incurrence of Indebtedness permitted pursuant to Section 6.2, any issuance of Capital Stock permitted pursuant to the Loan Documents, or any amendment or other modifications to documentation governing any Indebtedness permitted pursuant to Section 6.2 (including, for the avoidance of doubt, any amendment or other modifications to the Loan Documents) (in each case, whether or not consummated); provided that, upon request of the Administrative Agent, the Parent shall provide reasonably detailed evidence of the amount of any such reasonable fees, costs and expenses added-back pursuant to this clause (a)(xvi) for any period; (xvii) the amount of net “run rate” cost savings relating to a Permitted Acquisition which are projected by the Parent in good faith to be realized within eighteen (18) months after the date of such Permitted Acquisition as a result of actions taken during such period and synergies relating to a Permitted Acquisition which are projected by the Parent in good faith to be realized within eighteen (18) months after the date of such Permitted Acquisition as a result of actions taken during such period, in each case, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided that (A) such net cost savings and synergies are reasonably identifiable and factually supportable, and (B) the aggregate amount added to Consolidated EBITDA pursuant to this clause (a)(xvii) for any period shall not exceed 15% of Consolidated EBITDA (calculated without giving effect to the amounts added to Consolidated EBITDA permitted pursuant to this clause (a)(xvii)); and (xviii) the amount of any minority interest expense in such period consisting of Subsidiary income attributable to minority equity interests of third parties in any Restricted Subsidiary that is a non-Wholly Owned Subsidiary; minus, (b) without duplication, to the extent included in the statement of such Consolidated Net Income for such period: (i) any non-cash income or non-cash gain; (ii) gains on Dispositions of assets outside of the ordinary course of business; (iii) any gain recorded in connection with the designation of a discontinued operation (exclusive of its operating income); (iv) any gain realized upon the sale or other disposition of any Capital Stock of any Person; (v) any income attributable to pension plans and/or post-retirement medical plans to the extent such income exceeds service cost and amortization of prior service costs/credits attributable to pension plans and/or post-retirement medical plans; and (vi) any non-cash asbestos accrual income or gains.

For the purposes of determining Consolidated EBITDA for any period, the cumulative effect of any change in accounting principles (effected either through cumulative effect adjustment or a retroactive application) shall be excluded. For the purposes of determining Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Consolidated Leverage Ratio or the Consolidated Interest Coverage Ratio, if during such Reference Period (or, in the case of pro forma calculations, during the period from the last day of such Reference Period to and including the date as of which such calculation is made) the Parent or any Restricted Subsidiary shall have made a Material Disposition or Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material Acquisition occurred on the first day of such Reference Period (with the Reference Period for the purposes of pro forma calculations being the most recent period of four consecutive fiscal quarters for which the relevant financial information is available), without giving effect (unless permitted for pro forma financial statements prepared in accordance with Regulation S-X) to cost savings. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes all or substantially all of the assets of a business, unit or division of a Person or constitutes all or substantially all of the common stock (or equivalent) of a Person and (b) involves Consideration in excess of $5,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that (i) involves all or substantially all of the assets of a business, unit or division of a Person or constitutes all or substantially all of the common stock (or equivalent) of a Restricted Subsidiary and (ii) yields gross proceeds to the Parent or any of its Restricted Subsidiaries in excess of $5,000,000. Notwithstanding the foregoing, for purposes of calculating Consolidated EBITDA for any period, the amount of Consolidated EBITDA attributable to Non-Subsidiary Joint Ventures for such period in excess of the amount of distributions made by such Non-Subsidiary Joint Ventures to the Parent or any of its Restricted Subsidiaries during such period shall not exceed ten percent (10%) of total Consolidated EBITDA for such period.

“Consolidated Interest Coverage Ratio”: as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of four fiscal quarters of the Parent most recently ended to (b) Consolidated Interest Expense for the period of four fiscal quarters of the Parent most recently ended.

“Consolidated Interest Expense”: for any period, the sum of (a) total cash interest expense (including that attributable to Capital Lease Obligations) of the Parent and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of the Parent and its Restricted Subsidiaries (including net cash costs or net cash income under Hedging Agreements in respect of such Indebtedness to the extent such net cash costs or net cash income, as the case may be, are allocable to such period in accordance with GAAP), plus (b) total dividend payments made by the Parent or any of its Restricted Subsidiaries to any Person (other than the Parent or any Wholly Owned Loan Party) during such period in respect of preferred Capital Stock, plus (c) to the extent not otherwise included in “interest expense” (or any like caption) on a consolidated income statement of the Parent and its Restricted Subsidiaries for such period, any other discounts, fees and expenses comparable to or in the nature of interest under any Qualified Receivables Transaction; provided that, notwithstanding the foregoing, in no event shall any of the following constitute “Consolidated Interest Expense”: (i) premiums or fees paid by the Parent or its Restricted Subsidiaries in connection with the prepayment or redemption of Indebtedness, (ii) any net cash costs or any net cash income, as the case may be, of the Parent or its Restricted Subsidiaries in connection with termination or wind-down of any Hedging Agreement or (iii) all commissions, discounts and other fees and charges owed by the Parent or any of its Restricted Subsidiaries with respect to FCIs, letters of credit, bank undertakings and analogous instruments and bankers’ acceptance financing.

“Consolidated Leverage Ratio”: as of any date of determination, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for the period of four fiscal quarters of the Parent most recently ended; provided that with respect to any calculation of the Consolidated Leverage Ratio to be made in connection with the incurrence of Indebtedness, the proceeds of such Indebtedness shall not be included as “cash and cash equivalents” in the calculation of Consolidated Total Debt for purposes of determining the Consolidated Leverage Ratio.

“Consolidated Net Income”: for any period, the consolidated net income (or loss) of the Parent, its Restricted Subsidiaries and its Non-Subsidiary Joint Ventures, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary or Non-Subsidiary Joint Venture of the Parent or is merged into or consolidated with the Parent or any of its Restricted Subsidiaries and (b) the income (or deficit) of any Person (other than a Restricted Subsidiary or a Non-Subsidiary Joint Venture of the Parent) in which the Parent or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Parent or such Restricted Subsidiary in the form of dividends or similar distributions.

“Consolidated Senior Secured Leverage Ratio”: as of any date of determination, the ratio of (a) Consolidated Total Debt on such day that is secured by a Lien (including the Obligations that are secured by Collateral) to (b) Consolidated EBITDA for the period of four fiscal quarters of the Parent most recently ended; provided that with respect to any calculation of the Consolidated Senior Secured Leverage Ratio to be made in connection with the incurrence of Indebtedness, the proceeds of such Indebtedness shall not be included as “cash and cash equivalents” in the calculation of Consolidated Total Debt for purposes of determining the Consolidated Senior Secured Leverage Ratio.

“Consolidated Total Debt”: at any date, the sum of (a) the aggregate principal amount of all Indebtedness of the Parent and its Restricted Subsidiaries at such date (excluding the face amount of undrawn letters of credit, bank undertakings or analogous instruments, and bankers’ acceptance financing, in each case whether or not issued under this Agreement, and other FCIs), determined on a consolidated basis in accordance with GAAP, calculated net of unrestricted cash and cash equivalents that would (in conformity with GAAP) be set forth on a consolidated balance sheet of the Parent and its Restricted Subsidiaries as of such date, plus (b) without duplication of amounts included in clause (a) above, an amount equal to the aggregate amount of Receivables Transaction Attributed Indebtedness associated with any Qualified Receivables Transaction which is outstanding at such date.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“CORRA”: the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Counter-Guarantee”: (a) a customary standby letter of credit, bank guarantee or surety issued by an FCI Issuing Lender as credit support for an Indirect FCI issued by an Indirect FCI Issuing Lender or (b) a customary standby letter of credit, bank guarantee or surety issued by an FCI Issuing Lender as credit support for a standby letter of credit, bank guarantee or surety issued by itself or another financial institution (including one of such FCI Issuing Lender’s domestic or foreign branches or affiliates).

“Covered Entity”: any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party”: as defined in Section 9.20.

“Daily Report”: as defined in Section 2.6(p).

“Daily Simple SOFR”: with respect to any applicable determination date, SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“Danish Krone”: the lawful currency of Denmark.

“DB Direct Internet Agreement”: collectively, (a) the db direct internet agreement, dated March 6, 2013, between the Parent and the Foreign Trade Facility Agent regarding the use of the db-direct internet communication facility, as such agreement may be amended, modified or otherwise supplemented or replaced from time to time, and (b) any other agreement between or among the Parent, the U.S. Borrower and the Foreign Trade Facility Agent regarding any replacement communication facility for such db-direct internet communication facility, as such other agreement may be amended, modified or otherwise supplemented or replaced from time to time.

“Default”: any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right”: has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender”: subject to Section 2.24(b), any Lender that, as reasonably determined by the Administrative Agent, (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the U.S. Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Foreign Trade Facility Agent, any Issuing Lender, any FCI Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the U.S. Borrower, the Administrative Agent, the Foreign Trade Facility Agent, any Issuing Lender, any FCI Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent, the Foreign Trade Facility Agent or the U.S. Borrower, to confirm in writing to the Administrative Agent, the Foreign Trade Facility Agent and the U.S. Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, the Foreign Trade Facility Agent and the U.S. Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under the Bankruptcy Code of the United States (or similar debtor relief laws of the United States or other applicable jurisdictions), (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Designated Jurisdiction”: any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Designated Non-Cash Consideration” means, as of any date of determination, (a) the fair market value (as determined by the Parent in good faith) of non-cash consideration received on or prior to such date by the Parent or any of its Restricted Subsidiaries in connection with a Disposition, to the extent such non-cash consideration is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Parent delivered to the Administrative Agent setting forth the basis of such valuation, less (b) the amount of cash or Permitted Investments received by the Parent and its Restricted Subsidiaries on or prior to such time in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 6.6.

“Designated Obligations”: collectively, (a) Obligations arising under Specified Hedging Agreements, (b) Obligations arising under Specified Cash Management Agreements, and (c) Specified Obligations.

“Determination Date”: each date that is two Business Days after any Calculation Date.

“Deutsche Bank”: Deutsche Bank AG and its successors.

“Deutsche Bank Fee Letter”: that certain fee letter agreement, dated as of September 9, 2025, by and between the U.S. Borrower and Deutsche Bank AG.

“Disclosed Matters”: the matters disclosed in Schedule 3.4.

“Disclosure Letter”: that certain disclosure letter dated as of the Third Amendment Effective Date, executed and delivered on or prior to the Third Amendment Effective Date by the U.S. Borrower to the Administrative Agent, for the benefit of the Lenders.

“Disposition”: with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer, contribution to a joint venture or other disposition thereof. “Dispose” and “Disposed of” have meanings correlative thereto.

“Disqualified Capital Stock”: any Capital Stock or other equity interests of any class or classes that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provides for the scheduled payment of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other capital stock or other equity interests that would constitute Disqualified Capital Stock, in each case for clauses (a) through (d) above, prior to the date that is 91 days after the latest maturity date in effect for Loans hereunder at the time of issuance of such capital stock.

“Dollar Equivalent”: on any date of determination, (a) for the purposes of determining compliance with Article VI or the existence of an Event of Default under Article VII (other than for the purpose of determining amounts outstanding hereunder, in which case clause (b) below shall govern), with respect to any amount denominated in a currency other than Dollars, the equivalent in Dollars of such amount, determined in good faith by the Parent in a manner consistent with the way such amount is or would be reflected on the Parent’s audited consolidated financial statements for the fiscal year in which such determination is made, (b) with respect to any amount hereunder denominated in an Alternative Currency, the amount of Dollars that may be purchased with such amount of such currency at the Exchange Rate (determined as of the most recent Calculation Date by the Administrative Agent) with respect to such currency, (c) with respect to the amount of any FCI Disbursement denominated in a Permitted Currency or in another currency permitted under Section 2.6(g)(vii), the amount of Dollars that are required to purchase such amount of such currency at the Exchange Rate (determined by the applicable FCI Issuing Lender) with respect to such currency, and (d) with respect to any calculation hereunder by the Foreign Trade Facility Agent of the amount of Dollars equivalent to any amount denominated in another currency, the amount of Dollars calculated by the Foreign Trade Facility Agent in accordance with the applicable exchange rate provided in Section 2.6(l).

“Dollars” or “$”: refers to lawful money of the United States.

“Domestic Subsidiary”: any Subsidiary other than a Foreign Subsidiary.

“Dutch Auction”: as defined in Section 9.4(k).

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date”: August 12, 2022.

“Electronic Copy”: as defined in Section 9.16.

“Electronic Record”: as defined in 15 USC §7006.

“Electronic Signature”: as defined in 15 USC §7006.

“Eligible Assignee”: any Person that meets the requirements to be an assignee under Section 9.4(b)(iv), (v) and (vi) (subject to such consents, if any, as may be required under Section 9.4(b)).

“EMU”: the Economic and Monetary Union as contemplated in the Treaty.

“Environmental Laws”: all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters (to the extent relating to exposure to Hazardous Materials).

“Environmental Liability”: any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate”: any trade or business (whether or not incorporated) that, together with the Parent, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event”: (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the determination that a Plan is in “at-risk status” as defined in Section 430 of the Code; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the U.S. Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the U.S. Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans; (f) the incurrence by the U.S. Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the U.S. Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the U.S. Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR”: has the meaning specified in the definition of “Alternative Currency Term Rate”.

“Euro”: the single currency of Participating Member States introduced in accordance with the provisions of Article 109(1)4 of the Treaty.

“Event of Default”: as defined in Article VII.

“Excess Amount”: as defined in Section 2.6(m)(i).

“Exchange Rate”: on any day, (a) with respect to any Alternative Currency, the rate at which such Alternative Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. on such day on the applicable Reuters World Spot Page, as determined by the Administrative Agent or (b) with respect to any Permitted Currency or other currency for an FCI permitted under Section 2.6(g)(vii), the rate at which such Permitted Currency or other currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m., Düsseldorf, Germany time, on such day on the applicable Reuters World Spot Page, as determined by the applicable FCI Issuing Lender. In the event that any such rate does not appear on any Reuters World Spot Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates reasonably selected by the Administrative Agent or the applicable FCI Issuing Lender, in consultation with the U.S. Borrower for such purpose or, at the discretion of the Administrative Agent or the applicable FCI Issuing Lender, in consultation with the U.S. Borrower, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent or the applicable FCI Issuing Lender, in the market where its foreign currency exchange operations in respect of such Alternative Currency or Permitted Currency or other currency are then being conducted, at or about 11:00 a.m., local time, on such day for the purchase of the applicable Alternative Currency or Permitted Currency or other currency for delivery two Business Days later; provided that, if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent or the applicable FCI Issuing Lender may use any other reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

“Excluded Information”: any non-public information with respect to the Parent or its Restricted Subsidiaries or any of their respective securities to the extent such information could have a material adverse effect upon, or otherwise be material and adverse to, an assigning Term Loan A Lender’s and/or an Incremental Term Lender’s decision to assign Term Loans.

“Excluded Swap Obligation”: with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant under a Loan Document by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act or any regulation or order of the Commodity Futures Trading Commission (determined after giving effect to Section 9.18 and any other keepwell, support or other agreement for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Loan Party, or grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Hedging Agreement, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Hedging Agreements for which such Guarantee or security interest becomes illegal.

“Excluded Taxes”: with respect to an Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income (i) by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, or (ii) as a result of any other present or former connection between such recipient and the jurisdiction imposing such tax (other than any connection arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, and/or enforced, any Loan Documents), (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Borrower is located, (c) in the case of any Borrowing by the U.S. Borrower, any other Borrower that is a United States person as defined in Section 7701(a)(30) of the Code, or any Foreign Subsidiary Borrower (other than any Foreign Subsidiary Borrower that becomes a Borrower hereunder after the Effective Date), with respect to any Lender (other than an assignee pursuant to a request by a Borrower under Section 2.23), or the Foreign Trade Facility Agent, any withholding tax imposed by the jurisdiction in which such Borrower is located that is (i) imposed on amounts payable to such Lender or the Foreign Trade Facility Agent, as applicable, at the time such Lender or the Foreign Trade Facility Agent becomes a party to this Agreement or, in the case of a Lender, changes its Lending Office or (ii) attributable to such Lender’s or the Foreign Trade Facility Agent’s failure to comply with Section 2.19(e), Section 2.19(f) or Section 2.19(i), except, in the case of a Lender, to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from any Borrower with respect to such withholding tax pursuant to Section 2.19(a) and (d) any withholding Taxes imposed under FATCA.

“Exempt Deposit Accounts”: (a) deposit accounts the balance of which consists exclusively of (i) withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of the U.S. Borrower to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of any of the Loan Parties, and (ii) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of one or more Loan Parties, and (b) all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts, payroll accounts and trust accounts.

“Existing Credit Agreement”: as defined in the recitals to this Agreement.

“Existing FCIs”: any standby letter of credit, bank guarantee, surety or other FCI which is issued by an FCI Issuing Lender prior to the Third Amendment Effective Date and set forth on Schedule 1.1D.

“Existing Letters of Credit”: any Letter of Credit which is issued by an Issuing Lender prior to the Third Amendment Effective Date and set forth on Schedule 1.1E, which Schedule 1.1E includes a designation for each such Existing Letter of Credit as either a Financial Letter of Credit or a Non-Financial Letter of Credit.

“Extended Foreign Trade Maturity Date”: as defined in Section 2.6(b)(i).

“Extended Revolving Maturity Date”: as defined in Section 2.1(c)(i).

“Extension Acceptance Notice”: as defined in Section 2.6(b)(i).

“Extension Date”: as defined in Section 2.6(b)(i).

“Extension Notice”: as defined in Section 2.6(b)(i).

“Face Amount”: with respect to any FCI or Letter of Credit, the principal face amount of such FCI or Letter of Credit in Dollars or, as the case may be, any other currency in which such FCI or Letter of Credit has been issued, such amount representing the maximum liability of the applicable FCI Issuing Lender under such FCI or the applicable Issuing Lender under such Letter of Credit, which may only be increased by fees and interest payable with respect to the secured obligation if, and to the extent, so provided for under the terms of such FCI or such Letter of Credit.

“Facility”: each of (a) the Revolving Commitments and the Revolving Loans made hereunder (the “Revolving Facility”), (b) the FCI Issuing Commitments, the FCIs issued hereunder and the Existing FCIs governed hereby (the “Foreign Trade Facility”), (c) the Term Loan A made hereunder, and (d) the Incremental Term Loans under any term loan facility established pursuant to Section 2.1(b) (each, an “Incremental Term Loan Facility”).

“FATCA”: Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of such sections of the Code.

“FCI”: a Warranty Guarantee, a Performance Guarantee, an Advance Payment Guarantee, a Tender Guarantee, a General Purpose Guarantee, a Counter-Guarantee or a Trade LC, in each case issued by an FCI Issuing Lender pursuant to the terms hereof, or an Existing FCI.

“FCI Assuming Person”: as defined in Section 2.6(a).

“FCI Commitment Fee”: as defined in Section 2.6(n)(i).

“FCI Disbursement”: as defined in Section 2.6(h)(i).

“FCI Fee”: as defined in Section 2.6(n)(ii).

“FCI Handling Fee”: as defined in Section 2.6(n)(iii).

“FCI Issuing Commitment”: with respect to each FCI Issuing Lender, the commitment of such FCI Issuing Lender to issue FCIs, as such commitment may be changed from time to time pursuant to this Agreement. The initial FCI Issuing Commitment of each FCI Issuing Lender party to this Agreement on the Third Amendment Effective Date is set forth opposite the name of such FCI Issuing Lender on Schedule 1.1A. The initial FCI Issuing Commitment of each FCI Issuing Lender that becomes a party to this Agreement after the Third Amendment Effective Date shall be set forth in the Assignment and Assumption or other agreement pursuant to which such FCI Issuing Lender becomes a party hereto, as applicable. The aggregate principal amount of the FCI Issuing Commitments as of the Third Amendment Effective Date is TWENTY-FIVE MILLION DOLLARS ($25,000,000).

“FCI Issuing Lender”: (a) a Lender with an FCI Issuing Commitment or with FCI Issuing Lender Exposure, (b) a Person whose FCI Issuing Commitment was terminated pursuant to the terms of Section 2.6(b)(i) but that has issued prior to such termination any FCI pursuant to Section 2.6 that continues to remain outstanding following such termination (for which it has not received a Counter-Guarantee or in respect of which the U.S. Borrower or other relevant Borrower has not provided Cash Cover (or other credit support), in each case as credit support for such FCI (provided that if it has received such a Counter-Guarantee or such Cash Cover (or other credit support) has been provided, it shall continue to have the rights and obligations of an FCI Issuing Lender to the extent provided in Section 2.6(b)(i))), and (c) with respect to the Existing FCIs, a Lender designated as the issuer of an Existing FCI.

“FCI Issuing Lender Exposure”: with respect to any FCI Issuing Lender at any time, the sum of (a) the Dollar Equivalent of the aggregate outstanding amount of such FCI Issuing Lender’s obligations in respect of all FCIs issued by it at or before such time plus (b) the Dollar Equivalent of the aggregate principal amount of all FCI Disbursements made by such FCI Issuing Lender that have not yet been reimbursed by or on behalf of the relevant Borrower at such time.

“FCI Issuing Lender Joinder Agreement”: a joinder agreement, substantially in the form of Exhibit O, executed and delivered in accordance with the provisions of Section 2.6(r).

“FCI Reimbursement Obligation”: the obligation of each relevant Borrower to reimburse the relevant FCI Issuing Lender pursuant to Section 2.6(h) for FCI Disbursements.

“FCI Requirements”: the requirements set forth on Schedule 1.1C.

“Federal Funds Effective Rate”: for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter”: the fee letter agreement, dated the Effective Date, between the U.S. Borrower and Bank of America.

“Financial LC Disbursement”: a payment made by the applicable Issuing Lender pursuant to a Financial Letter of Credit.

“Financial LC Exposure”: at any time, the sum of (a) the aggregate outstanding amount of all Financial Letters of Credit that are denominated in Dollars at such time plus (b) the aggregate principal amount of all Financial LC Disbursements that are denominated in Dollars that have not yet been reimbursed by or on behalf of the relevant Borrower at such time plus (c) the Alternative Currency Financial LC Exposure at such time. The Financial LC Exposure of any Revolving Lender at any time shall be its Applicable Revolving Percentage of the total Financial LC Exposure at such time.

“Financial Letter of Credit”: a Letter of Credit that is a standby letter of credit issued by an Issuing Lender pursuant to the terms hereof; provided that no Non-Financial Letter of Credit shall be a Financial Letter of Credit.

“Financial Letter of Credit Assuming Person”: as defined in Section 2.5(a)(i).

“Financial Letter of Credit Fees”: as defined in Section 2.14(b)(i).

“Financial Officer”: (a) with respect to the Parent, the chief financial officer, principal accounting officer, treasurer or controller of the Parent or (b) with respect to the U.S. Borrower, the chief financial officer, principal accounting officer, treasurer or controller of the U.S. Borrower.

“Fixed Incremental Amount”: as specified in the definition of “Incremental Amount”.

“Foreign Obligor”: a Loan Party that is a Foreign Subsidiary.

“Foreign Subsidiary”: any Subsidiary (a) that is organized under the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia or (b) that is a Foreign Subsidiary Holdco.

“Foreign Subsidiary Borrower”: (a) with respect to the Revolving Facility, any Foreign Subsidiary of the U.S. Borrower designated as a Foreign Subsidiary Borrower by the U.S. Borrower pursuant to Section 2.23(a) that has not ceased to be a Foreign Subsidiary Borrower pursuant to such Section, and (b) with respect to the Foreign Trade Facility, any Foreign Subsidiary of the U.S. Borrower designated as a Foreign Subsidiary Borrower by the U.S. Borrower pursuant to Section 2.23(b) that has not ceased to be a Foreign Subsidiary Borrower pursuant to such Section.

“Foreign Subsidiary Holdco”: any Domestic Subsidiary that has no material assets other than the Capital Stock of one or more Foreign Subsidiaries, and other assets relating to an ownership interest in any such Capital Stock.

“Foreign Subsidiary Opinion”: with respect to any Foreign Subsidiary Borrower, a legal opinion of counsel to such Foreign Subsidiary Borrower addressed to the Administrative Agent (and, with respect to any Foreign Subsidiary Borrower under the Foreign Trade Facility, the Foreign Trade Facility Agent) and the Lenders in form and substance reasonably satisfactory to the Administrative Agent (and, with respect to any Foreign Subsidiary Borrower under the Foreign Trade Facility, the Foreign Trade Facility Agent).

“Foreign Trade Facility”: as defined in the definition of Facility.

“Foreign Trade Facility Administrative Office”: the office of the Foreign Trade Facility Agent located at Documentary Trade - Center of Excellence Nordwest & West, Königsallee 45-47, 40212 Düsseldorf, Germany, or such other office as may be designated by the Foreign Trade Facility Agent by written notice to the U.S. Borrower, the Administrative Agent and the Lenders.

“Foreign Trade Facility Agent”: as defined in the definition of Administrative Agent.

“Foreign Trade Maturity Date”: September 9, 2030 (as such date may be extended pursuant to Section 2.6(b) (solely with respect to the extending FCI Issuing Lenders under Section 2.6(b)); provided that if such date is not a Business Day, the Foreign Trade Maturity Date shall be the immediately preceding Business Day.

“Fronting Exposure”: at any time there is a Defaulting Lender, (a)(i) with respect to any Issuing Lender of Financial Letters of Credit, such Defaulting Lender’s Applicable Revolving Percentage of the outstanding Financial LC Exposure other than Financial LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or cash collateralized in accordance with the terms hereof, and (ii) with respect to any Issuing Lender of Non-Financial Letters of Credit, such Defaulting Lender’s Applicable Revolving Percentage of the outstanding Non-Financial LC Exposure other than Non-Financial LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or cash collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Revolving Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or cash collateralized in accordance with the terms hereof.

“Fund”: any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP”: generally accepted accounting principles in the United States, subject to Section 1.4.

“General Purpose Guarantee”: a customary standby letter of credit or bank guarantee or surety issued by an FCI Issuing Lender (with respect to FCIs) or an Issuing Lender (with respect to the Non-Financial Letters of Credit), in each case for the purpose of supporting any obligations of the Parent or any of its Restricted Subsidiaries or Joint Ventures, other than (a) Advance Payment Guarantees, (b) Warranty Guarantees, (c) Performance Guarantees, (d) Tender Guarantees and (e) any other customary standby letter of credit, bank guarantee or surety issued to secure obligations which are recognized as Indebtedness, save customs guarantees, guarantees for rental payments and for the benefit of tax authorities and guarantees used as collateral in connection with court proceedings.

“German Loan Party”: any Foreign Subsidiary Borrower that qualifies as a resident party domiciled in Germany (Inländer) within the meaning of Section 2 paragraph 15 German Foreign Trade Act (Außenwirtschaftsgesetz) (including its directors, managers, officers, agents and employees).

“Global Sublimit” means, as of any date of determination, an amount equal to the lesser of (a) $250,000,000, and (b) the aggregate amount of the Revolving Commitments in effect on such date. The Global Sublimit is part of, and not in addition to, the aggregate Revolving Commitments.

“Governmental Authority”: the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee”: with respect to any Person (the “guarantor”), any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business, supplier, purchaser or customer arrangements in the ordinary course of business, Standard Receivables Undertakings or “comfort” letters delivered to auditors in connection with statutory audits.

“Guarantee and Collateral Agreement”: that certain Amended and Restated Guarantee and Collateral Agreement, dated as of the Effective Date, executed and delivered by the Loan Parties in favor of the Administrative Agent, for the benefit of the holders of the Obligations.

“Guarantor”: (a) the Parent, (b) any Restricted Subsidiary (other than the U.S. Borrower) that has guaranteed the Obligations pursuant to the Guarantee and Collateral Agreement, and (c) with respect to (i) any Obligations of any Loan Party (other than the U.S. Borrower) or any Subsidiary, and (ii) any Swap Obligation of a Loan Party (determined before giving effect to Sections 2.1 and 2.7 of the Guarantee and Collateral Agreement and Section 9.18), the U.S. Borrower. For the avoidance of doubt, no Foreign Subsidiary, Subsidiary of a Foreign Subsidiary, Receivables Entity or Specified Subsidiary shall be, or shall be required to become, a Guarantor.

“Hazardous Materials”: all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated as “hazardous” or “toxic” pursuant to any Environmental Law.

“Hedging Agreement”: (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any master agreement.

“IFRS”: international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Incremental Amount”: as of any date of determination, an amount equal to (a) the greater of (i) $500,000,000, and (ii) an amount equal to 100% of TTM Consolidated EBITDA (such amount, the “Incremental Basket Amount”), plus (b) an amount equal to all voluntary prepayments of the Term Loans made pursuant to Section 2.12(a) and all voluntary prepayments of the Revolving Loans made pursuant to Section 2.12(a) (to the extent accompanied by a permanent reduction in the aggregate Revolving Commitments), in each case, (i) to the extent such voluntary prepayments are made prior to such date, and (ii) excluding any such voluntary prepayments that are funded with the proceeds of incurrences of long-term Indebtedness (such amount, together with the Incremental Basket Amount, the “Fixed Incremental Amount”; it being understood that, for the avoidance of doubt, the amount of any Incremental Term Loans, any increases in the Commitments and any Incremental Equivalent Indebtedness incurred in reliance on the Fixed Incremental Amount shall reduce the Fixed Incremental Amount), plus (c) an unlimited amount, so long as, immediately after giving effect to the incurrence of any Incremental Term Loans, the establishment of any increase in the Commitments and/or the incurrence of any Incremental Equivalent Indebtedness (tested solely on the date of establishment of any Incremental Term Loan, establishment of any increase in the Commitments and/or establishment of any Incremental Equivalent Indebtedness as set forth in the Incremental Facility Activation Notice or the documentation governing such Incremental Equivalent Indebtedness, as applicable, and not any time thereafter, and assuming for such purposes that such Incremental Term Loan is fully drawn, such Commitment increase is fully drawn and/or such Incremental Equivalent Indebtedness is fully drawn) on a pro forma basis, the Consolidated Senior Secured Leverage Ratio (or, following the Release Date, the Consolidated Leverage Ratio), as of the last day of the fiscal quarter of the Parent most recently ended for which the Parent has delivered financial statements pursuant to Section 5.1(a) or Section (b) and a Compliance Certificate pursuant to Section 5.1(c), shall not be greater than 3.00 to 1.0 (the “Ratio Incremental Amount”). It is understood and agreed that (A) the U.S. Borrower may first incur any Incremental Term Loan, establish any increase to the Commitments and/or incur any Incremental Equivalent Indebtedness in reliance on the Ratio Incremental Amount prior to incurring Incremental Term Loans, establishing increases to the Commitments and/or incurring Incremental Equivalent Indebtedness in reliance on the Fixed Incremental Amount, and (B) for purposes of determining the Incremental Amount as of any date of determination in connection with the incurrence of any Incremental Term Loan, the establishment of any increase to the Commitments and/or the incurrence of any Incremental Equivalent Indebtedness, to the extent any such incurrence and/or establishment is being incurred and/or established on such date of determination in reliance on both the Fixed Incremental Amount and the Ratio Incremental Amount, any portion of such Incremental Term Loan, any portion of such increase to the Commitments and/or any portion of such Incremental Equivalent Indebtedness incurred and/or established on such date of determination in reliance on the Fixed Incremental Amount shall be disregarded for purposes of determining the amount of such Incremental Term Loan, such increase to the Commitments and/or such Incremental Equivalent Indebtedness that may be incurred and/or established on such date of determination in reliance on the Ratio Incremental Amount.

“Incremental Basket Amount”: as specified in the definition of “Incremental Amount”.

“Incremental Equivalent Indebtedness”: any Indebtedness incurred by the Parent and/or the U.S. Borrower in the form of one or more series of secured or unsecured term loans, bonds, debentures, notes or similar instruments; provided that: (a)(i) such Indebtedness (if secured) shall be (A) secured by the Collateral on a pari passu basis or a junior basis with the Obligations and shall not be secured by any property or assets of the Parent or any Restricted Subsidiary other than the Collateral, (B) subject to security documentation substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), and (C) subject to an intercreditor agreement, in form and substance reasonably satisfactory to the Administrative Agent, entered into among the holders of such Indebtedness (or a trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be), the Loan Parties and the Administrative Agent; and (ii) such Indebtedness (if subordinated in right of payment to the Obligations) shall be subject to a subordination agreement, in form and substance reasonably satisfactory to the Administrative Agent, entered into among the holders of such Indebtedness (or a trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be), the Loan Parties and the Administrative Agent; (b) such Indebtedness shall not mature earlier than the then-latest maturity date in effect for any Loans and/or Commitments at the time of incurrence thereof; (c) the weighted average life to maturity of such Indebtedness shall not be less than the then-remaining weighted average life to maturity of any then-existing tranche of Term Loans; (d) such Indebtedness contains covenants, events of default and other terms that are customary for similar Indebtedness in light of then-prevailing market conditions and, when taken as a whole (other than interest rates, fees, discounts, premiums and optional prepayment or redemption terms), are: (i) substantially identical to, or are not materially more restrictive to the Parent and its Restricted Subsidiaries than, those set forth in the Loan Documents (other than (x) covenants or other provisions applicable only to periods after the then-latest maturity date in effect for any Loans and/or Commitments at the time of incurrence thereof, and (y) covenants or other provisions that are also for the benefit of the Agents and the Lenders in connection with the incurrence thereof); provided that, the certificate delivered to the Administrative Agent pursuant to clause (g) below, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Parent and/or the U.S. Borrower, as applicable, has determined in good faith that such terms and conditions comply with this clause (d)(i) shall satisfy the requirements in this clause (d)(i); or (ii) otherwise reasonably acceptable to the Administrative Agent; (e) such Indebtedness does not provide for any amortization, mandatory prepayment, redemption, repurchase or sinking fund payments (other than upon a change of control, customary asset sale or event of loss and customary acceleration rights after an event of default) prior to the then-latest maturity date in effect for any Loans and/or Commitments at the time of incurrence thereof; (f) such Indebtedness is not guaranteed by any Person other than the Loan Parties; and (g) Responsible Officers of the Parent and/or the U.S. Borrower, as applicable, shall have delivered a certificate to the Administrative Agent, on or prior to the date of incurrence of such Indebtedness, certifying that the Parent and/or the U.S. Borrower, as applicable, has determined that such Indebtedness complies with the requirements set forth in clauses (a) through (f) above; provided that clauses (b) and (c) above shall not apply to bridge Indebtedness incurred by the Parent and/or the U.S. Borrower, so long as (i)(x) at the initial maturity of such bridge Indebtedness, such bridge Indebtedness shall automatically convert to (or would be required to be exchanged for) Indebtedness that complies with clauses (b) and (c) above, or (y) such bridge Indebtedness is incurred with the intent to convert such bridge Indebtedness to permanent financing that complies with clauses (b) and (c) above, and (ii) the only prepayments required to be made on such bridge Indebtedness shall be such prepayments as are customary for similar bridge financings in light of then-prevailing market conditions (as determined by the Parent and/or the U.S. Borrower, as applicable, in consultation with the Administrative Agent).

“Incremental Facility Activation Notice”: a notice substantially in the form of Exhibit F together with such changes to such form as may be agreed to by the applicable Borrower and the Lenders party to such notice.

“Incremental Term Lender”: each Lender with an outstanding Incremental Term Loan.

“Incremental Term Loan Facility”: as defined in the definition of Facility.

“Incremental Term Loan Maturity Date”: with respect to the Incremental Term Loans to be made pursuant to any Incremental Facility Activation Notice, the maturity date specified in such Incremental Facility Activation Notice, which shall be a date no earlier than the then-latest of the Revolving Maturity Date, the Term Loan A Maturity Date, or any other then-existing Incremental Term Loan Maturity Date that is in effect prior to the delivery of such Incremental Facility Activation Notice.

“Incremental Term Loans”: as defined in Section 2.1(b).

“Incremental Term Note”: as defined in Section 2.10(d)(iv).

“Incur”: as defined in Section 6.2. “Incurrence” and “Incurred” shall have correlative meanings.

“Indebtedness”: with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments and representing extensions of credit, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (other than current trade payables Incurred in the ordinary course of business and payable in accordance with customary practices), (d) all obligations of such Person in respect of the deferred purchase price of property or services (other than (i) current trade payables or liabilities for deferred payment for services to employees and former employees, in each case Incurred in the ordinary course of business and payable in accordance with customary practices, (ii) unsecured Payables Programs in respect of current trade payables Incurred in the ordinary course of business, so long as the aggregate amount at any time outstanding that is owed in respect of such Payables Programs does not exceed an amount equal to the current trade payables so financed plus interest (or equivalent), yield, indemnities, fees and expenses in connection therewith, and (iii) any earnout or similar contingent payment incurred in connection with the consummation of any acquisition, unless and until such earnout or similar contingent acquisition payment has become due and payable and has not been paid (in which case such earnout or similar contingent payment shall be included pursuant to this clause (d))), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) all preferred and/or redeemable Capital Stock of any Subsidiary of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is six months after the latest maturity date for any Loans or any Facility hereunder, (k) Receivables Transaction Attributed Indebtedness and (l) solely for the purposes of Section 6.2, all obligations of such Person in respect of Hedging Agreements. The Indebtedness of any Person (i) shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor and (ii) shall exclude customer deposits in the ordinary course of business.

“Indemnified Taxes”: Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document.

“Indemnitee”: as defined in Section 9.3(b).

“Indirect FCI”: as defined in Section 2.6(g)(iv).

“Indirect FCI Issuing Lender”: as defined in Section 2.6(g)(iv).

“Information”: as defined in Section 9.11.

“Information Memorandum”: that certain lender presentation, dated August 15, 2025, relating to the Parent, the U.S. Borrower and the Facilities established on the Third Amendment Effective Date.

“Interest Election Request”: a request by the relevant Borrower to convert or continue a Borrowing of Revolving Loans, the Term Loan A Borrowing or an Incremental Term Loan Borrowing in accordance with Section 2.8. An Interest Election Request shall be in a form approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), and shall be appropriately completed and signed by a Responsible Officer of the relevant Borrower.

“Interest Payment Date”: (a) with respect to any ABR Loan (including a Swingline Loan), the last Business Day of each March, June, September and December and the Revolving Maturity Date, the Term Loan A Maturity Date or any Incremental Term Loan Maturity Date, as applicable; (b) with respect to any Term SOFR Loan, the last day of each Interest Period applicable to such Term SOFR Loan and the Revolving Maturity Date, the Term Loan A Maturity Date or any Incremental Term Loan Maturity Date, as applicable; provided that if any Interest Period for such Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (c) with respect to any Alternative Currency Term Rate Loan, the last day of each Interest Period applicable to such Alternative Currency Term Rate Loan and the Revolving Maturity Date; provided that if any Interest Period for such Alternative Currency Term Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (d) with respect to any Alternative Currency Daily Rate Loan, the last Business Day of each calendar month and the Revolving Maturity Date.

“Interest Period”: with respect to each Term SOFR Loan or each Alternative Currency Term Rate Loan, the period commencing on the date such Loan is disbursed or converted to or continued as a Term SOFR Loan or an Alternative Currency Term Rate Loan, as applicable, and ending on the date one (1), three (3) or, other than with respect to any Alternative Currency Term Rate Loan for which the Relevant Rate is the Term CORRA Rate, six (6) months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the applicable Borrower in its Borrowing Request, or such other period that is twelve months or less requested by the applicable Borrower and consented to in writing by all of the Lenders in the Facility in which such Loan is to be made; provided that:

(a)            any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)            any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period (and, for purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing);

(c)            no Interest Period with respect to any Revolving Loan shall extend beyond the Revolving Maturity Date;

(d)            no Interest Period with respect to any Incremental Term Loan shall extend beyond the Incremental Term Loan Maturity Date applicable to such Incremental Term Loan; and

(e)            no Interest Period with respect to the Term Loan A shall extend beyond the Term Loan A Maturity Date.

“Investments”: as defined in Section 6.5.

“Issuing Lender”: as the context may require, (a) Bank of America, with respect to Financial Letters of Credit issued by it, (b) any other Revolving Lender that becomes an Issuing Lender pursuant to Section 2.5(l)(i), with respect to Financial Letters of Credit issued by it, (c) any Revolving Lender that has issued an Existing Letter of Credit, with respect to such Existing Letter of Credit and, in each case its successors in such capacity as provided in Section 2.5(i), and (d) Bank of America, with respect to Non-Financial Letters of Credit issued by such Issuing Lender; provided that the aggregate amount of Non-Financial Letters of Credit required to be issued by an Issuing Lender shall not exceed the amount set forth on Schedule 1.1F with respect to such Issuing Lender. Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branch offices of such Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate or branch office with respect to Letters of Credit issued by such Affiliate or branch office. Notwithstanding anything to the contrary set forth herein, Alternative Currency Letters of Credit that are Financial Letters of Credit may only be issued by Bank of America, in its capacity as an Issuing Lender.

“Joint FCI Issuing Lenders”: as defined in Section 2.6(k)(i).

“Joint Foreign Trade Facility Agent”: as defined in Section 2.6(k)(ii).

“Joint Signature FCI”: an FCI issued by two or more FCI Issuing Lenders acting as several debtors in accordance with Section 2.6(k).

“Joint Venture”: any joint venture in which the Parent or any of its Restricted Subsidiaries owns directly or indirectly at least 40% of the Capital Stock.

“Judgment Currency”: as defined in Section 9.14(a).

“Judgment Currency Conversion Date”: as defined in Section 9.14(a).

“LC Disbursement”: a Financial LC Disbursement and/or a Non-Financial LC Disbursement, as the context may require.

“LC Exposure”: Financial LC Exposure and/or Non-Financial LC Exposure, as the context may require.

“Lender Party”: each Lender, each Issuing Lender, each FCI Issuing Lender and the Swingline Lender.

“Lenders”: the Persons listed on Schedule 1.1A and any other Person that shall have become a party hereto pursuant to a New Lender Supplement, an Incremental Facility Activation Notice, an Assignment and Assumption or such other documentation, as applicable, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes each Revolving Lender, each Term Loan A Lender, each Incremental Term Lender, the Swingline Lender, each Issuing Lender and each FCI Issuing Lender.

“Lending Office”: with respect to any Lender or any FCI Issuing Lender, the office designated by such Lender or such FCI Issuing Lender by written notice to the Foreign Trade Facility Agent, the Administrative Agent and the relevant Borrower, which office may include any Affiliate of such Lender or such FCI Issuing Lender or any domestic or foreign branch of such Lender or such FCI Issuing Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender or an FCI Issuing Lender shall include its applicable Lending Office.

“Letter of Credit”: as the context may require, (a) any standby letter of credit (other than an FCI) that is a Financial Letter of Credit issued pursuant to this Agreement under the Revolving Facility, including the Existing Letters of Credit specified as Financial Letters of Credit on Schedule 1.1E, or (b) to the extent issued by Bank of America, with respect to Non-Financial Letters of Credit, any Warranty Guarantee, Performance Guarantee, Advance Payment Guarantee, Tender Guarantee, General Purpose Guarantee or Counter-Guarantee issued under the Revolving Facility, including the Existing Letters of Credit specified as Non-Financial Letters of Credit on Schedule 1.1E.

“Letter of Credit Cash Cover”: as defined in Section 2.5(c)(i).

“Leverage Increase”: as defined in Section 6.1(a).

“Lien”: with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Limited Condition Acquisition”: a Permitted Acquisition made by the Parent or one or more of its Restricted Subsidiaries the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.

“Loan”: any loan made by any Lender pursuant to this Agreement.

“Loan Documents”: this Agreement, each of the Security Documents, each Note, each Incremental Facility Activation Notice, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, the Fee Letter and the Deutsche Bank Fee Letter.

“Loan Parties”: the Borrowers, the Parent and the other Guarantors.

“Long Term Letters of Credit”: the Existing Letters of Credit with expiry dates after the Revolving Maturity Date.

“Losses”: as defined in Section 9.3(b).

“Mandatory Cost”: any amount incurred at any time or from time to time by any Lender during the term of the applicable Facility which constitutes fees, costs or charges imposed on lenders generally in the jurisdiction in which such Lender is domiciled, subject to regulation, or has its Lending Office by any Governmental Authority.

“Material Adverse Effect”: a material adverse change in or a material adverse effect on (a) the business, properties, or financial condition of the Parent and its Restricted Subsidiaries taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform any of their obligations under any Loan Document or (c) the rights of or benefits available to any Agent or any Lender under any Loan Document.

“Material Indebtedness”: Indebtedness (other than the Loans, Letters of Credit and FCIs), or obligations in respect of one or more Hedging Agreements, of any one or more of the Parent and its Restricted Subsidiaries in an aggregate principal amount exceeding $70,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Parent or any Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent or such Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Material Intellectual Property: any intellectual property owned by the Parent or any Restricted Subsidiary that is material to the operation of the businesses of the Parent and its Restricted Subsidiaries, taken as a whole.

“Material Receivables Transaction Attributed Indebtedness”: Receivables Transaction Attributed Indebtedness of any one or more of the Parent and its Restricted Subsidiaries in an aggregate principal amount exceeding $100,000,000.

“Material Subsidiary”: any Restricted Subsidiary of the Parent that (a) is either a Domestic Subsidiary or a Foreign Subsidiary that is directly owned by the Parent or another Loan Party, and (b) together with its Restricted Subsidiaries, has aggregate assets (excluding assets that would be eliminated upon consolidation in accordance with GAAP), at the time of determination, in excess of the greater of (i) $66,000,000, and (ii) an amount equal to two percent (2%) of Total Consolidated Assets as of such time; provided that notwithstanding the foregoing, no Specified Subsidiary shall be deemed a Material Subsidiary.

“Moody’s”: Moody’s Investors Service, Inc., and any successor thereto.

“Multiemployer Plan”: a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds”: with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a casualty or a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Parent and the Restricted Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a Disposition of an asset (including pursuant to a condemnation or similar proceeding), the amount of all payments required to be made by the Parent and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than Loans) or to pay any other Contractual Obligation secured by such asset or otherwise subject to mandatory prepayment or repayment as a result of such event, (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Parent and the Restricted Subsidiaries (including all taxes paid in connection with the repatriation of the Net Proceeds of a Disposition), and (iv) the amount of any reserves established by the Parent and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Parent).

“New Lender Supplement”: a supplement substantially in the form of Exhibit G.

“New Zealand Dollar”: the lawful currency of New Zealand.

“Non-Consenting Lender”: as defined in Section 2.21(b).

“Non-Extension Notice Date”: as defined in Section 2.5(b)(i).

“Non-Financial LC Disbursement”: a payment made by the applicable Issuing Lender pursuant to a Non-Financial Letter of Credit.

“Non-Financial LC Exposure”: at any time, the sum of (a) the aggregate outstanding amount of all Non-Financial Letters of Credit that are denominated in Dollars at such time plus (b) the aggregate principal amount of all Non-Financial LC Disbursements that are denominated in Dollars that have not yet been reimbursed by or on behalf of the relevant Borrower at such time plus (c) the Alternative Currency Non-Financial LC Exposure at such time. The Non-Financial LC Exposure of any Revolving Lender at any time shall be its Applicable Revolving Percentage of the total Non-Financial LC Exposure at such time.

“Non-Financial Letter of Credit”: a Letter of Credit that is a Warranty Guarantee, a Performance Guarantee, an Advance Payment Guarantee, a Tender Guarantee, a General Purpose Guarantee or a Counter-Guarantee, in each case issued by an Issuing Lender pursuant to the terms hereof.

“Non-Financial Letter of Credit Assuming Person”: as defined in Section 2.5(a)(ii).

“Non-Financial Letter of Credit Fees”: as defined in Section 2.14(b)(ii).

“Non-Subsidiary Joint Venture”: any joint venture of the Parent or any of its Restricted Subsidiaries which is not a Restricted Subsidiary of the Parent or any of its Restricted Subsidiaries.

“Non-U.S. Recipient”: as defined in Section 2.19(e).

“Note” or “Notes”: the Revolving Notes, the Term A Notes, the Swingline Note and/or the Incremental Term Notes, individually or collectively, as appropriate.

“Notice Date”: as defined in Section 2.6(b)(i).

“Notice of Loan Prepayment”: a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit P or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Obligation Currency”: as defined in Section 9.14(a).

“Obligations”: the collective reference to (a) the unpaid principal of and interest (and premium, if any) on the Loans, Reimbursement Obligations and FCI Reimbursement Obligations and all other obligations and liabilities of the Parent or any Subsidiary (including interest accruing at the then applicable rate provided herein after the maturity of the Loans, Reimbursement Obligations and FCI Reimbursement Obligations and interest accruing at the then applicable rate provided herein after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Parent or any Subsidiary, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Agent or any Lender (or, in the case of any Specified Hedging Agreement or any Specified Cash Management Agreement, any Lender or any Affiliate of any Lender (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender; provided that, in the case of a Specified Hedging Agreement with a Person who is no longer a Lender (or Affiliate of a Lender), the obligations arising under such Specified Hedging Agreement shall only constitute Obligations through the stated termination date (without extension or renewal) of such Specified Hedging Agreement)), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter Incurred, which may arise under, out of, or in connection with, this Agreement, the other Loan Documents, any Specified Hedging Agreement or Specified Cash Management Agreement, in each case whether on account of principal, interest, premium, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to any Agent or to any Lender that are required to be paid by the Parent or any Subsidiary pursuant to the terms of any of the foregoing agreements), and (b) the Specified Obligations; provided that the “Obligations” of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.

“OFAC”: the Office of Foreign Assets Control of the United States Department of the Treasury.

“Original Closing Date”: September 24, 2015.

“Original FCI Account Party”: as defined in Section 2.6(a).

“Original FCI-Related Agreements”: as defined in Section 2.6(a).

“Original Financial Letter of Credit Account Party”: as defined in Section 2.5(a)(i).

“Original Financial Letter of Credit Agreements”: as defined in Section 2.5(a)(i).

“Original Non-Financial Letter of Credit Account Party”: as defined in Section 2.5(a)(ii).

“Original Non-Financial Letter of Credit Agreements”: as defined in Section 2.5(a)(ii).

“Other Permitted Debt”: any unsecured Indebtedness Incurred by any Loan Party as permitted by Section 6.2(l).

“Other Permitted Debt Documents”: all indentures, instruments, agreements and other documents evidencing or governing Other Permitted Debt or providing for any Guarantee or other right in respect thereof.

“Other Taxes”: any and all present or future stamp or documentary taxes or any other excise charges or similar levies arising from the execution, delivery or enforcement of any Loan Document, other than those imposed as a result of a present or former connection between the applicable Lender and the jurisdiction imposing such tax (other than any connection arising from this Agreement) with respect to an assignment or participation by a Lender (other than an assignment made pursuant to Section 2.21).

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the Third Amendment Effective Date, and as codified at 31 C.F.R. § 850.101 et seq.

“Parent”: as defined in the preamble.

“Participant”: as defined in Section 9.4(e).

“Participant Register”: as defined in Section 9.4(j).

“Participating Member State”: any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to the EMU.

“PATRIOT Act”: as defined in Section 3.17(c).

“Payables Programs”: payables programs established to enable the Parent or any Restricted Subsidiary to purchase goods and services from vendors.

“PBGC”: the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Performance Guarantee”: a customary standby letter of credit or bank guarantee or surety issued by an FCI Issuing Lender (with respect to FCIs) or an Issuing Lender (with respect to the Non-Financial Letters of Credit), in each case in favor of customers of the Parent, any of its Restricted Subsidiaries or any of its Joint Ventures for the purpose of supporting the fulfillment of such parties’ performance obligations under any construction, service or similar agreement.

“Permitted Acquisition”: any acquisition by the Parent or any Restricted Subsidiary of all or substantially all of the Capital Stock of, or all or substantially all of the assets of, or of a business, unit or division of, any Person (including any related Investment in any Restricted Subsidiary in order to provide all or any portion of the Consideration for such acquisition); provided that: (a) the Parent shall be in compliance, on a pro forma basis after giving effect to such acquisition, with the covenants contained in Section 6.1, in each case recomputed as at the last day of the most recently ended fiscal quarter of the Parent for which the relevant information is available as if such acquisition had occurred on the first day of each relevant period for testing such compliance (as demonstrated, in the case of any acquisition for which the aggregate Consideration is greater than or equal to $50,000,000, in a certificate of a Financial Officer of the Parent delivered to the Administrative Agent prior to the consummation of such acquisition); provided that (i) with respect to any computation for any acquisition of any Person, all terms of an accounting or financial nature with respect to such Person and its Subsidiaries shall be construed in accordance with the financial standards applicable to such Person and its Subsidiaries, as in effect at the time of such acquisition, and (ii) solely for the purpose of determining compliance with the covenants contained in Section 6.1 after giving effect to any Limited Condition Acquisition on a pro forma basis (including without limitation the incurrence of indebtedness in connection therewith), (A) Consolidated Net Income (and any other financial term derived therefrom) of the Parent and its Restricted Subsidiaries shall include any Consolidated Net Income of or attributable to the Person or assets associated with any such Limited Condition Acquisition (provided that for all other purposes prior to the closing of such Limited Condition Acquisition, pro forma calculations shall not include any Consolidated Net Income of or attributable to the Person or assets associated with any such Limited Condition Acquisition (unless and until the closing of such Limited Condition Acquisition shall have actually occurred)) and (B) at the Parent’s option, determinations of pro forma compliance with the covenants contained in Section 6.1 shall be determined as of the date the Acquisition Agreement is entered into and calculated as if the Limited Condition Acquisition and other pro forma events in connection therewith were consummated on such date (provided that if the Parent shall elect to determine such compliance on the date on which such Acquisition Agreement is executed and delivered, during the period commencing with the execution and delivery of such Acquisition Agreement and ending on the earlier to occur of (1) the date of consummation of such Limited Condition Acquisition, and (2) the date of abandonment by the Parent or the applicable Restricted Subsidiary of such Limited Condition Acquisition, each calculation on a pro forma basis required hereunder shall be deemed to require two calculations of each of the relevant covenants set forth in Section 6.1, the first assuming that such Limited Condition Acquisition (and all transactions in connection therewith, including the incurrence of any Incremental Term Loans, any Commitment increase, or the incurrence of any Incremental Equivalent Indebtedness) has been consummated and the second assuming that such transaction has been abandoned, and, for the avoidance of doubt, with respect to any particular transaction for which pro forma compliance is required, each such calculation must demonstrate compliance on a pro forma basis in order for such transaction to be permitted); (b) no Specified Default shall have occurred and be continuing, or would occur after giving effect to such acquisition; provided that solely for the purpose of determining compliance with this clause (b) as it relates to any Limited Condition Acquisition, at the Parent’s option, determination of whether a Specified Default shall have occurred and be continuing (other than any Specified Default of the type specified in paragraphs (a), (b), (h), (i) or (j) of Article VII) shall be tested as of the date the Acquisition Agreement is entered into; provided, further, that, in any event, no Specified Default of the type specified in paragraphs (a), (b), (h), (i) or (j) of Article VII shall have occurred and be continuing on the date of consummation of any such Limited Condition Acquisition; (c) substantially all of the property so acquired (including substantially all of the property of any Person whose Capital Stock is directly or indirectly acquired) is useful in the business of the general type conducted by the Parent and its Restricted Subsidiaries on the Third Amendment Effective Date or businesses reasonably related thereto; (d) the Capital Stock so acquired (other than any Capital Stock that is not required by Section 5.11 to become Collateral) shall constitute and become Collateral as and when required by Section 5.11; (e) if the Ratings Event shall have occurred, substantially all of the property other than Capital Stock so acquired (including substantially all of the property of any Person whose Capital Stock is directly or indirectly acquired when such Person becomes a direct or indirect Wholly Owned Subsidiary of the Parent in accordance with clause (f), below, but excluding any assets to the extent such assets are not required by Section 5.11 to become Collateral) shall constitute and become Collateral; (f) any Person whose Capital Stock is directly or indirectly acquired shall be, after giving effect to such acquisition, (i) with respect to any such Person that is a Domestic Subsidiary, within six (6) months of such acquisition, a direct or indirect Wholly Owned Subsidiary of the Parent, and (ii) with respect to any such Person that is a Foreign Subsidiary, within eighteen (18) months of such acquisition at least 80% of the Capital Stock of such Foreign Subsidiary shall be owned directly or indirectly by the Parent; and (g) any such acquisition shall have been approved by the board of directors or comparable governing body of the relevant Person (unless such relevant Person is a majority owned Subsidiary prior to such acquisition).

“Permitted Currencies”: Dollars, Sterling and Euros.

“Permitted Encumbrances”: (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.5; (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law (and in the case of supply agreements governed by German law, also contractually agreed), arising in the ordinary course of business and securing obligations that are not overdue by more than 90 days or are being contested in compliance with Section 5.5; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations (such as Liens on amounts deposited to secure any Loan Party’s and its Restricted Subsidiaries’ obligations in connection with pension liabilities (Altersteilzeitverpflichtungen) pursuant to § 8a German Partial Retirement Act (Altersteilzeitgesetz) or in connection with time credits (Wertguthaben) pursuant to § 7e German Social Code IV (Sozialgesetzbuch IV)); (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety, indemnity, release and appeal bonds, performance or warranty bonds and other obligations of a like nature, and guarantees or reimbursement or related obligations thereof, in each case in the ordinary course of business; (e) deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements; (f) judgment (including pre-judgment attachment) Liens not giving rise to an Event of Default; (g) banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Parent or any Restricted Subsidiary in excess of those set forth by regulations promulgated by the Board or other applicable Governmental Authority and (ii) such deposit account is not intended by the Parent or any Restricted Subsidiary to provide collateral to the depositary institution; (h) Liens arising from UCC financing statement filings regarding operating leases or consignments entered into by the Parent and any Restricted Subsidiary in the ordinary course of business; (i) customary restrictions imposed on the license or transfer of copyrighted or patented materials or other intellectual property and customary provisions in agreements that restrict the assignment of such agreements or any rights thereunder; (j) easements, leases, subleases, ground leases, zoning restrictions, building codes, rights-of-way, minor defects or irregularities in title and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Parent or any Restricted Subsidiary; (k) any Lien required to be granted under mandatory law in favor of creditors as a consequence of a merger or a conversion permitted under this Agreement due to Sections 22 and 204 German Reorganization Act (Umwandlungsgesetz, UmwG); (l) Liens arising under the general terms and conditions (Allgemeine Geschäftsbedingungen der Banken und Sparkassen) in relation to bank accounts held in Germany; (m) customary unperfected Liens Incurred in the ordinary course of business that secure current trade payables Incurred in the ordinary course of business and payable in accordance with customary practices; provided that such Liens encumber only the assets related to such current trade payables; and (n) Liens pursuant to Section 5-118 of the UCC of any state (or any comparable provision of any foreign law) in favor of the issuer or nominated person of letters of credit or similar instruments permitted pursuant to Section 6.2. Notwithstanding the foregoing, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments”: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency or instrumentality thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, credit ratings from S&P or from Moody’s of at least “A-2” or “P-2”, respectively; (c) investments in certificates of deposit, banker’s acceptances, overnight bank deposits, eurodollar time deposits and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000 or, in the case of Foreign Subsidiaries, any local office of any commercial bank organized under the laws of the relevant local jurisdiction or any OECD country or any political subdivision thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000 and cash pooling arrangements among Foreign Subsidiaries (sometimes intermediated by a commercial bank); (d) marketable general obligations issued by any State of the United States or any political subdivision of any such State or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” or better from either S&P or Moody’s; (e) repurchase agreements with a term of not more than 30 days for securities described in clause (a), (c) or (d) above and entered into with a financial institution satisfying the criteria described in clause (c) above; (f) interests in any investment company or money market fund which invests substantially all of its assets in instruments of the type specified in clauses (a) through (e) above; and (g) in the case of Foreign Subsidiaries (other than any Foreign Subsidiary Holdco), substantially similar Investments to those set forth in clauses (a) through (f) above denominated in foreign currencies; provided that references to the United States (or any agency, instrumentality or State thereof) in this definition shall be deemed to mean foreign countries having a sovereign rating of “A” or better from either S&P or Moody’s.

“Permitted Maturity”: with respect to any FCI, the tenor agreed to by the applicable Borrower and the applicable FCI Issuing Lender. For purposes of this definition, “tenor” shall mean the period remaining from time to time until the maturity of the relevant FCI determined on the basis of the expiration date specified in the relevant FCI in accordance with Section 2.6(c)(iv), or, in the absence of such specific expiration date, the remaining Commercial Lifetime.

“Permitted Refinancing” means, with respect to any Indebtedness of any Person, any extension, renewal or replacement of such Indebtedness; provided that the outstanding principal amount of the Indebtedness so extended, renewed or replaced does not exceed the sum of (a) the outstanding principal amount of the Indebtedness so extended, renewed or replaced, plus (b) an amount equal to accrued and unpaid interest on, and premiums on, the Indebtedness so extended, renewed or replaced, plus (c) reasonable and customary fees (including upfront fees), expenses, commissions, and underwriting discounts (including original issue discount) incurred and payable in connection with such extension, renewal or replacement, plus (d) an amount equal to any existing unutilized commitments under the Indebtedness so extended, renewed or replaced.

“Permitted Reorganization” means the reorganization to be consummated by SPX Corporation and its Subsidiaries as further described on Schedule 1.1G; provided that the Permitted Reorganization shall occur on or prior to September 30, 2022.

“Person”: any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan”: any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 or Section 430 of the Code or Section 302 of ERISA, and in respect of which the U.S. Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform”: as defined in Section 5.1.

“Prepayment Event”:

(a)            any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by paragraph (a), (b), (c), (d), (f) or (g) of Section 6.6) that yields aggregate gross proceeds to the Loan Parties (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $35,000,000 if, after giving effect to any such Disposition on a pro forma basis, the Consolidated Leverage Ratio is equal to or greater than 2.75 to 1.0 (it being understood and agreed that for purposes of any such calculation, (x) the proceeds of such Disposition shall not constitute “unrestricted cash and cash equivalents” for purposes of determining Consolidated Total Debt, and (y) the application of the proceeds of such Disposition (including for purposes of repaying any Indebtedness) shall not be given pro forma effect); or

(b)            any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property of any Loan Party that yields Net Proceeds in excess of $35,000,000; or

(c)            the Incurrence by the Parent or any Restricted Subsidiary of any Indebtedness, other than Indebtedness permitted by Section 6.2.

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender”: as defined in Section 5.1.

“QFC”: has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support”: as defined in Section 9.20.

“Qualified Acquisition”: as defined in the definition of “Qualified Acquisition Pro Forma Calculation”.

“Qualified Acquisition Pro Forma Calculation”: to the extent made in connection with determining the permissibility of (a) any Permitted Acquisition with Consideration in excess of $100,000,000 for which a Leverage Increase applies (any such Permitted Acquisition, a “Qualified Acquisition”), the calculations required by clause (a) in the first proviso of the definition of “Permitted Acquisition”, (b) any increase in any Commitments in accordance with Section 2.1(b) in connection with a Qualified Acquisition, the calculations required by clause (3) in the first proviso of Section 2.1(b), (c) the incurrence of any Incremental Term Loans in accordance with Section 2.1(b) in connection with a Qualified Acquisition, the calculations required by clause (3) in the first proviso of Section 2.1(b), and (d) the incurrence of any Incremental Equivalent Indebtedness permitted pursuant to Section 6.2(t)(i) in connection with a Qualified Acquisition, the calculations required by clause (C) of the proviso of Section 6.2(t)(i).

“Qualified ECP Guarantor”: at any time, each Loan Party with total assets exceeding $10,000,000 or that qualified at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Receivables Transaction”: any transaction or series of transactions that may be entered into by the Parent or any Restricted Subsidiary pursuant to which the Parent or any Restricted Subsidiary (i) may sell, convey or otherwise transfer to a Receivables Entity or any other Person, (ii) may enter into a repurchase facility with respect to and/or (iii) may grant a security interest in, in each case, any Receivables (whether now existing or arising in the future) of the Parent or any Restricted Subsidiary or any subordinated note or certificate issued by a Receivables Entity in exchange for, or otherwise backed by, Receivables transferred by the Parent or any Restricted Subsidiary to such Receivables Entity, and any assets related thereto including all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such Receivables, the proceeds of such Receivables, the lockbox accounts in respect of such Receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with sales, factoring, repurchase facilities or securitizations involving Receivables or any subordinated note or certificate issued by a Receivables Entity in exchange for, or otherwise backed by, Receivables transferred by the Parent or any Restricted Subsidiary to such Receivables Entity.

“Rate Determination Date”: the date that is, with respect to any Interest Period, two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent).

“Ratings Event”: as defined in Section 5.11(b).

“Ratio Incremental Amount”: as specified in the definition of “Incremental Amount”.

“Rebasing Date”: as defined in Section 2.6(m)(i).

“Receivable”: a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account”, “chattel paper”, a “payment intangible” or an “instrument” under the UCC as in effect in the State of New York and any “supporting obligations” (as so defined) of such items.

“Receivables Entity”: either (a) any Restricted Subsidiary or (b) another Person to which the Parent or any Restricted Subsidiary transfers Receivables and related assets, in either case which engages in no activities other than in connection with the financing of Receivables:

(i)            no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(A)          is guaranteed by the Parent or any Restricted Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Receivables Undertakings);

(B)           is recourse to or obligates the Parent or any Restricted Subsidiary in any way other than pursuant to Standard Receivables Undertakings; or

(C)           subjects any property or asset of the Parent or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Receivables Undertakings;

(ii)           with which neither the Parent nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a purchase money note or Qualified Receivables Transaction permitted by Section 6.6(c)) other than (A) on terms, taken as a whole, not materially less favorable to the Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Parent or the U.S. Borrower or (B) for the payment of fees in the ordinary course of business in connection with servicing Receivables; and

(iii)          to which neither the Parent nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Receivables Transaction Attributed Indebtedness”: (a) in the case of any Receivables securitization (including any Qualified Receivables Transaction, but excluding any sale or factoring of Receivables), the amount of obligations outstanding under the legal documents entered into as part of such Receivables securitization on any date of determination that would be characterized as principal if such Receivables securitization were structured as a secured lending transaction rather than as a purchase, (b) in the case of any repurchase facility that constitutes a Qualified Receivables Transaction, the aggregate principal amount of any obligations outstanding with respect thereto and (c) in the case of any sale or factoring of Receivables, the cash purchase price paid by the buyer in connection with its purchase of Receivables (including any bills of exchange) less the amount of collections received in respect of such Receivables and paid to such buyer, excluding any amounts applied to purchase fees or discount or in the nature of interest, in each case as determined in good faith and in a consistent and commercially reasonable manner by the Parent (provided that if such method of calculation is not applicable to such sale or factoring of Receivables, the amount of Receivables Transaction Attributed Indebtedness associated therewith shall be determined in a manner mutually acceptable to the Parent and the Administrative Agent).

“Reference Period”: as defined in the definition of Consolidated EBITDA.

“Refinanced Term Loans”: as defined in Section 9.2(c)(i).

“Register”: as defined in Section 9.4(c).

“Reimbursement Obligation”: the obligation of each relevant Borrower to reimburse the applicable Issuing Lender pursuant to Section 2.5 for amounts drawn under Letters of Credit.

“Reinvestment Net Proceeds”: as defined in Section 2.12(c).

“Related Parties”: with respect to any specified Person, such Person’s Affiliates and the respective directors, general or managing partners, officers, employees, agents, trustees and advisors of such Person and such Person’s Affiliates, and “Related Party” means any one of them.

“Release Date”: as defined in Section 9.13(a).

“Relevant Rate”: with respect to any Revolving Loan denominated in (a) Sterling, SONIA (or any Successor Rate established in connection therewith), (b) Swiss Francs, SARON (or any Successor Rate established in connection therewith), (c) Euros, EURIBOR (or any Successor Rate established in connection therewith), (d) Yen, TIBOR (or any Successor Rate established in connection therewith), (e) Canadian Dollars, the Term CORRA Rate (or any Successor Rate established in connection therewith), (f) Australian Dollars, BBSY (or any Successor Rate established in connection therewith), (g) New Zealand Dollars, BKBM (or any Successor Rate established in connection therewith), (h) Swedish Krona, STIBOR (or any Successor Rate established in connection therewith), or (i) Danish Krone, CIBOR (or any Successor Rate established in connection therewith).

“Replacement Term Loans”: as defined in Section 9.2(c)(i).

“Required Lenders”: at any time, Lenders holding in the aggregate more than 50% of the sum (without duplication) of (a) unfunded Revolving Commitments, plus (b) unfunded FCI Issuing Commitments, plus (c) outstanding Loans (with the aggregate amount of each Lender’s participation in Swingline Loans being deemed “held” by such Lender for purposes of this definition), plus (d) outstanding LC Exposure (with the aggregate amount of each Lender’s participations in LC Exposure being deemed “held” by such Lender for purposes of this definition), plus (e) outstanding FCI Issuing Lender Exposure; provided that the Commitments of, and the portion of the aggregate outstanding amount of all Loans, LC Exposure and FCI Issuing Lender Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further, that if any Event of Default shall have occurred and any determination needs to be made by the Required Lenders under Article VII whether or not to terminate the Commitments or accelerate the maturity of the Loans and other Obligations hereunder, the Commitments of, and the portion of the aggregate outstanding amount of all Loans, LC Exposure and FCI Issuing Lender Exposure held or deemed held by, any Lender shall be excluded for purposes of making a determination of Required Lenders if such Lender notifies the Administrative Agent and the Foreign Trade Facility Agent that in the good faith judgment of such Lender failing to so exclude such amounts for such Lender would or might violate the German Foreign Trade Act (Außenwirtschaftsgesetz) or EU Regulation (EC) 2271/96.

“Required Revolving Lenders”: at any time, Revolving Lenders holding in the aggregate more than 50% of the sum (without duplication) of (a) unfunded Revolving Commitments, plus (b) the aggregate Revolving Exposures; provided that the Revolving Commitments of, and the portion of the aggregate Revolving Exposures held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Requirements of Law”: as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Rescindable Amount”: as defined in Section 2.20(d).

“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer”: the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, and, solely for purposes of the delivery of incumbency certificates, the secretary or any assistant secretary of a Loan Party, and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment”: any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of the Parent or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Capital Stock of the Parent or any Restricted Subsidiary or any option, warrant or other right (other than convertible or exchangeable debt securities) to acquire any such Capital Stock of the Parent or any Restricted Subsidiary.

“Restricted Subsidiary”: a Subsidiary of the Parent that is not an Unrestricted Subsidiary. Each Loan Party (other than, for the avoidance of doubt, the Parent) shall be a Restricted Subsidiary at all times.

“Revolving Availability Period”: the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date (as such date may be extended pursuant to Section 2.1(c)(i)) and the date of termination of the Revolving Commitments.

“Revolving Commitment”: with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Financial Letters of Credit, Non-Financial Letters of Credit and Swingline Loans hereunder, as such commitment may be changed from time to time pursuant to this Agreement. The initial Revolving Commitment of each Lender party to this Agreement on the Third Amendment Effective Date is set forth opposite the name of such Lender on Schedule 1.1A. The initial Revolving Commitment of each Lender that becomes a party to this Agreement after the Third Amendment Effective Date shall be set forth in the Assignment and Assumption or other agreement pursuant to which such Lender becomes a party hereto, as applicable. The aggregate amount of the Revolving Commitments as of the Third Amendment Effective Date is ONE BILLION FIVE HUNDRED MILLION DOLLARS ($1,500,000,000).

“Revolving Commitment Extension”: as defined in Section 2.1(c)(i).

“Revolving Commitment Fee”: as defined in Section 2.14(a).

“Revolving Exposure”: with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Revolving Loans at such time that are denominated in Dollars plus (b) the Dollar Equivalent at such time of the aggregate outstanding principal amount of such Lender’s Revolving Loan at such time that are denominated in Alternative Currencies plus (c) such Lender’s Financial LC Exposure at such time plus (d) such Lender’s Non-Financial LC Exposure at such time plus (e) such Lender’s Swingline Exposure at such time.

“Revolving Extension Date”: as defined in Section 2.1(c)(i).

“Revolving Extension Notice”: as defined in Section 2.1(c)(i).

“Revolving Facility”: as defined in the definition of Facility.

“Revolving Lender”: a Lender with a Revolving Commitment or with Revolving Exposure.

“Revolving Lender Extension Response Date”: as defined in Section 2.1(c)(i).

“Revolving Loan”: a Loan made pursuant to Section 2.1(a).

“Revolving Maturity Date”: September 9, 2030 (as such date may be extended pursuant to Section 2.1(c)); provided that if such date is not a Business Day, the Revolving Maturity Date shall be the immediately preceding Business Day.

“Revolving Note”: as defined in Section 2.10(d)(i).

“S&P”: Standard & Poor’s Financial Services, LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Sale/Leaseback Transaction”: as defined in Section 6.7.

“Sanction(s)”: any international economic sanction administered or enforced by the United States Government, including OFAC, the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”), the German Government, the Canadian Government or other relevant sanctions authority as applicable to the respective Lenders or Borrowers.

“SARON”: with respect to any applicable determination date, the Swiss Average Rate Overnight published on the fifth (5th) Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided that if such determination date is not a Business Day, SARON means such rate that applied on the first Business Day immediately prior thereto.

“SARON Adjustment”: –0.0571% per annum.

“Scheduled Unavailability Date”: as defined in Section 1.10(b).

“Security Documents”: the Guarantee and Collateral Agreement, each Acknowledgement and Consent, each Assumption Agreement and any other security documents granting a Lien on any property of any Person to secure the obligations of any Loan Party under any Loan Document.

“SOFR”: the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SONIA”: with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth (5th) Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.

“SONIA Adjustment”: 0.0326% per annum.

“Specified Cash Management Agreement”: (a) any agreement providing for treasury, depositary or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services, or any similar transactions, between the Parent or any Subsidiary and any Lender or Affiliate thereof (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender), existing on the Third Amendment Effective Date and (b) any agreement providing for treasury, depositary or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services, or any similar transactions, between the Parent or any Subsidiary and any Lender or Affiliate thereof (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender), in each case (other than with respect to agreements with the Administrative Agent or an Affiliate of the Administrative Agent) which has been designated by the Parent, by notice to the Administrative Agent, as a “Specified Cash Management Agreement” (it is understood and agreed that any such notice delivered to the Administrative Agent prior to the Third Amendment Effective Date designating documentation as a “Specified Cash Management Agreement” shall remain effective and be deemed to have designated such documentation as a “Specified Cash Management Agreement” as of the Third Amendment Effective Date).

“Specified Default”: an Event of Default pursuant to paragraph (a), (b), (f), (g), (h), (i), (j), (l), (m), (o), (p) or (q) of Article VII.

“Specified Hedging Agreement”: (a) any Hedging Agreement between the Parent or any Subsidiary and any Lender or Affiliate thereof (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender; provided that in the case of a Hedging Agreement with a Person who is no longer a Lender (or Affiliate of a Lender), the obligations arising under such Hedging Agreement shall only constitute Obligations through the stated termination date (without extension or renewal) of such Hedging Agreement), existing on the Third Amendment Effective Date and (b) any Hedging Agreement between the Parent or any Subsidiary and any Lender or Affiliate thereof (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender; provided that in the case of a Hedging Agreement with a Person who is no longer a Lender (or Affiliate of a Lender), the obligations arising under such Hedging Agreement shall only constitute Obligations through the stated termination date (without extension or renewal) of such Hedging Agreement), in each case (other than with respect to agreements with the Administrative Agent or an Affiliate of the Administrative Agent) which has been designated by the Parent, by notice to the Administrative Agent, as a “Specified Hedging Agreement”.

“Specified Indebtedness”: (a) any Indebtedness Incurred as permitted by Section 6.2(g)(ii), (h) or (k), and (b) any secured Indebtedness Incurred as permitted by Section 6.2(j) or (q).

“Specified Loan Party”: as defined in Section 9.18.

“Specified Obligations”: as defined in the Guarantee and Collateral Agreement.

“Specified Subsidiary”: each Domestic Subsidiary of the Parent that (a) does not have any operating business or operating assets as of the Third Amendment Effective Date, and (b) is identified in writing by the Parent and the U.S. Borrower to the Administrative Agent on or prior to the Third Amendment Effective Date.

“SPX Corporation”: SPX Corporation, a Delaware corporation.

“Standard Receivables Undertakings”: representations, warranties, covenants and indemnities entered into by the Parent or any Restricted Subsidiary which are reasonably customary in sale, factoring or securitization of Receivables transactions.

“Sterling”: the lawful currency of the United Kingdom.

“STIBOR”: has the meaning specified in the definition of “Alternative Currency Term Rate”.

“Subordinated Debt”: any Indebtedness Incurred by the Parent or the U.S. Borrower as permitted by Section 6.2(b).

“Subordinated Debt Documents”: all indentures, instruments, agreements and other documents evidencing or governing the Subordinated Debt or providing for any Guarantee or other right in respect thereof.

“Subsidiary”: with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent.

“Successor Rate”: as defined in Section 1.10(b).

“Supported QFC”: as defined in Section 9.20.

“Swap Obligation”: with respect to any Loan Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swedish Krona”: the lawful currency of Sweden.

“Swingline Exposure”: at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Revolving Percentage of the total Swingline Exposure at such time.

“Swingline Lender”: Bank of America, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan”: a Loan made pursuant to Section 2.4.

“Swingline Note”: as defined in Section 2.10(d)(iii).

“Swiss Franc”: the lawful currency of Switzerland.

“T2”: the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day”: any day on which T2 is open for the settlement of payments in Euro.

“Taxes”: any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tender Guarantee”: a customary standby letter of credit or bank guarantee or surety issued by an FCI Issuing Lender (with respect to FCIs) or an Issuing Lender (with respect to the Non-Financial Letters of Credit), in each case in favor of (actual or prospective) counterparties of the Parent or any of its Restricted Subsidiaries or any of its Joint Ventures for the purpose of securing the obligations assumed under any tender, for construction work or other services.

“Term A Note”: as defined in Section 2.10(d)(ii).

“Term CORRA Adjustment”: (a) 0.29547% (29.547 basis points) for an Interest Period of one-month’s duration; and (b) 0.32138% (32.138 basis points) for an Interest Period of three-months’ duration.

“Term CORRA Rate”: has the meaning specified in the definition of “Alternative Currency Term Rate”.

“Term Loan A”: as defined in Section 2.1(e).

“Term Loan A Commitment”: as to each Lender party to this Agreement on the Third Amendment Effective Date, its portion of the Term Loan A made to the U.S. Borrower pursuant to Section 2.1(e), in the principal amount set forth opposite such Lender’s name on Schedule 1.1A. The aggregate principal amount of the Term Loan A Commitments of all of the Lenders as in effect on the Third Amendment Effective Date is FIVE HUNDRED MILLION DOLLARS ($500,000,000).

“Term Loan A Lender”: a Lender with an outstanding portion of the Term Loan A.

“Term Loan A Maturity Date”: September 9, 2030; provided that if such date is not a Business Day, the Term Loan A Maturity Date shall be the immediately preceding Business Day.

“Term Loans”: collectively, the Term Loan A and the Incremental Term Loans.

“Term SOFR”: (a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date, then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; and (b) for any interest calculation with respect to an ABR Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one (1) month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date, then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; provided that if Term SOFR determined in accordance with either of the foregoing clause (a) or clause (b) would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Conforming Changes”: with respect to the use, administration of or any conventions associated with SOFR, Term SOFR or any proposed Term SOFR Successor Rate, as applicable, any conforming changes to the definition of “Alternate Base Rate”, the definition of “Interest Period”, the definition of “SOFR”, the definition of “Term SOFR”, the timing and frequency of determining rates and making payments of interest, and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the timing of borrowing requests or prepayment, conversion or continuation notices, the length of lookback periods, and the day basis for calculating interest for an agreed currency listed on Schedule 2.15(e)) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Term SOFR Loan”: a Loan that is denominated in Dollars and that bears interest at a rate based on clause (a) of the definition of “Term SOFR”.

“Term SOFR Replacement Date”: as defined in Section 1.10(a).

“Term SOFR Scheduled Unavailability Date”: as defined in Section 1.10(a).

“Term SOFR Screen Rate”: the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Term SOFR Successor Rate”: as defined in Section 1.10(a).

“Third Amendment”: the Third Amendment to Amended and Restated Credit Agreement and Amendment to Amended and Restated Guarantee and Collateral Agreement, dated as of the Third Amendment Effective Date, by and among the Loan Parties, the Lenders (including the Issuing Lenders and the FCI Issuing Lenders) party thereto, the Foreign Trade Facility Agent, and Bank of America, as the Administrative Agent and the Swingline Lender.

“Third Amendment Effective Date” means September 9, 2025.

“TIBOR”: has the meaning specified in the definition of “Alternative Currency Term Rate”.

“Total Consolidated Assets”: as at any date of determination, the total assets of the Parent and its consolidated Restricted Subsidiaries, determined in accordance with GAAP, as of the last day of the fiscal quarter ended immediately prior to the date of such determination for which financial statements have been (or are required pursuant to Section 5.1(a) or (b) to have been) delivered to the Administrative Agent pursuant to Section 5.1(a) or (b).

“Total Exposure”: at any time, the sum of the total Revolving Exposures.

“Total Foreign Trade Exposure”: at any time, the sum of the total FCI Issuing Lender Exposures.

“Trade LC”: a trade or commercial letter of credit.

“Transactions”: the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit and FCIs hereunder.

“Treaty”: the Treaty establishing the European Economic Community, being the Treaty of Rome of March 25, 1957 as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed on February 7, 1992 and came into force on November 1, 1993) and as may from time to time be further amended, supplemented or otherwise modified.

“TTM Consolidated EBITDA”: as of any date of determination, Consolidated EBITDA for the period of four fiscal quarters most recently ended on or prior to such date for which financial statements have been (or are required pursuant to Section 5.1(a) or (b) to have been) delivered to the Administrative Agent pursuant to Section 5.1(a) or (b).

“Type”: when used in reference to any Loan or Borrowing, refers to the rate by reference to which interest on such Loan, or on the Loans comprising such Borrowing, is determined and the currency in which such Loan, or the Loans comprising such Borrowing, are denominated. For purposes hereof, “rate” shall include Term SOFR, any Alternative Currency Daily Rate, any Alternative Currency Term Rate and the Alternate Base Rate, and “currency” shall include Dollars and any Alternative Currency permitted hereunder.

“UCC”: for any jurisdiction, the Uniform Commercial Code applicable in such jurisdiction.

“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” and “U.S.”: the United States of America.

“Unrestricted Subsidiary”: a direct or indirect Subsidiary of the Parent designated as an Unrestricted Subsidiary pursuant to Section 5.13 that has not been redesignated as a Restricted Subsidiary pursuant to Section 5.13; provided that in no event may any Loan Party be designated as an Unrestricted Subsidiary. It is understood and agreed that the designation of any Subsidiary of the Parent as an Unrestricted Subsidiary shall be deemed to constitute a concurrent designation of any Subsidiary of such Subsidiary as an Unrestricted Subsidiary, subject to the limitation set forth in the proviso of the immediately preceding sentence and to the satisfaction of the conditions set forth in Section 5.13; and any such Subsidiary of an Unrestricted Subsidiary may not be re-designated as a Restricted Subsidiary unless such Unrestricted Subsidiary is also re-designated as a Restricted Subsidiary pursuant to Section 5.13. As of the Third Amendment Effective Date, there are no Unrestricted Subsidiaries.

“U.S. Borrower”: as defined in the preamble.

“U.S. Government Securities Business Day”: any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any United States citizen, lawful permanent resident, Person organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any Person in the United States.

“U.S. Special Resolution Regimes”: as defined in Section 9.20.

“Utilization Date”: as defined in Section 2.6(g)(i).

“Utilization Reduction Notice”: as defined in Section 2.6(i)(i).

“Utilization Request”: as defined in Section 2.6(c).

“Warranty Guarantee”: a customary standby letter of credit or bank guarantee or surety issued by an FCI Issuing Lender (with respect to FCIs) or an Issuing Lender (with respect to the Non-Financial Letters of Credit), in each case in favor of customers of the Parent or any of its Restricted Subsidiaries or any of its Joint Ventures for the purpose of securing any warranty obligations of the Parent or such Restricted Subsidiary.

“Wholly Owned Loan Party”: any Loan Party that is a Wholly Owned Subsidiary of the Parent.

“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’, foreign nationals’ and analogous qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries. Unless otherwise qualified, all references to a “Wholly Owned Subsidiary” or to “Wholly Owned Subsidiaries” in this Agreement shall refer to a Wholly Owned Subsidiary or Wholly Owned Subsidiaries of the Parent.

“Withdrawal Liability”: liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yen”: the lawful currency of Japan.

Section 1.2             Classification of Loans and Borrowings.

For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term SOFR Loan”) or by Class and Type (e.g., a “Term SOFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term SOFR Borrowing”) or by Class and Type (e.g., a “Term SOFR Revolving Borrowing”).

Section 1.3             Terms Generally.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, (g) where applicable, any amount (including minimum borrowing, prepayment or repayment amounts) expressed in Dollars shall, when referring to any currency other than Dollars, be deemed to mean an amount of such currency having a Dollar Equivalent approximately equal to such amount and (h) the words “renew”, “renewal” and variations thereof as used herein with respect to a Letter of Credit or an FCI means to extend the term of such Letter of Credit or FCI, as applicable, or to reinstate an amount drawn under such Letter of Credit or FCI, as applicable, or both. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or disposition, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or disposition, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person).

Section 1.4             Accounting Terms; GAAP.

Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that: if at any time there shall occur any change in respect of GAAP (including the adoption of IFRS) from that used in the preparation of audited financial statements referred to in Section 3.4(a) in a manner that would have a material effect on any matter under Article VI, the U.S. Borrower and the Administrative Agent will, within five Business Days of notice from the Administrative Agent or the U.S. Borrower, as the case may be, to that effect, commence, and continue in good faith, negotiations with a view towards making appropriate amendments to the provisions hereof acceptable to the Required Lenders, to reflect as nearly as possible the effect of Article VI as in effect on the Third Amendment Effective Date; provided further that, until such notice shall have been withdrawn or the relevant provisions amended in accordance herewith, Article VI shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective.

Notwithstanding the foregoing, (a) during the period from the date of any acquisition of any Person in accordance with the terms hereof through the last day of the fiscal quarter of the Parent in which the acquisition of such Person is consummated only, at the election of the Parent, all terms of an accounting or financial nature with respect to such Person and its Subsidiaries shall be construed in accordance with the accounting standards applicable to such Person and its Subsidiaries, as in effect during such time period, and (b) all liability amounts shall be determined excluding any liability relating to any operating lease, all asset amounts shall be determined excluding any right-of-use assets relating to any operating lease, all amortization amounts shall be determined excluding any amortization of a right-of-use asset relating to any operating lease, and all interest amounts shall be determined excluding any deemed interest comprising a portion of fixed rent payable under any operating lease, in each case to the extent that such liability, asset, amortization or interest pertains to an operating lease under which the covenantor or a member of its consolidated group is the lessee and would not have been accounted for as such under GAAP as in effect on December 31, 2015. Notwithstanding anything to the contrary set forth in this Agreement, (i) in connection with any Qualified Acquisition Pro Forma Calculation, the maximum Consolidated Leverage Ratio that was permitted pursuant to Section 6.1(a) for the most recent fiscal quarter ended for which the Parent was required to deliver financial statements pursuant to Section 5.1(a) or Section 5.1(b) shall be deemed to be 4.25 to 1.0 solely for purposes of such Qualified Acquisition Pro Forma Calculation, (ii) with respect to determining the permissibility of the incurrence of any Indebtedness, the proceeds thereof shall not constitute “unrestricted cash and cash equivalents” for purposes of determining Consolidated Total Debt, and (iii) except as otherwise expressly set forth herein, prior to the delivery of financial statements pursuant to Section 5.1(b) for the fiscal quarter of the Parent ending on September 27, 2025, any calculation or other determination to be made pursuant to this Agreement by reference to the most recent financial statements of the Parent shall be calculated or determined, as applicable, by reference to quarterly financial statements referred to in Section 3.4(a)(ii).

Section 1.5             Exchange Rates; Interest Rates; Licensing.

(a)            The Administrative Agent or the applicable Issuing Lender, as applicable, shall determine the Exchange Rates as of each Calculation Date to be used for calculating Dollar Equivalent amounts of credit extensions and outstanding amounts denominated in Alternative Currencies. Such Exchange Rates shall become effective as of such Calculation Date and shall be the Exchanges Rates employed in converting any amounts between the applicable currencies until the next Calculation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than for the purpose of converting into Dollars, under Sections 2.5(d), (e), (h), (j) and (k) and 2.14(b), the obligations of the Borrowers and the Revolving Lenders in respect of Financial LC Disbursements and Non-Financial LC Disbursements that have not been reimbursed when due) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable Issuing Lender, as applicable.

(b)            Not later than 5:00 p.m. on each Calculation Date, the Administrative Agent shall (i) determine the Revolving Exposure, the Alternative Currency Financial LC Exposure or the Alternative Currency Non-Financial LC Exposure, as the case may be, on such date (after giving effect to any Alternative Currency Loans to be made or any Alternative Currency Letters of Credit to be issued, renewed, extended or terminated in connection with such determination) and (ii) notify the U.S. Borrower and, if applicable, each Issuing Lender of the results of such determination.

(c)            Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of an Alternative Currency Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable Issuing Lender, as the case may be.

(d)            Neither Agent warrants, nor accepts responsibility for, nor shall any Agent have any liability with respect to, the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including any Term SOFR Successor Rate or any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Term SOFR Conforming Changes or any Conforming Changes. Each Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including any Term SOFR Successor Rate or any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Loan Parties. Each Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including any Term SOFR Successor Rate or any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to any Loan Party, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

(e)            By agreeing to make Loans under this Agreement, each Lender is confirming it has all licenses, permits and approvals necessary for use of the reference rates referred to herein and it will do all things necessary to comply, preserve, renew and keep in full force and effect such licenses, permits and approvals.

Section 1.6             Currency Conversion.

(a)            If more than one currency or currency unit are at the same time recognized by the central bank of any country as the lawful currency of that country, then (i) any reference in the Loan Documents to, and any obligations arising under the Loan Documents in, the currency of that country shall be translated into or paid in the currency or currency unit of that country designated by the Administrative Agent and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by the central bank for conversion of that currency or currency unit into the other, rounded up or down by the Administrative Agent or the Foreign Trade Facility Agent, as applicable, as it deems appropriate.

(b)            If a change in any currency of a country occurs, this Agreement shall be amended (and each party hereto agrees to enter into any supplemental agreement necessary to effect any such amendment) to the extent that the Administrative Agent specifies to be necessary to reflect the change in currency and to put the Lenders in the same position, so far as possible, that they would have been in if no change in currency had occurred.

Section 1.7             Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.8             Face Amount.

Unless otherwise specified herein, the Face Amount of a Letter of Credit or FCI at any time shall be deemed to be the stated amount of such Letter of Credit or FCI in effect at such time; provided that with respect to any Letter of Credit or FCI that, by its terms or the terms of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, the applicable Issuing Lender or FCI Issuing Lender, as applicable, relating to such Letter of Credit or FCI, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit or FCI shall be deemed to be the maximum stated amount of such Letter of Credit or FCI after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.9             Additional Alternative Currencies.

(a)            The U.S. Borrower may from time to time request that Revolving Loans be made, or Financial Letters of Credit be issued, in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that (i) such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars, (ii) in the case of any such request with respect to Revolving Loans, such request shall be subject to the approval of (A) subject to Section 2.21(b), each Revolving Lender and (B) the Administrative Agent and (iii) in the case of any such request with respect to the issuance of Financial Letters of Credit, such request shall be subject to the approval of Bank of America, in its capacity as an Issuing Lender of Financial Letters of Credit, and the Administrative Agent.

(b)            In the case of any such request referenced in Section 1.9(a) pertaining to Revolving Loans, any such request shall be made to the Administrative Agent not later than 11:00 a.m., ten (10) Business Days prior to the date of the desired credit extensions (or such other time or date as may be agreed by the Administrative Agent). Upon receipt of such request, the Administrative Agent shall promptly notify each Revolving Lender. Each Revolving Lender shall notify the Administrative Agent, not later than 11:00 a.m., five (5) Business Days after receipt of such request, whether it consents, in its sole discretion, to the making of Revolving Loans in such requested currency. Any failure by a Revolving Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving Lender to permit Revolving Loans to be made in such requested currency. If the Administrative Agent and all the Revolving Lenders consent to making Revolving Loans in such requested currency and the Administrative Agent and such Revolving Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify the U.S. Borrower and (i) the Administrative Agent and the Revolving Lenders may amend this Agreement to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate, as applicable, and (ii) to the extent this Agreement has been amended to reflect the appropriate rate (and applicable adjustment, if any) for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of any Borrowings of Revolving Loans. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.9(b), the Administrative Agent shall promptly so notify the U.S. Borrower.

(c)            In the case of any such request referenced in Section 1.9(a) pertaining to Financial Letters of Credit, any such request shall be made to the Administrative Agent and Bank of America, in its capacity as an Issuing Lender of Financial Letters of Credit, not later than 11:00 a.m., ten (10) Business Days prior to the date of the desired credit extensions (or such other time or date as may be agreed by the Administrative Agent and Bank of America, in its capacity as an Issuing Lender of Financial Letters of Credit). The Administrative Agent and Bank of America, in its capacity as an Issuing Lender of Financial Letters of Credit, shall notify the U.S. Borrower not later than 11:00 a.m., five (5) Business Days after receipt of such request, whether each such Person consents, in its sole discretion, to the issuance of Financial Letters of Credit in such requested currency. Any failure by the Administrative Agent or Bank of America, in its capacity as an Issuing Lender of Financial Letters of Credit, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by the Administrative Agent or Bank of America, in its capacity as an Issuing Lender of Financial Letters of Credit, as the case may be, to permit Financial Letters of Credit to be issued in such requested currency. If the Administrative Agent and Bank of America, in its capacity as an Issuing Lender of Financial Letters of Credit, each consent to issuance of Financial Letters of Credit in such requested currency, the Administrative Agent shall so notify the U.S. Borrower and, thereafter, such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of the issuance of Financial Letters of Credit.

Section 1.10          Term SOFR Successor Rates; Successor Rates.

(a)            Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the U.S. Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the U.S. Borrower) that the U.S. Borrower or Required Lenders (as applicable) have determined, that: (i) adequate and reasonable means do not exist for ascertaining one month, three month, and six month interest periods of Term SOFR, including because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or (ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month, and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans, or shall or will otherwise cease; provided that at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative interest periods of Term SOFR after such specific date (the latest date on which one month, three month, and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer representative or available permanently or indefinitely, the “Term SOFR Scheduled Unavailability Date”); then, on a date and time determined by the Administrative Agent (any such date, a “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant Interest Payment Date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Term SOFR Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any other Loan Document with Daily Simple SOFR, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (any such successor rate established pursuant to this Section 1.10(a), a “Term SOFR Successor Rate”). If the Term SOFR Successor Rate is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

Notwithstanding anything to the contrary herein, (A) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (B) if the events or circumstances of the type described in clause (i) above or clause (ii) above have occurred with respect to the Term SOFR Successor Rate then in effect, then, in each case, the Administrative Agent and the U.S. Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then-current Term SOFR Successor Rate in accordance with this Section 1.10(a) at the end of any Interest Period, relevant Interest Payment Date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then-existing convention for similar credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then-existing convention for similar credit facilities syndicated and agented in the United States for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a “Term SOFR Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the U.S. Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the U.S. Borrower and each Lender of the implementation of any Term SOFR Successor Rate. Any Term SOFR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Term SOFR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. Notwithstanding anything else herein, if at any time any Term SOFR Successor Rate as so determined would otherwise be less than zero, such Term SOFR Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Term SOFR Successor Rate, the Administrative Agent will have the right to make Term SOFR Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Term SOFR Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Term SOFR Conforming Changes to the U.S. Borrower and the Lenders reasonably promptly after such amendment becomes effective.

For purposes of this Section 1.10(a), those Lenders that either have not made, or do not have an obligation under this Agreement to make, Term SOFR Loans (or Loans accruing interest by reference to a Term SOFR Successor Rate, as applicable) shall be excluded from any determination of Required Lenders.

(b)            Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the U.S. Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the U.S. Borrower) that the U.S. Borrower or Required Lenders (as applicable) have determined, that: (i) adequate and reasonable means do not exist for ascertaining the Relevant Rate for an Alternative Currency because none of the tenors of such Relevant Rate (including any forward-looking term rate thereof) is available or published on a current basis and such circumstances are unlikely to be temporary; or (ii) the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate for an Alternative Currency (including any forward-looking term rate thereof) shall or will no longer be representative or made available, or used for determining the interest rate of loans denominated in such Alternative Currency, or shall or will otherwise cease; provided that in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate for such Alternative Currency (the latest date on which all tenors of the Relevant Rate for such Alternative Currency (including any forward-looking term rate thereof) are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date” for such Relevant Rate); or (iii) syndicated loans currently being executed and agented in the United States are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Relevant Rate for an Alternative Currency; or if the events or circumstances of the type described in clause (i) above, clause (ii) above or clause (iii) above have occurred with respect to a Successor Rate then in effect, then the Administrative Agent and the U.S. Borrower may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Alternative Currency or any then-current Successor Rate for an Alternative Currency in accordance with this Section 1.10(b) with an alternative benchmark rate giving due consideration to any evolving or then-existing convention for similar credit facilities syndicated and agented in the United States and denominated in such Alternative Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then-existing convention for similar credit facilities syndicated and agented in the United States and denominated in such Alternative Currency for such benchmarks (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the U.S. Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the U.S. Borrower and each Lender of the implementation of any Successor Rate. Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the U.S. Borrower and the Lenders reasonably promptly after such amendment becomes effective.

For purposes of this Section 1.10(b), those Lenders that either have not made, or do not have an obligation under this Agreement to make, Loans denominated in the applicable Alternative Currency shall be excluded from any determination of Required Lenders for purposes of the establishment of a Successor Rate with respect to Alternative Currency.

Section 1.11          Permitted Reorganization.

The parties hereto acknowledge and agree that (a) notwithstanding anything set forth herein or in any other Loan Document, the Permitted Reorganization is expressly permitted hereunder, solely to the extent the Permitted Reorganization is consummated on or prior to September 30, 2022, and (b) nothing set forth herein or in any other Loan Document shall limit the ability of SPX Corporation and its applicable Subsidiaries to consummate the Permitted Reorganization and the transactions contemplated thereby, solely to the extent the Permitted Reorganization is consummated on or prior to September 30, 2022. The U.S. Borrower and the Administrative Agent shall be permitted to amend this Agreement and the other the Loan Documents (and the Lenders authorize the Administrative Agent to enter into any such amendments, including any amendments that are retroactively effective to the date of consummation of the Permitted Reorganization) solely for the purposes of making changes to this Agreement and the other Loan Documents to reflect the consummation of the Permitted Reorganization (including, for the avoidance of doubt, to make any changes as may be necessary and appropriate, in the sole discretion of the Administrative Agent, to reflect the consummation of the Permitted Reorganization), and any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders unless, prior to such time, the Required Lenders have delivered to the Administrative Agent written notice that such Lenders do not accept such amendment. It is understood and agreed that, with respect to any reference in this Agreement and any other Loan Documents to financial statements or other financial information (including financial covenant-related definitions and terms) of the Parent and/or any of its Subsidiaries, as of any date of determination prior to the effect time of the Merger (as defined on Schedule 1.1G), or for any relevant period ending prior to the effective time of the Merger, in each case, any such reference shall be deemed to be a reference to financial statements or other financial information of SPX Corporation and/or any of its Subsidiaries.

Section 1.12           Amendment and Restatement.

The parties hereto agree that, on the Effective Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto: (a) the Existing Credit Agreement shall be deemed to be amended and restated in its entirety pursuant to this Agreement; (b) all obligations under or in connection with the Existing Credit Agreement outstanding on the Effective Date shall in all respects be continuing and shall be deemed to be Obligations outstanding hereunder (and, on the Effective Date, the U.S. Borrower hereby absolutely and expressly assumes all of the duties, obligations and liabilities of SPX Corporation, in its capacity as a borrower under, and in connection with, the Existing Credit Agreement and the other loan documents executed in connection with the Existing Credit Agreement); (c) to the extent evidenced by the Guarantee and Collateral Agreement, the guarantees made to the holders of the obligations pursuant to the loan documents entered into in connection with the Existing Credit Agreement shall remain in full force and effect with respect to the Obligations and are hereby reaffirmed; and (d) to the extent evidenced by the Guarantee and Collateral Agreement, the security interests and liens granted in favor of Bank of America, as administrative agent for the benefit of the holders of the obligations, created under the collateral documents entered into in connection with the Existing Credit Agreement shall remain in full force and effect with respect to the Obligations and are hereby reaffirmed. On the Effective Date, (i) the revolving credit extensions and revolving commitments made by the lenders under the Existing Credit Agreement shall be re-allocated and restated among the Lenders so that, as of the Effective Date, the respective Revolving Commitments of the Lenders shall be as set forth on Schedule 1.1A as in effect on the Effective Date (and, as of the Effective Date, each Lender’s portion of any outstanding Revolving Loans shall be equal to its Applicable Revolving Percentage of the outstanding amount of such Revolving Loans), (ii) each Existing Letter of Credit issued by an Issuing Lender under the Existing Credit Agreement shall be deemed for all purposes of this Agreement to constitute a Letter of Credit issued by such Issuing Lender pursuant hereto for the applicable Person, (iii) each Existing FCI issued by an FCI Issuing Lender under the Existing Credit Agreement shall be deemed for all purposes of this Agreement to constitute an FCI issued by such FCI Issuing Lender pursuant hereto for the applicable Borrower (and such Borrower, whether or not it is the Borrower for which such Existing FCI was originally issued under the Existing Credit Agreement, shall be obligated and liable in respect of such Existing FCI under the terms and conditions of this Agreement as if such Existing FCI had been originally issued at its request under this Agreement) and the FCI Issuing Commitment of such FCI Issuing Lender under this Agreement shall be deemed utilized in an amount equal to the Dollar Equivalent of all Existing FCIs issued by it and determined as of the Effective Date, subject to any subsequent determinations of such Dollar Equivalent pursuant to Section 2.6(l), and (iv) any Lender may exchange, continue or rollover all or the portion of its credit extensions under the Existing Credit Agreement in connection with the entering into of this Agreement pursuant to a cashless settlement mechanism approved by SPX Corporation, the U.S. Borrower, the Administrative Agent, the Foreign Trade Facility Agent and such Lender. This Agreement constitutes an amendment to the Existing Credit Agreement made under and in accordance with the terms of Section 9.2 of the Existing Credit Agreement.

Article II

THE CREDITS

Section 2.1             Commitments; Incremental Facilities.

(a)            Subject to the terms and conditions set forth herein, each Revolving Lender agrees to severally make Revolving Loans in Dollars or Alternative Currencies (as specified in the Borrowing Requests with respect thereto) to any Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment; provided that, after giving effect to any Borrowing of Revolving Loans, the aggregate outstanding amount of all Alternative Currency Loans, plus the aggregate outstanding amount of all Revolving Loans made to Foreign Subsidiary Borrowers, shall not exceed the Global Sublimit. Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow Revolving Loans.

(b)            The U.S. Borrower and any one or more Lenders may from time to time agree that such Lenders (or any other additional bank, financial institution or other entity which becomes a Lender pursuant to this Section 2.1(b)) shall add one or more term loan facilities (the loans thereunder, the “Incremental Term Loans”) and/or increase the Commitments in respect of any of the Facilities by executing and delivering to the Administrative Agent, an Incremental Facility Activation Notice specifying (i) the amount of such Incremental Term Loans and/or Commitment increase, and (ii) in the case of any Incremental Term Loans, (A) the applicable Incremental Term Loan Maturity Date, (B) the amortization schedule for such Incremental Term Loans, which shall comply with Section 2.11(a), (C) the Applicable Rate (and/or other pricing terms) for such Incremental Term Loans and (D) the requested currency (which may be in Dollars or any Alternative Currency); provided that: (1) the aggregate principal amount of borrowings of Incremental Term Loans outstanding at any time and Commitment increases pursuant to this Section 2.1(b) in effect at any time, plus the aggregate principal amount of all Incremental Equivalent Indebtedness outstanding at any time shall not exceed, as of any date of determination, the Incremental Amount; (2) no Default or Event of Default shall be in existence or would be caused by the incurrence of such Incremental Term Loans and/or establishment of such increase in the Commitments; and (3) after giving effect to incurrence of any Incremental Term Loans and/or establishment of any increase in the Commitments on a pro forma basis (and assuming for such purposes that such Incremental Term Loans are fully drawn and/or such Commitment increase is fully drawn), the Parent would be in compliance with the financial covenants contained in Section 6.1 as of the last day of the fiscal quarter of the Parent most recently ended for which the Parent has delivered financial statements pursuant to Section 5.1(a) or Section 5.1(b). In the case of any increase in the Commitments under any Facility (other than any Incremental Term Loan Facility), the terms applicable to such increased Commitments and the Loans thereunder shall be the same as the terms applicable to the Facility being so increased. In the case of any increase of the Revolving Facility, any new Lender added in connection with such increase must be reasonably acceptable to the Administrative Agent and the Issuing Lenders (but not the Revolving Lenders). In the case of any increase of the Foreign Trade Facility, any new Lender added in connection with such increase must be reasonably acceptable to the Administrative Agent, the Foreign Trade Facility Agent and the FCI Issuing Lenders. No Lender shall have any obligation to participate in any Incremental Term Loan or other increase described in this paragraph unless it agrees to do so in its sole discretion. Any additional bank, financial institution or other entity which, with the consent of the U.S. Borrower and the Administrative Agent, and, if applicable, the Foreign Trade Facility Agent (which consent shall not be unreasonably withheld), elects to become a “Lender” under this Agreement in connection with the making of any Incremental Term Loan or the making of any additional Commitment shall execute a New Lender Supplement, whereupon such bank, financial institution or other entity shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

Notwithstanding anything to the contrary in this Agreement, if the proceeds of any Incremental Term Loan are being used to finance a Limited Condition Acquisition, and the U.S. Borrower has obtained binding commitments of Incremental Term Lenders to fund such Incremental Term Loan (“Acquisition Financing Commitments”), then the conditions to the funding and incurrence of such Incremental Term Loan shall be limited as follows, if and to the extent such Incremental Term Lenders so agree with respect to their Acquisition Financing Commitments: (a) the condition set forth in Section 4.2(a) shall apply only with respect to customary “specified representations” approved by the Incremental Term Lenders providing the Acquisition Financing Commitments or if the circumstances giving rise to the failure of such conditions also entitle the Parent or the applicable Restricted Subsidiaries to terminate its or their obligations under the definitive agreement for such Limited Condition Acquisition (each, an “Acquisition Agreement”), and (b) the reference in Section 4.2(b) to no Default or Event of Default shall mean the absence of a Default or Event of Default at the date such Acquisition Agreement is executed and delivered and the absence of an Event of Default under paragraphs (a), (b), (h), (i) or (j) of Article VII at the date the applicable Limited Condition Acquisition is consummated (it being understood that this sentence shall not limit the conditions set forth in Section 4.2 with respect to any proposed Borrowing or the issuance of any Letter of Credit or FCI in connection with such Permitted Acquisition or otherwise). Additionally, in connection with the incurrence of any Incremental Term Loan or any Incremental Equivalent Indebtedness used to finance all or any part of a Limited Condition Acquisition, the date for purposes of determining compliance with (i) clause (2) in the first proviso of the preceding paragraph, (ii) clause (B) in the proviso to Section 6.2(t)(i), (iii) compliance with the Ratio Incremental Amount, and (iv) clause (C) in the proviso to Section 6.2(t)(i), in each case, shall, at the U.S. Borrower’s option, be the date on which the Acquisition Agreement for such Limited Condition Acquisition is executed and delivered; provided that: (A) with respect to the conditions set forth in clause (2) in the first proviso of the preceding paragraph and clause (B) in the proviso to Section 6.2(t)(i), such conditions shall only be satisfied if there is also no Event of Default under paragraphs (a), (b), (h), (i) or (j) of Article VII at the date the applicable Limited Condition Acquisition is consummated; and (B) during the period commencing with the execution and delivery of such Acquisition Agreement and ending on the earlier to occur of (1) the date of consummation of such Limited Condition Acquisition, and (2) the date of abandonment by the Parent or the applicable Restricted Subsidiary of such Limited Condition Acquisition, each calculation on a pro forma basis required hereunder shall demonstrate two calculations of each of the relevant covenants set forth in Section 6.1, the first assuming that such Limited Condition Acquisition (and all transactions in connection therewith, including the incurrence of any Incremental Term Loan, any Commitment increase or any Incremental Equivalent Indebtedness) has been consummated and the second assuming that such transaction has been abandoned, and, for the avoidance of doubt, with respect to any particular transaction for which pro forma compliance is required, each such calculation must demonstrate compliance on a pro forma basis in order for such transaction to be permitted. Nothing in the foregoing constitutes a waiver of any Default or Event of Default under this Agreement or of any rights or remedies of Lenders and the Administrative Agent under any provision of the Loan Documents.

Notwithstanding anything to the contrary in this Agreement, this Agreement may be amended to incorporate additional terms (including customary “MFN” protections, soft call protection, and excess cash flow mandatory prepayments, in each case, that may be applicable with respect to any proposed Incremental Term Loans (provided that to the extent an excess cash flow mandatory prepayment is required in connection with the establishment of any Incremental Term Loans, such excess cash flow mandatory prepayment shall be applied ratably to all Term Loans and to the principal repayment installments thereof on a pro rata basis)) or conditions (including any additional conditions to the release of Collateral set forth in Section 9.13(a)) to the extent such terms or conditions are required by the Lenders providing any Incremental Term Loans, with any such amendment requiring only the approval of the Loan Parties, the Lenders providing such Incremental Term Loans, and the Administrative Agent.

(c)            Extension Option for Revolving Commitments.

(i)            The U.S. Borrower may from time to time during the term of this Agreement, by written notice to the Administrative Agent (any such notice being a “Revolving Extension Notice”), request that each Revolving Lender extend (any such extension, a “Revolving Commitment Extension”) the then-existing Revolving Maturity Date applicable to such Revolving Lender’s Revolving Commitment to the extended maturity date specified in such Revolving Extension Notice (any such extended maturity date, the “Extended Revolving Maturity Date”). Each Revolving Extension Notice delivered in connection with any requested Revolving Commitment Extension shall set forth the date on which such Revolving Commitment Extension is requested to become effective (such date, the “Revolving Extension Date”), which date shall be not less than 30 Business Days nor more than 60 Business Days after the date of the Revolving Extension Notice for such Revolving Commitment Extension. The Administrative Agent shall promptly transmit any Revolving Extension Notice to each Revolving Lender. Each Revolving Lender shall notify the Administrative Agent whether it wishes to extend the then-existing Revolving Maturity Date applicable to such Revolving Lender’s Revolving Commitment to the Extended Revolving Maturity Date specified in the applicable Revolving Extension Notice for such Revolving Commitment Extension, such notice to be provided by each Revolving Lender no later than 15 Business Days prior to the Revolving Extension Date for such Revolving Commitment Extension (such date, the “Revolving Lender Extension Response Date”). The Administrative Agent shall promptly notify the U.S. Borrower of the identity of each Revolving Lender that has agreed to extend the then-existing Revolving Maturity Date applicable to such Revolving Lender’s Revolving Commitment to the Extended Revolving Maturity Date specified in the applicable Revolving Extension Notice for such Revolving Commitment Extension, and the amount of such Revolving Lender’s Revolving Commitment. Any Revolving Lender which does not expressly notify the Administrative Agent on or before the Revolving Lender Extension Response Date for such Revolving Commitment Extension that it wishes to so extend the then-existing Revolving Maturity Date applicable to such Revolving Lender’s Revolving Commitment shall be deemed to have rejected the U.S. Borrower’s request for such Revolving Commitment Extension. Effective as of the Revolving Extension Date for such Revolving Commitment Extension, with respect to each Revolving Lender that has agreed to extend the then-existing Revolving Maturity Date applicable to such Revolving Lender’s Revolving Commitment to the Extended Revolving Maturity Date specified in the Revolving Extension Notice for such Revolving Commitment Extension, the then-existing Revolving Maturity Date applicable to such Revolving Lender’s Revolving Commitment shall be automatically and immediately so extended to the Extended Revolving Maturity Date specified in the Revolving Extension Notice for such Revolving Commitment Extension so long as, as of the Revolving Extension Date for such Revolving Commitment Extension, no Default or Event of Default exists or would result after giving effect to such Revolving Commitment Extension. Notwithstanding anything contained in this Agreement to the contrary, no Issuing Lender shall have any obligation to issue Letters of Credit beyond the Revolving Maturity Date in effect as of the Third Amendment Effective Date, unless such Issuing Lender agrees in writing to issue Letters of Credit until any Extended Revolving Maturity Date established after the Third Amendment Effective Date.

(ii)            If the then-existing Revolving Maturity Date applicable to any Revolving Lender’s Revolving Commitment shall have been extended in accordance with Section 2.1(c)(i), all references herein to the “Revolving Maturity Date” applicable to such Revolving Lender’s Revolving Commitment shall be a reference to the then-applicable Extended Revolving Maturity Date applicable to such Revolving Lender’s Revolving Commitment. Notwithstanding anything to the contrary set forth in this Agreement (but subject to the last sentence of Section 2.1(c)(i)), in connection with any Revolving Commitment Extension, the U.S. Borrower and the Administrative Agent may enter into an amendment to this Agreement and/or any other Loan Document (and the Lenders hereby authorize the Administrative Agent to enter into, and the Lenders agree that this Agreement and the other Loan Documents shall be amended by, any such amendment) to the extent the Administrative Agent deems necessary in order to (A) reflect the existence and terms of such Revolving Commitment Extension, (B) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of such Revolving Commitment Extension, and (C) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.1(c). The Administrative Agent shall promptly notify each Lender as to the effectiveness of any such amendment.

(iii)            The U.S. Borrower shall have the right, following any Revolving Lender Extension Response Date for any Revolving Commitment Extension, but prior to the Revolving Extension Date applicable to such Revolving Commitment Extension, to replace each Revolving Lender declining to participate in such Revolving Commitment Extension with one or more Persons (A) reasonably satisfactory to the U.S. Borrower and the Administrative Agent, and (B) satisfactory to the Issuing Lenders in their sole discretion (each such Person, an “Additional Revolving Commitment Lender”), as provided in Section 2.21(b). Each Additional Revolving Commitment Lender shall have entered into an Assignment and Assumption or such other documentation satisfactory to the Administrative Agent pursuant to which such Additional Revolving Commitment Lender shall, effective as of the Revolving Extension Date applicable to such Revolving Commitment Extension, undertake a Revolving Commitment (and if any such Additional Revolving Commitment Lender is already a Lender, its new Revolving Commitment shall be in addition to any other Commitment of such Lender on such date).

(d)            [Reserved].

(e)            Term Loan A. Subject to the terms and conditions set forth herein, each Term Loan A Lender shall make its portion of a term loan (the “Term Loan A”) to the U.S. Borrower in Dollars on the Third Amendment Effective Date in an amount equal to such Term Loan A Lender’s Term Loan A Commitment. Each Term Loan A Lender shall, at the option of the Administrative Agent, make its portion of the Term Loan A to the U.S. Borrower by (i) continuing all or any of its portion of such Term Loan A Lender’s portion of any term loan outstanding under this Agreement immediately prior to the Third Amendment Effective Date, and/or (ii) advancing additional amounts constituting all or any portion of such Term Loan A Lender’s portion of the Term Loan A on the Third Amendment Effective Date. Amounts repaid on the Term Loan A may not be reborrowed. The Term Loan A may consist of ABR Loans or Term SOFR Loans or a combination thereof, as further provided herein.

Section 2.2             Loans and Borrowings.

(a)            Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder.

(b)            Subject to Sections 1.10 and 2.16, (i) each Borrowing of Revolving Loans denominated in Dollars, the Term Loan A and each Incremental Term Loan denominated in Dollars shall consist entirely of ABR Loans or Term SOFR Loans as the applicable Borrower may request in accordance herewith, (ii) each Borrowing of Revolving Loans denominated in Alterative Currencies shall consist entirely of Alternative Currency Daily Rate Loans or Alternative Currency Term Rate Loans, as the applicable Borrower may request in accordance herewith, and (iii) each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan to any Borrower by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)            At the commencement of each Interest Period for any Borrowing of Term SOFR Loans or any Alternative Currency Term Rate Loans, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. At the time that each Borrowing of Alternative Currency Daily Rate Loans is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that a Borrowing of ABR Revolving Loans may be in an aggregate amount that is equal to the entire unused balance of the aggregate Revolving Commitments, or that is required to finance the reimbursement of a Financial LC Disbursement as contemplated by Section 2.5(e)(i), or that is required to finance the reimbursement of a Non-Financial LC Disbursement as contemplated by Section 2.5(e)(ii). Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $500,000. No more than 10 Borrowings may be outstanding at any one time under each Facility.

(d)            Notwithstanding any other provision of this Agreement, a Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date, the Term Loan A Maturity Date or the applicable Incremental Term Loan Maturity Date, as applicable.

(e)            Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the U.S. Borrower, the Administrative Agent and such Lender.

Section 2.3             Requests for Borrowings.

To request a Borrowing (other than (x) a continuation or conversion, which is governed by Section 2.8, or (y) a Borrowing of a Swingline Loan, which is governed by Section 2.4(b)) of Revolving Loans or Incremental Term Loans, the relevant Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Borrowing of Term SOFR Loans, not later than 11:00 a.m. two Business Days before the date of the proposed Borrowing, (b) in the case of a Borrowing of Alternative Currency Loans, not later than 11:00 a.m. time four Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, not later than 11:00 a.m. on the Business Day of the proposed Borrowing; provided that (i) any such notice of a Borrowing of ABR Revolving Loans to finance the reimbursement of a Financial LC Disbursement as contemplated by Section 2.5(e)(i) or a Non-Financial LC Disbursement as contemplated by Section 2.5(e)(ii) may be given not later than 10:00 a.m. on the date of the proposed Borrowing, and (ii) if the applicable Borrower wishes to request Term SOFR Loans or Alternative Currency Term Rate Loans having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period,” (A) the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. (1) four Business Days prior to the requested date of such Borrowing, in the case of a Borrowing of Term SOFR Loans, or (2) five Business Days prior to the requested date of such Borrowing, in the case of a Borrowing of Alternative Currency Term Rate Loans, (B) the Administrative Agent shall give prompt written notice to the appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them, and (C) not later than 11:00 a.m. (1) three Business Days before the requested date of such Borrowing, in the case of a Borrowing of Term SOFR Loans, or (2) four Business Days before the requested date of such Borrowing, in the case of a Borrowing of Alternative Currency Term Rate Loans, the Administrative Agent shall notify the applicable Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the applicable Lenders. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by delivery to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and (A) signed by the U.S. Borrower or (B) in the case of Borrowings by a Foreign Subsidiary Borrower, signed by the U.S. Borrower or such Foreign Subsidiary Borrower, as specified by the U.S. Borrower by prior written notice to the Administrative Agent. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2: (1) the applicable Borrower requesting such Borrowing (and be signed on behalf of such Borrower); (2) the Class and Type of the requested Borrowing; (3) the aggregate amount of such Borrowing; (4) the date of such Borrowing, which shall be a Business Day; (5) in the case of a Borrowing of Term SOFR Loans or Alternative Currency Term Rate Loans, the initial Interest Period to be applicable thereto; (6) the location and number of the relevant Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.7; and (7) the currency of such Borrowing (which shall be in Dollars or an Alternative Currency, as applicable). If no election as to the currency of a Borrowing is specified in any such notice, then the requested Borrowing shall be denominated in Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing if denominated in Dollars or a Borrowing of Alternative Currency Daily Rate Loans or Alternative Currency Term Rate Loans, as applicable, if denominated in an Alternative Currency. If no Interest Period is specified with respect to any requested Borrowing of Term SOFR Loans or Alternative Currency Term Rate Loans, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each relevant Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.4             Swingline Loans.

(a)            Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the U.S. Borrower in Dollars from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $40,000,000 (or, if less, the aggregate amount of the Revolving Commitments at such time) or (ii) the sum of the total Revolving Exposures exceeding the aggregate Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the U.S. Borrower may borrow, prepay and reborrow Swingline Loans.

(b)            To request a Swingline Loan, notwithstanding anything herein to the contrary, the U.S. Borrower shall notify the Administrative Agent of such request by telephone (confirmed in writing in a form approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the U.S. Borrower), not later than 12:00 noon on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the U.S. Borrower. The Swingline Lender shall make each Swingline Loan available to the U.S. Borrower by wiring the amount to the account designated by the U.S. Borrower in the request for such Swingline Loan (or, in the case of a Swingline Loan made to finance the reimbursement of a Financial LC Disbursement as provided in Section 2.5(e)(i), by remittance to the applicable Issuing Lender) by 3:00 p.m. on the requested date of such Swingline Loan.

(c)            The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Revolving Percentage of such Swingline Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Revolving Percentage of such Swingline Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.7 with respect to Loans made by such Lender (and Section 2.7 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the U.S. Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the U.S. Borrower (or other party on behalf of the U.S. Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the U.S. Borrower of its obligation to repay such Swingline Loan.

Section 2.5             Letters of Credit.

(a)            General.

(i)            Subject to the terms and conditions set forth herein, the U.S. Borrower may request the issuance of Financial Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Lender, at any time and from time to time during the Revolving Availability Period; provided that (A) after giving effect to the issuance of any Financial Letter of Credit, the amount of all Financial LC Exposure shall not exceed $200,000,000 (or, if less, the aggregate amount of the Revolving Commitments at such time), (B) the Total Exposure shall not exceed the aggregate Revolving Commitments, and (C) notwithstanding anything to the contrary set forth herein, Financial Letters of Credit that are Alternative Currency Letters of Credit may only be issued by Bank of America, in its capacity as an Issuing Lender. Notwithstanding the foregoing, the account party for each Financial Letter of Credit shall be the U.S. Borrower, the relevant Foreign Subsidiary Borrower, a Subsidiary of the U.S. Borrower that is a Restricted Subsidiary, or a Joint Venture, as specified by the Administrative Agent and the applicable Issuing Lender in consultation with the U.S. Borrower. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the U.S. Borrower to, or entered into by the U.S. Borrower with, the applicable Issuing Lender relating to any Financial Letter of Credit, the terms and conditions of this Agreement shall control. As specified on Schedule 1.1E, certain Existing Letters of Credit shall be deemed to be “Financial Letters of Credit” for all purposes of this Agreement and the other Loan Documents, and the U.S. Borrower shall be obligated to reimburse the applicable Issuing Lender hereunder for any drawings under such Financial Letters of Credit. Furthermore, if (v) any letter of credit has been previously issued by an Issuing Lender, (w) the reimbursement obligations of the account party (the “Original Financial Letter of Credit Account Party”) relating to such letter of credit have been or are assumed in writing by the U.S. Borrower or any Subsidiary of the U.S. Borrower that is a Restricted Subsidiary (such assuming Person, the “Financial Letter of Credit Assuming Person”) pursuant to a Permitted Acquisition or other transaction permitted under this Agreement, (x) there is sufficient availability hereunder for the inclusion of such letter of credit as a Financial Letter of Credit hereunder, (y) such letter of credit satisfies all of the requirements of a Financial Letter of Credit hereunder, and (z) the conditions of Sections 4.2(a) and 4.2(b) are satisfied, then upon the written request (which written request shall include a statement that the foregoing requirements set forth in clauses (v) through (z), inclusive, have been satisfied) of the U.S. Borrower to such Issuing Lender (consented to in writing by such Issuing Lender) and the submission by the U.S. Borrower to the Administrative Agent of a copy of such request bearing such consent, such letter of credit shall be (from the date of such consent of such Issuing Lender) deemed a Financial Letter of Credit for all purposes of this Agreement and the other Loan Documents and considered issued hereunder pursuant to the terms hereof (the terms hereof and of the other Loan Documents shall govern and prevail in the case of any conflict with the provisions of the agreement(s) pursuant to which such letter of credit had been issued (such agreement(s), the “Original Financial Letter of Credit Agreements”), and such Issuing Lender shall be deemed to have released the Original Financial Letter of Credit Account Party and the Financial Letter of Credit Assuming Person from the Original Financial Letter of Credit Agreements to the extent of such conflict). Notwithstanding that any such assumed letter of credit is in support of any obligations of, or is for the account of, a Subsidiary of the U.S. Borrower that is a Restricted Subsidiary or a Joint Venture, the U.S. Borrower agrees that it shall be obligated to reimburse the applicable Issuing Lender hereunder for any and all drawings under such letter of credit.

(ii)            Subject to the terms and conditions set forth herein, any Borrower may request the issuance of Non-Financial Letters of Credit for its own account, in a form reasonably acceptable to the Foreign Trade Facility Agent and the applicable Issuing Lender, at any time and from time to time during the Revolving Availability Period; provided that after giving effect to the issuance of any Non-Financial Letter of Credit, (A) the amount of all Non-Financial LC Exposure shall not exceed $50,000,000 (or, if less, the aggregate amount of the Revolving Commitments at such time), and (B) the Total Exposure shall not exceed the aggregate Revolving Commitments. Notwithstanding the foregoing, the account party for each Non-Financial Letter of Credit shall be the U.S. Borrower, the relevant Foreign Subsidiary Borrower, a Subsidiary of the U.S. Borrower that is a Restricted Subsidiary or a Joint Venture, as specified by the Foreign Trade Facility Agent and the applicable Issuing Lender in consultation with the U.S. Borrower. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, the applicable Issuing Lender relating to any Non-Financial Letter of Credit, the terms and conditions of this Agreement shall control. As specified on Schedule 1.1E, certain Existing Letters of Credit shall be deemed to be “Non-Financial Letters of Credit” for all purposes of this Agreement and the other Loan Documents, and the U.S. Borrower shall be obligated to reimburse the applicable Issuing Lender hereunder for any drawings under such Non-Financial Letters of Credit. Furthermore, if (v) any letter of credit has been previously issued by an Issuing Lender, (w) the reimbursement obligations of the account party (the “Original Non-Financial Letter of Credit Account Party”) relating to such letter of credit have been or are assumed in writing by the U.S. Borrower or any Subsidiary of the U.S. Borrower that is a Restricted Subsidiary (such assuming Person, the “Non-Financial Letter of Credit Assuming Person”) pursuant to a Permitted Acquisition or other transaction permitted under this Agreement, (x) there is sufficient availability hereunder for the inclusion of such letter of credit as a Non-Financial Letter of Credit hereunder, (y) such letter of credit satisfies all of the requirements of a Non-Financial Letter of Credit hereunder, and (z) the conditions of Sections 4.2(a) and 4.2(b) are satisfied, then upon the written request (which written request shall include a statement that the foregoing requirements set forth in clauses (v) through (z), inclusive, have been satisfied) of the U.S. Borrower to such Issuing Lender (consented to in writing by such Issuing Lender) and the submission by the U.S. Borrower to the Foreign Trade Facility Agent of a copy of such request bearing such consent, such letter of credit shall be (from the date of such consent of such Issuing Lender) deemed a Non-Financial Letter of Credit for all purposes of this Agreement and the other Loan Documents and considered issued hereunder pursuant to the terms hereof (the terms hereof and of the other Loan Documents shall govern and prevail in the case of any conflict with the provisions of the agreement(s) pursuant to which such letter of credit had been issued (such agreement(s), the “Original Non-Financial Letter of Credit Agreements”), and such Issuing Lender shall be deemed to have released the Original Non-Financial Letter of Credit Account Party and the Non-Financial Letter of Credit Assuming Person from the Original Non-Financial Letter of Credit Agreements to the extent of such conflict). Notwithstanding that any such assumed letter of credit is in support of any obligations of, or is for the account of, a Subsidiary of the U.S. Borrower that is a Restricted Subsidiary or a Joint Venture, the U.S. Borrower agrees that it shall be obligated to reimburse the applicable Issuing Lender hereunder for any and all drawings under such letter of credit.

(b)            Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.

(i)            To request the issuance of a Financial Letter of Credit (or the amendment, renewal or extension of an outstanding Financial Letter of Credit), the U.S. Borrower shall deliver to the applicable Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Financial Letter of Credit, or identifying the Financial Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Financial Letter of Credit is to expire (which shall comply with Section 2.5(c)), the amount of such Financial Letter of Credit, the currency in which such Financial Letter of Credit is to be denominated (which shall be Dollars or, subject to Section 2.22, an Alternative Currency), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Financial Letter of Credit. If requested by the applicable Issuing Lender, the U.S. Borrower also shall submit a letter of credit application on such Issuing Lender’s standard form in connection with any request for a Financial Letter of Credit. Following receipt of such notice and prior to the issuance of the requested Financial Letter of Credit, the Administrative Agent shall calculate the Dollar Equivalent of such Financial Letter of Credit and shall notify the U.S. Borrower and the applicable Issuing Lender of the amount of the Total Exposure after giving effect to (i) the issuance of such Financial Letter of Credit, (ii) the issuance or expiration of any other Financial Letter of Credit that is to be issued or will expire prior to the requested date of issuance of such Financial Letter of Credit and (iii) the borrowing or repayment of any Revolving Loans or Swingline Loans that (based upon notices delivered to the Administrative Agent by the U.S. Borrower) are to be borrowed or repaid prior to the requested date of issuance of such Financial Letter of Credit. A Financial Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Financial Letter of Credit the U.S. Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (A) the amount of all Financial LC Exposure shall not exceed $200,000,000 (or, if less, the aggregate amount of the Revolving Commitments at such time), and (B) the Total Exposure shall not exceed the aggregate Revolving Commitments. No Issuing Lender shall be under any obligation to issue any Financial Letter of Credit if any Revolving Lender is at that time a Defaulting Lender, unless such Issuing Lender has entered into arrangements, including the delivery of cash collateral or other credit support to the Administrative Agent, satisfactory to such Issuing Lender (in its reasonable discretion) with the U.S. Borrower or such Lender to eliminate such Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.24(a)(iv)) with respect to the Defaulting Lender arising from either the Financial Letter of Credit then proposed to be issued or that Financial Letter of Credit and all other Financial LC Exposure as to which such Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion.

If the U.S. Borrower so requests, the applicable Issuing Lender may, in its sole discretion, agree to issue a Financial Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the applicable Issuing Lender to prevent any such extension at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve (12) month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Lender, the U.S. Borrower shall not be required to make a specific request to the applicable Issuing Lender for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Lender to permit the extension of such Letter of Credit at any time to an expiry date not later than the date that is five Business Days prior to the Revolving Maturity Date; provided that the applicable Issuing Lender shall not permit any such extension if (A) the applicable Issuing Lender has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Lenders holding a majority of the Revolving Loans have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Lender or the U.S. Borrower that one or more of the applicable conditions specified in Section 4.2 is not then satisfied, and in each such case directing the applicable Issuing Lender not to permit such extension.

(ii)            Any request for the issuance, amendment, renewal or extension of a Non-Financial Letter of Credit and the processing of Utilization Requests with respect thereto and the expiration, cancellation, reduction or reversal thereof shall be subject to the same terms, conditions and provisions of Section 2.6, including as to the use of Permitted Currencies rather than Alternative Currencies, except instead of relating to the processing of Utilization Requests, they shall relate to the issuance, amendment, renewal or extension of a Non-Financial Letter of Credit, and the terms, conditions and provisions of Section 2.6 shall apply mutatis mutandis to the request for the issuance, amendment, renewal or extension of a Non-Financial Letter of Credit and the processing of Utilization Requests with respect thereto and the expiration, cancellation, reduction or reversal thereof; provided that notwithstanding anything to the contrary in this Agreement, the applicable Issuing Lender shall have discretion whether or not to require that any Non-Financial Letter of Credit comply with the FCI Requirements.

(c)            Expiration Date.

(i)            Each Financial Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Financial Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date. Notwithstanding the foregoing sentence, as specified on Schedule 1.1E, certain Long Term Letters of Credit shall be deemed to be “Financial Letters of Credit” for all purposes of this Agreement and the other Loan Documents. The U.S. Borrower agrees that on the earlier of the Revolving Maturity Date and other termination of this Agreement, the U.S. Borrower shall (A) cause each such Long Term Letter of Credit that is deemed to be a Financial Letter of Credit to be surrendered for cancellation to the U.S. Borrower, (B) provide Letter of Credit Cash Cover or (C) provide a back to back letter of credit on reasonably acceptable terms and conditions from a financial institution approved by the applicable Issuing Lender (such approval not to be unreasonably withheld in accordance with such Issuing Lender’s existing banking practice consistently applied) or other credit support reasonably satisfactory to the Administrative Agent in an amount equal to at least 103% of the Face Amount of each such Long Term Letter of Credit that is deemed to be a Financial Letter of Credit. Upon notice to the Administrative Agent of the termination, reduction or expiration (without any pending drawing) of any such Long Term Letter of Credit that is deemed to be a Financial Letter of Credit, the Administrative Agent shall release the whole or relevant part of the Letter of Credit Cash Cover (or other relevant credit support) within three Business Days of the relevant date of termination, reduction or expiration, and the Administrative Agent shall use the Letter of Credit Cash Cover (or other relevant credit support) to promptly reimburse the applicable Issuing Lender honoring any Long Term Letter of Credit that is deemed to be a Financial Letter of Credit. If the U.S. Borrower is obliged to provide for Letter of Credit Cash Cover pursuant to the preceding provisions, the U.S. Borrower shall pay the relevant amount for which it shall provide Letter of Credit Cash Cover in Dollars to an account of the Administrative Agent, in the name of the U.S. Borrower, to be maintained for the benefit of the applicable Issuing Lender (such deposited amount, the “Letter of Credit Cash Cover”). Such account shall be an interest-bearing account (subject to the preceding provisions with the amount of interest to be determined by the Administrative Agent in accordance with its standard business practice) in the name of the U.S. Borrower and such account shall be pledged to the Administrative Agent on the basis of a pledge agreement in form and substance reasonably satisfactory to the Administrative Agent and the U.S. Borrower. For the avoidance of doubt, the parties hereto agree that the obligation of the Revolving Lenders hereunder to reimburse the applicable Issuing Lender for any unreimbursed Financial LC Disbursements with respect to any Long Term Letter of Credit that is deemed to be a Financial Letter of Credit shall terminate on the Revolving Maturity Date with respect to any drawings occurring after that date.

(ii)            Each Non-Financial Letter of Credit shall expire at or prior to the close of business on the date that is five Business Days prior to the Revolving Maturity Date. Notwithstanding the foregoing sentence, as specified on Schedule 1.1E, certain Long Term Letters of Credit shall be deemed to be “Non-Financial Letters of Credit” for all purposes of this Agreement and the other Loan Documents. The U.S. Borrower agrees that on the earlier of the Revolving Maturity Date and other termination of this Agreement, the U.S. Borrower shall (A) cause each such Long Term Letter of Credit that is deemed to be a Non-Financial Letter of Credit to be surrendered for cancellation to the U.S. Borrower, (B) provide Letter of Credit Cash Cover to the applicable Issuing Lender or (C) provide a back to back letter of credit on reasonably acceptable terms and conditions from a financial institution approved by the applicable Issuing Lender (such approval not to be unreasonably withheld in accordance with such Issuing Lender’s existing banking practice consistently applied) or other credit support reasonably satisfactory to the applicable Issuing Lender in an amount equal to at least 103% of the Face Amount of each such Long Term Letter of Credit that is deemed to be a Non-Financial Letter of Credit. Upon notice to the applicable Issuing Lender of any termination, reduction or expiration (without any pending drawing) of any such Long Term Letter of Credit that is deemed to be a Non-Financial Letter of Credit, the applicable Issuing Lender shall release the whole or relevant part of the Letter of Credit Cash Cover (or other relevant credit support) within three Business Days of the relevant date of termination, reduction or expiration, and the applicable Issuing Lender shall use the Letter of Credit Cash Cover (or other relevant credit support) to promptly reimburse the honoring any Long Term Letter of Credit that is deemed to be a Non-Financial Letter of Credit. If the U.S. Borrower is obliged to provide for Letter of Credit Cash Cover pursuant to the preceding provisions, the U.S. Borrower shall pay the relevant amount for which it shall provide Letter of Credit Cash Cover in Dollars to an account of the applicable Issuing Lender and in the name of the U.S. Borrower. Such account shall be a non-interest-bearing account (unless the applicable Issuing Lender in its discretion agrees otherwise with the U.S. Borrower in a writing setting forth the terms of any interest) in the name of the U.S. Borrower and such account shall be pledged to the applicable Issuing Lender on the basis of a pledge agreement in form and substance reasonably satisfactory to the applicable Issuing Lender and the U.S. Borrower. For the avoidance of doubt, the parties hereto agree that the obligation of the Revolving Lenders hereunder to reimburse the applicable Issuing Lender for any unreimbursed Non-Financial LC Disbursements with respect to any Long Term Letter of Credit that is deemed to be a Non-Financial Letter of Credit shall terminate on the Revolving Maturity Date with respect to any drawings occurring after that date.

(d)            Participations.

(i)            By the issuance of a Financial Letter of Credit (or an amendment to a Financial Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Lender or the Lenders, the applicable Issuing Lender shall be deemed to have granted, automatically, to each Revolving Lender, and each Revolving Lender shall be deemed to have acquired, automatically, from such Issuing Lender, a participation in such Financial Letter of Credit equal to such Lender’s Applicable Revolving Percentage of the aggregate amount available to be drawn under such Financial Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent in Dollars, for the account of such Issuing Lender, such Lender’s Applicable Revolving Percentage of (A) each Financial LC Disbursement made by such Issuing Lender in Dollars and (B) the Dollar Equivalent, using the Exchange Rates on the date such payment is required, of each Financial LC Disbursement made by such Issuing Lender in an Alternative Currency and, in each case, not reimbursed by the U.S. Borrower on the date due as provided in Section 2.5(e)(i), or of any reimbursement payment required to be refunded to the U.S. Borrower for any reason (or, if such reimbursement payment was refunded in an Alternative Currency, the Dollar Equivalent thereof using the Exchange Rates on the date of such refund). Each Revolving Lender acknowledges and agrees that its obligations pursuant to this paragraph in respect of Financial Letters of Credit are absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Financial Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(ii)            By the issuance of a Non-Financial Letter of Credit (or an amendment to a Non-Financial Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Lender or the Lenders, the applicable Issuing Lender shall be deemed to have granted, automatically, to each Revolving Lender, and each Revolving Lender shall be deemed to have acquired, automatically, from such Issuing Lender, a participation in such Non-Financial Letter of Credit equal to such Lender’s Applicable Revolving Percentage of the aggregate amount available to be drawn under such Non-Financial Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Foreign Trade Facility Agent in Dollars, for the account of such Issuing Lender, such Lender’s Applicable Revolving Percentage of (A) each Non-Financial LC Disbursement made by such Issuing Lender in Dollars and (B) the Dollar Equivalent, using the Exchange Rates on the date such payment is required, of each Non-Financial LC Disbursement made by such Issuing Lender in an Alternative Currency and, in each case, not reimbursed by the relevant Borrower on the date due as provided in Section 2.5(e)(ii), or of any reimbursement payment required to be refunded to such Borrower for any reason (or, if such reimbursement payment was refunded in an Alternative Currency, the Dollar Equivalent thereof using the Exchange Rates on the date of such refund). Each Revolving Lender acknowledges and agrees that its obligations pursuant to this paragraph in respect of Non-Financial Letters of Credit are absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Non-Financial Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)            Reimbursement.

(i)            If the applicable Issuing Lender shall make any Financial LC Disbursement in respect of a Financial Letter of Credit, the U.S. Borrower shall reimburse such Financial LC Disbursement by paying to the Administrative Agent an amount equal to such Financial LC Disbursement plus any interim interest incurred pursuant to Section 2.5(h)(i) for (x) Financial LC Disbursements made in Dollars, in Dollars, or (y) Financial LC Disbursements made in an Alternative Currency, in an amount equal to the Dollar Equivalent, calculated using the applicable Exchange Rate on the date such Financial LC Disbursement is made, of such Financial LC Disbursement, in each case, not later than 12:00 noon or the Applicable Time, as applicable, on the date that such Financial LC Disbursement is made, if the U.S. Borrower shall have received notice of such Financial LC Disbursement prior to 10:00 a.m. or the Applicable Time, as applicable, on such date, or, if such notice has not been received by the U.S. Borrower prior to such time on such date, then not later than 12:00 noon or the Applicable Time, as applicable, on the Business Day immediately following the day that the U.S. Borrower receives such notice; provided that in the case of any Financial LC Disbursement made in Dollars, the U.S. Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.3 or Section 2.4 that such payment be financed in Dollars with a Borrowing of ABR Revolving Loans or a Swingline Loan in an equivalent amount and, to the extent so financed, the U.S. Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing of ABR Revolving Loans or Swingline Loan. If the U.S. Borrower fails to make such payment when due, then (A) if such payment relates to an Alternative Currency Letter of Credit, automatically and with no further action required, the U.S. Borrower’s obligation to reimburse the applicable Financial LC Disbursement shall be permanently converted into an obligation to reimburse the Dollar Equivalent, calculated using the Exchange Rates on the date when such payment was due, of such Financial LC Disbursement and (B) the Administrative Agent shall promptly notify the applicable Issuing Lender and each other Revolving Lender of the applicable Financial LC Disbursement, the Dollar Equivalent thereof (if such Financial LC Disbursement relates to an Alternative Currency Letter of Credit), the payment then due from the U.S. Borrower in respect thereof and such Lender’s Applicable Revolving Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent in Dollars its Applicable Revolving Percentage of the payment then due from the U.S. Borrower (determined as provided in clause (A) above, if such payment relates to an Alternative Currency Letter of Credit), in the same manner as provided in Section 2.7 with respect to Loans made by such Lender (and Section 2.7 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Lender in Dollars the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the U.S. Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Lender or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Lenders and such Issuing Lender as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse any Issuing Lender for any Financial LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the U.S. Borrower of its obligation to reimburse such Financial LC Disbursement.

(ii)            If the applicable Issuing Lender shall make any Non-Financial LC Disbursement in respect of a Non-Financial Letter of Credit, the relevant Borrower shall reimburse such Non-Financial LC Disbursement by paying to the Foreign Trade Facility Agent an amount equal to such Non-Financial LC Disbursement plus any interim interest incurred pursuant to Section 2.5(h)(ii) for (x) Non-Financial LC Disbursements made in Dollars, in Dollars, or (y) Non-Financial LC Disbursements made in an Alternative Currency, in an amount equal to the Dollar Equivalent, calculated using the applicable Exchange Rate on the date such Non-Financial LC Disbursement is made, of such Non-Financial LC Disbursement, in each case, not later than 12:00 noon or the Applicable Time, as applicable, on the date that such Non-Financial LC Disbursement is made, if such Borrower shall have received notice of such Non-Financial LC Disbursement prior to 10:00 a.m. or the Applicable Time, as applicable, on such date, or, if such notice has not been received by such Borrower prior to such time on such date, then not later than 12:00 noon or the Applicable Time, as applicable, on the Business Day immediately following the day that such Borrower receives such notice; provided that in the case of any Non-Financial LC Disbursement made in Dollars, the relevant Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.3 or Section 2.4 that such payment be financed in Dollars with a Borrowing of ABR Revolving Loans in an equivalent amount and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing of ABR Revolving Loans. If the relevant Borrower fails to make such payment when due, then (A) if such payment relates to an Alternative Currency Letter of Credit, automatically and with no further action required, such Borrower’s obligation to reimburse the applicable Non-Financial LC Disbursement shall be permanently converted into an obligation to reimburse the Dollar Equivalent, calculated using the Exchange Rates on the date when such payment was due, of such Non-Financial LC Disbursement and (B) the Foreign Trade Facility Agent shall promptly notify the applicable Issuing Lender and each other Revolving Lender of the applicable Non-Financial LC Disbursement, the Dollar Equivalent thereof (if such Non-Financial LC Disbursement relates to an Alternative Currency Letter of Credit), the payment then due from such Borrower in respect thereof and such Lender’s Applicable Revolving Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Foreign Trade Facility Agent in Dollars its Applicable Revolving Percentage of the payment then due from the relevant Borrower (determined as provided in clause (A) above, if such payment relates to an Alternative Currency Letter of Credit), in the same manner as provided in Section 2.7 with respect to Loans made by such Lender (and Section 2.7 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Foreign Trade Facility Agent shall promptly pay to the applicable Issuing Lender in Dollars the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Foreign Trade Facility Agent of any payment from any Borrower pursuant to this paragraph, the Foreign Trade Facility Agent shall distribute such payment to the applicable Issuing Lender or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Lenders and such Issuing Lender as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse any Issuing Lender for any Non-Financial LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve any Borrower of its obligation to reimburse such Non-Financial LC Disbursement.

(f)            Obligations Absolute.

(i)            The U.S. Borrower’s obligation to reimburse Financial LC Disbursements as provided in Section 2.5(e)(i) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (A) any lack of validity or enforceability of any Financial Letter of Credit, any application for the issuance of a Financial Letter of Credit or this Agreement, or any term or provision therein, (B) any draft or other document presented under a Financial Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (C) payment by the applicable Issuing Lender under a Financial Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Financial Letter of Credit, (D) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the U.S. Borrower or any Foreign Subsidiary Borrower in the relevant currency markets generally or (E) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Financial Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Financial Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Lender; provided that neither of the foregoing sentences shall be construed to excuse such Issuing Lender from liability to the U.S. Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by the U.S. Borrower that are caused by such Issuing Lender’s gross negligence, willful misconduct or failure to exercise care (each as determined in a final and non-appealable judgment of a court of competent jurisdiction) when determining whether drafts and other documents presented under a Financial Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Lender (each as determined in a final and non-appealable judgment of a court of competent jurisdiction), such Issuing Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Financial Letter of Credit, an Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Financial Letter of Credit.

(ii)            A Borrower’s obligation to reimburse Non-Financial LC Disbursements as provided in Section 2.5(e)(ii) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (A) any lack of validity or enforceability of any Non-Financial Letter of Credit, any application for the issuance of a Non-Financial Letter of Credit or this Agreement, or any term or provision therein, (B) any draft or other document presented under a Non-Financial Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (C) payment by the applicable Issuing Lender under a Non-Financial Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Non-Financial Letter of Credit, (D) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the U.S. Borrower or any Foreign Subsidiary Borrower in the relevant currency markets generally or (E) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower’s obligations hereunder. Neither the Foreign Trade Facility Agent, the Lenders nor any Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Non-Financial Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Non-Financial Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Lender; provided that neither of the foregoing sentences shall be construed to excuse such Issuing Lender from liability to a Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Lender’s gross negligence, willful misconduct or failure to exercise care (each as determined in a final and non-appealable judgment of a court of competent jurisdiction) when determining whether drafts and other documents presented under a Non-Financial Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Lender (each as determined in a final and non-appealable judgment of a court of competent jurisdiction), such Issuing Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Non-Financial Letter of Credit, an Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Non-Financial Letter of Credit.

(g)            Disbursement Procedures.

(i)            The applicable Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Financial Letter of Credit. Such Issuing Lender shall promptly notify the Administrative Agent and the U.S. Borrower by telephone (confirmed by telecopy promptly thereafter) of such demand for payment and whether such Issuing Lender has made or will make a Financial LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the U.S. Borrower of its obligation to reimburse such Issuing Lender and the Revolving Lenders with respect to any such Financial LC Disbursement.

(ii)            The applicable Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Non-Financial Letter of Credit. Such Issuing Lender shall promptly (and before any payment is made in respect thereof) notify the relevant Borrower and the Agents accordingly, including whether such Issuing Lender has made or will make a Non-Financial LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the relevant Borrower of its obligation to reimburse such Issuing Lender and the Revolving Lenders with respect to any such Non-Financial LC Disbursement.

(h)            Interim Interest.

(i)            If an Issuing Lender shall make any Financial LC Disbursement, then, unless the U.S. Borrower shall reimburse such Financial LC Disbursement in full on the date such Financial LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such Financial LC Disbursement is made to but excluding the date that the U.S. Borrower reimburses such Financial LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the U.S. Borrower fails to reimburse such Financial LC Disbursement (including any interim interest incurred in connection with such Financial LC Disbursement pursuant to this paragraph) when due pursuant to Section 2.5(e)(i), then Section 2.15(c) shall apply; provided further that, in the case of a Financial LC Disbursement made under an Alternative Currency Letter of Credit, the amount of interest due with respect thereto shall (A) in the case of any Financial LC Disbursement that is reimbursed on or before the Business Day immediately succeeding such Financial LC Disbursement, (1) be payable in an amount equal to the Dollar Equivalent, calculated using the applicable Exchange Rate on the date such Financial LC Disbursement is made, of such Financial LC Disbursement and (2) if not reimbursed on the date of such Financial LC Disbursement, bear interest at a rate equal to the rate reasonably determined by Bank of America, in its capacity as the applicable Issuing Lender, to be the cost to such Issuing Lender of funding such Financial LC Disbursement plus the Applicable Rate applicable to Revolving Loans that are Term SOFR Loans at such time and (B) in the case of any Financial LC Disbursement that is reimbursed after the Business Day immediately succeeding such Financial LC Disbursement (1) be payable in Dollars, (2) accrue on the Dollar Equivalent, calculated using the Exchange Rates on the date such Financial LC Disbursement was made, of such Financial LC Disbursement and (3) bear interest at the rate per annum then applicable to ABR Revolving Loans, subject to Section 2.15(c). Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Lender, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.5(e)(i) to reimburse such Issuing Lender shall be for the account of such Lender to the extent of such payment.

(ii)            If an Issuing Lender shall make any Non-Financial LC Disbursement, then, unless the relevant Borrower shall reimburse such Non-Financial LC Disbursement in full on the date such Non-Financial LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such Non-Financial LC Disbursement is made to but excluding the date that such Borrower reimburses such Non-Financial LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that if such Borrower fails to reimburse such Non-Financial LC Disbursement (including any interim interest incurred in connection with such Non-Financial LC Disbursement pursuant to this paragraph) when due pursuant to Section 2.5(e)(ii), then Section 2.15(c) shall apply; provided further that, in the case of a Non-Financial LC Disbursement made under an Alternative Currency Letter of Credit, the amount of interest due with respect thereto shall (A) in the case of any Non-Financial LC Disbursement that is reimbursed on or before the Business Day immediately succeeding such Non-Financial LC Disbursement, (1) be payable in an amount equal to the Dollar Equivalent, calculated using the applicable Exchange Rate on the date such Non-Financial LC Disbursement is made, of such Non-Financial LC Disbursement and (2) if not reimbursed on the date of such Non-Financial LC Disbursement, bear interest at a rate equal to the rate reasonably determined by the applicable Issuing Lender to be the cost to such Issuing Lender of funding such Non-Financial LC Disbursement plus the Applicable Rate applicable to Revolving Loans that are Alternative Currency Loans at such time and (B) in the case of any Non-Financial LC Disbursement that is reimbursed after the Business Day immediately succeeding such Non-Financial LC Disbursement (1) be payable in Dollars, (2) accrue on the Dollar Equivalent, calculated using the Exchange Rates on the date such Non-Financial LC Disbursement was made, of such Non-Financial LC Disbursement and (3) bear interest at the rate per annum then applicable to ABR Revolving Loans, subject to Section 2.15(c). Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Lender, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.5(e)(ii) to reimburse such Issuing Lender shall be for the account of such Lender to the extent of such payment.

(i)            Replacement of any Issuing Lender.

(i)            Any Issuing Lender of Financial Letters of Credit may be replaced at any time by written agreement among the U.S. Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Revolving Lenders of any such replacement of such Issuing Lender. At the time any such replacement shall become effective, the U.S. Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 2.14(b)(i). From and after the effective date of any such replacement, (A) the successor Issuing Lender shall have all the rights and obligations of such Issuing Lender under this Agreement with respect to Financial Letters of Credit to be issued thereafter and (B) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Financial Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Financial Letters of Credit.

(ii)            Any Issuing Lender of Non-Financial Letters of Credit may be replaced at any time by written agreement among the U.S. Borrower, the Foreign Trade Facility Agent, the replaced Issuing Lender and the successor Issuing Lender. The Foreign Trade Facility Agent shall notify the Revolving Lenders of any such replacement of such Issuing Lender. At the time any such replacement shall become effective, the U.S. Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 2.14(b)(ii). From and after the effective date of any such replacement, (A) the successor Issuing Lender shall have all the rights and obligations of such Issuing Lender under this Agreement with respect to Non-Financial Letters of Credit to be issued thereafter and (B) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Non-Financial Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Non-Financial Letters of Credit.

(j)             Cash Collateralization.

(i)             If any Event of Default shall occur and be continuing, on the Business Day that the U.S. Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with Financial LC Exposure representing at least a majority of the total Financial LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the U.S. Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in Dollars and in cash equal to the Financial LC Exposure of the U.S. Borrower as of such date plus any accrued and unpaid interest thereon; provided that (A) the portions of such amount attributable to undrawn Alternative Currency Letters of Credit or Financial LC Disbursements in an Alternative Currency that the Borrowers are not late in reimbursing shall be deposited in the applicable Alternative Currencies in the actual amounts of such undrawn Financial Letters of Credit and Financial LC Disbursements and (B) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Parent or the U.S. Borrower described in paragraph (h) or (i) of Article VII. For the purposes of this paragraph, the Alternative Currency Financial LC Exposure shall be calculated using the Exchange Rates on the date notice demanding cash collateralization is delivered to the U.S. Borrower. The U.S. Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.12(c). Each such deposit pursuant to this paragraph or pursuant to Section 2.12(c) shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the U.S. Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the U.S. Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Lender for Financial LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the U.S. Borrower for the Financial LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with Financial LC Exposure representing at least a majority of the total Financial LC Exposure), be applied to satisfy other obligations of the U.S. Borrower under this Agreement. If the U.S. Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the U.S. Borrower within three Business Days after all Events of Default have been cured or waived. If the U.S. Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.12(c), such amount (to the extent not applied as aforesaid) shall be returned to the U.S. Borrower as and to the extent that, after giving effect to such return, the U.S. Borrower would remain in compliance with Section 2.12(c), and no Event of Default shall have occurred and be continuing. Furthermore, if any Financial Letter of Credit is outstanding on the date that the U.S. Borrower terminates the Revolving Commitments pursuant to Section 2.9(b), the U.S. Borrower shall, on the date of such termination, (1) cause any such Financial Letter of Credit to be surrendered for cancellation to the applicable Issuing Lender, (2) provide cash collateral pursuant to the terms of this paragraph (or other credit support reasonably satisfactory) to the Administrative Agent for the benefit of such Issuing Lender in an amount equal to at least 103% of the Face Amount of such Financial Letter of Credit pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent or (3) provide a backup letter of credit on reasonably acceptable terms and conditions to such Issuing Lender in an amount equal to at least 103% of the Face Amount of such Financial Letter of Credit from a financial institution approved by such Issuing Lender (such approval not to be unreasonably withheld or delayed in accordance with such Issuing Lender’s existing banking practice consistently applied). The U.S. Borrower hereby grants to the Administrative Agent a security interest in all such cash collateral and all proceeds thereof. Such cash collateral shall be maintained in a blocked interest-bearing deposit account at Bank of America. Upon notice to the Administrative Agent of the termination, reduction or expiration (without a pending drawing) of any such Financial Letter of Credit, the Administrative Agent shall release the relevant cash collateral within three Business Days of the relevant date of termination, reduction or expiration, and the Administrative Agent shall use such cash collateral to promptly reimburse any Issuing Lender honoring any drawing under any such Financial Letter of Credit. Notwithstanding the foregoing, no Foreign Subsidiary Borrower shall be required to deposit cash in support of any obligation of any other Borrower and no collateral or other credit support provided by any Foreign Subsidiary Borrower shall serve as security for any obligation of any other Borrower.

(ii)            If any Event of Default shall occur and be continuing, on the Business Day that a Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with Non-Financial LC Exposure representing at least a majority of the total Non-Financial LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, such Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in Dollars and in cash equal to the Non-Financial LC Exposure of such Borrower as of such date plus any accrued and unpaid interest thereon; provided that (A) the portions of such amount attributable to undrawn Alternative Currency Letters of Credit or Non-Financial LC Disbursements in an Alternative Currency that the Borrowers are not late in reimbursing shall be deposited in the applicable Alternative Currencies in the actual amounts of such undrawn Non-Financial Letters of Credit and Non-Financial LC Disbursements and (B) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Parent or the U.S. Borrower described in paragraph (h) or (i) of Article VII. For the purposes of this paragraph, the Alternative Currency Non-Financial LC Exposure shall be calculated using the Exchange Rates on the date notice demanding cash collateralization is delivered to a Borrower. Each Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.12(c). Each such deposit pursuant to this paragraph or pursuant to Section 2.12(c) shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the applicable Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the relevant Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Lender for Non-Financial LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the relevant Borrower for the Non-Financial LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with Non-Financial LC Exposure representing at least a majority of the total Non-Financial LC Exposure), be applied to satisfy other obligations of such Borrower under this Agreement. If a Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived. If a Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.12(c), such amount (to the extent not applied as aforesaid) shall be returned to such Borrower as and to the extent that, after giving effect to such return, such Borrower would remain in compliance with Section 2.12(c), and no Event of Default shall have occurred and be continuing. Furthermore, if any Non-Financial Letter of Credit is outstanding on the date that the U.S. Borrower terminates the Revolving Commitments pursuant to Section 2.9(b), the U.S. Borrower shall, on the date of such termination, (1) cause any such Non-Financial Letter of Credit to be surrendered for cancellation to the applicable Issuing Lender, (2) provide cash collateral pursuant to the terms of this paragraph (or other credit support reasonably satisfactory) to the Administrative Agent for the benefit of such Issuing Lender in an amount equal to at least 103% of the Face Amount of such Non-Financial Letter of Credit pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent or (3) provide a backup letter of credit on reasonably acceptable terms and conditions to such Issuing Lender in an amount equal to at least 103% of the Face Amount of such Non-Financial Letter of Credit from a financial institution approved by such Issuing Lender (such approval not to be unreasonably withheld or delayed in accordance with such Issuing Lender’s existing banking practice consistently applied). The U.S. Borrower hereby grants to the Administrative Agent a security interest in all such cash collateral and all proceeds thereof. Such cash collateral shall be maintained in a blocked interest-bearing deposit account at the Administrative Agent’s institution. Upon notice to the Administrative Agent of the termination, reduction or expiration (without a pending drawing) of any such Non-Financial Letter of Credit, the Administrative Agent shall release the relevant cash collateral within three Business Days of the relevant date of termination, reduction or expiration, and the Administrative Agent shall use such cash collateral to promptly reimburse any Issuing Lender honoring any drawing under any such Non-Financial Letter of Credit. Notwithstanding the foregoing, no Foreign Subsidiary Borrower shall be required to deposit cash in support of any obligation of any other Borrower and no collateral or other credit support provided by any Foreign Subsidiary Borrower shall serve as security for any obligation of any other Borrower.

(k)            Conversion.

(i)             In the event that the Loans become immediately due and payable on any date pursuant to Article VII, all amounts (A) that the U.S. Borrower is at the time or thereafter becomes required to reimburse or otherwise pay to the Administrative Agent in respect of Financial LC Disbursements made under any Alternative Currency Letter of Credit (other than amounts in respect of which the U.S. Borrower has deposited cash collateral pursuant to Section 2.5(j)(i), if such cash collateral was deposited in the applicable Alternative Currency to the extent so deposited or applied), (B) that the Revolving Lenders are at the time or thereafter become required to pay to the Administrative Agent and the Administrative Agent is at the time or thereafter becomes required to distribute to the applicable Issuing Lender pursuant to Section 2.5(e)(i) in respect of unreimbursed Financial LC Disbursements made under any Alternative Currency Letter of Credit and (C) of each Revolving Lender’s participation in any Alternative Currency Letter of Credit under which a Financial LC Disbursement has been made shall, automatically and with no further action required, be converted into the Dollar Equivalent, calculated using the Exchange Rates on such date (or in the case of any Financial LC Disbursement made after such date, on the date such Financial LC Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, Bank of America, in its capacity as the applicable Issuing Lender, or any Lender in respect of the Obligations described in this paragraph shall accrue and be payable in Dollars at the rates otherwise applicable hereunder.

(ii)            In the event that the Loans become immediately due and payable on any date pursuant to Article VII, all amounts (A) that a Borrower is at the time or thereafter becomes required to reimburse or otherwise pay to the Foreign Trade Facility Agent in respect of Non-Financial LC Disbursements made under any Alternative Currency Letter of Credit (other than amounts in respect of which such Borrower has deposited cash collateral pursuant to Section 2.5(j)(ii), if such cash collateral was deposited in the applicable Alternative Currency to the extent so deposited or applied), (B) that the Revolving Lenders are at the time or thereafter become required to pay to the Foreign Trade Facility Agent and the Foreign Trade Facility Agent is at the time or thereafter becomes required to distribute to the applicable Issuing Lender pursuant to Section 2.5(e)(ii) in respect of unreimbursed Non-Financial LC Disbursements made under any Alternative Currency Letter of Credit and (C) of each Revolving Lender’s participation in any Alternative Currency Letter of Credit under which a Non-Financial LC Disbursement has been made shall, automatically and with no further action required, be converted into the Dollar Equivalent, calculated using the Exchange Rates on such date (or in the case of any Non-Financial LC Disbursement made after such date, on the date such Non-Financial LC Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Foreign Trade Facility Agent, the applicable Issuing Lender or any Lender in respect of the Obligations described in this paragraph shall accrue and be payable in Dollars at the rates otherwise applicable hereunder.

(l)             Additional Issuing Lenders.

(i)             The U.S. Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Revolving Lender, designate one or more additional Revolving Lenders to act as an Issuing Lender of Financial Letters of Credit under the terms of this Agreement; provided that the total number of Revolving Lenders so designated at any time plus the total number of Issuing Lenders pursuant to clause (c) of the definition of the term “Issuing Lender” at such time shall not exceed five. Any Revolving Lender designated as Issuing Lender pursuant to this Section 2.5(l)(i) shall be deemed to be an “Issuing Lender” for the purposes of this Agreement (in addition to being a Revolving Lender) with respect to Financial Letters of Credit issued by such Revolving Lender.

(ii)            The U.S. Borrower may, at any time and from time to time with the consent of the Foreign Trade Facility Agent (which consent shall not be unreasonably withheld) and such Revolving Lender, designate one or more additional Revolving Lenders to act as an Issuing Lender of Non-Financial Letters of Credit under the terms of this Agreement; provided that the total number of Revolving Lenders so designated at any time plus the total number of Issuing Lenders pursuant to clause (c) of the definition of the term “Issuing Lender” at such time shall not exceed three. Any Revolving Lender designated as Issuing Lender pursuant to this Section 2.5(l)(ii) shall be deemed to be an “Issuing Lender” for the purposes of this Agreement (in addition to being a Revolving Lender) with respect to Non-Financial Letters of Credit issued by such Revolving Lender.

(m)           Reporting.

(i)             Each Issuing Lender of Financial Letters of Credit will report in writing to the Administrative Agent (i) on the first Business Day of each week, the aggregate Face Amount of Financial Letters of Credit issued by it and outstanding as of the last Business Day of the preceding week, (ii) on or prior to each Business Day on which such Issuing Lender expects to issue, amend (including increases or decreases), renew or extend any Financial Letter of Credit, the date of such issuance or amendment, and the aggregate Face Amount of Financial Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and such Issuing Lender shall advise the Administrative Agent on such Business Day whether such issuance, amendment, renewal or extension occurred and whether the amount thereof changed), (iii) on each Business Day on which such Issuing Lender makes any Financial LC Disbursement, the date of such Financial LC Disbursement and the amount of such Financial LC Disbursement and (iv) on any Business Day on which the U.S. Borrower fails to reimburse a Financial LC Disbursement required to be reimbursed to such Issuing Lender on such day, the date of such failure, the U.S. Borrower and amount of such Financial LC Disbursement.

(ii)            Reporting requirements with respect to a Non-Financial Letter of Credit shall be subject to the same terms, conditions and provisions of Section 2.6, except instead of relating to the reporting requirements of an FCI, they shall relate to the reporting requirements of a Non-Financial Letter of Credit, and the terms, conditions and provisions of Section 2.6 shall apply mutatis mutandis to the reporting requirements of a Non-Financial Letter of Credit.

Section 2.6             FCIs.

(a)            FCI Issuing Commitments. Subject to the terms and conditions set forth herein, (i) each FCI Issuing Lender severally agrees to issue FCIs (other than Trade LCs), and (ii) each FCI Issuing Lender may, in its sole discretion and with terms and conditions required by such FCI Issuing Lender, issue Trade LCs; provided that after giving effect to any issuance of any FCI, the Dollar Equivalent of the aggregate outstanding amount of the FCI Reimbursement Obligations of such FCI Issuing Lender, and of the FCIs of such FCI Issuing Lender, shall not exceed the principal amount of the FCI Issuing Commitment of such FCI Issuing Lender at such time. Each FCI Issuing Lender, after consultation with the U.S. Borrower or the applicable Foreign Subsidiary Borrower, may issue any FCI by causing any domestic or foreign branch or Affiliate of such FCI Issuing Lender to issue such FCI if in the judgment of such FCI Issuing Lender such designation (A) would eliminate or reduce amounts payable pursuant to Section 2.17 or Section 2.19, as the case may be, and (B) would not subject such FCI Issuing Lender to any unreimbursed cost or expense, or would otherwise be advantageous to such FCI Issuing Lender; provided that any exercise of such option shall not affect the obligations of the relevant Borrower or such FCI Issuing Lender under this Section 2.6. Furthermore, if (1) any letter of credit, guarantee or surety has been previously issued by an FCI Issuing Lender, (2) the reimbursement obligations of the account party (the “Original FCI Account Party”) relating to such letter of credit, guarantee or surety have been or are assumed in writing by the Parent or any Restricted Subsidiary (such assuming Person, the “FCI Assuming Person”) pursuant to a Permitted Acquisition or other transaction permitted under this Agreement, (3) there is sufficient availability hereunder for the inclusion of such letter of credit, guarantee or surety as an FCI hereunder, (4) such letter of credit, guarantee or surety satisfies all of the requirements of an FCI hereunder, and (5) the conditions of Sections 4.2(a) and 4.2(b) are satisfied, then upon the written request of the U.S. Borrower to such FCI Issuing Lender (consented to in writing by such FCI Issuing Lender), the submission by the U.S. Borrower to the Foreign Trade Facility Agent of a copy of such request bearing such consent and the submission by a Borrower to the Foreign Trade Facility Agent of a completed Utilization Request including a statement that the foregoing requirements (1) through (5), inclusive, have been satisfied and that such Borrower submitting such Utilization Request shall be treated as a Borrower hereunder with respect to such letter of credit, guarantee or surety, such letter of credit, guarantee or surety shall be (from the date of such consent of such FCI Issuing Lender) deemed an FCI for all purposes of this Agreement and the other Loan Documents and considered issued hereunder at the request of the Borrower that submitted such Utilization Request pursuant to the terms hereof (the terms hereof and of the other Loan Documents shall govern and prevail in the case of any conflict with the provisions of the agreement(s) pursuant to which such letter of credit, guarantee or surety had been issued (such agreement(s), the “Original FCI-Related Agreements”), and such FCI Issuing Lender shall be deemed to have released the Original FCI Account Party and the FCI Assuming Person from the Original FCI-Related Agreements to the extent of such conflict). Any Utilization Request submitted to the Foreign Trade Facility Agent pursuant to the immediately preceding sentence shall be reviewed and processed in accordance with Section 2.6(c), Section 2.6(d), Section 2.6(e) and Section 2.6(f), as applicable. Notwithstanding that any such assumed letter of credit, guarantee or surety is in support of any obligations of, or is for the account of, a Restricted Subsidiary or a Joint Venture, the U.S. Borrower and the Foreign Subsidiary Borrowers agree that the applicable Borrower (as identified in the Utilization Request referenced above) shall be obligated to reimburse the applicable FCI Issuing Lender hereunder for any and all drawings under such letter of credit, guarantee or surety.

Notwithstanding anything to the contrary contained in this Agreement, the following provisions shall apply in respect of Trade LCs: (I) each Trade LC shall be administered directly between the Borrowers and the applicable FCI Issuing Lender, and the Foreign Trade Facility Agent shall not be involved in that process; (II) each request for the issuance or amendment of a Trade LC shall be sent by the relevant Borrower directly to the FCI Issuing Lender requested to issue or amend such Trade LC; (III) the applicable FCI Issuing Lender shall be responsible for ensuring that neither the issuance of any Trade LC or other FCI nor the issuance of any amendment increasing the stated amount of any thereof causes such FCI Issuing Lender’s FCI Issuing Lender Exposure to exceed such FCI Issuing Lender’s FCI Issuing Commitment; (IV) the Borrowers and the applicable FCI Issuing Lender shall be responsible for arranging for the reimbursement of any drawings under such Trade LCs; (V) the reporting as to outstanding Trade LCs, including the issuance thereof, any drawings thereunder, any banker’s acceptances created thereunder, any deferred payment undertakings incurred thereunder, and any obligations thereunder to reimburse any negotiating banks, confirming banks or other nominated banks shall be as agreed from time to time by the Borrowers and the applicable FCI Issuing Lender; (VI) the applicable FCI Issuing Lender shall be responsible for determining and monitoring whether, due to changes in foreign currency rates or otherwise, the aggregate Dollar Equivalent of the FCI Issuing Lender Exposure of such FCI Issuing Lender at any time exceeds such FCI Issuing Lender’s FCI Issuing Commitment and, if there is such an excess, the relevant Borrower shall arrange to provide Cash Cover for the amount of such excess in accordance with Section 2.6(m)(i); and (VII) the Borrowers and the applicable FCI Issuing Lender shall be responsible for the calculation, payment and collection of all fees and handling charges with respect to Trade LCs (including arranging for any necessary offset to take account of any fees calculated by the Foreign Trade Facility Agent without reference to such Trade LCs); provided that any FCI Fees payable to any FCI Issuing Lender in respect of Trade LCs shall be reduced by the amount of any related FCI Commitment Fee payable in respect of the FCI Issuing Commitment of such FCI Issuing Lender utilized by the issuance of such Trade LCs.

(b)            Extension Option.

(i)             The U.S. Borrower may from time to time during the term of this Agreement, by written notice to the Administrative Agent and the Foreign Trade Facility Agent (such notice being an “Extension Notice”) delivered no later than 60 days prior to the Foreign Trade Maturity Date (the date of such notice, the “Notice Date”), request one or more FCI Issuing Lenders to extend the then applicable Foreign Trade Maturity Date to a later date (such extended date, the “Extended Foreign Trade Maturity Date”). The Foreign Trade Facility Agent shall promptly transmit any Extension Notice to each FCI Issuing Lender. Each FCI Issuing Lender shall notify the Foreign Trade Facility Agent whether it wishes to extend the then applicable Foreign Trade Maturity Date at least 30 days (or such earlier date as directed by the U.S. Borrower) prior to the then applicable Foreign Trade Maturity Date, and any such notice given by an FCI Issuing Lender to the Foreign Trade Facility Agent, once given, shall be irrevocable as to such FCI Issuing Lender. The Foreign Trade Facility Agent shall promptly notify the Administrative Agent and the U.S. Borrower of the notice of each FCI Issuing Lender that it wishes to extend (each, an “Extension Acceptance Notice”). Any FCI Issuing Lender which does not expressly notify the Foreign Trade Facility Agent on or before the date that is 30 days (or such earlier date as directed by the U.S. Borrower) prior to the then applicable Foreign Trade Maturity Date that it wishes to so extend the then applicable Foreign Trade Maturity Date shall be deemed to have rejected the U.S. Borrower’s request for extension of such Foreign Trade Maturity Date. If one or more of the FCI Issuing Lenders have elected (in each case in their sole and absolute discretion) to so extend the then applicable Foreign Trade Maturity Date, the Foreign Trade Facility Agent shall notify the Administrative Agent and the U.S. Borrower of such election by such FCI Issuing Lenders no later than five Business Days after the date when Extension Acceptance Notices are due, and effective on the date of such notice by the Foreign Trade Facility Agent to the Administrative Agent and the U.S. Borrower (the “Extension Date”), the Foreign Trade Maturity Date shall be automatically and immediately so extended as to each such FCI Issuing Lender to the Extended Foreign Trade Maturity Date. For the avoidance of doubt, if any FCI Issuing Lenders shall not have elected (in each case in their sole and absolute discretion) or are deemed not to have elected to so extend the then applicable Foreign Trade Maturity Date, then (x) the FCI Issuing Commitment of each such non-extending FCI Issuing Lender will be automatically terminated as of the then applicable Foreign Trade Maturity Date (not giving effect to the proposed extension), and (y) the aggregate FCI Issuing Commitments shall be reduced as of the then applicable Foreign Trade Maturity Date (not giving effect to the proposed extension) by the amounts of the FCI Issuing Commitments of each such non-extending FCI Issuing Lender; provided that (A) each outstanding FCI issued by a non-extending FCI Issuing Lender shall continue to be considered an issued FCI hereunder and part of the FCI Issuing Lender Exposure hereunder unless the U.S. Borrower elects in its sole discretion to have a Counter-Guarantee issued hereunder in favor of such non-extending FCI Issuing Lender or the U.S. Borrower or other relevant Borrower provides Cash Cover (or other credit support) in accordance with Section 2.6(m), in each case to support such FCIs, in which case such FCIs shall no longer be considered to be FCIs issued pursuant to this Agreement except that for purposes of Section 2.6(h), (n)(iii) and (n)(iv) such FCIs shall continue to be considered as issued pursuant to this Agreement and the Borrowers’ obligations under such Sections with respect to fees, costs, expenses, reimbursement and indemnification obligations shall continue to apply with respect to such FCIs, (B) the Borrowers, the Administrative Agent and the Foreign Trade Facility Agent shall have entered into such agreements, if any, as any of them shall have reasonably requested to reflect such extension of the Foreign Trade Facility with reduced FCI Issuing Commitments, and (C) on or prior to the then applicable Foreign Trade Maturity Date (not giving effect to the proposed extension), the U.S. Borrower shall pay or cause to be paid to each non-extending FCI Issuing Lender all amounts owing to such non-extending FCI Issuing Lender with respect to its FCI Issuing Commitment, including the repayment of an amount equal to the funded FCI Disbursements made by such non-extending FCI Issuing Lender, any accrued interest thereon, accrued fees thereon and all other amounts payable to it hereunder and under the other Loan Documents in connection with such FCI Issuing Commitment. Upon the delivery of an Extension Notice and upon the extension of the Foreign Trade Maturity Date pursuant to this Section 2.6(b)(i), the U.S. Borrower shall be deemed to have represented and warranted on and as of the Notice Date and the Extension Date, as the case may be, that no Default or Event of Default has occurred and is continuing. Notwithstanding anything contained in this Agreement to the contrary, no FCI Issuing Lender shall have any obligation to extend the Foreign Trade Maturity Date, and each FCI Issuing Lender may, at its option, unconditionally and without cause, decline to extend the Foreign Trade Maturity Date.

(ii)            If the Foreign Trade Maturity Date shall have been extended in accordance with Section 2.6(b)(i) then, as to the applicable extending FCI Issuing Lenders, all references herein to the “Foreign Trade Maturity Date” shall refer to the Extended Foreign Trade Maturity Date.

(iii)           The U.S. Borrower shall have the right on or before the applicable Foreign Trade Maturity Date to replace each non-extending FCI Issuing Lender with one or more Persons reasonably satisfactory to the U.S. Borrower, the Administrative Agent and the Foreign Trade Facility Agent (such replacing Persons, the “Additional FCI Issuing Lenders”), as provided in Section 2.21(b), each of which such Additional FCI Issuing Lenders shall have entered into an Assignment and Assumption pursuant to which such Additional FCI Issuing Lender shall, effective as of the applicable Foreign Trade Maturity Date, undertake an FCI Issuing Commitment (and if any such Additional FCI Issuing Lender is already an FCI Issuing Lender, its new FCI Issuing Commitment shall be in addition to any other FCI Issuing Commitment of such FCI Issuing Lender on such date).

(c)            Procedure for Issuance and Reversals. Each Borrower may, at any time and from time to time during the period from the Effective Date until the Foreign Trade Maturity Date, request the issuance of FCIs or an extension or other amendment of any outstanding FCI by sending to the Foreign Trade Facility Agent a duly completed request for issuance (each, a “Utilization Request”) by electronic transfer using the db direct internet or replacement communications facility in accordance with the terms of the DB Direct Internet Agreement. If for technical reasons it should not be possible to make a request for issuance through db direct internet (or such replacement communications facility), such request may be made (to be pre-advised by the relevant Borrower) via email or by letter, in substantially the form of Exhibit H, in each case to the Foreign Trade Facility Agent as specified in Section 9.1 (or to an email address or other address agreed with the Foreign Trade Facility Agent for this purpose) receipt of such email or letter to be promptly confirmed by the Foreign Trade Facility Agent to the relevant Borrower for this purpose; provided that in such case explicit reference must be made to this Agreement, and the Foreign Trade Facility Agent shall in such case not be held responsible for a delayed processing of such Utilization Request unless such delayed processing is caused by gross negligence or willful misconduct (each as determined in a final and non-appealable judgment of a court of competent jurisdiction) on the part of the Foreign Trade Facility Agent following the confirmation of the receipt of the relevant email or letter. It is acknowledged that the Foreign Trade Facility Agent will not, in the event a Utilization Request is submitted by email, be in a position to verify whether such Utilization Request has been duly authorized and sent by the relevant Borrower, and each Borrower hereby agrees that the Foreign Trade Facility Agent shall be entitled to execute all Utilization Requests received by email if on their face such emails appear to be duly authorized and executed or sent by persons acting on behalf of such Borrower who have been identified as authorized signatories in annex 1.3.1 (or any replacement annex) to the DB Direct Internet Agreement or in the officer’s certificate furnished pursuant to the Third Amendment. Neither the Foreign Trade Facility Agent nor any of the Lenders shall be held liable for the execution of any forged Utilization Request received by email except where the forgery is evident on the face of the forged Utilization Request furnished to such Person or the Foreign Trade Facility Agent or the respective FCI Issuing Lender acted with gross negligence or willful misconduct (each as determined in a final and non-appealable judgment of a court of competent jurisdiction) with respect to such Utilization Request. No Utilization Request will be regarded as having been duly completed unless:

(i)             the requested undertaking would constitute a Warranty Guarantee, a Performance Guarantee, an Advance Payment Guarantee, a Tender Guarantee, a Counter-Guarantee, a General Purpose Guarantee or a Trade LC;

(ii)            such Utilization Request and the terms and conditions for the requested FCI are in the English language (or, if not in the English language, then in the sole discretion of the Foreign Trade Facility Agent or the applicable FCI Issuing Lender, must be accompanied by an English translation certified by the relevant Borrower to be a true and correct English translation that the Foreign Trade Facility Agent and such FCI Issuing Lender, as applicable, shall be entitled to rely upon);

(iii)           the requested FCI is denominated in a Permitted Currency or any other currency agreed by the applicable FCI Issuing Lender and the Foreign Trade Facility Agent;

(iv)           the expiry date of the requested FCI (A) is not stated by reference to any events in the underlying contract, (B) is not subject to conflicting interpretation, and (C) if the requested FCI does not provide for determination of a specific expiry date, the Commercial Lifetime falls within the Permitted Maturity;

(v)            the obligor of the obligations to be supported by the requested FCI is named;

(vi)           upon issuance of the requested FCI (for this purpose such FCI is deemed to be issued at the time of receipt of the Utilization Request therefor by the Foreign Trade Facility Agent), the thresholds for the different types of FCIs set forth under Section 2.6(d) would not be exceeded;

(vii)         an FCI Issuing Lender is determined pursuant to the terms hereof; and

(viii)         the Utilization Request is in compliance with Section 2.6(d).

Only one FCI may be requested in each Utilization Request. A Utilization Request may only be revoked by the relevant Borrower (x) until the Foreign Trade Facility Agent has forwarded the Utilization Request to the relevant FCI Issuing Lender in accordance with Section 2.6(g), by giving notice to the Foreign Trade Facility Agent or (y) thereafter, by giving notice to the relevant FCI Issuing Lender which has to be received by such FCI Issuing Lender at a time when such FCI Issuing Lender will, with reasonable efforts, still be in a position to stop the delivery of the relevant FCI to the relevant beneficiary or any other Person as instructed by such Borrower. In such case, the relevant FCI Issuing Lender shall promptly inform the Foreign Trade Facility Agent and the relevant Borrower that the requested FCI has not been issued. No FCI Issuing Lender shall be required to issue an FCI in any jurisdiction that would impose withholding taxes on any payments in respect of such FCI.

(d)            Limitations on Use. The Borrowers may only request the issuance of FCIs if the Dollar Equivalent of such requested FCI, when aggregated with the Dollar Equivalent of all other outstanding FCIs and unreimbursed FCI Disbursements as of the time of receipt of the relevant Utilization Request, does not exceed the total FCI Issuing Commitments. If the Foreign Trade Facility Agent is of the opinion that a requested FCI is not of the type as specified in the Utilization Request by a Borrower or if the type of FCI is not clearly specified in the relevant Utilization Request, the Foreign Trade Facility Agent shall reasonably determine the type of the requested FCI based on the purpose (or, if such FCI is intended to serve more than one purpose, the primary purpose) assumed by the Foreign Trade Facility Agent on the basis of the wording of the relevant requested FCI and the facts and circumstances known to the Foreign Trade Facility Agent at the time of the receipt of such Utilization Request, and the Foreign Trade Facility Agent shall inform such Borrower accordingly of such determination. No Borrower shall make a Utilization Request for FCIs to serve as security for obligations of any Person other than a Borrower or a Restricted Subsidiary or a Joint Venture.

(e)            Deviations from FCI Requirements. No FCI Issuing Lender shall be obliged to issue an FCI (i) which does not fulfill the FCI Requirements, (ii) which shall be issued in a currency other than a Permitted Currency, or (iii) if the issuance of the relevant FCI is not permitted pursuant to its internal rules and guidelines. In order to avoid a rejection of any issuance of an FCI requested by a Borrower due to non-compliance of its terms with the FCI Requirements, each Borrower hereby undertakes that, with respect to any FCI to be issued where such Borrower considers it reasonably likely that it will not be in a position to negotiate with the relevant future beneficiary terms for the relevant FCI which will meet the FCI Requirements, such Borrower will as soon as possible approach the Foreign Trade Facility Agent and designate an FCI Issuing Lender to issue such FCI pursuant to the terms of Section 2.6(f). Each Borrower shall seek advice from the FCI Issuing Lender designated by such Borrower as the relevant FCI Issuing Lender with respect to all FCI related issues during its negotiations of the underlying contract with the potential beneficiary of such FCI. In cases where, in spite of such Borrower’s commercially reasonable efforts, fulfillment of the FCI Requirements appears unachievable, the relevant FCI Issuing Lender and such Borrower shall try to reach an agreement on an indemnity in favor of such FCI Issuing Lender which allows such FCI Issuing Lender to issue the relevant FCI in its contractual relationship with such Borrower; provided that the right of the relevant FCI Issuing Lender to reject the issuance of the requested FCI shall remain unaffected.

(f)             Receipt of Utilization Request.

(i)             Following the receipt of a Utilization Request, the Foreign Trade Facility Agent shall determine whether in its opinion the Utilization Request is duly completed. If the Foreign Trade Facility Agent is of the opinion that the Utilization Request is not duly completed, it shall promptly inform the relevant Borrower and shall liaise with such Borrower with a view to agree on a modification of such Utilization Request. If no such agreement can be reached, the Foreign Trade Facility Agent shall reject the Utilization Request. If the Foreign Trade Facility Agent is of the opinion (following a modification of such Utilization Request) that the Utilization Request is duly completed, it shall forward such Utilization Request to the designated FCI Issuing Lender(s).

(ii)            If the Foreign Trade Facility Agent determines that, due to the amount of the requested FCI, the requested FCI cannot be issued by a single FCI Issuing Lender, it shall promptly inform the relevant Borrower and such Borrower shall then either withdraw the relevant Utilization Request or instruct the Foreign Trade Facility Agent that the relevant FCI shall be split into two or, if necessary due to the amount of the FCI, more FCIs issued by two or more FCI Issuing Lenders.

(iii)            In no event shall the aggregate amount (without duplication) of the sum of the Dollar Equivalent of all FCIs issued by all FCI Issuing Lenders plus the Dollar Equivalent of all unreimbursed FCI Disbursements of all such FCI Issuing Lenders exceed the aggregate amount of the FCI Issuing Commitments.

(g)            Issuance of FCIs.

(i)            The Foreign Trade Facility Agent shall promptly forward each Utilization Request to the relevant FCI Issuing Lender by no later than 3:00 p.m., Düsseldorf time, on the Business Day following the day it has received such Utilization Request (or, if such day is not a Business Day, on the Business Day following the first Business Day after the day the Foreign Trade Facility Agent has received the Utilization Request). The Foreign Trade Facility Agent shall determine in its notice to the relevant FCI Issuing Lender the day on which the requested FCI shall be issued (such day being the “Utilization Date”) which shall be the second Business Day of such FCI Issuing Lender immediately following its receipt of the Utilization Request. Such FCI Issuing Lender(s) shall issue the respective FCI(s) on the Utilization Date unless such FCI Issuing Lender informs the Foreign Trade Facility Agent and the relevant Borrower on or prior to 5:00 p.m., Düsseldorf time, on the Utilization Date that (and specifying the reasons) (A) it will not be able to issue the relevant FCI on the Utilization Date (in which case the FCI Issuing Lender shall inform the Foreign Trade Facility Agent and such Borrower when it will be able to issue the relevant FCI) or (B) it will not be able to issue the FCI at all (1) due to its internal rules and guidelines, (2) due to any applicable law or regulation with which it has to comply, (3) due to the currency (other than any Permitted Currency) in which the FCI shall be issued, or (4) because it is of the opinion that the FCI Requirements are not fulfilled.

(ii)            If an FCI shall be issued on the same day the Utilization Request is delivered to the Foreign Trade Facility Agent (or if such day is not a Business Day, the following Business Day), the relevant Borrower shall inform the Foreign Trade Facility Agent in advance that the requested FCI shall be issued on the same day (or if such day is not a Business Day, the following Business Day). The Foreign Trade Facility Agent shall promptly inform the relevant FCI Issuing Lender accordingly which shall be obliged to use commercially reasonable efforts to issue the FCI on the same day as it receives the Utilization Request (or if such day is not a Business Day, the following Business Day).

(iii)           (A) In the cases referred to in clauses (A) and (B)(3) of Section 2.6(g)(i), the Foreign Trade Facility Agent shall obtain, and follow, instructions from the relevant Borrower, (B) in the cases referred to in clauses (B)(1), (2) and (4) of Section 2.6(g)(i), the relevant Borrower shall agree with the relevant FCI Issuing Lender as to any amendments necessary to the respective FCI to enable the relevant FCI Issuing Lender to issue the relevant FCI and, in the case of clause (B)(4), Section 2.6(e) shall apply mutatis mutandis, (C) if, in the cases referred to under (A) or (B) above, no agreement can be reached between the relevant FCI Issuing Lender and the relevant Borrower, such FCI Issuing Lender shall reject the request to issue the requested FCI and the relevant Borrower shall promptly advise the Foreign Trade Facility Agent and shall designate another FCI Issuing Lender and the time for issuance of the FCI shall be postponed to the extent necessary for practical reasons. Such FCI Issuing Lender shall promptly inform the Foreign Trade Facility Agent about all changes agreed with such Borrower with respect to a Utilization Request in accordance with this clause (iii).

(iv)          The relevant FCI Issuing Lender may either issue the FCI directly or, if requested by and agreed with the relevant Borrower, arrange that the FCI (an “Indirect FCI”) be issued by a second bank (including one of such FCI Issuing Lender’s domestic or foreign branches or affiliates) or financial institution (the “Indirect FCI Issuing Lender”) against such FCI Issuing Lender’s corresponding Counter-Guarantee (which may support one or more Indirect FCIs and which may be for a longer or shorter tenor than such Indirect FCI(s) so long as the tenor of such Counter-Guarantee is permitted under this Agreement) in the form satisfactory to the Indirect FCI Issuing Lender. In addition, in the case that an issued and outstanding letter of credit, guaranty or surety is being rolled into the Foreign Trade Facility as an FCI in accordance with the provisions of this Agreement, then if requested by and agreed with the relevant Borrower, the relevant FCI Issuing Lender may arrange that one or more corresponding Counter-Guarantees (which may support one or more Indirect FCIs and which may be for a longer or shorter tenor than such Indirect FCI(s) so long as the tenor of such Counter-Guarantee is permitted under this Agreement), in the form satisfactory to the issuer of such existing letter of credit, guaranty or surety, be issued by such FCI Issuing Lender, in which event (A) the issued letter of credit, guaranty or surety shall be treated as an Indirect FCI, and (B) the issuer thereof shall be treated as an Indirect FCI Issuing Lender. In case of an Indirect FCI, such FCI Issuing Lender is entitled to receive, for payment to the Indirect FCI Issuing Lender, separate fees and expenses in respect of such Indirect FCI in addition to the fees and expenses pursuant to Section 2.6(n). In line with international practices, the tenor of a Counter-Guarantee in favor of the Indirect FCI Issuing Lender may exceed the tenor of the Indirect FCI by at least ten calendar days so long as such tenor is permitted under this Agreement.

(v)            If a Utilization Request is made to request an amendment (including an extension) of any outstanding FCI, the Foreign Trade Facility Agent shall forward the Utilization Request to the relevant FCI Issuing Lender if the requirements of Section 2.6(d) are fulfilled. Clauses (i) through (iii) of this Section 2.6(g) shall apply mutatis mutandis.

(vi)           Each FCI Issuing Lender shall comply at all times with the obligations set forth on Schedule 2.6(g).

(vii)          If the relevant FCI Issuing Lender has not rejected the request to issue an FCI, the requested currency of which is not a Permitted Currency, the relevant Borrower assumes all risks related thereto and shall reimburse all costs reasonably incurred in connection with the procurement of such currency for honoring such FCI in such specific currency.

(h)            Borrower Liabilities.

(i)             If an FCI Issuing Lender receives a request for payment under any FCI (including from an Indirect FCI Issuing Lender under a Counter-Guarantee) issued by it, it shall promptly (and before any payment is made in respect thereof) inform the relevant Borrower, the Foreign Trade Facility Agent and the Administrative Agent accordingly. A Borrower’s obligation to reimburse any payment made by an FCI Issuing Lender under an FCI (each, an “FCI Disbursement”) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (A) any lack of validity or enforceability of any FCI, of any request for the issuance thereof or of this Agreement, or of any term or provision therein or herein, or of any underlying agreement (B) any draft or other document presented under an FCI proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (C) payment by the applicable FCI Issuing Lender under an FCI against presentation of a draft or other document that does not comply with the terms of such FCI, or (D) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower’s obligations hereunder. Neither the Foreign Trade Facility Agent, the Lenders nor any FCI Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any FCI or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any FCI (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in the finding of true facts or law or any consequence arising from causes beyond the control of the applicable FCI Issuing Lender; provided that neither of the foregoing sentences shall be construed to excuse such FCI Issuing Lender from liability to the applicable Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such FCI Issuing Lender’s gross negligence, willful misconduct or failure to exercise care (each as determined in a final and non-appealable judgment of a court of competent jurisdiction) when determining whether drafts and other documents presented under an FCI comply with the terms thereof, or if the obligation to honor a request for payment under an FCI depends upon non-documentary conditions, whether questions of facts or law at issue in the underlying transaction justify the payment by the FCI Issuing Lender. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, (1) with respect to documents presented which appear on their face to be in substantial compliance with the terms of an FCI, an FCI Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such FCI; or (2) if the obligation to honor a request for payment under an FCI depends upon non-documentary conditions, an FCI Issuing Lender may, in its sole discretion, either accept and make payment upon such facts presented in connection with the request for payment, without responsibility for further investigation, regardless of any notice or information to the contrary; provided that the applicable Borrower does not promptly provide irrefutable evidence that facts presented in connection with the request for payment are not true, or refuse to accept and make payment upon such facts. Without limiting any rights that the applicable FCI Issuing Lender may have under applicable law, (I) the applicable Borrower’s aggregate remedies against the applicable FCI Issuing Lender for wrongfully honoring a presentation or wrongfully retaining honored documents shall in no event exceed the aggregate amount paid by such Borrower to such FCI Issuing Lender with respect to the honored presentation, plus interest at the rate equal to Term SOFR for an Interest Period of one month, (II) the applicable FCI Issuing Lender may accept as a draft any written or electronic demand or request for payment under an FCI, even if non-negotiable or not in the form of a draft, and may disregard any requirement that such draft, demand or request bear any or adequate reference to the FCI, and (III) the applicable FCI Issuing Lender may purchase or discount an accepted draft or deferred payment obligation incurred under an FCI without affecting the amount or timing of the reimbursement due from the applicable Borrower.

(ii)            The relevant Borrower shall, upon demand from the relevant FCI Issuing Lender, reimburse such FCI Issuing Lender for, and irrevocably and unconditionally indemnify such FCI Issuing Lender against any sum paid or payable in accordance with clause (i) above under an FCI issued by such FCI Issuing Lender at the request of such Borrower and against all other liabilities, reasonable costs (including any costs incurred in funding any amount paid by such FCI Issuing Lender under or in connection with such FCI), claims, losses and expenses which such FCI Issuing Lender may at any time (whether before, on or after the Foreign Trade Maturity Date) reasonably incur or sustain in connection with or arising out of any such FCI. Each such reimbursement shall be made in the currency in which the applicable FCI was issued. If an FCI Issuing Lender shall make any FCI Disbursement, then, unless the relevant Borrower shall reimburse such FCI Disbursement in full on the date such FCI Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such FCI Disbursement is made to but excluding the date that such Borrower reimburses such FCI Disbursement, at a fluctuating per annum rate equal to the Alternate Base Rate plus 1.0%; provided that if such Borrower fails to reimburse such FCI Disbursement within five calendar days (including for any interest incurred in connection with such FCI Disbursement pursuant to the preceding provisions of this sentence), then such entire unpaid amount shall bear interest, for each day from and including the sixth calendar day after the date such FCI Disbursement is made to but excluding the date that such Borrower reimburses such FCI Disbursement, at a fluctuating per annum rate equal to the Alternate Base Rate plus 2.0%.

(i)             Reversal of FCIs.

(i)             Each FCI Issuing Lender will notify the Foreign Trade Facility Agent on each Business Day about any expiration or reduction of the Face Amount of any FCI or Counter-Guarantee issued by it which became effective the preceding Business Day (a “Utilization Reduction Notice”). With respect to:

(A)            an FCI (other than a Counter-Guarantee or an Indirect FCI) which under its terms expires without any doubt if no demand has been received by such FCI Issuing Lender on or before a specified expiry date, such FCI Issuing Lender will give a Utilization Reduction Notice on the Business Day following the effectiveness of the reversal of the FCI, unless such FCI does not qualify for a reversal due to its governing law and/or jurisdiction (in which case clause (B) below shall apply mutatis mutandis);

(B)            an FCI (other than a Counter-Guarantee or an Indirect FCI) which, under its terms either does not provide for a specific expiry date or does not otherwise expire without any doubt if no demand for payment has been received by such FCI Issuing Lender on or before a definite expiry date or in the case of a release of an FCI before the expiry date specified therein, such FCI Issuing Lender will give a Utilization Reduction Notice (1) as and when the original of the FCI including all amendments, if any, is received by it from the beneficiary or the relevant Borrower, or (2) after having received any explicit notice of release from the beneficiary in form and substance substantially in accordance with the form provided in Schedule 2.6(i);

(C)            a Counter-Guarantee, such FCI Issuing Lender will give a Utilization Reduction Notice only upon being unconditionally discharged in writing from any respective liability by the Indirect FCI Issuing Lender, or upon such FCI Issuing Lender having paid the amount available under the Counter-Guarantee to the Indirect FCI Issuing Lender; provided that if the FCI Issuing Lender has been prevented from effecting such payment without delay, the Utilization Reduction Notice is subject to any assertion of damages on account of delay by the Indirect FCI Issuing Lender;

(D)            an FCI (other than a Counter-Guarantee or an Indirect FCI) issued in connection with legal proceedings in Germany, such FCI Issuing Lender will give a Utilization Reduction Notice only upon receipt of the original of the FCI for discharge from the beneficiary or upon the beneficiary’s consent to the discharge or upon establishment of the expiry of the FCI by an executory order according to §109(2) of the German Code of Civil Procedure;

(E)             an FCI (other than a Counter-Guarantee or an Indirect FCI), expressly subject to the Uniform Rules for Demand Guarantees, International Chamber of Commerce Publication No. 758, such FCI Issuing Lender will give a Utilization Reduction Notice if under said rules and due to the governing law and/or jurisdiction of such FCI a termination of a guarantee would have to be made;

(F)             an FCI (other than a Counter-Guarantee or an Indirect FCI), expressly subject to the Uniform Customs and Practice for Documentary Credits, 2007 Revision, International Chamber of Commerce Publication No. 600 or the International Standby Practices 1998, International Chamber of Commerce Publication No. 590, such FCI Issuing Lender will give a Utilization Reduction Notice (1) as and when the original of the FCI including all amendments, if any, is being received by it for cancellation from the beneficiary or the relevant Borrower prior to its stated expiration date (if any), or (2) after having received any explicit notice of release from the beneficiary in form and substance substantially in accordance with the form provided in Schedule 2.6(i);

(G)            reductions of an FCI or an Indirect FCI/Counter-Guarantee, such FCI Issuing Lender will give a Utilization Reduction Notice only if (1) the terms and conditions of any reduction clause of the terms of the FCI are, without any doubt, complied with or if the beneficiary or, in the case of an Indirect FCI, the Indirect FCI Issuing Lender has certified in writing and unconditionally the reduction of the FCI or Counter-Guarantee respectively or (2) the FCI Issuing Lender has effected partial payment pursuant to a demand; and

(H)            any FCI in relation to which such FCI Issuing Lender has effected full payment pursuant to a demand so that the beneficiary would not be entitled to claim any further payment, such FCI Issuing Lender will give a Utilization Reduction Notice.

(ii)            If a claim under an FCI is lodged with the relevant FCI Issuing Lender after such FCI Issuing Lender has given a Utilization Reduction Notice with respect to such FCI:

(A)            such FCI Issuing Lender shall effect payment only if such payment is expressly authorized by the relevant Borrower or ordered by a court decision, enforceable in the country where it was rendered; and

(B)             the relevant Borrower shall (1) indemnify such FCI Issuing Lender in accordance with Section 2.6(h) and (2) pay to such FCI Issuing Lender an amount (without duplication) equal to the FCI Commitment Fee such FCI Issuing Lender would have received if the relevant FCI or Joint Signature FCI had been outstanding from the date the relevant Utilization Reduction Notice was given until the date payment in respect of such claim is made by such Borrower to the FCI Issuing Lender in accordance with Section 2.6(h).

(j)            Permitted Maturity. Each FCI shall have an expiry date that complies with the definition of Permitted Maturity, unless any such FCI does not provide for a specific expiry date, in which case the Commercial Lifetime of such FCI shall fall within the Permitted Maturity.

(k)            Joint Signature FCIs.

(i)             If a Utilization Request has been made for an FCI to be issued as a Joint Signature FCI, then the relevant Borrower will approach the relevant beneficiary to ascertain whether such beneficiary is prepared to accept a Joint Signature FCI. In case of the beneficiary’s acceptance, the Foreign Trade Facility Agent will, in close coordination with such Borrower, select the relevant FCI Issuing Lenders (the “Joint FCI Issuing Lenders”) prepared to issue the Joint Signature FCI and acceptable to the beneficiary.

(ii)            The Joint FCI Issuing Lenders so selected will then appoint one of the Joint FCI Issuing Lenders to act as their agent (the “Joint Foreign Trade Facility Agent”) in connection with the Joint Signature FCI acting on terms to be agreed between the Joint FCI Issuing Lenders and the Joint Foreign Trade Facility Agent pursuant to an agreement substantially in the form of Schedule 2.6(k). The Joint Foreign Trade Facility Agent shall be responsible for coordinating the Joint FCI Issuing Lenders and shall represent the Joint FCI Issuing Lenders vis-à-vis the beneficiary, and the Joint Foreign Trade Facility Agent shall be responsible for processing the Joint Signature FCI. In such capacity, the Joint Foreign Trade Facility Agent shall give to the Foreign Trade Facility Agent the notices otherwise to be given by each FCI Issuing Lender hereunder, in particular under Sections 2.6(i)(i), 2.6(n)(vi) and 2.6(q).

(iii)            Any liability of the Joint FCI Issuing Lenders under a Joint Signature FCI, and the rights resulting from honoring a demand made thereunder, shall be several. Each Joint FCI Issuing Lender shall be responsible for the proportionate amount demanded by the beneficiary under a Joint Signature FCI in the proportion the amount of the Joint Signature FCI allocated to it bears to the total Dollar Equivalent of such Joint Signature FCI. The Foreign Trade Facility Agent shall, with respect to the determination of the utilization of the individual FCI Issuing Commitment of each Joint FCI Issuing Lender and with respect to the calculation of any Excess Amount, treat each Joint FCI Issuing Lender in the Joint Signature FCI as if each Joint FCI Issuing Lender had issued an FCI in the amount equal to the amount of its proportionate amount of the Joint Signature FCI.

(l)             Determination of Dollar Equivalent. On each Business Day on which any FCI is outstanding under this Agreement, or there is any other FCI Issuing Lender Exposure, the Foreign Trade Facility Agent shall determine the amount of the Dollar Equivalent of all outstanding FCIs and unreimbursed FCI Disbursements (in each case adjusted to reflect any repayment, prepayment or reversal of any relevant FCI) on the basis of the foreign exchange rates for the previous Business Day which shall be determined as follows:

(i)             if the conversion rate of the respective currency into Dollars is published on the internet page “www.db-markets.com” (on the sub-page “Markets,” sub-page “FX Rates,” sub-page “DB Fixings” or on any other internet page replacing such internet page), the calculation shall be based on the rates displayed on such internet page; and

(ii)            if the conversion rate of the respective currency into Dollars is not published on the internet page “www.db-markets.com” (on the sub-page “Markets,” sub-page “FX Rates,” sub-page “DB Fixings” or on any other internet page replacing such internet page), the calculation shall be based on the previous month’s foreign exchange rates published on the same internet page on the sub-page “DB Fixings” under the heading “Overview for Historic Rates” for “End of month prices”.

If the relevant exchange rate cannot be determined in accordance with clauses (i) or (ii) above, the Foreign Trade Facility Agent shall determine the appropriate exchange rate in its reasonable discretion.

(m)            Cash Cover.

(i)             If, pursuant to a Daily Report issued on the last Business Day of any calendar month (each a “Rebasing Date”), the aggregate Dollar Equivalent of the FCI Issuing Lender Exposure of the FCI Issuing Lenders exceeds the aggregate amount of the FCI Issuing Commitments of the FCI Issuing Lenders by more than $500,000 (any such exceeding amount being the “Excess Amount”), the Foreign Trade Facility Agent shall notify the FCI Issuing Lenders and the U.S. Borrower in which event each FCI Issuing Lender shall have the right in its sole discretion to request in writing from the U.S. Borrower, within a period of five Business Days following receipt of the respective Daily Report, Cash Cover with respect to the amount by which the Dollar Equivalent of the FCI Issuing Lender Exposure of such FCI Issuing Lender exceeds the aggregate principal amount of such FCI Issuing Commitment of such FCI Issuing Lender, and the U.S. Borrower shall, within a period of four Business Days following receipt of the demand from such FCI Issuing Lender, provide for Cash Cover in accordance with clause (iv) below. For the avoidance of doubt, this clause (i) shall be applicable even to the extent any such Excess Amount results, in whole or in part, from fluctuation of currency exchange rates.

(ii)            [Reserved].

(iii)           If in respect of any Rebasing Date subsequent to a Rebasing Date in respect of which Cash Cover had been provided pursuant to clause (i) above to the applicable FCI Issuing Lender(s), the Excess Amount (as shown in the relevant Daily Report) has been reduced to zero (either through fluctuation of currency exchange rates or through the reduction or expiration of any FCIs), then the applicable FCI Issuing Lender(s) shall release the whole or relevant part of the Cash Cover within three Business Days of the relevant Rebasing Date.

(iv)           If a Borrower is obliged to provide for Cash Cover under this Agreement, such Borrower shall pay the relevant amount for which it shall provide Cash Cover in Dollars or in the Dollar Equivalent of the currency of the respective FCI for which Cash Cover has to be provided to an account of the applicable FCI Issuing Lender(s), in the name of such Borrower or the U.S. Borrower (at the election of the U.S. Borrower), to be maintained for the benefit of the applicable FCI Issuing Lender(s) (such deposited amount, the “Cash Cover”). Such account shall be an interest-bearing account in the name of such Borrower or the U.S. Borrower (at the election of the U.S. Borrower) and such account shall be pledged to the applicable FCI Issuing Lender(s), as the case may be, on the basis of a pledge agreement in form and substance reasonably satisfactory to the applicable FCI Issuing Lender(s), as the case may be, and such Borrower or the U.S. Borrower, as applicable. Notwithstanding the foregoing, no Foreign Subsidiary Borrower shall be required to deposit cash in support of any obligation of any other Borrower and no collateral or other credit support provided by any Foreign Subsidiary Borrower shall serve as security for any obligation of any other Borrower.

(v)            If the term of any FCI extends beyond the Foreign Trade Maturity Date or other termination of this Agreement, including if any obligation of any FCI Issuing Lender with respect to any FCI governed by the laws of the People’s Republic of China or any other Governmental Authority extends beyond the Foreign Trade Maturity Date or other termination of this Agreement (including any obligation in respect of any claims period under any FCI that extends beyond the stated expiration date of such FCI), then the applicable Borrower shall, on the earlier of the Foreign Trade Maturity Date or the date of such other termination of this Agreement, do one of the following: (A) cause such FCI to be surrendered for cancellation to the applicable FCI Issuing Lender or (B) provide Cash Cover (or other credit support reasonably satisfactory) to the applicable FCI Issuing Lender in an amount equal to at least 103% of the Dollar Equivalent of the Face Amount of such FCI or (C) provide the applicable FCI Issuing Lender with a back-up letter of credit or other analogous undertaking on reasonably acceptable terms and conditions in an amount at least equal to 103% of the Dollar Equivalent of the Face Amount of such FCI from a financial institution approved by the applicable FCI Issuing Lender or Joint FCI Issuing Lender, if applicable (such approval not to be unreasonably withheld in accordance with such FCI Issuing Lender’s or Joint FCI Issuing Lender’s existing banking practice consistently applied). Upon notice to the applicable FCI Issuing Lender of the termination, reduction or expiration (without any pending drawing) of such FCI, the applicable FCI Issuing Lender shall release the whole or relevant part of the Cash Cover (or other credit back-stop) within three Business Days of the relevant date of termination, reduction or expiration, and the applicable FCI Issuing Lender shall use Cash Cover to promptly reimburse any honoring any FCI.

(n)            Fees; Termination.

(i)             FCI Commitment Fees. The U.S. Borrower agrees to pay (or to cause a Foreign Subsidiary Borrower to pay) to each FCI Issuing Lender, a commitment fee (the “FCI Commitment Fee”) which shall accrue at the Applicable Rate (unless another rate shall have been agreed in writing between the U.S. Borrower and the applicable FCI Issuing Lender) on the average daily unused amount of the FCI Issuing Commitment of such FCI Issuing Lender during the period from and including the Effective Date to but excluding the date on which such FCI Issuing Commitment terminates. Accrued FCI Commitment Fees shall be paid quarterly in arrears on the last Business Day of March, June, September and December of each year and on the date on which the FCI Issuing Commitments terminate, commencing on the first such date to occur after the Effective Date. FCI Commitment Fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(ii)            FCI Fee. The U.S. Borrower agrees to pay (or to cause a Foreign Subsidiary Borrower to pay) to each FCI Issuing Lender, a fee (the “FCI Fee”) with respect to its issuance of FCIs, which shall accrue at the Applicable Rate (or such other rate as may be agreed in writing from time to time between the U.S. Borrower and the applicable FCI Issuing Lender) on the average daily Face Amount of each such FCI issued by such FCI Issuing Lender and outstanding (i.e. unexpired and not terminated) during the period from and including the date of issuance of any such FCI hereunder and the termination of any such Joint Signature FCI; provided that any such FCI Fees payable to any FCI Issuing Lender in respect of Trade LCs shall be reduced by the amount of any related FCI Commitment Fee payable in respect of the FCI Issuing Commitment of such FCI Issuing Lender utilized by the issuance of such Trade LCs. Accrued FCI Fees shall be paid quarterly in arrears on the last Business Day of March, June, September and December of each year and on the date on which the FCI Issuing Commitment terminates. FCI Fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(iii)           FCI Handling Fee. Each Borrower shall, with respect to the issuance or amendment of any FCI by an FCI Issuing Lender, pay to such FCI Issuing Lender, quarterly in arrears in accordance with clause (v) below, a handling fee of $150 with respect to each FCI so issued, and $100 with respect to each FCI so amended, by such FCI Issuing Lender during the previous calendar quarter (the “FCI Handling Fee”).

(iv)          Other Fees and Expenses. Each Borrower shall, within three Business Days following written demand from an FCI Issuing Lender that has issued an FCI for such Borrower, reimburse such FCI Issuing Lender for all reasonable costs (including internal costs) and expenses (including legal fees) incurred by such FCI Issuing Lender and evidenced to such Borrower in connection with the handling of any claims made against such FCI Issuing Lender under any FCI issued by it.

(v)            Payment of Foreign Credit Fees. Each FCI Issuing Lender shall notify the Foreign Trade Facility Agent in writing about the amount of all FCI Handling Fees payable by any Borrower with respect to each previous calendar quarter not later than on the fifth Business Day of each calendar quarter. In the case of each FCI Issuing Lender, the notification needs to include only the sum of all such fees payable to such FCI Issuing Lender and the respective amounts owing from each Borrower. The Foreign Trade Facility Agent shall, not later than the seventh Business Day of each calendar quarter, inform the U.S. Borrower in writing about the aggregate amount of the FCI Handling Fee, as notified to it by the FCI Issuing Lenders pursuant to the first sentence of this clause (v), and the U.S. Borrower shall pay (or shall cause the relevant Borrower to pay) such amounts to the Foreign Trade Facility Agent for distribution to the FCI Issuing Lenders not later than the fifth Business Day following the receipt by the U.S. Borrower of the notification from the Foreign Trade Facility Agent.

(vi)           Termination. (A) With respect to each FCI issued and which is or under which claims are still outstanding (including any FCI in respect of which the applicable FCI Issuing Lender may be or become obligated for any claims made under such FCI after the stated expiration date of such FCI) on the earlier of (1) the Foreign Trade Maturity Date or (2) the date of termination or cancellation of the FCI Issuing Commitments, or (B) if an Event of Default has occurred and is continuing, upon the request of the majority of the FCI Issuing Lenders to the Foreign Trade Facility Agent, the U.S. Borrower or other relevant Borrower will on such applicable date provide to either the Foreign Trade Facility Agent or the applicable FCI Issuing Lender(s) (at the election of the U.S. Borrower) Cash Cover or other credit support reasonably satisfactory to the Foreign Trade Facility Agent or the applicable FCI Issuing Lender(s), as the case may be, in an amount equal to at least 103% of the Face Amount of all such FCIs. Section 2.6(m)(iv) shall apply mutatis mutandis; provided that for purposes of the foregoing clause (B), if any Event of Default shall have occurred and any determination needs to be made by the majority of FCI Issuing Lenders under Article VII whether or not to require Cash Cover or other credit support, any FCI Issuing Lender shall be excluded for purposes of making a determination of such majority FCI Issuing Lenders if such FCI Issuing Lender notifies the Foreign Trade Facility Agent that in the good faith judgment of such FCI Issuing Lender failing to so exclude such amounts for such FCI Issuing Lender would or might violate the German Foreign Trade Act (Außenwirtschaftsgesetz) or EU Regulation (EC) 2271/96.

(o)            Cancellation.

(i)             The U.S. Borrower may, by giving to the Administrative Agent, with a copy to the Foreign Trade Facility Agent, not less than 3 Business Days’ prior written notice, cancel the whole or any part (being a minimum of $10,000,000, or a lesser amount in the case of the cancellation of the entire remaining amount of any FCI Issuing Lender’s FCI Issuing Commitment) of the then unused FCI Issuing Commitments without premium or penalty (it being understood and agreed that any cancellation of an FCI Issuing Commitment need not be done on a pro rata basis).

(ii)            If any FCI Issuing Lender claims a payment or indemnification from any Borrower under Section 2.17, the U.S. Borrower may (without prejudice to such claim), within 30 days thereafter and by not less than 15 days’ prior written notice to the Administrative Agent, with a copy to the Foreign Trade Facility Agent, cancel such FCI Issuing Lender’s unused FCI Issuing Commitment whereupon such FCI Issuing Lender shall cease to be obligated to issue further FCIs and its unused FCI Issuing Commitment shall be reduced to zero. The remaining amount of such FCI Issuing Lender’s FCI Issuing Commitment shall be cancelled automatically in whole, or, as the case may be, in part with the receipt by the Foreign Trade Facility Agent of the Utilization Reduction Notice(s) with respect to the FCIs issued by such FCI Issuing Lender and still outstanding.

(iii)           Any notice of cancellation given by the U.S. Borrower pursuant to clause (i) or (ii) above shall be irrevocable and shall specify the date upon which such cancellation is to be made and the amount of such cancellation; provided that any such notice of cancellation delivered by the U.S. Borrower may state that such notice is conditioned upon the effectiveness or closing of other credit facilities, debt financings or Dispositions, in which case such notice may be revoked or the date specified therein extended by the U.S. Borrower (by notice to the Administrative Agent and the Foreign Trade Facility Agent on or prior to the specified effective date) if such condition is not satisfied.

(iv)          Cancelled FCI Issuing Commitments cannot be reinstated.

(p)            Reports.

(i)             The Foreign Trade Facility Agent shall send to the FCI Issuing Lenders, the U.S. Borrower and the Administrative Agent, via e-mail to the addresses and persons notified for this purpose by such Persons to the Foreign Trade Facility Agent,

(A)            on each Business Day, a report (the “Daily Report”)

(1)            stating the Dollar Equivalent for all outstanding FCIs (other than Trade LCs) outstanding as determined for such Business Day,

(2)            listing, for each FCI Issuing Lender, as of such Business Day, the Dollar Equivalent of the outstanding FCIs (other than Trade LCs) issued by such FCI Issuing Lender and the Dollar Equivalent of each such FCI Issuing Lender’s utilized FCI Issuing Commitment (without giving effect to the issuance of any Trade LCs), and

(3)            containing further information about the utilization of the Foreign Trade Facility (without giving effect to the issuance of any Trade LCs), in substantially the form set out in Schedule 2.6(p),

(B)            on each Business Day, a daily activity report of the previous Business Day, in a form as substantially set out in Schedule 2.6(p), and

(C)            not later than the fifth Business Day of each calendar month, a report stating all expired FCIs and all FCIs expiring within such month, in each case, without giving effect to the issuance of any Trade LCs.

(ii)            The U.S. Borrower and each FCI Issuing Lender shall inform the Foreign Trade Facility Agent by 5:00 p.m., Düsseldorf time, on the fifth Business Day following receipt of any such report if it does not agree with any information contained in such report.

(iii)           The applicable Borrowers shall use commercially reasonable efforts to achieve the return of expired FCIs to the applicable FCI Issuing Lenders and the applicable FCI Issuing Lenders shall (at the applicable Borrower’s cost and expense) use commercially reasonable efforts to support the applicable Borrower’s efforts to achieve such return.

(q)            Unreimbursed FCI Disbursements. Each FCI Issuing Lender shall promptly notify the Foreign Trade Facility Agent and the Administrative Agent of any FCI Disbursement of such FCI Issuing Lender that has not been reimbursed by or on behalf of the relevant Borrower and shall include in such notice (i) the date of the FCI Disbursement, (ii) the name of the relevant Borrower and (iii) the amount (including the currency) of such FCI Disbursement and the Dollar Equivalent thereof as calculated by such FCI Issuing Lender in accordance with this Agreement.

(r)             Additional FCI Issuing Lenders. Upon notice to the Administrative Agent and the Foreign Trade Facility Agent, the U.S. Borrower may designate additional FCI Issuing Lenders to provide additional FCI Issuing Commitments hereunder and/or designate existing FCI Issuing Lenders to provide an increase to its existing FCI Issuing Commitment hereunder. No Person shall have any obligation hereunder to become such an additional FCI Issuing Lender or to provide any such additional or increased FCI Issuing Commitment. The FCI Issuing Lender or other Person that in its sole discretion agrees to provide any such increased or additional FCI Issuing Commitment shall enter into an FCI Issuing Lender Joinder Agreement with completions reasonably acceptable to the Administrative Agent, the Foreign Trade Facility Agent and the U.S. Borrower. No such designation shall be made to (i) the Parent, the U.S. Borrower, any Affiliate of the Parent or the U.S. Borrower or any Subsidiary or (ii) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, one or more natural persons). Upon consummation of any such FCI Issuing Lender Joinder Agreement, Schedule 1.1A shall be deemed revised to reflect the applicable FCI Issuing Commitment added pursuant to such FCI Issuing Lender Joinder Agreement. If all the conditions precedent to issuance of a new FCI are satisfied, then in lieu of issuing a new FCI, such additional FCI Issuing Lender may, at the written request of the U.S. Borrower or the applicable Foreign Subsidiary Borrower and with the written consent of the Foreign Trade Facility Agent, roll into the Foreign Trade Facility an outstanding undertaking that meets all of the requirements to be an FCI hereunder, in which case such undertaking shall thereafter be treated as if it were issued hereunder, and such FCI Issuing Lender shall be deemed to represent and warrant that each such FCI that is rolled into the Foreign Trade Facility complies with Section 2.6(c), Section 2.6(d), Section 2.6(e) and Section 2.6(f), as applicable.

Section 2.7             Funding of Borrowings.

(a)            Each Lender shall make each Loan (other than any Incremental Term Loan) to be made by it hereunder on the proposed date thereof by wire transfer to the Administrative Agent in same day funds at the Administrative Agent’s Office for the applicable currency most recently designated by it for such purpose by notice to the Lenders, in immediately available funds, not later than 1:00 p.m. in the case of any Loan denominated in Dollars and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan denominated in an Alternative Currency; provided that Swingline Loans shall be made as provided in Section 2.4. The Administrative Agent will make such Loans available to the relevant Borrower by wiring the amounts so received, in like funds, to an account designated by such Borrower in the applicable Borrowing Request; provided that (i) ABR Revolving Loans made to finance the reimbursement of a Financial LC Disbursement as provided in Section 2.5(e)(i) shall be remitted by the Administrative Agent to the applicable Issuing Lender and (ii) ABR Revolving Loans made to finance the reimbursement of a Non-Financial LC Disbursement as provided in Section 2.5(e)(i) shall be remitted by the Foreign Trade Facility Agent to the applicable Issuing Lender. Any funding of Incremental Term Loans shall be made pursuant to such procedures as shall be agreed to by the U.S. Borrower, the relevant Incremental Term Lenders and the Administrative Agent. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 9.3(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.3(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.3(c).

(b)            Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.7(a) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount in the required currency. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon in such currency, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds in the relevant currency (which determination shall be conclusive absent manifest error) or (ii) in the case of a Borrower, the interest rate applicable to such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.8             Interest Elections.

(a)            Each Revolving Borrowing, each Term Loan A Borrowing and each Incremental Term Loan Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Borrowing of Term SOFR Loans or Alternative Currency Term Rate Loans, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, a Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Borrowing of Term SOFR Loans or Alternative Currency Term Rate Loans, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding the foregoing, a Borrower may not (i) elect to convert the currency in which any Loans are denominated, (ii) elect to convert Alternative Currencies Loans to ABR Loans or Term SOFR Loans, (iii) elect an Interest Period for Term SOFR Loans or Alternative Currency Term Rate Loans that does not comply with Section 2.2(d), (iv) elect to convert any ABR Loans to Term SOFR Loans that would result in the number of Borrowings exceeding the maximum number of Borrowings permitted under Section 2.2(c), (v) elect an Interest Period for Term SOFR Loans or Alternative Currency Term Rate Loans unless the aggregate outstanding principal amount of such Loans (including any such Loans made to such Borrower in the same currency on the date that such Interest Period is to begin) to which such Interest Period will apply complies with the requirements as to minimum principal amount set forth in Section 2.2(c) or (vi) elect to convert or continue any Swingline Borrowings.

(b)            To make an election pursuant to this Section, a Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.3 if such Borrower were requesting a Borrowing of Revolving Loans of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by delivery to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the relevant Borrower. Any Interest Election Request with respect to Term SOFR Loans or Alternative Currency Term Rate Loans having an Interest Period other than one, three or six months in duration shall be subject to the same notice and Lender approval requirements as the initial Borrowing thereof.

(c)            Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.3 and Section 2.8(a): (i) the Borrowing to which such Interest Election Request applies; (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; (iii) whether the resulting Borrowing is to be an ABR Borrowing, a Term SOFR Borrowing, an Alternative Currency Daily Rate Borrowing, or an Alternative Currency Term Rate Borrowing, as applicable; and (iv) if the resulting Borrowing is a Borrowing of Term SOFR Loans or Alternative Currency Term Rate Loans, the Interest Period to be applicable thereto after giving effect to such election. If any such Interest Election Request requests a Borrowing of Term SOFR Loans or Alternative Currency Term Rate Loans but does not specify an Interest Period, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)            Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each relevant Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)            If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Borrowing of Term SOFR Loans prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Borrowing of Alternative Currency Term Rate Loans prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall automatically continue as a Borrowing of Alternative Currency Term Rate Loans having an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the U.S. Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing denominated in Dollars may be converted to or continued as a Borrowing of Term SOFR Loans, (ii) unless repaid, each Borrowing of Term SOFR Loans shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) no Borrowing of Alternative Currency Term Rate Loans having an Interest Period in excess of one month may be made or continued. No Alternative Currency Loan may be converted into or continued as a Revolving Loan denominated in a different currency, but instead must be repaid in the original currency of such Alternative Currency Loan and reborrowed in the other currency.

Section 2.9             Termination and Reduction of Commitments.

(a)            If not terminated prior to such date in accordance with the terms of this Agreement, (A) the Revolving Commitments shall terminate on the Revolving Maturity Date, (B) the FCI Issuing Commitments shall terminate on the Foreign Trade Maturity Date and (C) the Term Loan A Commitments shall terminate on the Third Amendment Effective Date.

(b)            The U.S. Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments (other than FCI Issuing Commitments) of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000, (ii) the U.S. Borrower shall not terminate or reduce (A) the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.12, the Revolving Exposure would exceed the aggregate Revolving Commitments, or (B) the FCI Issuing Commitments if the Total Foreign Trade Exposure would exceed the total FCI Issuing Commitments and (iii) each termination or reduction of FCI Issuing Commitments shall be made in accordance with Section 2.6(o).

(c)            The U.S. Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under Section 2.9(b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the U.S. Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the U.S. Borrower may state that such notice is conditioned upon the effectiveness or closing of other credit facilities, debt financings or Dispositions, in which case such notice may be revoked or the date specified therein extended by the U.S. Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

Section 2.10           Evidence of Debt.

(a)            Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made, and each FCI issued, by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)            The Administrative Agent, on behalf of the Borrowers, shall maintain the Register pursuant to Section 9.4(c) and a subaccount for each Lender in which it shall record (i) the amount of each Loan made hereunder (whether or not evidenced by a promissory note), the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal and/or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The Foreign Trade Facility Agent shall maintain records in which it shall record all relevant details about each FCI issued hereunder and, upon the request of the Administrative Agent, the Foreign Trade Facility Agent shall make such records (or copies thereof) available to the Administrative Agent.

(c)            The entries made in the Register maintained pursuant to Section 2.10(b) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(d)            Upon the request of any Lender made through the Administrative Agent, each Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each such promissory note shall (i) in the case of Revolving Loans, be in the form of Exhibit I (a “Revolving Note”), (ii) in the case of the Term Loan A, be in the form of Exhibit K (a “Term A Note”), (iii) in the case of Swingline Loans, be in the form of Exhibit L (a “Swingline Note”) and (iv) in the case of Incremental Term Loans, be in the form of Exhibit M (an “Incremental Term Note”). Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

Section 2.11           Repayment of Loans.

(a)            The U.S. Borrower shall repay any Incremental Term Loans in consecutive installments (which shall be no more frequent than quarterly) as specified in the applicable Incremental Facility Activation Notice pursuant to which such Incremental Term Loans were made; provided that the weighted average life to maturity of any Incremental Term Loans shall not be shorter than the then-remaining weighted average life to maturity of any then-existing Term Loans; provided, further, that, the limitation in the immediately preceding proviso shall not apply to bridge Indebtedness incurred by the U.S. Borrower, so long as (i)(x) at the initial maturity of such bridge Indebtedness, such bridge Indebtedness shall automatically convert to (or would be required to be exchanged for) Indebtedness that complies with the limitation in the immediately preceding proviso, or (y) such bridge Indebtedness is incurred with the intent to convert such bridge Indebtedness to permanent financing that complies with the limitation in the immediately preceding proviso, and (ii) the only prepayments required to be made on such bridge Indebtedness shall be such prepayments as are customary for similar bridge financings in light of then-prevailing market conditions (as determined by the U.S. Borrower in consultation with the Administrative Agent).

(b)            The U.S. Borrower shall repay (i) the then unpaid principal amount of the Revolving Loans on the Revolving Maturity Date and (ii) the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the last Business Day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Borrowing of Revolving Loans is made, the U.S. Borrower shall repay all Swingline Loans then outstanding.

(c)            [Reserved].

(d)            The U.S. Borrower shall repay the outstanding principal amount of the Term Loan A in quarterly installments on the last Business Day of each March, June, September and December, in each case, in the respective amounts set forth in the table below (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.12) with the outstanding principal balance of the Term Loan A due in full on the Term Loan A Maturity Date, unless accelerated sooner pursuant to Article VII:

Payment Date (last Business Day of):	Principal Repayment Installment
December, 2025	$0.00
March, 2026	$0.00
June, 2026	$0.00
September, 2026	$0.00
December, 2026	$3,125,000.00
March, 2027	$3,125,000.00
June, 2027	$3,125,000.00
September, 2027	$3,125,000.00
December, 2027	$6,250,000.00
March, 2028	$6,250,000.00
June, 2028	$6,250,000.00
September, 2028	$6,250,000.00
December, 2028	$6,250,000.00
March, 2029	$6,250,000.00
June, 2029	$6,250,000.00
September, 2029	$6,250,000.00
December, 2029	$6,250,000.00
March, 2030	$6,250,000.00
June, 2030	$6,250,000.00
Term Loan A Maturity Date	Outstanding Principal Balance of Term Loan A

Section 2.12           Prepayment of Loans.

(a)            Each Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty subject to Section 2.18; provided that, unless otherwise agreed by the Administrative Agent: (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) two (2) Business Days prior to any date of prepayment of Term SOFR Loans, (B) four (4) Business Days prior to the date of prepayment of Alternative Currency Loans, and (C) on the date of prepayment of ABR Loans; (ii) any prepayment of Term SOFR Loans or Alternative Currency Loans shall be in a principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of ABR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date, the currency and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Term SOFR Loans or Alternative Currency Term Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of principal shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 2.18. Each prepayment of the outstanding Term Loans pursuant to this Section 2.12(a) shall be applied to the principal repayment installments thereof as directed by the U.S. Borrower. Subject to Section 2.24, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.

(b)            The U.S. Borrower may, upon notice to the Swingline Lender pursuant to delivery to the Swingline Lender of a Notice of Loan Prepayment (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swingline Loans in whole or in part without premium or penalty; provided that, unless otherwise agreed by the Swingline Lender, (i) such notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess hereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the U.S. Borrower, the U.S. Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of principal shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 2.18.

(c)            If on any date any Net Proceeds are received by or on behalf of the Parent or any Restricted Subsidiary in respect of any Prepayment Event, the U.S. Borrower shall, within ten Business Days after such Net Proceeds are received, apply an amount equal to the aggregate amount of such Net Proceeds, first, to prepay the Term Loans in the manner and the order as directed in writing by the U.S. Borrower to the Administrative Agent (provided that in the case of any excess cash flow mandatory prepayment required in connection with any Incremental Term Loans as permitted under Section 2.1(b), such prepayment shall be applied ratably to all Term Loans and to the principal repayment installments thereof on a pro rata basis), and second, after the Term Loans have been paid in full, to the Revolving Loans as directed in writing by the U.S. Borrower to the Administrative Agent (without a corresponding permanent reduction in the aggregate Revolving Commitments); provided that, in the case of any event described in clause (a) or clause (b) of the definition of the term Prepayment Event, if the U.S. Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the U.S. Borrower to the effect that the Parent or the applicable Restricted Subsidiary intends to apply the Net Proceeds from such event (“Reinvestment Net Proceeds”) within 365 days after receipt of such Net Proceeds, to make Permitted Acquisitions or Investments permitted by Section 6.5 or acquire real property, equipment or other assets to be used in the business of the Parent and its Restricted Subsidiaries, and certifying that no Default or Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of such event except to the extent of any Net Proceeds therefrom that have not been so applied by the end of such 365-day period (or, with respect to Net Proceeds which are committed to be reinvested within such 365-day period, except to the extent of any such Net Proceeds that have not been actually reinvested within 180 days after the end of such 365-day period), at which time a prepayment shall be required in an amount equal to the Net Proceeds that have not been so applied.

(d)            If on any Determination Date relating to the Revolving Facility, (i) the Total Exposure exceeds the aggregate Revolving Commitments by more than $500,000 due to a fluctuation in currency exchanges, the U.S. Borrower shall, upon notice by the Administrative Agent, within three Business Days after such Determination Date, prepay (or cause the relevant Foreign Subsidiary Borrower to prepay) Borrowings of Alternative Currency Loans (or, if no such Borrowings are outstanding, deposit cash collateral pursuant to Section 2.5(j)(ii) with respect to Alternative Currency Letters of Credit and otherwise in a manner mutually agreed among the U.S. Borrower, the Administrative Agent and the Foreign Trade Facility Agent) in an aggregate amount such that, after giving effect thereto, the Total Exposure does not exceed the aggregate Revolving Commitments, (ii) the Total Exposure exceeds the aggregate Revolving Commitments, the U.S. Borrower shall, without notice or demand, within three Business Days after such Determination Date, prepay Borrowings of Revolving Loans or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral pursuant to Section 2.5(j)(ii) and otherwise in a manner mutually agreed among the U.S. Borrower, the Administrative Agent and the Foreign Trade Facility Agent) in an aggregate amount such that, after giving effect thereto, the Total Exposure does not exceed the aggregate Revolving Commitments, and (iii) the aggregate outstanding amount of all Alternative Currency Loans on such Determination Date, plus the aggregate face amount of all Alternative Currency Letters of Credit on such Determination Date, plus the aggregate outstanding amount of all Revolving Loans made to Foreign Subsidiary Borrowers on such Determination Date, exceeds an amount equal to one hundred five percent (105%) of the Global Sublimit then in effect, the U.S. Borrower shall, upon notice by the Administrative Agent, within three Business Days after such Determination Date, prepay (or cause the relevant Foreign Subsidiary Borrower to prepay) Borrowings of Alternative Currency Loans, Borrowings of Revolving Loans made to Foreign Subsidiary Borrowers and/or deposit cash collateral pursuant to Section 2.5(j)(ii) with respect to Alternative Currency Letters of Credit and otherwise in a manner mutually agreed among the U.S. Borrower, the Administrative Agent and the Foreign Trade Facility Agent, in an aggregate amount such that, after giving effect thereto, the aggregate outstanding amount of all Alternative Currency Loans, plus the aggregate face amount of all Alternative Currency Letters of Credit, plus the aggregate outstanding amount of all Revolving Loans made to Foreign Subsidiary Borrowers, does not exceed an amount equal to one hundred percent (100%) of the Global Sublimit then in effect.

(e)            A Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy promptly thereafter) of any prepayment hereunder (i) in the case of prepayment of a Borrowing of Term SOFR Loans, not later than 11:00 a.m. two Business Days before the date of prepayment, (ii) in the case of prepayment of a Borrowing of Alternative Currency Loans, no later than 11:00 a.m. four Business Days before the date of prepayment, (iii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m. on the Business Day of prepayment or (iv) in the case of prepayment of a Swingline Loan, not later than 12:00 noon on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.9, then such notice of prepayment may be revoked (or the date specified therein extended) if such notice of termination is revoked (or the date specified therein extended) in accordance with Section 2.9. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.2, except as necessary to apply fully the required amount of a mandatory prepayment.

Section 2.13          Certain Payment Application Matters.

(a)            Each repayment or prepayment of a Borrowing by any Borrower shall be applied ratably to the Loans included in the repaid Borrowing of such Borrower. It is understood that, in the case of Revolving Loans, the relevant Borrower may select the particular currency of Loans to be prepaid, and such prepayment shall then be applied ratably to such Loans. Repayments and prepayments of Borrowings shall be accompanied by accrued interest on the amount repaid.

(b)            Each mandatory prepayment of any Term Loans shall be applied among the Classes of the Term Loans as directed in writing by the U.S. Borrower to the Administrative Agent and to the installments thereof in each case in the order as directed in writing by the U.S. Borrower to the Administrative Agent. Any optional prepayment of any Term Loans shall be applied to the installments of the applicable Term Loans in each case in the order as directed in writing by the U.S. Borrower to the Administrative Agent.

Section 2.14           Fees.

(a)            The U.S. Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee (the “Revolving Commitment Fee”), which shall accrue at the Applicable Rate on the actual daily unused amount of the Revolving Commitment of such Revolving Lender during the period from and including the Effective Date to but excluding the Revolving Maturity Date. Accrued Revolving Commitment Fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the Revolving Maturity Date commencing on the first such date to occur after the Effective Date. Revolving Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing Revolving Commitment Fees, the Revolving Commitment of a Revolving Lender shall be deemed to be used to the extent of the outstanding Revolving Loans of such Revolving Lender, the Financial LC Exposure of such Revolving Lender and the Non-Financial LC Exposure of such Revolving Lender (and the Swingline Exposure of such Revolving Lender shall be disregarded for such purpose).

(b)            Each Borrower agrees to pay:

(i)             to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Financial Letters of Credit (“Financial Letter of Credit Fees”), which shall accrue at the Applicable Rate on the actual daily amount of such Lender’s Financial LC Exposure (excluding any portion thereof attributable to unreimbursed Financial LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any Financial LC Exposure; provided that any Financial Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Financial Letter of Credit as to which such Defaulting Lender has not provided cash collateral satisfactory to the applicable Issuing Lender pursuant to Section 2.5(j)(i) shall be payable, to the maximum extent permitted by applicable laws, to the other Revolving Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Financial Letter of Credit pursuant to Section 2.24(a)(iv), with the balance of such fee, if any, payable to the applicable Issuing Lender for its own account;

(ii)            to the Foreign Trade Facility Agent for the account of each Revolving Lender a participation fee with respect to its participations in Non-Financial Letters of Credit (“Non-Financial Letter of Credit Fees”), which shall accrue at the Applicable Rate on the actual daily amount of such Lender’s Non-Financial LC Exposure (excluding any portion thereof attributable to unreimbursed Non-Financial LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any Non-Financial LC Exposure; provided that any Non-Financial Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Non-Financial Letter of Credit as to which such Defaulting Lender has not provided cash collateral satisfactory to the applicable Issuing Lender pursuant to Section 2.5(j)(ii) shall be payable, to the maximum extent permitted by applicable laws, to the other Revolving Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Non-Financial Letter of Credit pursuant to Section 2.24(a)(iv), with the balance of such fee, if any, payable to the applicable Issuing Lender for its own account;

(iii)           to the applicable Issuing Lender a fronting fee, which shall accrue at the rate of (A) with respect to Financial Letters of Credit, 0.125% per annum on the actual daily amount of the Financial LC Exposure (excluding any portion thereof attributable to unreimbursed Financial LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any Financial LC Exposure, as well as such Issuing Lender’s standard fees with respect to the issuance, amendment, renewal or extension of any Financial Letter of Credit or processing of drawings thereunder, and (B) with respect to Non-Financial Letters of Credit, 0.250% per annum on the actual daily amount of the Non-Financial LC Exposure (excluding any portion thereof attributable to unreimbursed Non-Financial LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any Non-Financial LC Exposure, as well as such Issuing Lender’s standard fees with respect to the issuance, amendment, renewal, or extension of any Non-Financial Letter of Credit or processing of drawings thereunder; and

(iv)           to the applicable FCI Issuing Lender, the fees set forth in Section 2.6(n).

Participation fees and fronting fees pursuant to clauses (i), (ii) and (iii) above accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Except as otherwise provided in Section 2.6(n), any other fees payable to the applicable Issuing Lender or FCI Issuing Lender pursuant to this Section 2.14(b) shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For the purposes of calculating the actual daily amount of the Financial LC Exposure or Non-Financial LC Exposure for any period under this Section 2.14(b), the actual daily amount of the Alternative Currency Financial LC Exposure or Alternative Currency Non-Financial LC Exposure for such period shall be calculated by multiplying (x) the actual daily balance of each Alternative Currency Letter of Credit (expressed in the currency in which such Alternative Currency Letter of Credit is denominated) by (y) the Exchange Rate for each such Alternative Currency in effect on the last Business Day of such period or by such other reasonable method that the Administrative Agent deems appropriate.

(c)            The U.S. Borrower agrees to pay to BofA Securities, for its own account, fees payable in the amounts and at the times separately agreed in writing between or among the Parent, the U.S. Borrower and BofA Securities.

(d)            The U.S. Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times specified in the Fee Letter.

(e)            The U.S. Borrower agrees to pay to the Foreign Trade Facility Agent, for its own account, fees payable in the amounts and at the times specified in the Deutsche Bank Fee Letter.

(f)            [Reserved].

(g)            [Reserved].

(h)            All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to BofA Securities, the applicable Issuing Lender, the applicable FCI Issuing Lender or the Foreign Trade Facility Agent, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Except as otherwise provided in Section 2.6(n), fees paid shall not be refundable under any circumstances.

Section 2.15           Interest.

(a)            Subject to Section 2.15(c): (i) ABR Loans and Swingline Loans shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate applicable to ABR Loans; (ii) Term SOFR Loans shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate for Term SOFR Loans; (iii) Alternative Currency Daily Rate Loans shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the applicable Alternative Currency Daily Rate plus the Applicable Rate for Alternative Currency Loans; and (iv) Alternative Currency Term Rate Loans shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the applicable Alternative Currency Term Rate for such Interest Period plus the Applicable Rate for Alternative Currency Loans.

(b)            [Reserved].

(c)            Notwithstanding the foregoing, if any principal of or interest (or premium, if any) on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount (except as specified in Section 2.6(h)(ii)), 2% plus the rate applicable to ABR Revolving Loans as provided in Section 2.15(a) (or, in the case of amounts denominated in any Alternative Currency under the Revolving Facility, the rate that would apply to Loans in such currency pursuant to clause (i) above), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

(d)            Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments, and in the case of the Term Loans, upon the Term Loan A Maturity Date or the Incremental Term Loan Maturity Date, as applicable; provided that (i) interest accrued pursuant to Section 2.15(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest (and premium, if any) on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term SOFR Loan or Alternative Currency Term Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)            All computations of interest for ABR Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of interest for Alternative Currency Loans shall be made on the basis of a year as set forth on Schedule 2.15(e) for such Alternative Currency and actual days elapsed. All other computations of interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.20(a), bear interest for one day. The applicable Alternate Base Rate, Alternative Currency Daily Rate, Alternative Currency Term Rate or Term SOFR, as applicable, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(f)             If, as a result of any restatement of or other adjustment to the financial statements of the Parent or for any other reason, the Loan Parties or the Administrative Agent at the direction of the Required Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Loan Parties as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher interest and fees for such period, the U.S. Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the U.S. Borrower under the Bankruptcy Code of the United States, automatically and without further action by any Person), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, the Foreign Trade Facility Agent, any Lender or the Issuing Lenders, as the case may be, under Section 2.5(c), Section 2.14(b), Section 2.14(f) or Section 2.15(c) or under Article VII. The U.S. Borrower’s obligations under this paragraph shall survive the termination of the Commitments of all of the Lenders and the repayment of all other Obligations hereunder.

(g)            For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

Section 2.16           Inability to Determine Rates.

If in connection with any request for a Term SOFR Loan or an Alternative Currency Loan, or a request for a conversion of ABR Loans to Term SOFR Loans, or a request for a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans, as applicable:

(a)            the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i)(A) no Term SOFR Successor Rate has been determined in accordance with Section 1.10(a) and the circumstances under Section 1.10(a)(i) or the Term SOFR Scheduled Unavailability Date has occurred, (B) no Successor Rate for the applicable Relevant Rate has been determined in accordance with Section 1.10(b) and the circumstances under Section 1.10(b)(i) or the Scheduled Unavailability Date has occurred, as applicable, or (C) adequate and reasonable means do not otherwise exist for determining Term SOFR or the applicable Relevant Rate, as applicable, for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Term SOFR Loan or Alternative Currency Loan, or in connection with an existing or proposed ABR Loan;

(b)            the Administrative Agent is advised by the Required Lenders that Term SOFR or the applicable Relevant Rate, as applicable, for any determination dates(s) or requested Interest Period, as applicable, do not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining the applicable Loans (or its Loan) included in the relevant Borrowing for such determination date(s) or Interest Period; or

(c)            the Administrative Agent determines (which determination shall be conclusive absent manifest error) that a fundamental change has occurred in the foreign exchange or interbank markets with respect to any Alternative Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls);

then the Administrative Agent shall give notice thereof to the U.S. Borrower and the relevant Lenders by telephone or telecopy as promptly as practicable. Thereafter, (x) the obligation of the applicable Lenders to make or maintain Term SOFR Loans or the applicable Alternative Currency Loans shall be suspended (to the extent of the affected Term SOFR Loans, Alternative Currency Loans, Interest Periods or determination date(s), as applicable), and (y) in the event of a determination described above with respect to the Term SOFR component of the Alternate Base Rate, the utilization of the Term SOFR component in determining the Alternate Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (b) above, until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (1) the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of the applicable Loans (to the extent of the affected Term SOFR Loans, Alternative Currency Loans, Interest Periods or determination date(s), as applicable) or, failing that, with respect to any request for a Borrowing of, conversion to, or continuation of Term SOFR Loans, will be deemed to have converted such request into a request for an ABR Borrowing, (2) any outstanding affected Term SOFR Loans shall be converted to ABR Loans at the end of their respective applicable Interest Periods, and (3) any outstanding affected Alternative Currency Loans shall be prepaid in full (such prepayment to occur on the next applicable Interest Payment Dates, in the case of Alternative Currency Daily Rate Loans, or at the end of the applicable Interest Periods, in the case of Alternative Currency Term Rate Loans).

Section 2.17           Increased Costs.

(a)            If any Change in Law shall:

(i)             impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender;

(ii)            subject any Lender or an Agent to any Taxes (other than (A) Indemnified Taxes, (B) Excluded Taxes or (C) Taxes imposed as a penalty for a Lender’s failure to comply with non-U.S. legislation implementing FATCA) on its loans, loan principal, letters of credit, commitments or other obligations or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)           impose on any Lender, any Issuing Lender or any FCI Issuing Lender or the relevant interbank market any other condition affecting this Agreement or any Term SOFR Loans or Alternative Currency Loans made by such Lender, any Letter of Credit (or any participation therein) or any FCI;

and the result of any of the foregoing shall be to increase the net cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Lender or such FCI Issuing Lender of participating in, issuing or maintaining any Letter of Credit or FCI or to reduce the amount of any sum received or receivable by such Lender, such Issuing Lender or such FCI Issuing Lender hereunder (whether of principal, interest, premium or otherwise), then each relevant Borrower will pay to such Lender, such Issuing Lender or such FCI Issuing Lender such additional amount or amounts as will compensate such Lender, such Issuing Lender or such FCI Issuing Lender, as the case may be, for such additional costs actually incurred or reduction suffered; provided that such Lender shall only be entitled to seek such additional amounts if such Lender is generally seeking the payment of similar additional amounts from similarly situated borrowers in comparable credit facilities.

(b)            If any Lender, any Issuing Lender or any FCI Issuing Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Person’s capital or on the capital of such Person’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or FCIs held by, such Lender, or the Letters of Credit issued by such Issuing Lender, or the FCIs issued by such FCI Issuing Lender, to a level below that which such Lender, such Issuing Lender or such FCI Issuing Lender or such Lender’s, such Issuing Lender’s or such FCI Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Person’s policies and the policies of such Person’s holding company with respect to capital adequacy or liquidity), then from time to time the relevant Borrower will pay to such Lender, such Issuing Lender or such FCI Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Person or such Person’s holding company for any such reduction actually suffered; provided that such Lender shall only be entitled to seek such additional amounts if such Lender is generally seeking the payment of similar additional amounts from similarly situated borrowers in comparable credit facilities.

(c)            If any Lender, any Issuing Lender or any FCI Issuing Lender incurs any Mandatory Costs attributable to the Obligations, then from time to time the U.S. Borrower will pay (or cause the applicable Foreign Subsidiary Borrower to pay) to such Lender, such Issuing Lender or such FCI Issuing Lender, as the case may be, such Mandatory Costs. Such amount shall be expressed as a percentage rate per annum and shall be payable on the full amount of the applicable Obligations.

(d)            A certificate of a Lender, an Issuing Lender or an FCI Issuing Lender setting forth in reasonable detail the basis for and computation of the amount or amounts necessary to compensate such Person or its holding company, as the case may be, as specified in Section 2.17(a), Section 2.17(b) or Section 2.17(c) shall be delivered to the relevant Borrower and shall be conclusive absent manifest error. Such Borrower shall pay such Lender, such Issuing Lender or such FCI Issuing Lender the amount shown as due on any such certificate within 10 days after receipt thereof. All amounts payable by any Borrower pursuant to Section 2.17(a) or Section 2.17(b) shall be deemed to constitute interest expense in respect of the Loans.

(e)            Failure or delay on the part of any Lender, any Issuing Lender or any FCI Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Person’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender, an Issuing Lender or an FCI Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Person notifies such Borrower of the Change in Law giving rise to such increased costs or reductions and of such Person’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.18           Break Funding Payments.

In the event of (a) the payment of any principal of any Term SOFR Loan or Alternative Currency Term Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term SOFR Loan or Alternative Currency Term Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan, all or any portion of the Term Loan A, or any Incremental Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.12(d) and is revoked in accordance therewith), (d) the assignment of any Term SOFR Loan or any Alternative Currency Term Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the U.S. Borrower pursuant to Section 2.21 or (e) any failure by the U.S. Borrower or the applicable Foreign Subsidiary Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the relevant Borrower shall compensate each Lender for the loss, cost and expense actually incurred that is attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the applicable rate of interest that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the relevant market. A certificate of any Lender setting forth in reasonable detail the basis for and computation of any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the relevant Borrower and shall be conclusive absent manifest error, and shall be so delivered as promptly as reasonably practicable after such Lender obtains actual knowledge of such amount.

Section 2.19          Taxes.

(a)            Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes; provided that if a Borrower shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the relevant Agent or the relevant Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)            In addition, each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law and indemnify the Lender from and against any Other Taxes and any penalties, interest and reasonable expenses arising therefrom or with respect thereto.

(c)            Each Borrower shall indemnify each Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid by such Agent or such Lender or required to be withheld or deducted from a payment to such recipient (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis for and computation of the amount of such payment or liability delivered to a Borrower by a Lender, or by an Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error, and shall be so delivered as promptly as reasonably practicable after such Lender or such Agent, as the case may be, obtains actual knowledge of such amount.

(d)            As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower to a Governmental Authority, such Borrower shall deliver to the relevant Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such Agent.

(e)            Each Agent and each Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Code (a “Non-U.S. Recipient”) shall, to the extent it is legally entitled to do so, deliver to the U.S. Borrower and each Agent, on or before the date on which it becomes a party to this Agreement either:

(A)            two duly completed and signed original copies of either Internal Revenue Service Form W-8BEN (including Form W-8BEN-E, as applicable) or Internal Revenue Service Form W-8ECI (relating to such Non-U.S. Recipient and entitling it to a complete exemption from or reduction of withholding of United States federal income taxes on all amounts to be received by such Non-U.S. Recipient pursuant to this Agreement and the other credit documents), or successor and related applicable forms, as the case may be (including, where applicable any such forms required to be provided to certify to such exemption on behalf of such Non-U.S. Recipient’s beneficial owners); or

(B)            in the case of a Non-U.S. Recipient claiming the benefit of the exemption for portfolio interest under Section 881(c) of the Code, (x) a statement in the form of Exhibit C (and any similar statements required to certify to the exemption of its beneficial owners) or such other form of statement as shall be reasonably requested by the U.S. Borrower from time to time to the effect that such Non-U.S. Recipient (and, where applicable, its beneficial owners) is eligible for a complete exemption from withholding of United States federal income taxes under Code Section 871(h) or 881(c), and (y) two duly completed and signed original copies of Internal Revenue Service Form W-8BEN (or W-8BEN-E) or successor and related applicable forms (including, where applicable, copies of such forms with respect to such entity’s beneficial owners).

Further, each Non-U.S. Recipient agrees (i) to deliver to the U.S. Borrower and each Agent, and if applicable, the assigning Lender two further duly completed and signed original copies of such Forms W-8BEN (or W-8BEN-E) or W-8ECI, as the case may be (and, where applicable, any such forms on behalf of its beneficial owners) or successor and related applicable forms, on or before the date that any such form expires or becomes obsolete and promptly after the occurrence of any event requiring a change from the most recent form(s) previously delivered by it to the U.S. Borrower in accordance with applicable U.S. laws and regulations, (ii) in the case of a Non-U.S. Recipient that delivers a statement in the form of Exhibit C (or such other form of statement as shall have been requested by the U.S. Borrower), to deliver to the U.S. Borrower and each Agent, and if applicable, the assigning Lender, such statement (and where applicable, any such statements from its beneficial owners) on the two year anniversary of the date on which such Non-U.S. Recipient became a party to this Agreement and to deliver promptly to the U.S. Borrower and each Agent, such additional statements and forms as shall be reasonably requested by the U.S. Borrower or such Agent from time to time, and (iii) to notify promptly the U.S. Borrower and each Agent if it (or, as applicable, its beneficial owners) is no longer able to deliver, or if it is required to withdraw or cancel, any form of statement previously delivered by it pursuant to this Section 2.19(e). Notwithstanding anything herein to the contrary, no Non-U.S. Recipient shall be required to provide any forms, certification or documentation which it is not legally entitled or able to deliver.

(f)             Each Agent that is a United States person within the meaning of Section 7701(a)(30) of the Code and each Lender which is not a Non-U.S. Recipient shall deliver to U.S. Borrower and each Agent (and if applicable the assigning or participating Lender) two duly completed and signed original copies of Internal Revenue Service Form W-9 (or applicable successor form) certifying that such party is exempt from U.S. federal backup withholding. Each Agent and each such Lender shall deliver to the U.S. Borrower and each Agent two further duly completed and signed forms (or successor form) at or before the time any such form becomes obsolete.

(g)            [Reserved].

(h)            If any Agent or any Lender determines, in its sole discretion, that it has received a refund in respect of Indemnified Taxes or Other Taxes paid by a Borrower, it shall promptly pay such refund, together with any other amounts paid by such Borrower in connection with such refunded Indemnified Taxes or Other Taxes, to such Borrower, net of all out-of-pocket expenses incurred in obtaining such refund; provided that each Borrower agrees to promptly return such refund to the applicable Agent or the applicable Lender as the case may be, if it receives notice from the applicable Agent or applicable Lender that such Agent or Lender is required to repay such refund. This paragraph shall not be construed to require any Agent or any Lender to make available its tax returns (or any other information that it deems confidential) to the applicable Borrower or any Person.

(i)             If any Agent or any Lender is entitled to an exemption from or reduction in the rate of the imposition, deduction or withholding of any Indemnified Tax or Other Tax under the laws of the jurisdiction in which a Foreign Subsidiary Borrower is organized or engaged in business, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document, then such Agent or such Lender (as the case may be) shall deliver to such Foreign Subsidiary Borrower or the relevant Governmental Authority, in the manner and at the time or times prescribed by applicable law or as reasonably requested by the Foreign Subsidiary Borrower, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Foreign Subsidiary Borrower as will permit such payments to be made without the imposition, deduction or withholding of such Indemnified Tax or Other Tax or at a reduced rate; provided that such Agent or such Lender is legally entitled to complete, execute and deliver such documentation and in its reasonable judgment such completion, execution or submission would not materially prejudice its commercial or legal position or require disclosure of information it considers confidential or proprietary. The U.S. Borrower or such Foreign Subsidiary Borrower shall use commercially reasonable efforts to take such actions as are requested by any Agent or any Lender to obtain the benefits of any exemption from or reduction in the rate of any Indemnified Tax, Other Tax or Excluded Tax.

(j)             If a payment made to a Lender or an Agent under this Agreement or any other Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA, such Agent or such Lender, as the case may be, shall deliver to the U.S. Borrower and each Agent at such time or times reasonably requested by the U.S. Borrower or an Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by a Borrower or an Agent as may be necessary for such Borrower and such Agent to comply with their obligations under FATCA and to determine whether such Agent and such Lender have complied with such Agent’s and such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the Effective Date.

Section 2.20           Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)            Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, premium, fees, reimbursement of LC Disbursements, reimbursement of FCI Disbursements, or of amounts payable under Section 2.17, Section 2.18 or Section 2.19, or to provide Cash Cover, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, local time), on the date when due, in same day funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Administrative Agent’s Office, except as otherwise expressly provided herein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment thereof shall be extended to the next Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable to but excluding such Business Day. Except as otherwise specified in this Agreement, each such payment (other than (i) principal of and interest on Loans and LC Disbursements denominated in an Alternative Currency, which shall be made in the applicable Alternative Currency, except as otherwise specified in Section 2.5(e) and (ii) payments in respect of the FCIs and FCI Disbursements thereunder, which shall be made in the currency applicable to such FCI) shall be made in Dollars.

(b)            If at any time insufficient funds are received by and available to the Administrative Agent or the Foreign Trade Facility Agent to pay fully all amounts of principal, unreimbursed LC Disbursements and FCI Disbursements, interest, premium, fees and Cash Cover then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements and FCI Disbursements then due hereunder, and any premium or Cash Cover then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements and FCI Disbursements, and any premium or Cash Cover, then due to such parties.

(c)            If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest (or premium, if any) on any of its Revolving Loans, portion of the Term Loan A, Incremental Term Loans, FCI Disbursements, participations in LC Disbursements or participations in Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, portion of the Term Loan A, Incremental Term Loans, FCI Disbursements, participations in LC Disbursements and participations in Swingline Loans and accrued interest (and premium, if any) thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, the Term Loan A, any Incremental Term Loans, FCI Disbursements, participations in LC Disbursements and participations in Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest (and premium, if any) on their respective Revolving Loans, portion of the Term Loan A, Incremental Term Loans, FCI Disbursements, participations in LC Disbursements and participations in Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any other Loan Document or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Parent or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d)            Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders (or any of them) or the Issuing Lenders (or any one of them) hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders or the relevant Issuing Lenders, as applicable the amount due. With respect to any payment that any Agent makes for the account of the Lenders, any Issuing Lender, or any FCI Issuing Lender hereunder as to which such Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as a “Rescindable Amount”): (i) the applicable Borrower has not in fact made such payment; (ii) such Agent has made a payment in excess of the amount so paid by such Borrower (whether or not then owed); or (iii) such Agent has for any reason otherwise erroneously made such payment; then each of the Lenders, the applicable Issuing Lenders or the applicable FCI Issuing Lenders, as the case may be, severally agrees to repay to such Agent forthwith on demand the Rescindable Amount so distributed to such Lender, such Issuing Lender or such FCI Issuing Lender, in same day funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to such Agent, at the greater of the Federal Funds Effective Rate and a rate determined by such Agent to represent its cost of overnight or short-term funds in the relevant currency (which determination shall be conclusive absent manifest error).

(e)            If any Lender shall fail to make any payment required to be made by it to the Administrative Agent, the Swingline Lender or any Issuing Lender, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations until all such unsatisfied obligations are fully paid.

Section 2.21          Mitigation Obligations; Replacement of Lenders.

(a)            If any Lender or the Foreign Trade Facility Agent requests compensation under Section 2.17, or if any Borrower is required to pay any additional amount to any Lender or the Foreign Trade Facility Agent or any Governmental Authority for the account of any Lender or the Foreign Trade Facility Agent pursuant to Section 2.19, then, in the case of a Lender, such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or, in the case of a Lender or the Foreign Trade Facility Agent, such party will use reasonable efforts to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the Foreign Trade Facility Agent, as applicable, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.17 or Section 2.19, as the case may be, in the future and (ii) would not subject such Lender or the Foreign Trade Facility Agent, as applicable, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the Foreign Trade Facility Agent. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Foreign Trade Facility Agent in connection with any such designation or assignment.

(b)            If (i) any Lender (other than an FCI Issuing Lender) or the Foreign Trade Facility Agent requests compensation under Section 2.17, (ii) any Borrower is required to pay any additional amount to any Lender or the Foreign Trade Facility Agent or any Governmental Authority for the account of any Lender or the Foreign Trade Facility Agent pursuant to Section 2.19, (iii) any Lender is a Defaulting Lender, (iv) any Lender becomes a “Non-Consenting Lender” (as defined below), or (v) any Lender is a non-extending Lender pursuant to Section 2.1(c) or Section 2.6(b), then the U.S. Borrower may, at its sole expense and effort, upon notice to such Lender (other than an FCI Issuing Lender in the case of applicability of clause (i) above) or the Foreign Trade Facility Agent, as applicable, and the Administrative Agent, require such Lender (other than an FCI Issuing Lender in the case of applicability of clause (i) above) or the Foreign Trade Facility Agent (in the case of clause (i) or clause (ii) above as such clauses relate to the Foreign Trade Facility Agent) to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee, in the case of a Lender, may be another Lender, if a Lender accepts such assignment); provided that (A) the U.S. Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (B) such Lender or the Foreign Trade Facility Agent, as applicable, shall have received payment of an amount equal to the outstanding principal of its Loans, FCI Disbursements, participations in LC Disbursements and participations Swingline Loans, accrued interest (and premium, if any) thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Borrower (in the case of all other amounts) and (C) in the event of a replacement of a Non-Consenting Lender, in order for the U.S. Borrower to be entitled to replace such a Lender, such replacement must take place no later than 120 days after the date the Non-Consenting Lender shall have notified the U.S. Borrower and the Administrative Agent of its failure to agree to any requested consent, waiver or amendment. Neither a Lender nor the Foreign Trade Facility Agent shall be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling a Borrower to require such assignment and delegation cease to apply. In the event that (x) the U.S. Borrower or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto (including extensions of any maturity date) or to approve a request that Revolving Loans be made, or Letters of Credit and FCIs be issued, in a currency other than those specifically listed in the definition of “Alternative Currency”, (y) the consent, waiver, amendment or request in question requires the agreement of all Lenders (or of a particular affected Lender) in accordance with the terms of Section 1.9(a), Section 2.6(b) or Section 9.2 and (z) if required, the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender”.

Section 2.22          Change in Law.

Notwithstanding any other provision of this Agreement, if, after the Effective Date:

(a)            (i) any Change in Law shall make it unlawful for any Issuing Lender to issue Letters of Credit denominated in an Alternative Currency, or any Revolving Lender to make Revolving Loans denominated in an Alternative Currency, or any FCI Issuing Lender to issue any FCIs, or (ii) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates that would make it impracticable for any Issuing Lender to issue Letters of Credit denominated in such Alternative Currency for the account of a Borrower, or any Revolving Lender to make Revolving Loans denominated in an Alternative Currency, or any FCI Issuing Lender to issue any FCIs, then, in the case of this clause (a), by prompt written notice thereof to the U.S. Borrower and to the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (A) such Issuing Lender may declare that Letters of Credit will not thereafter be issued by it in the affected Alternative Currency or Alternative Currencies, whereupon the affected Alternative Currency or Alternative Currencies shall be deemed (for the duration of such declaration) not to constitute an Alternative Currency for purposes of the issuance of Letters of Credit by such Issuing Lender, (B) such Revolving Lender may declare that Revolving Loans will not thereafter be made by it in the affected Alternative Currency or Alternative Currencies, whereupon the affected Alternative Currency or Alternative Currencies shall be deemed (for the duration of such declaration) not to constitute an Alternative Currency for purposes of the making of Revolving Loans by such Revolving Lender, and (C) such FCI Issuing Lender may declare that such affected FCIs will not thereafter be issued by it and the commitment of such FCI Issuing Lender to issue such affected FCIs shall forthwith be cancelled (for the duration of such declaration); or

(b)            any Law shall make it unlawful, or any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR, Term SOFR or any Relevant Rate, or to determine or charge interest rates based upon SOFR, Term SOFR or any Relevant Rate, then by prompt written notice thereof to the U.S. Borrower and to the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (i) any obligation of such Lender to make or continue Term SOFR Loans or Alternative Currency Loans in the affected currency or currencies or, in the case of Term SOFR Loans, to convert ABR Loans to Term SOFR Loans, shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Term SOFR component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the U.S. Borrower that the circumstances giving rise to such determination no longer exist; and, upon receipt of such notice specified in the foregoing clause (b), (A) the U.S. Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay in full such Term SOFR Loans or Alternative Currency Loans then outstanding (which prepayment shall be made (x) with respect to Term SOFR Loans or Alternative Currency Term Rate Loans, on the last day of the relevant Interest Periods of such Loans, if such Lender may lawfully continue to maintain such Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans to such day, and (y) with respect to Alternative Currency Daily Rate Loans, on the next Interest Payment Date for such Loans, if such Lender may lawfully continue to maintain such Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans to such day) or, if applicable and such Loans are Term SOFR Loans, convert such Term SOFR Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans, and (B) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR (and, upon any such prepayment or conversion, the U.S. Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.18).

Section 2.23         Foreign Subsidiary Borrowers.

(a)           Subject to the consent of the Administrative Agent and each Revolving Lender (such consent not to be unreasonably withheld, delayed or conditioned), the U.S. Borrower may designate any Restricted Subsidiary that is a Foreign Subsidiary of the U.S. Borrower as a Foreign Subsidiary Borrower under the Revolving Facility by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Foreign Subsidiary, the U.S. Borrower and the Administrative Agent and upon such delivery such Foreign Subsidiary shall for all purposes of this Agreement and the other Loan Documents be a Foreign Subsidiary Borrower under the Revolving Facility and a party to this Agreement until the U.S. Borrower shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Foreign Subsidiary, whereupon such Foreign Subsidiary shall cease to be a Foreign Subsidiary Borrower under the Revolving Facility. Notwithstanding the preceding sentence, no such Borrowing Subsidiary Termination will become effective as to any Foreign Subsidiary Borrower under the Revolving Facility at a time when any Obligations of such Foreign Subsidiary Borrower shall be outstanding thereunder or any Letters of Credit issued for the account of such Foreign Subsidiary Borrower shall be outstanding (which shall not have been cash collateralized in a manner consistent with the terms of Section 2.5(j)); provided that such Borrowing Subsidiary Termination shall be effective to terminate such Foreign Subsidiary Borrower’s right to make further borrowings under the Revolving Facility. As of the Third Amendment Effective Date, there are no Foreign Subsidiary Borrowers with respect to the Revolving Facility.

(b)         (i)         Subject to the consent of the Foreign Trade Facility Agent, the Administrative Agent and each FCI Issuing Lender (such consent not to be unreasonably withheld, delayed or conditioned), the U.S. Borrower may designate any Restricted Subsidiary that is a Foreign Subsidiary of the U.S. Borrower as a Foreign Subsidiary Borrower under the Foreign Trade Facility by delivery to the Foreign Trade Facility Agent and the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Foreign Subsidiary, the U.S. Borrower, the Foreign Trade Facility Agent and the Administrative Agent and upon such delivery such Foreign Subsidiary shall for all purposes of this Agreement and the other Loan Documents be a Foreign Subsidiary Borrower under the Foreign Trade Facility and a party to this Agreement until the U.S. Borrower shall have executed and delivered to the Foreign Trade Facility Agent and the Administrative Agent a Borrowing Subsidiary Termination with respect to such Foreign Subsidiary, whereupon such Foreign Subsidiary shall cease to be a Foreign Subsidiary Borrower under the Foreign Trade Facility. As of the Third Amendment Effective Date, there are no Foreign Subsidiary Borrowers with respect to the Foreign Trade Facility.

(ii)           Notwithstanding the preceding clause (i), no such Borrowing Subsidiary Termination will become effective as to any Foreign Subsidiary Borrower under the Foreign Trade Facility at a time when any Obligations of such Foreign Subsidiary Borrower shall be outstanding thereunder or any applicable FCIs issued for the account of such Foreign Subsidiary Borrower shall be outstanding (which shall not have been cash collateralized or otherwise supported in a manner consistent with the terms of Section 2.6(m)(iv) or the obligations of such Foreign Subsidiary Borrower in respect of each outstanding FCI shall not have been assumed by the U.S. Borrower or another Foreign Subsidiary Borrower pursuant to a written assumption agreement in form and substance reasonably satisfactory to the U.S. Borrower, such terminated Foreign Subsidiary Borrower, any Foreign Subsidiary Borrower that assumes obligations of such terminated Foreign Subsidiary Borrower, and the Foreign Trade Facility Agent); provided that such Borrowing Subsidiary Termination shall be effective to terminate such Foreign Subsidiary Borrower’s right to request further FCIs or other extensions of credit under the Foreign Trade Facility.

(c)           For the avoidance of doubt, no Foreign Subsidiary Borrower shall be liable for the Obligations (other than the Obligations of such Foreign Subsidiary Borrower).

(d)           The Administrative Agent shall promptly notify the Revolving Lenders of any Foreign Subsidiary Borrower added or terminated pursuant to Section 2.23(a), and the Foreign Trade Facility Agent shall promptly notify each FCI Issuing Lender of any Foreign Subsidiary Borrower added or terminated pursuant to Section 2.23(b).

(e)           Notwithstanding anything to the contrary set forth in this Section 2.23: (i) no Foreign Subsidiary Borrower shall become a Foreign Subsidiary Borrower under the Revolving Facility until such time as (A) the Administrative Agent and each Revolving Lender shall have completed “know your customer” due diligence with respect to such proposed Foreign Subsidiary Borrower, and the U.S. Borrower shall have provided to the Administrative Agent and each Revolving Lender the documentation and other information requested by the Administrative Agent or such Revolving Lender in order to comply with applicable law, including the PATRIOT Act, Sanctions, the United States Foreign Corrupt Practices Act of 1977, the applicable European Union or German acts and ordinance such as the German Anti-Money-Laundering-Act (“Geldwäschegesetz”), and the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (“Außenwirtschaftsverordnung”)), and (B) if such proposed Foreign Subsidiary Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Administrative Agent and each Revolving Lender shall have received, to the extent requested by the Administrative Agent or such Revolving Lender, a Beneficial Ownership Certification with respect to such proposed Foreign Subsidiary Borrower; and (ii) no Foreign Subsidiary Borrower shall become a Foreign Subsidiary Borrower under the Foreign Trade Facility until such time as (A) the Administrative Agent, the Foreign Trade Facility Agent and each FCI Issuing Lender shall have completed “know your customer” due diligence with respect to such proposed Foreign Subsidiary Borrower, and the U.S. Borrower shall have provided to the Administrative Agent, the Foreign Trade Facility Agent and each FCI Issuing Lender the documentation and other information requested by the Administrative Agent, the Foreign Trade Facility Agent or such FCI Issuing Lender in order to comply with applicable law, including the PATRIOT Act, Sanctions, the United States Foreign Corrupt Practices Act of 1977, the applicable European Union or German acts and ordinance such as the German Anti-Money-Laundering-Act (“Geldwäschegesetz”), and the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (“Außenwirtschaftsverordnung”)), and (B) if such proposed Foreign Subsidiary Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Administrative Agent, the Foreign Trade Facility Agent and each FCI Issuing Lender shall have received, to the extent requested by the Administrative Agent, the Foreign Trade Facility Agent or such FCI Issuing Lender, a Beneficial Ownership Certification with respect to such proposed Foreign Subsidiary Borrower.

Section 2.24         Defaulting Lenders.

(a)           Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable laws:

(i)           Waivers and Amendment. The Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.2, in the definition of “Required Lenders” and in the definition of “Required Revolving Lenders”.

(ii)           Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by any Agent for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to such Agent by that Defaulting Lender pursuant to Section 9.8), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Agents hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to any Issuing Lender or the Swingline Lender hereunder; third, if so determined by the Administrative Agent or requested by the U.S. Borrower or any Issuing Lender or the Swingline Lender, to be held as cash collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit or Swingline Loan; fourth, as the U.S. Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent or Foreign Trade Facility Agent, as applicable; fifth, if so determined by the Administrative Agent or Foreign Trade Facility Agent, as applicable, or requested by the U.S. Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, any Issuing Lender or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Lender or the Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the U.S. Borrower as a result of any judgment of a court of competent jurisdiction obtained by the U.S. Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or unreimbursed LC Disbursements in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or unreimbursed LC Disbursements were made at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and unreimbursed LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or unreimbursed LC Disbursements, owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to pay other amounts or post cash collateral pursuant to this Section 2.24(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)           Certain Fees. The Defaulting Lender (x) shall not be entitled to receive any fees pursuant to Section 2.14(a), Section 2.14(b) or Section 2.14(f) for any period during which such Lender is a Defaulting Lender (and the U.S. Borrower and other Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender) and (y) shall be limited in its right to receive Financial Letter of Credit Fees, Non-Financial Letter of Credit Fees and any of the fees described in Section 2.6(n) to the extent as provided in Section 2.24(b).

(iv)           Reallocation of Applicable Revolving Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Financial Letters of Credit, Non-Financial Letters of Credit or Swingline Loans, the “Applicable Revolving Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of that Defaulting Lender; provided that each such reallocation shall be given effect only to the extent that the aggregate obligation of that non-Defaulting Lender to acquire, refinance or fund participations in Financial Letters of Credit, Non-Financial Letters of Credit and Swingline Loans after giving effect to such reallocation does not cause the Revolving Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Revolving Commitment.

(b)           Defaulting Lender Cure. If the U.S. Borrower, the Administrative Agent, the Swingline Lender and each Issuing Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their relevant Applicable Percentages (without giving effect to Section 2.24(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the U.S. Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties (and, in any event, subject to Section 9.19), no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)           Request for Cash Collateral. At any time that there shall exist a Defaulting Lender, within three (3) Business Days of the request of the Administrative Agent, an Issuing Lender or the Swingline Lender, the U.S. Borrower shall deliver to the Administrative Agent cash collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.24(a)(iv) and any cash collateral provided by the Defaulting Lender).

(d)           Grant of Security Interest. All cash collateral provided pursuant to this Section shall be maintained in blocked, non-interest-bearing deposit accounts at the Administrative Agent, with respect to cash collateral supporting the Fronting Exposure of the Issuing Lenders and the Swingline Lender. The U.S. Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lenders and/or the Lenders (including the Swingline Lender), as applicable, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such cash collateral may be applied pursuant to Section 2.24(e). If at any time the Administrative Agent determines that cash collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such cash collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the U.S. Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional cash collateral in an amount sufficient to eliminate such deficiency.

(e)           Application. Notwithstanding anything to the contrary contained in this Agreement, cash collateral provided under this Section 2.24 in respect of Letters of Credit or Swingline Loans shall be held and applied in satisfaction of the specific obligations for which the cash collateral was so provided, prior to any other application of such property as may be provided herein or in any other Loan Document.

(f)           Release. Cash collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender) or (ii) the Administrative Agent’s good faith determination that there exists excess cash collateral; provided that (x) that cash collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.24 may be otherwise applied in accordance with terms of the Loan Documents) and (y) the Loan Party providing cash collateral and the Issuing Lenders and the Swingline Lender, as applicable, may agree that cash collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

Section 2.25         Lending Offices.

Each Lender, Issuing Lender or FCI Issuing Lender, at its option, may perform its obligations hereunder through any Lending Office; provided that any exercise of such option shall not affect the obligation of any Borrower to repay any Loans, Letters of Credit or FCIs in accordance with the terms of this Agreement.

Article III

REPRESENTATIONS AND WARRANTIES

On the Effective Date and any date thereafter on which the representations and warranties set forth herein are required to be made hereunder (or deemed to be made hereunder), the Parent and each Borrower represent and warrant to the Administrative Agent and the Lenders that:

Section 3.1            Organization; Powers.

Each of the Parent and its Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except, in the case of Restricted Subsidiaries, where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) has all requisite power and authority to carry on its business as now conducted in all material respects and (c) except where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. Further, each Borrower is acting as principal for its own account and not as agent or trustee in any capacity on behalf of any party in relation to the Loan Documents.

Section 3.2            Authorization; Enforceability.

The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder action. This Agreement has been duly executed and delivered by the Parent and each Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party (as the case may be), enforceable against such Loan Party, as the case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.3            Governmental Approvals; No Conflicts.

The Transactions (a) do not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except registrations or filings necessary to perfect Liens created under the Loan Documents or to release Liens, (b) will not violate any applicable law or regulation in any material respect or the charter, by-laws or other organizational documents of the Parent or any of its Restricted Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Parent or any of its Restricted Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Parent or any of its Restricted Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Parent or any of its Restricted Subsidiaries, except Liens created under the Loan Documents.

Section 3.4            Financial Condition; No Material Adverse Change.

(a)           The Parent has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2024, reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for the fiscal quarter ended June 28, 2025, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent and its consolidated Restricted Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)           Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum and except for the Disclosed Matters, based on the facts and circumstances in existence on the Third Amendment Effective Date and taking into consideration the likelihood of any realization with respect to contingent liabilities, after giving effect to the transactions to occur on the Third Amendment Effective Date, none of the Parent or its Restricted Subsidiaries has, as of the Third Amendment Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses to the extent required to be disclosed in accordance with GAAP.

(c)           Since December 31, 2024, there has been no event or condition that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; provided that it is understood and agreed that, in any case, the Permitted Reorganization shall not be deemed to have, or reasonably be expected to have, a Material Adverse Effect.

Section 3.5           Properties.

(a)           Each of the Parent and its Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)           Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, each of the Parent and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Parent and its Restricted Subsidiaries does not infringe upon the rights of any other Person.

Section 3.6           Litigation and Environmental Matters.

(a)           There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent or any Borrower, threatened against or affecting the Parent or any of its Restricted Subsidiaries, (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, in the aggregate, to have a Material Adverse Effect or (ii) that involve any of the Loan Documents or the Transactions.

(b)           Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, neither the Parent nor any of its Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability or (iii) has received notice of any claim with respect to any Environmental Liability.

Section 3.7           Compliance with Laws and Agreements.

Each of the Parent and its Restricted Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

Section 3.8           Investment Company Status.

Neither the Parent nor any of its Restricted Subsidiaries is registered or required to be registered as an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.9           Taxes.

Each of the Parent and its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Parent or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 3.10         ERISA.

No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to have a Material Adverse Effect. Except to the extent such excess could not reasonably be expected to have a Material Adverse Effect, the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans. As of the Third Amendment Effective Date, no Borrower is or will be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit, the FCIs or the Commitments.

Section 3.11         Disclosure.

Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other written information, taken as a whole, furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that (a) with respect to projected financial information and other forward-looking information, the Parent and each Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, and (b) with respect to information regarding the general economy or industry, the Parent and each Borrower represents only that such information was obtained from sources believed to be reliable. As of the Third Amendment Effective Date, the information included in any Beneficial Ownership Certification, if applicable, is true and correct in all respects.

Section 3.12         Subsidiaries.

Schedule 3.12 sets forth the name of, and the direct and indirect ownership interest of the Parent in each Subsidiary of the Parent and identifies each Subsidiary that is a Guarantor, in each case, as of the Third Amendment Effective Date.

Section 3.13         Labor Matters.

Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes, lockouts, slowdowns or other labor disputes against the Parent or any Restricted Subsidiary pending or, to the knowledge of the Parent or any Borrower, threatened; (b) the hours worked by and payments made to employees of the Parent and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters; and (c) all payments due from the Parent or any Restricted Subsidiary, or for which any claim may be made against the Parent or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Parent or such Restricted Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Parent or any Restricted Subsidiary is bound.

Section 3.14         Solvency.

Immediately after the consummation of the Transactions to occur on the Third Amendment Effective Date and immediately following the making of each Loan made on the Third Amendment Effective Date and after giving effect to the application of the proceeds of such Loans: (a) the fair value of the assets of the Parent and its Restricted Subsidiaries, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Parent and its Restricted Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Parent and its Restricted Subsidiaries, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Parent and its Restricted Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Third Amendment Effective Date.

Section 3.15         Senior Indebtedness.

At all times after the issuance of any Subordinated Debt, (a) the Obligations will constitute “Senior Indebtedness” (or any comparable concept) under and as defined in the Subordinated Debt Documents and (b) in the event that any Loan Party Guarantees the Subordinated Debt, the obligations of such Loan Party, as applicable, under the Guarantee and Collateral Agreement, will constitute “Guarantor Senior Indebtedness” (or any comparable concept) of such Loan Party under and as defined in the Subordinated Debt Documents.

Section 3.16         Security Documents.

The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the holders of the Obligations (as defined in the Guarantee and Collateral Agreement), a legal, valid and enforceable security interest in the Collateral to the extent described therein and available under the UCC. As of the Third Amendment Effective Date, Schedule 3.16 lists all of the filing jurisdictions in which UCC-1 Financing Statements are required to be filed pursuant to the Guarantee and Collateral Agreement. Upon filing of such UCC-1 Financing Statements, the Guarantee and Collateral Agreement creates a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral to the extent available under the UCC, as security for the Obligations, in each case, subject to Permitted Encumbrances or as otherwise permitted by Section 6.3, prior and superior in right to any other Person.

Section 3.17         OFAC; Anti-Money Laundering Laws; Patriot Act; FCPA.

(a)           Neither the Parent nor any Subsidiary nor, to the knowledge of any Responsible Officer of the Parent or any of its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that is, currently the subject of any Sanctions, nor is the Parent or any Subsidiary located, organized, resident or doing business in a Designated Jurisdiction, except in the case of doing business to the extent permitted under the applicable Sanctions program, in each case to the extent that the aforementioned Sanctions programs are applicable to the Parent and its Subsidiaries. The Parent has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law), to ensure that the Parent and its Subsidiaries each is and will continue to be in compliance with all applicable Sanctions.

(b)           None of the Parent or any Borrower, nor, to the knowledge of any Responsible Officer of the Parent and its Subsidiaries, any of their respective Affiliates (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any applicable law, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Authority (collectively, “Anti-Money Laundering Laws”), (ii) has been assessed civil penalties under any Anti-Money Laundering Laws or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Parent has taken reasonable measures appropriate to the circumstances (in any event as required by applicable Law), to ensure that the Parent and its Subsidiaries each is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws.

(c)           Each of the Loan Parties and their respective Subsidiaries is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001) (the “PATRIOT Act”), in each case to the extent that the aforementioned acts are applicable to such Loan Parties and their respective Subsidiaries.

(d)           No part of the proceeds of the Loans or other extensions of credit hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(e)           The representations and warranties given in this Section 3.17 shall not be made by nor apply to any German Loan Party in so far as they would violate or expose it to any liability under EU Regulation (EC) 2271/96 or Section 7 of the German Foreign Trade Ordinance (Verordung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung)) or any similar anti-boycott or blocking law, regulation or statute that is in force from time to time and applicable to such entity. The representations and warranties contained in this Section 3.17 given by any Loan Party to any Lender domiciled in Germany (Inländer) within the meaning of Section 2 paragraph 15 of the German Foreign Trade Act (Außenwirtschaftsgesetz) are made only to the extent that any Lender domiciled in Germany (Inländer) within the meaning of Section 2 paragraph 15 of the German Foreign Trade Act (Außenwirtschaftsgesetz) would be permitted to make such representations and warranties pursuant to Section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung)).

Section 3.18         Representations as to Foreign Obligors.

(a)           The execution, delivery and performance by each Foreign Obligor of this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”) constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

(b)           The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

(c)           There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except as has been disclosed to the Administrative Agent.

(d)           The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

Section 3.19         Affected Financial Institution.

No Loan Party is an Affected Financial Institution.

Section 3.20         Covered Entities.

No Loan Party is a Covered Entity.

Section 3.21         Outbound Investment Rules.

Neither the Parent nor any of its Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. Neither the Parent nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (a) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (b) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Parent or such Subsidiary were a U.S. Person, or (c) any other activity that would cause any Agent or any Lender to be in violation of the Outbound Investment Rules or cause any Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement or any other Loan Document.

Article IV

CONDITIONS

Section 4.1           [Reserved].

Section 4.2           Each Credit Event.

The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than (x) a conversion of Term SOFR Loans to ABR Loans or a conversion of ABR Loans to Term SOFR Loans, or (y) a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans), and of the Issuing Lenders and FCI Issuing Lenders to issue, amend, renew or extend any Letter of Credit or any FCI, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a)           Subject to the second-to-last paragraph of Section 2.1(b), the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit or FCI, as applicable, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 4.2(a), the representations and warranties contained in Section 3.4(a) shall be deemed to refer to the most recent statements of the Parent furnished by the Parent pursuant to Section 5.1(a) and Section 5.1(b).

(b)           Subject to the second-to-last paragraph of Section 2.1(b), at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit or FCI, as applicable, no Default or Event of Default shall have occurred and be continuing.

(c)           In the case of any initial extension of credit made under the Revolving Facility or the Foreign Trade Facility to a Foreign Subsidiary Borrower, the Administrative Agent and/or the Foreign Trade Facility Agent, as applicable, shall have received a Foreign Subsidiary Opinion and such other documents and information with respect to such Foreign Subsidiary Borrower as the Administrative Agent and/or the Foreign Trade Facility Agent, as applicable, may reasonably request.

(d)           In the case of a credit extension hereunder to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Foreign Trade Facility Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency), any Issuing Lender (in the case of any Letter of Credit to be denominated in an Alternative Currency) or any FCI Issuing Lender (in the case of any issuance of FCIs) would make it impracticable for such credit extensions to be denominated in the relevant Alternative Currency.

Each Borrowing (other than (x) a conversion of Term SOFR Loans to ABR Loans or a conversion of ABR Loans to Term SOFR Loans, or (y) a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans) and each issuance, amendment, renewal or extension of a Letter of Credit or an FCI shall be deemed to constitute a representation and warranty by the U.S. Borrower and the relevant Borrower on the date thereof as to the matters specified in Sections 4.2(a) and (b).

Article V

AFFIRMATIVE COVENANTS

On the Effective Date and thereafter, until the Commitments have expired or been terminated and the principal of and interest (and premium, if any) on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit and FCIs shall have expired (without any pending drawing) or terminated (or been fully cash collateralized or otherwise supported in a manner consistent with the terms of Section 2.5(j) or Section 2.6(m)(iv), as applicable) and all LC Disbursements and FCI Disbursements shall have been reimbursed, the Parent and each Borrower covenants and agrees with the Agents and the Lenders that:

Section 5.1           Financial Statements and Other Information.

The Parent will furnish to the Administrative Agent, for distribution to the Lenders and to the Foreign Trade Facility Agent:

(a)           within 90 days after the end of each fiscal year of the Parent, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (except as disclosed therein); provided that delivery within the time period specified above of copies of the Annual Report on Form 10-K of the Parent filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 5.1(a);

(b)           within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, commencing with the fiscal quarter of the Parent ending on October 1, 2022, its consolidated balance sheet and related statements of operations for such fiscal quarter and the then elapsed portion of the fiscal year, and cash flows for the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Parent as presenting fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (except as disclosed therein), subject to normal year-end audit adjustments and the absence of footnotes; provided that delivery within the time period specified above of copies of the Quarterly Report on Form 10-Q of the Parent filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 5.1(b);

(c)           concurrently with any delivery of financial statements under Section 5.1(a) or Section 5.1(b), a certificate (a “Compliance Certificate”) of a Financial Officer of the Parent, substantially in the form of Exhibit N, (i) certifying as to whether a Default or an Event of Default has occurred and, if a Default or an Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.1, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Parent’s audited financial statements referred to in Section 3.4(a)(i) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) with respect to any Permitted Acquisition for which the aggregate Consideration is greater than or equal to $50,000,000 and for which a certificate has not been previously delivered to the Administrative Agent as required by the definition of Permitted Acquisition, certifying as to the matters specified in clause (a) of the proviso in such definition;

(d)           concurrently with any delivery of financial statements under Section 5.1(a), a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(e)           not later than 60 days after the commencement of each fiscal year of the Parent, a consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

(f)           promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent or any Restricted Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Parent to its shareholders generally, as the case may be;

(g)           promptly following any request therefor, information and documentation reasonably requested by any Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation; and

(h)           promptly following any request therefor, such other information regarding the operations, business affairs, financial condition and identity of the Parent or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as any Agent or any Lender may reasonably request, including any request made by a Lender as contemplated by Section 9.15.

If the Parent designates any of its Subsidiaries as an Unrestricted Subsidiary, the Parent shall deliver concurrently with the delivery of any financial statements pursuant to Section 5.1(a) or Section 5.1(b), the applicable reconciliation reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from such consolidated financial statements.

The Parent and each Borrower hereby acknowledges that (a) the Administrative Agent and/or BofA Securities will make available on a confidential basis to the Foreign Trade Facility Agent, the Lenders, the Issuing Lenders and the FCI Issuing Lenders materials and/or information provided by or on behalf of the Parent hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Person’s securities. The Parent and each Borrower hereby agrees that: (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Parent shall be deemed to have authorized the Administrative Agent and BofA Securities to treat such Borrower Materials as not containing any material non-public information with respect to the Parent or its securities for purposes of United States federal and state securities laws (provided that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.11); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) the Administrative Agent and BofA Securities shall be entitled to (and agree to) treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, neither the Parent nor any Borrower shall be under any obligation to mark any Borrower Materials “PUBLIC”.

Section 5.2           Notices of Material Events.

The Parent will furnish to the Administrative Agent, for distribution to the Lenders and to the Foreign Trade Facility Agent, prompt written notice, upon any Financial Officer of the Parent or the U.S. Borrower having knowledge of the following:

(a)           the occurrence of any Default or Event of Default;

(b)           the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Parent or any Affiliate thereof that could reasonably be expected to have a Material Adverse Effect;

(c)           the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Parent and its Restricted Subsidiaries in an aggregate amount exceeding $25,000,000;

(d)           after the occurrence of the Ratings Event, any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding that could reasonably be expected to reduce the value of the Collateral by an aggregate amount in excess of $25,000,000; and

(e)           any development that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the U.S. Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.3           Information Regarding Collateral.

(a)           The U.S. Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s legal name, (ii) in the jurisdiction of organization of any Loan Party, (iii) in any Loan Party’s company type or (iv) in any Loan Party’s Federal taxpayer identification number. Unless the U.S. Borrower shall have provided to the Administrative Agent at least 15 days’ prior written notice of any such change (or such shorter period of time as is agreed by the Administrative Agent in its sole discretion), the U.S. Borrower agrees not to effect or permit any change referred to in the preceding sentence until such time as all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral to the same extent as before such change.

(b)           On each Collateral Date, the U.S. Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the U.S. Borrower setting forth (i) the information required by Section 5.11 and (ii) a summary of any change referred to in the first sentence of Section 5.3(a) that has occurred since the immediately preceding Collateral Date (or, in the case of the first Collateral Date occurring after the Effective Date, since the Effective Date).

Section 5.4           Existence.

The Parent will, and will cause each of its Restricted Subsidiaries to: (a) preserve, renew and keep in full force and effect its legal existence; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.4; and (b) maintain all rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.5           Payment of Obligations.

The Parent will, and will cause each of its Restricted Subsidiaries to, pay its material Indebtedness and other obligations, including material Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith in an appropriate manner, (b) the Parent or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to have a Material Adverse Effect.

Section 5.6            Maintenance of Properties.

The Parent will, and will cause each of its Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good condition, ordinary obsolescence, wear and tear excepted and except where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.7            Insurance.

The Parent will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents. The U.S. Borrower will furnish to the Administrative Agent, upon request of the Administrative Agent but not more frequently than once in any fiscal year, information in reasonable detail as to the insurance so maintained; provided that upon and during the continuance of an Event of Default, the U.S. Borrower will furnish promptly such insurance information upon request from time to time.

Section 5.8            Books and Records; Inspection and Audit Rights.

The Parent will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Parent will, and will cause each of its Restricted Subsidiaries to, permit any representatives (which may include any Lender) designated by any Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested; provided that the Agents shall not exercise such inspection and audit rights at the expense of the Loan Parties more often than one time during any calendar year absent the existence of an Event of Default.

Section 5.9            Compliance with Laws and Contractual Obligations.

The Parent will, and will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including Environmental Laws) and all Contractual Obligations applicable to it or its property, except where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.10         Use of Proceeds and Letters of Credit and FCIs.

The proceeds of the Revolving Loans will be used (a) to refinance existing indebtedness, and (b) for lawful corporate purposes of the Parent and its Restricted Subsidiaries. The proceeds of the Term Loan A will be used to refinance existing indebtedness. The Letters of Credit (other than Non-Financial Letters of Credit) will be used to issue financial and performance letters of credit requested by any Borrower on behalf of itself, any Subsidiary of the U.S. Borrower that is a Restricted Subsidiary, or any Joint Venture. The FCIs and Non-Financial Letters of Credit will be used only for the operational business of the U.S. Borrower, any Subsidiary of the U.S. Borrower that is a Restricted Subsidiary, and any Joint Venture; provided that no FCI or Non-Financial Letter of Credit may be issued for the benefit of financial creditors, except for a Counter-Guarantee supporting another FCI. No part of the proceeds of any Loan will be used, nor any Letter of Credit or FCI issued, in each case whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

Section 5.11         Additional Guarantors; Additional Collateral.

(a)           On each Collateral Date, the U.S. Borrower will notify the Administrative Agent of the identity of any Wholly Owned Subsidiary that is not already a Guarantor and promptly after such Collateral Date will (i) in the case of each such Wholly Owned Subsidiary that is a Material Subsidiary, cause such Subsidiary (unless it is an Unrestricted Subsidiary, a Foreign Subsidiary (or a Subsidiary thereof), a Receivables Entity or a Specified Subsidiary) to become a Guarantor and an “Obligor” under the Guarantee and Collateral Agreement and, after the occurrence of the Ratings Event, each other relevant Security Document, (ii) cause the Capital Stock of such Wholly Owned Subsidiary (unless it is an Unrestricted Subsidiary or a Specified Subsidiary) to be pledged pursuant to the Guarantee and Collateral Agreement (except that, (A) if such Subsidiary is a Foreign Subsidiary (or a Subsidiary thereof), no Capital Stock of such Subsidiary shall be pledged unless such Subsidiary is a Material Subsidiary that is directly owned by a Loan Party, and then the amount of voting stock of such Subsidiary to be pledged pursuant to the Guarantee and Collateral Agreement shall be limited to 65% of the outstanding shares of voting stock of such Subsidiary, (B) if such Subsidiary is a Receivables Entity, no shares of Capital Stock of such Subsidiary shall be pledged if the documentation relating to the Receivables sale, factoring or securitization to which such Receivables Entity is a party expressly prohibits such pledge, (C) if the pledge of the Capital Stock of any such Wholly Owned Subsidiary would result in a violation of any laws, regulations or orders of any Governmental Authority, no shares of the Capital Stock of such Subsidiary shall be pledged, (D) [reserved], (E) [reserved], (F) Capital Stock shall not be required to be pledged to the extent that the Guarantee and Collateral Agreement expressly provides that such Capital Stock is not required to be pledged, and (G) no Capital Stock of any Subsidiary that is not a Material Subsidiary shall be required to be pledged (notwithstanding anything set forth in the Guarantee and Collateral Agreement) so long as the aggregate assets of all such Subsidiaries whose Capital Stock is not pledged as Collateral pursuant to this clause (G) does not exceed $25,000,000 when taken together for all such Subsidiaries (excluding the assets of any Unrestricted Subsidiary, any Foreign Subsidiary (or a Subsidiary thereof), any Receivables Entity and any Specified Subsidiary and the assets of any Subsidiary the Capital Stock of which is not required to be pledged pursuant to clauses (A) – (F) on an aggregate basis) and (iii) except in the case of an Unrestricted Subsidiary, a Foreign Subsidiary (or a Subsidiary thereof), a Receivables Entity or a Specified Subsidiary, take all steps required pursuant to this Section 5.11, Section 5.12 and the relevant Security Documents to create and perfect Liens in the relevant property of such Subsidiary; provided that the Parent and its Restricted Subsidiaries shall not be required to comply with the requirements of this Section 5.11(a) if the Administrative Agent, in its sole discretion, determines that the cost or other negative consequence to the Parent and its Restricted Subsidiaries of such compliance is excessive in relation to the value of the collateral security to be afforded thereby.

(b)           In the event the Parent obtains a corporate credit family rating from Moody’s and a corporate credit rating from S&P, promptly, and in any event within 60 days (or such longer period as is reasonably acceptable to the Administrative Agent), following the first date on which the corporate family rating of the Parent from Moody’s is less than “Ba2” (or not rated by Moody’s) and the corporate credit rating of the Parent from S&P is less than “BB” (or not rated by S&P) (such date, the “Ratings Event”), the Parent shall (i) execute and deliver, and cause each other Loan Party to execute and deliver, to the Administrative Agent security documents, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which each Loan Party shall grant to the Administrative Agent, for the benefit of the holders of the Obligations, a security interest in all property of such Person (but excluding (A) all real property (whether owned or leased) and leaseholds, (B) Capital Stock not required to be pledged pursuant to Section 5.11(a), (C) assets for which the pledge thereof or grant, or perfection, of a Lien thereon would result in a default, breach or other violation or right of termination under then-existing Contractual Obligations or laws, regulations or orders of any Governmental Authority, (D) any personal property (including titled vehicles) in respect of which perfection of a Lien is not governed by the UCC or, in respect of registered intellectual property, a filing in the USPTO (if required) or the U.S. Copyright Office, (E) any intellectual property to the extent a security interest therein is not perfected by filing a UCC financing statement or, in respect of registered intellectual property, a filing in the USPTO (if required) or the U.S. Copyright Office, (F) any intellectual property if the grant, or perfection, of a security interest therein shall constitute or result in (i) the abandonment, invalidation or rendering unenforceable of any right, title or interest of any Loan Party therein, (ii) the breach or termination pursuant to the terms of, or a default under, any contract or agreement related to such intellectual property or (iii) the violation of any applicable law, (G) any general intangible if the grant, or perfection, of a security interest therein (i) shall violate any applicable law or be prohibited by any contract, agreement, instrument or indenture governing such general intangible, (ii) would give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or (iii) is permitted only with the consent of another party to such contract, if such consent has not been obtained (provided in any such case the prohibition is not rendered ineffective by the UCC (including the provisions of Section 9-407 and 9-408) or other applicable laws), (H) any lease, license, contract, property rights or agreement to which any Loan Party is a party or any of its rights or interests thereunder if the grant, or perfection, of a security interest therein (i) shall violate any applicable law or be prohibited by any contract, agreement, instrument or indenture governing such lease, license, contract, property rights or agreement, (ii) would give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, (iii) is permitted only with the consent of another party to such contract, if such consent has not been obtained, (iv) shall constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of any Loan Party therein or (v) shall constitute or result in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (provided in any such case the prohibition is not rendered ineffective by the UCC (including the provisions of Section 9-407 and 9-408) or other applicable laws), (I) any Exempt Deposit Accounts and (J) those other assets that are, in the reasonable judgment of the Administrative Agent, customarily excluded from security documents) that is not already subject to a perfected first priority Lien (except as permitted by Section 6.3) in favor of the Administrative Agent and (ii) take, and cause the relevant Restricted Subsidiaries to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in Section 5.12, all at the expense of the Loan Parties; provided that the Parent and its Restricted Subsidiaries shall not be required to comply with the requirements of this Section 5.11(b) if the Administrative Agent, in its sole discretion, determines that the cost or other negative consequence to the Parent and its Restricted Subsidiaries of such compliance is excessive in relation to the value of the collateral security to be afforded thereby.

(c)           If, as of any Collateral Date following the Ratings Event, any property of any Loan Party (or any other Person that is required to become a Guarantor and an “Obligor” pursuant to Section 5.11(a)) is not already subject to a perfected first priority Lien (except to the same extent as not required pursuant to Section 5.11(b) or as permitted by Section 6.3) in favor of the Administrative Agent, the Parent will notify the Administrative Agent thereof, and, promptly after such Collateral Date, will cause such assets to become subject to a Lien under the relevant Security Documents and will take, and cause the relevant Restricted Subsidiary to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in Section 5.12, all at the expense of the Loan Parties; provided that the Parent and its Restricted Subsidiaries shall not be required to comply with the requirements of this Section 5.11(c) if the Administrative Agent, in its sole discretion, determines that the cost or other negative consequences to the Parent and its Restricted Subsidiaries of such compliance is excessive in relation to the value of the collateral security to be afforded thereby.

(d)           Notwithstanding anything to the contrary in this Section 5.11 or any other Loan Document, prior to the occurrence of the Ratings Event, no property other than Capital Stock (subject to the exceptions specified in Section 5.11(a)) shall be required to become Collateral.

(e)           Promptly, and in any event within 60 days (or such longer period as is reasonably acceptable to the Administrative Agent), following the first date after the Release Date on which the corporate family rating of the Parent from Moody’s is less than “Baa3” (or not rated by Moody’s) and the corporate credit rating of the Parent from S&P is less than “BBB-” (or not rated by S&P), the Parent shall (i) execute and deliver, and cause each other Loan Party to execute and deliver, to the Administrative Agent security documents, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which the each Loan Party shall grant to the Administrative Agent, for the benefit of the holders of the Obligations, a security interest in all property (and types of property) of such Person that constituted Collateral under the Guarantee and Collateral Agreement as in effect immediately prior to the Release Date (and, for the avoidance of doubt, shall not include Capital Stock not required to be pledged pursuant to Section 5.11(a) or other assets not required to be subjected to a Lien pursuant to Section 5.11(b)) and (ii) take, and cause the relevant Restricted Subsidiaries to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in Section 5.12, all at the expense of the Loan Parties.

(f)           Notwithstanding anything to the contrary in this Section 5.11 or any other Loan Document, (i) the Security Documents shall not create Liens in favor of the Administrative Agent on (and the Administrative Agent shall, at the request and expense of the Loan Parties, timely release any purported Liens on): (A) the assets transferred to a Receivables Entity and assets of such Receivables Entity; (B) the Receivables and related assets (of the type specified in the definition of “Qualified Receivables Transaction”) transferred, or in respect of which security interests are granted, pursuant to a Qualified Receivables Transaction; (C) if the documentation relating to the Receivables sale, factoring or securitization to which such Receivables Entity is a party expressly prohibits such a Lien, the Capital Stock or debt (whether or not represented by promissory notes) of or issued by a Receivables Entity to the Parent or any of its Restricted Subsidiaries, in each case in connection with a Qualified Receivables Transaction permitted by Section 6.6(c); and (D) Capital Stock not required to be pledged pursuant to Section 5.11(a), Section 5.11(b) or Section 5.11(c); and (ii) no Loan Party shall be required to take any action to perfect the security interest of the Administrative Agent in the Collateral other than (A) filing UCC financing statements, (B) delivering Capital Stock required to be pledged pursuant to Sections 5.11(a), (b) and (c) (including stock powers endorsed in blank and other appropriate instruments of transfer) and (C) executing, delivering, filing and recording notices of grants of security interest with the United States Patent Office and/or United States Copyright Office.

(g)           Notwithstanding anything herein to the contrary, no Foreign Subsidiary (or any Subsidiary thereof) shall, or shall be deemed to, guarantee any Obligations (other than, in the case of any Foreign Subsidiary Borrower, the Obligations of such Foreign Subsidiary Borrower), and no assets of any Foreign Subsidiary (or Subsidiary thereof) shall be given as security for any Obligations. This provision is meant to prevent any inclusions pursuant to Section 956 of the Code and shall be interpreted in accordance therewith.

Section 5.12         Further Assurances.

The Parent will, and will cause each of the Restricted Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any applicable law, or which the Administrative Agent may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The U.S. Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

Section 5.13         Unrestricted Subsidiaries.

(a)           The Parent may at any time after the Effective Date, substantially contemporaneously upon the organization or acquisition of any Subsidiary, designate such Subsidiary as an Unrestricted Subsidiary, or designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that: (i) immediately before and after such designation (A) no Default or Event of Default shall have occurred and be continuing, and (B) the Parent shall be in compliance, on a pro forma basis after giving effect to such designation, with the covenants contained in Section 6.1, in each case recomputed as at the last day of the most recently ended fiscal quarter of the Parent for which the relevant information is available as if such designation had occurred on the first day of each relevant period for testing such compliance; (ii) no Unrestricted Subsidiary shall own any Capital Stock in any Borrower or any Restricted Subsidiary; (iii) no Unrestricted Subsidiary shall hold any Indebtedness of, or any Lien on any property of, any Borrower or any Restricted Subsidiary; (iv) no Restricted Subsidiary may be designated an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary; and (v) no Unrestricted Subsidiary shall, whether at the time of designation thereof as an Unrestricted Subsidiary or at any time thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to, any Indebtedness pursuant to which the lender or lenders of such Indebtedness have recourse to the Parent or any of its Restricted Subsidiaries (or recourse to any assets of the Parent or its Restricted Subsidiaries); provided, further that, notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, neither the Parent nor any of its Restricted Subsidiaries shall consummate any transaction that results (whether by way of a Restricted Payment, Investment, Disposition, designation of a Restricted Subsidiary as an Unrestricted Subsidiary, or otherwise, and whether in a single transaction or a series of transactions) in the transfer of any Material Intellectual Property from the Parent or any Restricted Subsidiary to any Unrestricted Subsidiary.

(b)           The designation of any Subsidiary as an Unrestricted Subsidiary after the Effective Date shall constitute an Investment by the Parent therein at the date of designation in an amount equal to the fair market value as determined in good faith by the Parent of such Investment.

(c)           The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence by the Parent at the time of such designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time.

Section 5.14         Anti-Corruption Laws; Sanctions.

The Parent will, and will cause each of its Subsidiaries to, (a)(i) conduct its businesses in compliance, in all material respects, with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and (ii) maintain policies and procedures designed to promote and achieve compliance by the Parent, its Subsidiaries and their respective directors, officers, employees and agents, in all material respects, with such laws; and (b)(i) conduct its businesses in compliance, in all material respects with all applicable Sanctions, and (ii) maintain policies and procedures designed to promote and achieve compliance by the Parent, its Subsidiaries and their respective directors, officers, employees and agents with such Sanctions.

Section 5.15         German Anti-Money Laundering-Act and German Foreign Trade Ordinance.

The Parent and each of the Borrowers will comply with all their respective obligations, if any, under the German Anti-Money-Laundering-Act (“Geldwäschegesetz”) and the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (“Außenwirtschaftsverordnung”)), including without undue delay notifying the Agents and the Lenders of any changes to any relevant “know your customer” information thereunder and, upon request by any Agent or Lender, furnishing such Agent or Lender with any documents or other information reasonably requested in order to establish and verify “know your customer” information required thereunder.

Section 5.16         Post-Closing Obligations.

Within the time periods set forth on Schedule 5.16 (or such longer periods as the Administrative Agent shall agree to in writing in its sole discretion), the Loan Parties shall deliver to the Administrative Agent such documents, instruments, certificates, and agreements as are listed on, or otherwise perform the obligations set forth on, Schedule 5.16.

Article VI

NEGATIVE COVENANTS

On the Effective Date and thereafter, until the Commitments have expired or terminated and the principal of and interest (and premium, if any) on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit and FCIs have expired (without any pending drawing) or terminated (or been fully cash collateralized or otherwise supported in a manner consistent with the terms of Section 2.5(j) or Section 2.6(m)(iv), as applicable) and all LC Disbursements and FCI Disbursements shall have been reimbursed, the Parent and each Borrower covenants and agrees with the Agents and the Lenders that:

Section 6.1         Financial Condition Covenants.

(a)           Consolidated Leverage Ratio. The Parent will not permit the Consolidated Leverage Ratio as at the last day of any fiscal quarter of the Parent to exceed 3.75 to 1.0; provided that upon notice from the U.S. Borrower to the Administrative Agent, as of the last day of any fiscal quarter of the Parent ending within the four fiscal quarters immediately following a Permitted Acquisition with Consideration (excluding Consideration in the form of Capital Stock) in excess of $100,000,000, the Consolidated Leverage Ratio may increase to no more than 4.25 to 1.0 (each such increase, a “Leverage Increase”); provided, further that the Consolidated Leverage Ratio as at the last day of any fiscal quarter of the Parent shall be 3.75 to 1.0 for at least one full fiscal quarter before another Leverage Increase may be exercised.

(b)           Consolidated Interest Coverage Ratio. The Parent will not permit the Consolidated Interest Coverage Ratio as of the last day of any fiscal quarter of the Parent to be less than 3.00 to 1.0.

Section 6.2         Indebtedness.

The Parent will not, and will not permit any Restricted Subsidiary to, create, incur, assume (collectively, “Incur”) or permit to exist (except as provided below) any Indebtedness, except:

(a)           Indebtedness created under the Loan Documents;

(b)           subordinated debt of the Parent or the U.S. Borrower (including any Permitted Refinancings thereof or any subordinated debt which is in exchange for existing subordinated debt of the Parent or the U.S. Borrower), so long as (i) such Indebtedness has no scheduled principal payments prior to the date that is six months after the latest maturity date then in effect for Loans hereunder, (ii) the covenants and defaults, taken as a whole, contained in the Subordinated Debt Documents are not materially more restrictive than those contained in this Agreement, as agreed to by the Administrative Agent acting reasonably, and (iii) the Subordinated Debt Documents contain subordination terms that are no less favorable in any material respect to the Lenders than those applicable to offerings of “high-yield” subordinated debt by similar issuers of similar debt at or about the same time, as agreed to by the Administrative Agent acting reasonably;

(c)           Indebtedness existing on the Third Amendment Effective Date and set forth in Section 6.2 of the Disclosure Letter and Permitted Refinancings thereof;

(d)           Indebtedness of the Parent to any Restricted Subsidiary and of any Restricted Subsidiary to the Parent or any other Restricted Subsidiary; provided that Indebtedness pursuant to this Section 6.2(d) of any Restricted Subsidiary that is not a Wholly Owned Loan Party shall be subject to Section 6.5;

(e)           Indebtedness relating to reimbursement and related obligations in connection with surety, indemnity, performance, warranty, release and appeal bonds or instruments, bank guarantees, letters of credit, and guarantees of any of the foregoing in each case supporting obligations not constituting Indebtedness for borrowed money and obtained in the ordinary course of business;

(f)           Guarantees by the Parent of Indebtedness of any Restricted Subsidiary and by any Restricted Subsidiary of Indebtedness of the Parent or any other Restricted Subsidiary; provided that (i) Guarantees pursuant to this Section 6.2(f) of Indebtedness of any Restricted Subsidiary that is not a Wholly Owned Loan Party shall be subject to Section 6.5, (ii) a Restricted Subsidiary shall not Guarantee the Indebtedness of any Loan Party unless such Restricted Subsidiary has also Guaranteed the Obligations pursuant to the Guarantee and Collateral Agreement and (iii) Guarantees pursuant to this Section 6.2(f) of Subordinated Debt shall be subordinated to the Guarantee of the Obligations pursuant to the Guarantee and Collateral Agreement on terms no less favorable to the Lenders than the subordination provisions of the Subordinated Debt;

(g)           (i) Indebtedness of the Parent or any Restricted Subsidiary Incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and Permitted Refinancings thereof; provided that such Indebtedness (other than any such Permitted Refinancings) is Incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement; and (ii) Attributable Debt in connection with Sale/Leaseback Transactions involving fixed or capital assets; provided that the aggregate principal amount of all Specified Indebtedness, after giving effect to the Incurrence of any Indebtedness in reliance on this Section 6.2(g)(ii), shall not exceed the greater of (x) $495,000,000 and (y) an amount equal to 15% of Total Consolidated Assets;

(h)           Indebtedness of any Person that becomes a Restricted Subsidiary after the Effective Date and Permitted Refinancings thereof; provided that (i) such Indebtedness (other than any such Permitted Refinancings) exists at the time such Person becomes a Restricted Subsidiary and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary and (ii) at the time of Incurrence thereof and after giving effect thereto, the aggregate principal amount of all Specified Indebtedness shall not exceed the greater of (x) $495,000,000 and (y) an amount equal to 15% of Total Consolidated Assets;

(i)           Indebtedness to finance the general working capital needs of the Parent and its Restricted Subsidiaries, incurred after the Revolving Maturity Date, in an aggregate principal amount not to exceed the amount of the aggregate Revolving Commitments as in effect immediately prior to such date; provided that (i) the Revolving Commitments shall have been or shall concurrently be terminated, the Revolving Loans and Swingline Loans shall have been or shall concurrently be repaid in full, all LC Disbursements shall have been repaid in full and all Financial Letters of Credit and Non-Financial Letters of Credit shall have been or shall concurrently be cancelled or replaced or cash collateralized or other arrangements reasonably satisfactory to the Administrative Agent, the Foreign Trade Facility Agent and the applicable Issuing Lenders shall have been made and (ii) the terms and conditions of such replacement working capital facility (including any arrangements for sharing of collateral, which the Administrative Agent shall enter into with the relevant Loan Parties and the applicable lender(s)) are, taken as a whole, not materially less favorable to the Parent and its Restricted Subsidiaries or the Lenders than the provisions contained herein;

(j)           Indebtedness relating to reimbursement and related obligations in connection with letters of credit, bank guarantees or surety instruments obtained in the ordinary course of business, and guarantees of the foregoing, in an aggregate face amount not exceeding $100,000,000 at any time outstanding (which may be secured); provided that, in the case of any such Indebtedness pursuant to this Section 6.2(j) that is secured, at the time of Incurrence thereof, after giving effect thereto, the aggregate principal amount of all Specified Indebtedness shall not exceed the greater of (x) $495,000,000 and (y) an amount equal to 15% of Total Consolidated Assets;

(k)           Indebtedness of Foreign Subsidiaries and any other Restricted Subsidiary that is not a Loan Party; provided that, (i) at the time of Incurrence thereof, after giving effect thereto, the aggregate principal amount of all Specified Indebtedness shall not exceed the greater of (x) $495,000,000 and (y) an amount equal to 15% of Total Consolidated Assets (with the amount of Indebtedness under overdraft lines or cash management facilities being determined net of cash held for the benefit of the relevant Subsidiary by the institution creating such overdraft or cash management facility), (ii) the aggregate principal amount of such Indebtedness that is secured Indebtedness, when taken together with Indebtedness outstanding pursuant to Section 6.2(r) that is secured, shall not exceed $100,000,000 at any time outstanding, and (iii) to the extent that any Liens secure such Indebtedness, such Liens either shall have been granted pursuant to the Security Documents or shall be otherwise permitted under Section 6.3(i) and, to the extent deemed necessary or appropriate by the Administrative Agent in its sole discretion, any such secured Indebtedness shall be subject to an intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent;

(l)           unsecured Indebtedness of any Loan Party (and any unsecured Guarantees of such Indebtedness by any other Loan Party to the extent permitted by Section 6.2(f)) and any Permitted Refinancings of any such Indebtedness that are Incurred by any Loan Party and that are unsecured (and any unsecured Guarantees of such Indebtedness by any other Loan Party to the extent permitted by Section 6.2(f)); provided that, with respect to all Indebtedness permitted by this Section 6.2(l) (including any extension, renewal or replacement thereof), (i) such Indebtedness has no scheduled principal payments prior to the latest maturity date then in effect for Loans hereunder (provided that this clause (i) shall not apply to bridge Indebtedness incurred by any Loan Party, so long as (A)(x) at the initial maturity of such bridge Indebtedness, such bridge Indebtedness shall automatically convert to (or would be required to be exchanged for) Indebtedness that complies with this clause (i) or (y) such bridge Indebtedness is incurred with the intent to convert such bridge Indebtedness to permanent financing that complies with this clause (i), and (B) the only prepayments required to be made on such bridge Indebtedness shall be such prepayments as are customary for similar bridge financings in light of then-prevailing market conditions (as determined by the U.S. Borrower in consultation with the Administrative Agent)), (ii) the covenants and defaults, taken as a whole, contained in the documentation for such Indebtedness are not materially more restrictive than those contained in this Agreement, as agreed to by the Administrative Agent acting reasonably, (iii) no Specified Default shall have occurred and be continuing, or would occur after giving effect to the Incurrence of such Indebtedness, and (iv) the Parent shall be in compliance, on a pro forma basis after giving effect to the Incurrence of such Indebtedness, with the covenants contained in Section 6.1, in each case recomputed as at the last day of the most recently ended fiscal quarter of the Parent for which the financial statements were (or were required to be) delivered pursuant to Section 5.1(a) or Section 5.1(b) as if such Incurrence had occurred on the first day of each relevant period for testing such compliance (as demonstrated in a certificate of a Financial Officer of the Parent delivered to the Administrative Agent not more than two Business Days prior to such Incurrence);

(m)           Receivables Transaction Attributed Indebtedness and all yield, interest, fees, indemnities and other amounts related thereto; provided that the related Qualified Receivables Transaction shall be subject to Section 6.6(c);

(n)           [Reserved];

(o)           (i) Hedging Agreements, so long as such agreements are not entered into for speculative purposes and (ii) conveyances of bank drafts received in the ordinary course of business to financial institutions in exchange for discounted cash payments;

(p)           [Reserved];

(q)           other Indebtedness of any Loan Party in an aggregate principal amount not exceeding the greater of (i) $150,000,000 and (iii) an amount equal to 30% of TTM Consolidated EBITDA; provided that, in the case of any such Indebtedness pursuant to this Section 6.2(q) that is secured, at the time of Incurrence thereof, after giving effect thereto, the aggregate principal amount of all Specified Indebtedness shall not exceed the greater of (x) $495,000,000 and (y) an amount equal to 15% of Total Consolidated Assets;

(r)           borrowed money Indebtedness and/or Indebtedness relating to reimbursement and related obligations in connection with letters of credit, bank guarantees or other credit instruments issued for the account of any Chinese Subsidiary, any Indian Subsidiary or any other Foreign Subsidiary pursuant to a facility or facilities provided by one or more financial institutions; provided that the aggregate principal amount of such borrowed money Indebtedness and the face amount of such letters of credit, bank guarantees or other credit instruments at any time outstanding under one or more facilities pursuant to this Section 6.2(r) shall not exceed $100,000,000; provided further that, (i) the aggregate principal amount of such Indebtedness that is secured Indebtedness, when taken together with Indebtedness outstanding pursuant to Section 6.2(k) that is secured, shall not exceed $100,000,000 at any time outstanding, and (ii) to the extent that any Liens secure such Indebtedness, such Liens either shall have been granted pursuant to the Security Documents or shall be otherwise permitted under Section 6.3(i) and, to the extent deemed necessary or appropriate by the Administrative Agent in its sole discretion, any such secured Indebtedness shall be subject to an intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent;

(s)           Indebtedness assumed in connection with any Permitted Acquisition after the Effective Date so long as such Indebtedness is not incurred in contemplation of such Permitted Acquisition, and any Permitted Refinancings of any such Indebtedness; and

(t)           (i) Incremental Equivalent Indebtedness; provided that (A) the aggregate principal amount of such Indebtedness outstanding at any time, plus the aggregate principal amount of Incremental Term Loans and Commitment increases incurred in reliance on Section 2.1(b), shall not exceed, as of any date of determination, the Incremental Amount, (B) no Default or Event of Default shall have occurred and be continuing, or would occur after giving effect to the Incurrence of such Indebtedness, and (C) the Parent shall be in compliance, on a pro forma basis after giving effect to the Incurrence of such Indebtedness (and assuming for such purposes that such Indebtedness is fully drawn), with the covenants contained in Section 6.1, in each case recomputed as at the last day of the most recently ended fiscal quarter of the Parent for which the financial statements were (or were required to be) delivered pursuant to Section 5.1(a) or Section 5.1(b) as if such Incurrence had occurred on the first day of each relevant period for testing such compliance; and (ii) Permitted Refinancings of any Incremental Equivalent Indebtedness permitted pursuant to Section 6.2(t)(i).

For purposes of determining compliance with this Section 6.2, (i) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Indebtedness described in this Section 6.2, the Parent may classify, at the time of incurrence, such item of Indebtedness (or any portion thereof) in any such category and will only be required to include such Indebtedness (or any portion thereof) in one of the categories of Indebtedness permitted in this Section 6.2 and (ii) at the time of incurrence, the Parent may divide and classify an item of Indebtedness (or any portion thereof) in more than one of the categories of Indebtedness permitted in this Section 6.2.

Section 6.3            Liens.

The Parent will not, and will not permit any Restricted Subsidiary to, Incur or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including Receivables) or rights in respect of any thereof, except:

(a)           Liens created under the Loan Documents;

(b)           Permitted Encumbrances;

(c)           any Lien on any property or asset of the Parent or any Restricted Subsidiary existing on the Third Amendment Effective Date and set forth in Section 6.3 of the Disclosure Letter; provided that (i) such Lien shall not apply to any other property or asset of the Parent or any Restricted Subsidiary (other than improvements, accessions, proceeds, dividends or distributions in respect thereof and assets fixed or appurtenant thereto) and (ii) such Lien shall secure only those obligations which it secures on the Third Amendment Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d)           any Lien existing on any property prior to the acquisition thereof by the Parent or any Restricted Subsidiary or existing on any property of any Person that becomes a Restricted Subsidiary after the Effective Date prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property of the Parent or any Restricted Subsidiary (other than improvements, accessions, proceeds, dividends or distributions in respect thereof and assets fixed or appurtenant thereto) and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(e)           Liens on fixed or capital assets acquired, constructed or improved by the Parent or any Restricted Subsidiary; provided that (i) such Liens secure Indebtedness permitted by Section 6.2(g), (ii) such Liens and the Indebtedness secured thereby (other than extensions, renewals and replacements) are Incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of the Parent or any Restricted Subsidiary (other than improvements, accessions, proceeds, dividends or distributions in respect thereof and assets fixed or appurtenant thereto);

(f)           Liens on the property or assets of a Person that becomes a Restricted Subsidiary after the Effective Date securing Indebtedness permitted by Section 6.2(h); provided that (i) such Liens existed at the time such Person (other than improvements, accessions, proceeds, dividends or distributions in respect thereof and assets fixed or appurtenant thereto) became a Restricted Subsidiary and were not created in contemplation thereof, (ii) any such Lien is not expanded to cover any property or assets of such Person after the time such Person becomes a Restricted Subsidiary and (iii) any such Lien shall secure only those obligations which it secures on the date such Person becomes a Restricted Subsidiary and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(g)           Liens securing Indebtedness permitted by Section 6.2(i); provided that, if any such Liens are on property that is not Collateral, then, contemporaneously with the Incurrence of such Liens, effective provision is made to secure the Obligations equally and ratably with the Indebtedness secured by such Liens for so long as such Indebtedness is so secured;

(h)           Liens securing Indebtedness permitted by Section 6.2(j);

(i)           Liens on property of any Foreign Subsidiary or any other Restricted Subsidiary that is not a Loan Party securing Indebtedness of such Subsidiary permitted by Section 6.2(k) or Section 6.2(r);

(j)           Liens on (i) assets transferred to a Receivables Entity or other Person in connection with a Qualified Receivables Transaction, (ii) any subordinated note or certificate issued by a Receivables Entity in exchange for, or otherwise backed by, Receivables transferred to such Receivables Entity in connection with a Qualified Receivables Transaction, or (iii) assets of a Receivables Entity, in each case Incurred in connection with a Qualified Receivables Transaction securing Indebtedness permitted by Section 6.2(m);

(k)           Liens securing Incremental Equivalent Indebtedness (and any Permitted Refinancings thereof) permitted by Section 6.2(t); and

(l)           Liens securing Indebtedness or other obligations or liabilities (other than Indebtedness) in an aggregate principal amount not exceeding an amount equal to seven and one-half percent (7.5%) of Total Consolidated Assets at any time outstanding.

It is understood that Liens pursuant to Sections 6.3(d), (e), (f), (g), (h), (i), (j) and (k) may be Incurred only to the extent the corresponding Indebtedness is expressly permitted to be Incurred pursuant to Section 6.2.

Section 6.4            Fundamental Changes.

The Parent will not, and will not permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, so long as at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing:

(a)           any Person may merge into the U.S. Borrower in a transaction in which the U.S. Borrower is the surviving Person;

(b)           any Person (other than the Parent or the U.S. Borrower) may merge or consolidate with any Guarantor (other than the Parent or the U.S. Borrower) so long as the surviving entity is or becomes a Guarantor;

(c)           any Restricted Subsidiary may Dispose of its assets to any Loan Party pursuant to a transaction of liquidation or dissolution;

(d)           the Parent or any Restricted Subsidiary may Dispose of any Restricted Subsidiary pursuant to a merger of such Restricted Subsidiary in a Disposition permitted by Section 6.6;

(e)           any Foreign Subsidiary or other Restricted Subsidiary that is not a Loan Party: (i) may merge or consolidate with any other Person so long as the surviving entity is a Restricted Subsidiary; provided that in the case of a merger or consolidation involving a Foreign Subsidiary Borrower, the surviving entity is a Borrower; or (y) may Dispose of its assets to any other Restricted Subsidiary pursuant to a transaction of liquidation or dissolution;

(f)           the U.S. Borrower may merge or consolidate into any other Person so long as (i) the surviving entity assumes all the Obligations of the U.S. Borrower hereunder and under the other Loan Documents pursuant to a written agreement reasonably satisfactory to the Administrative Agent, (ii) the surviving entity is organized under the laws of a jurisdiction within the United States, (iii) no Default or Event of Default shall have occurred and be continuing, or would occur after giving effect to such merger, (iv) the Parent shall be in compliance, on a pro forma basis after giving effect to such merger or consolidation, as applicable, with the covenants contained in Section 6.1, in each case recomputed as at the last day of the most recently ended fiscal quarter of the Parent for which the financial statements were (or were required to be) delivered pursuant to Section 5.1(a) or Section 5.1(b) as if such merger or consolidation had occurred on the first day of each relevant period for testing such compliance (as demonstrated in a certificate of a Financial Officer of the Parent delivered to the Administrative Agent at least five Business Days prior to such merger or consolidation), (v) all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such merger or consolidation to have a valid, legal and perfected security interest in all the Collateral to the same extent as prior to such merger or consolidation, and (vi)(A) the surviving entity shall have provided to each Agent and each Lender the documentation and other information requested by such Agent or such Lender in order to comply with applicable law, including the PATRIOT Act, Sanctions, the United States Foreign Corrupt Practices Act of 1977, the applicable European Union or German acts and ordinance such as the German Anti-Money-Laundering-Act (“Geldwäschegesetz”), and the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (“Außenwirtschaftsverordnung”)), and (B) if the surviving entity qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, each Agent and each Lender shall have received, to the extent requested by such Agent or such Lender, a Beneficial Ownership Certification with respect to the surviving entity; and

(g)           the Permitted Reorganization may be consummated.

It is understood that no transaction pursuant to this Section 6.4 shall be permitted unless any Investment or Disposition made in connection therewith is also expressly permitted by Section 6.5 or Section 6.6, as applicable.

Section 6.5            Investments, Loans, Advances, Guarantees and Acquisitions.

The Parent will not, and will not permit any of its Restricted Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any Capital Stock of or evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (collectively, “Investments”), except:

(a)           Permitted Investments;

(b)           Investments existing on the Third Amendment Effective Date and set forth in Section 6.5 of the Disclosure Letter;

(c)           Investments in any Wholly Owned Subsidiary (other than any Unrestricted Subsidiary); provided that, if and to the extent applicable, the requirements set forth in Section 5.11 with respect to such Wholly Owned Subsidiary are satisfied;

(d)           loans and advances to employees of the Parent or any Restricted Subsidiary in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for the Parent and its Restricted Subsidiaries not to exceed $7,500,000 at any time outstanding;

(e)           Guarantees constituting Indebtedness permitted by Section 6.2; provided that (i) a Restricted Subsidiary shall not Guarantee any Subordinated Debt or any Other Permitted Debt unless (A) such Restricted Subsidiary also has Guaranteed the Obligations pursuant to the Guarantee and Collateral Agreement, (B) in the case of any Guarantee of Subordinated Debt, such Guarantee of the Subordinated Debt is subordinated to such Guarantee of the Obligations on terms no less favorable to the Lenders than the subordination provisions of the Subordinated Debt and (C) such Guarantee provides for the release and termination thereof, without action by any party, upon Disposition of the relevant Restricted Subsidiary, (ii) the aggregate principal amount of Indebtedness of Restricted Subsidiaries that are not Wholly Owned Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitations set forth in Sections 6.5(c), (g), (l) and (m) and (iii) a Restricted Subsidiary shall not Guarantee the Indebtedness of any Loan Party unless such Restricted Subsidiary has also Guaranteed the Obligations pursuant to the Guarantee and Collateral Agreement;

(f)           Permitted Acquisitions (including any related Investment in any Restricted Subsidiary in order to provide all or any portion of (but not more than) the Consideration for such Permitted Acquisition);

(g)           (i) Guarantees by the Parent and any of its Restricted Subsidiaries of any Contractual Obligations (not constituting Indebtedness) of the Parent or any Restricted Subsidiary and (ii) Guarantees by the Parent of any obligations of any of its Foreign Subsidiaries under any foreign currency Hedging Agreements of such Foreign Subsidiaries or cash pooling arrangements among Foreign Subsidiaries (sometimes intermediated by a commercial bank);

(h)           [reserved];

(i)           Investments financed with Capital Stock of the Parent (or the net proceeds of the issuance of Capital Stock of the Parent (solely to the extent such issuance of Capital Stock is made to a Person other than the Parent or any Restricted Subsidiary)); provided that no Event of Default shall occur after giving effect to such Investment;

(j)           Investments comprised of capital contributions (whether in the form of cash, a note or other assets) to a Receivables Entity or otherwise resulting from transfers of assets permitted by Section 6.6(c);

(k)           Investments comprised of non-cash consideration received by the Parent or any Restricted Subsidiary in connection with any Disposition permitted by Section 6.6(e);

(l)           (i) Guarantees by the Parent and any of its Restricted Subsidiaries of Indebtedness permitted by Sections 6.2(j), (p) and (r) and (ii) Guarantees in the form of FCIs caused to be issued by the U.S. Borrower or any Foreign Subsidiary Borrower pursuant to Section 2.6 to support the Indebtedness of any Chinese Subsidiary or other Foreign Subsidiary permitted by Section 6.2(r);

(m)           (i) other Investments if, after giving effect to any such Investment on a pro forma basis in each case recomputed as at the last day of the most recently ended fiscal quarter of the Parent for which the financial statements were (or were required to be) delivered pursuant to Section 5.1(a) or Section 5.1(b) as if such Investment had occurred on the first day of each relevant period, the Consolidated Leverage Ratio is less than 3.25 to 1.0 and (ii) other Investments in the aggregate not to exceed an amount equal to (A) the greater of (x) $330,000,000 and (y) 10% of Total Consolidated Assets (determined at the time of making such Investment) plus (B) an additional amount for all such Investments made after the Third Amendment Effective Date that is equal to the portion, if any, of the Available Amount on such date that the Parent elects to apply to this Section 6.5(m)(ii)(B) if, after giving effect to any such Investment on a pro forma basis in each case recomputed as at the last day of the most recently ended fiscal quarter of the Parent for which the financial statements were (or were required to be) delivered pursuant to Section 5.1(a) or Section 5.1(b) as if such Investment had occurred on the first day of each relevant period, the Consolidated Leverage Ratio is greater than or equal to 3.25 to 1.0; and

(n)           Investments in Joint Ventures in an aggregate amount not to exceed the greater of (i) $50,000,000 and (ii) an amount equal to 10% of TTM Consolidated EBITDA.

The outstanding amount of any Investment shall be equal to the total of (x) the sum of (I) the original cost of such Investment (such original cost to be determined at the time any such Investment is originally committed to be made by the applicable Person), plus (II) the cost of all additions thereto, minus (y) any cash proceeds from the disposition of or other cash or non-cash (at the fair market value thereof as reasonably determined in good faith by the Parent) distributions on or return of such Investment, without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment; provided that the amount of any Investment shall not be less than zero.

Section 6.6            Disposition of Assets.

The Parent will not, and will not permit any of its Restricted Subsidiaries to, Dispose of any asset, including any Capital Stock owned by it (other than Capital Stock of the Parent held in treasury by the Parent), nor will the Parent permit any of its Restricted Subsidiaries to issue any additional Capital Stock of such Restricted Subsidiary, except:

(a)           (i) sales or other Dispositions of inventory, obsolete or worn-out equipment and Permitted Investments, (ii) leases or licenses of real or personal property, (iii) sale, transfer, abandonment or other Disposition of intellectual property no longer used or useful in the conduct of the business and (iv) conveyances of bank drafts received in the ordinary course of business to financial institutions in exchange for discounted cash payments, in each case in the ordinary course of business;

(b)           Dispositions to the Parent or a Restricted Subsidiary; provided that any such Dispositions by a Loan Party to a Restricted Subsidiary that is not a Loan Party shall be made in compliance with Section 6.5;

(c)           sales of Receivables and related assets (including any subordinated note or certificate issued by a Receivables Entity in exchange for, or otherwise backed by, Receivables transferred to such Receivables Entity in connection with a Qualified Receivables Transaction) or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” pursuant to a Qualified Receivables Transaction so long as each such transaction shall be a Qualified Receivables Transaction, as agreed by the Administrative Agent acting reasonably; provided that the aggregate amount of all Receivables Transaction Attributed Indebtedness in respect to such Qualified Receivables Transactions shall not exceed $200,000,000;

(d)           Dispositions of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof and not part of an accounts receivable financing transaction;

(e)           Dispositions of assets that are not otherwise permitted by this Section 6.6; provided that: (i) the aggregate gross proceeds (including any non-cash proceeds or Designated Non-Cash Consideration, determined on the basis of face amount in the case of notes or similar consideration and on the basis of fair market value in the case of other non-cash proceeds or Designated Non-Cash Consideration) of all assets Disposed of in reliance upon this Section 6.6(e) shall not exceed, in any fiscal year of the Parent, an amount equal to 15% of Total Consolidated Assets (determined at the time of making such Disposition with reference to Total Consolidated Assets as of the end of the most recently completed fiscal year for which financial statements have been delivered pursuant to Section 5.1(a)); provided, further that Dispositions of assets, if not made to the extent permitted in any fiscal year as provided in this clause (i) (for the avoidance of doubt, starting with the fiscal year ending December 31, 2025), may be made in any subsequent fiscal year on a cumulative basis with the Disposition of assets permitted in such subsequent fiscal year; and (ii) any Disposition permitted by this Section 6.6(e) for a purchase price in excess of the greater of (A) $33,000,000, and (B) an amount equal to one percent (1%) of Total Consolidated Assets shall be made for fair value and for at least 75% cash consideration and/or Designated Non-Cash Consideration; provided, further that the aggregate amount of all such Designated Non-Cash Consideration existing at any time shall not exceed the greater of (x) $165,000,000, and (y) an amount equal to five percent (5%) of Total Consolidated Assets;

(f)           (i) the pledge or other Disposition of Capital Stock of Unrestricted Subsidiaries and (ii) to the extent constituting a Disposition, (A) any Investment permitted pursuant to Section 6.5, (B) the granting, creation or existence of any Lien permitted pursuant to Section 6.3 (but not, for the avoidance of doubt, the sale or other Disposition of property or assets subject to such Lien), and (C) any Restricted Payment permitted pursuant to Section 6.8; and

(g)           Dispositions of assets to any joint venture of the Parent; provided that any such Disposition pursuant to this Section 6.6(g) constitutes an Investment permitted under Section 6.5.

For purposes of Section 6.6(e):

(i)           the following will be deemed to be cash:

(A)           the assumption by the transferee of Indebtedness (other than subordinated Indebtedness or preferred stock) of the Parent or of any Restricted Subsidiary (in which case, the Parent or such Restricted Subsidiary will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (b)(ii) of the definition of “Net Proceeds”); provided that the amount of assumed Indebtedness that is deemed to be cash shall not exceed $200,000,000 in the aggregate from and after the Third Amendment Effective Date;

(B)           securities, notes or other obligations received by the Parent or any Restricted Subsidiary from the transferee that are converted, sold or exchanged within 90 days of receipt thereof by the Parent or such Restricted Subsidiary into cash (to the extent of the cash received in such conversion, sale or exchange); and

(C)           in the case of any particular Disposition, promissory notes received by the Parent or any Restricted Subsidiary from the transferee having an aggregate principal amount not to exceed $20,000,000; and

(ii)           in the case of a Disposition consisting of an Asset Swap, the Parent or such Restricted Subsidiary shall only be required to receive cash in an amount equal to at least 75% of the proceeds of such Disposition which are not part of the Asset Swap, provided that at the time of such Asset Swap, after giving effect thereto, the aggregate fair value (as determined at the time of such related Asset Swap and not subject to later revaluation) of the assets of the Parent and its Restricted Subsidiaries that are the subject of all such Asset Swaps from and after the Third Amendment Effective Date shall not exceed an amount equal to 15% of Total Consolidated Assets.

Section 6.7            Sale/Leaseback Transactions.

The Parent will not, and will not permit any Restricted Subsidiary to, enter into any arrangement (each, a “Sale/Leaseback Transaction”) providing for the leasing to the Parent or any Restricted Subsidiary of real or personal property that has been or is to be (a) sold or transferred by the Parent or any Restricted Subsidiary or (b) constructed or acquired by a third party in anticipation of a program of leasing to the Parent or any Restricted Subsidiary, in each case unless the Attributable Debt resulting therefrom is permitted by Section 6.2(d), Section 6.2(g) or Section 6.2(q).

Section 6.8            Restricted Payments.

The Parent will not, and will not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or Incur any obligation (contingent or otherwise) to do so, except:

(a)           the Parent may (i) declare and pay dividends with respect to its Capital Stock payable solely in shares of its Capital Stock (or options, warrants or other rights to acquire its Capital Stock) or (ii) make other distributions or payments payable solely in shares of its Capital Stock (or options, warrants or other rights to acquire its Capital Stock);

(b)           any Wholly Owned Subsidiary may declare and pay Restricted Payments to its immediate parent;

(c)           any non-Wholly Owned Subsidiary may declare and pay Restricted Payments ratably with respect to its Capital Stock;

(d)           the Parent may make Restricted Payments, not exceeding $5,000,000 during any fiscal year, pursuant to and in accordance with stock option plans, restricted stock plans or other benefit plans or contracts for current or former management or employees of the Parent and its Restricted Subsidiaries;

(e)           the Parent or any Restricted Subsidiary may repurchase its Capital Stock and may declare and pay cash dividends to the holders of its Capital Stock; provided that if the Consolidated Leverage Ratio on a pro forma basis immediately after giving effect to such repurchase or dividend declaration (with the reference period for Consolidated EBITDA being the most recent period of four consecutive fiscal quarters for which the relevant financial statements have been (or were required to be) delivered pursuant to Section 5.1(a) or Section 5.1(b), as applicable) is: (i) greater than or equal to 3.00 to 1.0, the aggregate amount of such repurchases and dividend declarations pursuant to this Section 6.8(e)(i) shall not exceed, when taken together with prepayments of Subordinated Debt pursuant to Section 6.9(a)(iii), in any fiscal year, (A) the greater of (x) $100,000,000, and (y) 20% of TTM Consolidated EBITDA, plus (B) an amount equal to the portion, if any, of the Available Amount on such date that the Parent elects to apply to this Section 6.8(e)(i)(B); and (ii) less than 3.00 to 1.0, the aggregate amount of such repurchases and dividend declarations pursuant to this Section 6.8(e)(ii) shall be unlimited; provided, further, that any such cash dividends shall be paid within 60 days after the date of declaration thereof; and

(f)           the Parent or any Restricted Subsidiary may make Restricted Payments to the extent required by the terms of its joint venture or similar agreements relating to non-Wholly Owned Subsidiaries; provided that no such Restricted Payment shall be permitted by this Section 6.8(f) unless any Investment made in connection therewith is also expressly permitted by Section 6.5.

Section 6.9            Payments of Certain Subordinated Debt; Certain Derivative Transactions.

The Parent will not, nor will it permit any Restricted Subsidiary to:

(a)           make or agree or offer to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Subordinated Debt, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Subordinated Debt, except:

(i)           extensions, renewals, replacements or exchanges of any Subordinated Debt permitted by Section 6.2(b);

(ii)          the payment of regularly scheduled interest and principal payments as and when due in respect of any Subordinated Debt;

(iii)         the prepayment of any Subordinated Debt; provided that if the Consolidated Leverage Ratio on a pro forma basis immediately after giving effect to such prepayment (with the reference period for Consolidated EBITDA being the most recent period of four consecutive fiscal quarters for which the relevant financial statements have been (or were required to be) delivered pursuant to Section 5.1(a) or Section 5.1(b), as applicable) is: (A) greater than or equal to 3.00 to 1.0, the aggregate amount of such prepayments pursuant to this Section 6.9(a)(iii)(A) shall not exceed, when taken together with the repurchases and dividend declarations pursuant to Section 6.8(e)(i), in any fiscal year, (A) the greater of (x) $100,000,000, and (y) 20% of TTM Consolidated EBITDA, plus (B) an amount equal to the portion, if any, of the Available Amount on such date that the Parent elects to apply to this Section 6.9(a)(iii)(A); and (B) less than 3.00 to 1.0, the aggregate amount of such prepayments pursuant to this Section 6.9(a)(iii)(B) shall be unlimited; other than, in each of clauses (iii)(A) and (iii)(B) above, any such payments, purchases or other acquisitions of Subordinated Debt that are prohibited by the subordination provisions thereof; or

(b)           enter into any derivative transaction or similar transaction obligating the Parent or any of its Restricted Subsidiaries to make payments to any other Person as a result of a change in market value of any Subordinated Debt.

Section 6.10         Transactions with Affiliates.

The Parent will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a)           transactions that are at prices and on terms and conditions, taken as a whole, not materially less favorable to the Parent or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;

(b)           transactions between or among the Parent and the Restricted Subsidiaries (other than a Receivables Entity) not involving any other Affiliate;

(c)           any Restricted Payment permitted by Section 6.8;

(d)           any Qualified Receivables Transaction expressly permitted by Section 6.6(c);

(e)           the Permitted Reorganization;

(f)           reasonable compensation and reimbursement of expenses of officers and directors for services actually rendered in the ordinary course of business and payment of reasonable directors’ fees and indemnities; and

(g)           any other transaction expressly permitted by Section 6.5.

Section 6.11         Restrictive Agreements.

The Parent will not, and will not permit any other Loan Party to, enter into, Incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Parent or any Restricted Subsidiary to create, Incur or permit to exist any Lien upon any of its property, (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Parent or any other Restricted Subsidiary or to Guarantee Indebtedness of the Parent or any other Restricted Subsidiary or (c) the ability of any Restricted Subsidiary to transfer any of its assets to the Parent or any other Restricted Subsidiary; provided that:

(i)           the foregoing shall not apply to restrictions and conditions imposed by law, Permitted Encumbrances, any Loan Document, any Subordinated Debt Document or any Other Permitted Debt Document; provided that such restrictions and conditions shall not restrict any Loan Party from complying with the requirements of Section 5.11(b) (without giving effect to clause (i)(C) thereof);

(ii)          the foregoing shall not apply to restrictions and conditions existing on the Third Amendment Effective Date identified in Section 6.11 of the Disclosure Letter (but shall apply to any amendment or modification expanding the scope of any such restriction or condition);

(iii)         the foregoing shall not apply to restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary or assets pending such sale; provided that such restrictions and conditions apply only to the Restricted Subsidiary that is (or the assets that are) to be sold and such sale is permitted by this Agreement;

(iv)         the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to a Qualified Receivables Transaction permitted by this Agreement if such restrictions or conditions apply only to the relevant Receivables Entity;

(v)          the foregoing shall not apply to restrictions and conditions contained in documentation relating to a Restricted Subsidiary acquired in a Permitted Acquisition; provided that such restriction or condition (x) existed at the time such Person became a Restricted Subsidiary, (y) was not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary and (z) applies only to such Restricted Subsidiary;

(vi)         the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to (A) secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness or (B) Indebtedness of a Foreign Subsidiary permitted by this Agreement if such restrictions or conditions apply only to such Foreign Subsidiary and its Subsidiaries that are not Loan Parties;

(vii)        clauses (a) and (c) above shall not apply to customary provisions in leases and other contracts restricting the assignment thereof; and

(viii)       the foregoing shall not apply to customary provisions in purchase money obligations for property acquired in the ordinary course of business, Capital Lease Obligations, industrial revenue bonds or operating leases that impose encumbrances or restrictions on the property so acquired or covered thereby, restrictions on cash or other deposits or net worth required by customers under contracts entered into in the ordinary course of business and joint venture agreements or other similar arrangements if such provisions apply only to the Person (and the equity interests in such Person) that is the subject thereof.

Section 6.12         Amendment of Material Documents, etc.

The Parent will not, and will not permit any Restricted Subsidiary to, (a) amend, modify, supplement or waive in any respect that is material and adverse to the Lenders any of its rights under any Subordinated Debt Document governing any Material Indebtedness (it being understood, however, that any amendment to provide Guarantees in respect of any Subordinated Debt, which Guarantees are permitted by this Agreement, would not constitute such an amendment) or (b) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents or Indebtedness permitted pursuant to Section 6.2(i)) as “Designated Senior Indebtedness” (or any comparable concept) that controls payment blockages for the purposes of any Subordinated Debt Documents.

Section 6.13         Sanctions.

The Parent will not, and will not permit any Subsidiary to, directly or indirectly, use the proceeds of any Loan, Letter of Credit, FCI or other credit extension hereunder or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, arranger, Administrative Agent, Foreign Trade Facility Agent, Issuing Lender, Swingline Lender or otherwise) of Sanctions, in each case to the extent that the aforementioned Sanctions are applicable to the Parent or any of its Subsidiaries. Notwithstanding the foregoing, this Section 6.13 does not prohibit the direct or indirect use of the proceeds of any extension of credit in a manner that is permissible under the Sanctions.

Nothing in this Section 6.13 shall create or establish an obligation or right for any German Loan Party or other Borrower in so far as agreeing to it would violate or expose any German Loan Party or other Borrower to any liability under EU Regulation (EC) 2271/96, would violate or expose any German Loan Party to liability under Section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung)) or would violate or expose any German Loan Party or other Borrower to liability under any similar anti-boycott or blocking law regulation or statute that is in force from time to time and applicable to such entity. The covenants in this Section 6.13 given by any Loan Party to any Lender domiciled in Germany (Inländer) within the meaning of Section 2 paragraph 15 of the German Foreign Trade Act (Außenwirtschaftsgesetz) are made only to the extent that any Lender domiciled in Germany (Inländer) within the meaning of Section 2 paragraph 15 of the German Foreign Trade Act (Außenwirtschaftsgesetz) would be permitted to make such covenants pursuant to Section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung)).

Section 6.14         Anti-Corruption Laws.

The Parent will not, and will not permit any Subsidiary to, directly or indirectly, use the proceeds of any Loan, Letter of Credit, FCI or other credit extension hereunder for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, other similar anti-corruption legislation in other jurisdictions or any Anti-Money Laundering Laws, in each case to the extent that the aforementioned anti-corruption legislation or Anti-Money Laundering Law is applicable to the Parent or any of its Subsidiaries.

Section 6.15         Outbound Investment Rules.

The Parent will not, and will not permit any Subsidiary to, directly or indirectly, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Parent or such Subsidiary were a U.S. Person, or (iii) any other activity that would cause any Agent or any Lender to be in violation of the Outbound Investment Rules or cause any Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement or any other Loan Document.

Article VII

EVENTS OF DEFAULT

If any of the following events (each, an “Event of Default”) shall occur:

(a)           any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement or FCI Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)           any Borrower shall fail to pay any interest (or premium, if any) on any Loan or any Cash Cover, fee or any other amount (other than an amount referred to in paragraph (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

(c)           any representation or warranty made or deemed made by or on behalf of the Parent or any Restricted Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made;

(d)           the Parent and each Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.2(a), 5.4(a) (with respect to the existence of any Borrower) or 5.10 or in Article VI;

(e)           any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof to the U.S. Borrower from the Administrative Agent or the Required Lenders;

(f)           the Parent or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, after the giving of notice and/or the passage of any cure period provided in such Indebtedness;

(g)           any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with the giving of notice, if required) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (including, in any event, an “Event of Default” under and as defined in any Subordinated Debt Documents or any Other Permitted Debt Documents) but excluding, in any event, after the Term Loans have been paid in full, any mandatory repurchases of any Indebtedness that ranks pari passu in right of payment to the Obligations made in accordance with any Other Permitted Debt Document with “Excess Proceeds” from any “Asset Disposition”;

(h)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent, any other Loan Party or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent, any other Loan Party or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)           the Parent, any other Loan Party or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent, any other Loan Party or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)           the Parent, any other Loan Party or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due, or, with respect to any German Loan Party, any such Person is either unable to pay its debts as they fall due (Zahlungsunfähigkeit) or is over indebted (Überschuldung) within the meaning of sections 17 or 19 German Insolvency Code (Insolvenzordnung);

(k)           one or more judgments for the payment of money in an aggregate amount in excess of $35,000,000 shall be rendered against the Parent, any other Loan Party or any Material Subsidiary, or any combination thereof, and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent, any other Loan Party or any Material Subsidiary to enforce any such judgment;

(l)           an ERISA Event shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect;

(m)           the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert;

(n)           any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or any Affiliate of any Loan Party not to be, a valid and perfected Lien on any Collateral (other than immaterial Collateral), with the priority required by the applicable Security Document;

(o)           the Subordinated Debt or any Guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Loan Parties under the Guarantee and Collateral Agreement, as the case may be, as provided in the Subordinated Debt Documents, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of the Subordinated Debt or the holders of at least 25% in aggregate principal amount of the Subordinated Debt shall so assert;

(p)           a Change of Control shall occur; or

(q)           any event or condition occurs that (i) results in an automatic termination, wind-down or comparable event with respect to any Material Receivables Transaction Attributed Indebtedness, or (ii) permits a notice of termination, a notice of wind-down, a notice of acceleration or any comparable notice to be given under any such Material Receivables Transaction Attributed Indebtedness prior to the scheduled termination, wind-down, maturity or comparable event and which event or condition giving rise to such notice continues for a period of 30 calendar days after such notice;

then, and in every such event (other than an event with respect to the Parent or the U.S. Borrower described in paragraph (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the U.S. Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest (and premium, if any) thereon and all fees and other Obligations accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower, and (iii) require the U.S. Borrower to provide cash collateral or Cash Cover, as required by this Agreement; and in case of any event with respect to the Parent or the U.S. Borrower described in paragraph (h) or (i) of this Article, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest (and premium, if any) thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower, and the U.S. Borrower shall be automatically required to provide cash collateral or Cash Cover, as required by this Agreement.

Article VIII

THE AGENTS

Section 8.1            Appointment and Authority.

(a)           Each of the Lenders and the Issuing Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b)           Each of the Lenders and the FCI Issuing Lenders hereby irrevocably appoints Deutsche Bank to act on its behalf as the Foreign Trade Facility Agent hereunder and under the other Loan Documents and authorizes the Foreign Trade Facility Agent to take such actions on its behalf and to exercise such powers as are delegated to Foreign Trade Facility Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(c)           The provisions of this Article are solely for the benefit of the Agents, the Lenders and the Issuing Lenders, and neither the Parent nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions.

Section 8.2            Rights as a Lender.

(a)           The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Parent or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

(b)           The Person serving as the Foreign Trade Facility Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Foreign Trade Facility Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Foreign Trade Facility Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Parent or any Subsidiary or other Affiliate thereof as if such Person were not the Foreign Trade Facility Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.3            Exculpatory Provisions.

None of the Administrative Agent, the Foreign Trade Facility Agent or any arranger, as applicable, shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, none of the Administrative Agent, the Foreign Trade Facility Agent or any arranger, as applicable:

(a)           shall be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing;

(b)           shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or the Foreign Trade Facility Agent, as applicable, is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that neither the Administrative Agent nor the Foreign Trade Facility Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose the applicable Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)           shall have any duty to disclose, and shall not be liable for the failure to disclose, to any Lender, any Issuing Lender, any FCI Issuing Lender or any other Person party to this Agreement any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of any Loan Party or any of their Affiliates that is communicated to, or in the possession of, the applicable Agent, the applicable arranger, or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or the Foreign Trade Facility Agent herein.

Neither the Administrative Agent nor the Foreign Trade Facility Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.2) or (ii) in the absence of its own gross negligence, bad faith or willful misconduct (each as determined in a final and non-appealable judgment of a court of competent jurisdiction). The Agents shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Agents by the U.S. Borrower or a Lender.

The Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the applicable Agent.

Section 8.4            Reliance by the Agents.

(a)           The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it in good faith to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, amendment, renewal or extension of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or any Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or any Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts.

(b)           The Foreign Trade Facility Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it in good faith to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Foreign Trade Facility Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the issuance, amendment, renewal or extension of any FCI, that by its terms must be fulfilled to the satisfaction of a Lender or any FCI Issuing Lender, the Foreign Trade Facility Agent may presume that such condition is satisfactory to such Lender or any FCI Issuing Lender unless the Foreign Trade Facility Agent shall have received notice to the contrary from such Lender or such FCI Issuing Lender prior to the issuance of such FCI. The Foreign Trade Facility Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts.

Section 8.5            Delegation of Duties.

(a)           The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

(b)           The Foreign Trade Facility Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Foreign Trade Facility Agent. The Foreign Trade Facility Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Foreign Trade Facility Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Foreign Trade Facility Agent.

Section 8.6            Resignation of Agents.

(a)            Resignation of Administrative Agent.

(i)            The Administrative Agent may at any time give notice of its resignation to the Foreign Trade Facility Agent, the Lenders, the Issuing Lenders and the U.S. Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the U.S. Borrower (such consent not to be unreasonably withheld), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the U.S. Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (A) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (B) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lenders directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the U.S. Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the U.S. Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent. To the extent the retiring Administrative Agent is holding cash, deposit account balances or other credit support as collateral for Letters of Credit, the retiring Administrative Agent shall at or reasonably promptly following the date of its resignation cause such collateral to be transferred to the successor Administrative Agent or, if no successor Administrative Agent has been appointed and accepted such appointment, to the respective Issuing Lenders ratably according to the outstanding amount of Letters of Credit issued by them for which such collateral has been provided.

(ii)            Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Lender and the Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and Swingline Lender, (B) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (C) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

(b)            Resignation of Foreign Trade Facility Agent. The Foreign Trade Facility Agent may at any time give notice of its resignation to the Administrative Agent, the FCI Issuing Lenders and the U.S. Borrower. Upon receipt of any such notice of resignation, the FCI Issuing Lenders (acting by a majority in interest thereof) shall have the right, subject to the consent of the U.S. Borrower (such consent not to be unreasonably withheld), to appoint a successor. If no such successor shall have been so appointed by the FCI Issuing Lenders (acting by a majority in interest thereof) and shall have accepted such appointment within 30 days after the retiring Foreign Trade Facility Agent gives notice of its resignation, then the retiring Foreign Trade Facility Agent may on behalf of the FCI Issuing Lenders, appoint a successor Foreign Trade Facility Agent meeting the qualifications set forth above; provided that if the Foreign Trade Facility Agent shall notify the U.S. Borrower and the FCI Issuing Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Foreign Trade Facility Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) all payments, communications and determinations provided to be made by, to or through the Foreign Trade Facility Agent shall instead be made by or to each FCI Issuing Lender directly, until such time as the FCI Issuing Lenders appoint a successor Foreign Trade Facility Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Foreign Trade Facility Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Foreign Trade Facility Agent, and the retiring Foreign Trade Facility Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the U.S. Borrower to a successor Foreign Trade Facility Agent shall be the same as those payable to its predecessor unless otherwise agreed between the U.S. Borrower and such successor. After the retiring Foreign Trade Facility Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.3 shall continue in effect for the benefit of such retiring Foreign Trade Facility Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Foreign Trade Facility Agent was acting as Foreign Trade Facility Agent. To the extent the retiring Foreign Trade Facility Agent is holding cash, deposit account balances or other credit support as collateral for FCIs, the retiring Foreign Trade Facility Agent shall at or reasonably promptly following the date of its resignation cause such collateral to be transferred to the successor Foreign Trade Facility Agent or, if no successor Foreign Trade Facility Agent has been appointed and accepted such appointment, to the respective FCI Issuing Lenders ratably according to the outstanding amount of FCIs issued by them for which such collateral has been provided.

Section 8.7            Non-Reliance on Agents, the Arrangers and Other Lenders.

Each Lender, each FCI Issuing Lender and each Issuing Lender expressly acknowledges that none of the Administrative Agent, the Foreign Trade Facility Agent or any arranger has made any representation or warranty to it, and that no act by the Administrative Agent, the Foreign Trade Facility Agent or any arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent, the Foreign Trade Facility Agent or any arranger to any Lender, any Issuing Lender, any FCI Issuing Lender, or any other Person party to this Agreement as to any matter, including whether the Administrative Agent, the Foreign Trade Facility Agent or any arranger has disclosed material information in their (or their Related Parties’) possession. Each Lender, each Issuing Lender and each FCI Issuing Lender represents to the Administrative Agent, the Foreign Trade Facility Agent and each arranger that it has, independently and without reliance upon any other Agent, any arranger or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender, each FCI Issuing Lender, each Issuing Lender and each Agent also acknowledges that it will, independently and without reliance upon any other Agent, any arranger or any other Lender or any of their respective affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as its deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender, each Issuing Lender and each FCI Issuing Lender represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility, and (b) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender, an Issuing Lender or an FCI Issuing Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, such Issuing Lender or such FCI Issuing Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender, each Issuing Lender and each FCI Issuing Lender agrees not to assert a claim in contravention of the foregoing. Each Lender, each Issuing Lender and each FCI Issuing Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, such Issuing Lender or such FCI Issuing Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

Section 8.8            No Other Duties; Etc.

Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents or co-agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Foreign Trade Facility Agent, a Lender, an Issuing Lender or an FCI Issuing Lender hereunder.

Section 8.9            Administrative Agent May File Proofs of Claim.

In case of the pendency of any proceeding under the Bankruptcy Code of the United States or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan, FCI Issuing Lender Exposure, or LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the U.S. Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, FCI Issuing Lender Exposure, LC Exposure and all other Obligations (other than Designated Obligations to which the Administrative Agent (or any of its Affiliates) is not a party) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the FCI Issuing Lenders, the Issuing Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the FCI Issuing Lenders, the Issuing Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 2.10, 2.14 and 9.3) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender, each Agent, each FCI Issuing Lender and each Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the FCI Issuing Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 9.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of the Foreign Trade Facility Agent, any Lender, any Issuing Lender or any FCI Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 8.10          Collateral and Guaranty Matters.

(a)            The Lenders (including in their respective capacities as holders of any Designated Obligations), the Issuing Lenders, the FCI Issuing Lenders and the Foreign Trade Facility Agent irrevocably authorize the Administrative Agent, at its option and in its discretion: (i) to release any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document (A) upon termination of the Revolving Commitments, and the FCI Issuing Commitments, and payment in full of all Obligations (other than (1) contingent indemnification obligations for which no claims have been made, and (2) the Designated Obligations) and the expiration (without any pending drawing) or termination (or cash collateralization or provision of other credit support as contemplated by this Agreement) of all Letters of Credit and FCIs, (B) that is transferred or to be transferred as part of or in connection with any Disposition permitted hereunder or under any other Loan Document or any involuntary disposition, in each case solely to the extent such transfer is to a Person that is not a Loan Party, (C) that is required or contemplated to be released pursuant to the terms of this Agreement or any other Loan Document (including any Lien on Collateral granted to or held by any Person released pursuant to clause (iii) or clause (v) below), or (D) as approved in accordance with Section 9.2; (ii) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property (A) that is permitted by Section 6.3(d), (e), (f), (j), (k) and (l) (as in effect on the Third Amendment Effective Date) or (B) as approved in accordance with Section 9.2; (iii) to release any Subsidiary that is a Guarantor from its obligations under the Loan Documents (A) if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder, (B) if such release is required or contemplated pursuant to the terms of this Agreement or the Guarantee and Collateral Agreement or (C) as approved in accordance with Section 9.2; provided that the release of any Subsidiary as a Guarantor pursuant to this Section 8.10(a)(iii) shall be subject to the provisions of Section 9.13(b); (iv) to enter into, on behalf of itself and the Lenders, the Issuing Lenders, the FCI Issuing Lenders and the Foreign Trade Facility Agent, an intercreditor agreement or other agreements for the sharing of collateral in connection with the issuance of Indebtedness permitted pursuant to Section 6.2(i), Section 6.2(k), Section 6.2(r) or Section 6.2(t); and (v) to release SPX Corporation (and its successor by merger) from its obligations under the Loan Documents upon the consummation of the Permitted Reorganization. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, to release SPX Corporation or any Guarantor from its obligations under the Loan Documents, or to enter into any intercreditor agreement, in each case pursuant to this Section 8.10.

(b)            Notwithstanding any other provision of this Agreement or any other Loan Document to the contrary, it is understood and agreed that the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, any Designated Obligations at such time as the Loans, the Reimbursement Obligations, the FCI Reimbursement Obligations and the other Obligations (other than the Designated Obligations) shall have been paid in full, the Commitments have been terminated and no Letters of Credit or FCIs shall be outstanding (or shall have been fully cash collateralized or otherwise supported in a manner consistent with the terms of Section 2.5(j) or Section 2.6(m)(iv), as applicable), and, at such time, the Administrative Agent shall be authorized to release any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document, and to release each Loan Party from its obligations under the Loan Documents, as contemplated by Section 9.13(c).

Section 8.11          ERISA Matters.

(a)            Each Lender (i) represents and warrants, as of the date such Person became a Lender party hereto to, and (ii) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of each Agent, and not, for each avoidance of doubt, to or for the benefit of any Loan Party, that at least one of the following is and will be true: (A) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of or performance of the Loans, the Letters of Credit, the FCIs, the Commitments or this Agreement; (B) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the FCIs, the Commitments and this Agreement; (C)(1) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (2) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the FCIs, the Commitments and this Agreement, (3) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the FCIs, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (k) of Part I of PTE 84-14 and (4) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the FCIs, the Commitments and this Agreement; or (D) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless subclause (A) in the immediately preceding clause (a) is true with respect to a Lender, or such Lender has not provided another representation, warranty and covenant as provided in subclause (D) in the immediately preceding clause (a), such Lender further (i) represents and warrants, as of the date such Person became a Lender party hereto, to, and (ii) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, each Agent and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that such Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of or performance of the Loans, the Letters of Credit, the FCIs, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any other Loan Document or any documents related hereto or thereto).

Section 8.12          Recovery of Erroneous Payments.

Without limitation of any other provision in this Agreement, if at any time any Agent makes a payment hereunder in error to any Lender Party, whether or not in respect of an obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Party receiving a Rescindable Amount severally agrees to repay to such Agent forthwith on demand the Rescindable Amount received by such Lender Party in same day funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to such Agent, at a rate equal to the greater of the Federal Funds Effective Rate and a rate determined by such Agent to represent its cost of overnight or short-term funds in the relevant currency (which determination shall be conclusive absent manifest error). Each Lender Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The applicable Agent shall inform each applicable Lender Party promptly upon determining that any payment made to such Lender Party comprised, in whole or in part, a Rescindable Amount.

Article IX

MISCELLANEOUS

Section 9.1            Notices.

Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)            if to the Parent or the U.S. Borrower, care of the U.S. Borrower at 6325 Ardrey Kell Road, Suite 400, Charlotte, North Carolina 28277, attention of Treasurer and Chief Financial Officer (Telecopy No. 704-943-0578), and if to any Foreign Subsidiary Borrower, to it at its address (or telecopy number) specified in the relevant Borrowing Subsidiary Agreement with a copy to the U.S. Borrower at its address (or telecopy number) specified above;

(b)            if to the Administrative Agent (i) for payments and requests for credit extensions, to Bank of America, N.A., Mail Code: TX2-981-02-29, 7105 Corporate Drive, Building B, Plano, Texas 75024, Attention: Jennifer Ollek (Telephone: 469-201-8863; Email: jennifer.a.ollek@bofa.com), (ii) for all other notices, to Bank of America, N.A., 540 W. Madison Street, Mail Code: IL4-540-22-29, Chicago, Illinois 60661, Attention: Elizabeth Uribe (Telephone: 312-828-5060; Fax: 877-206-9473; Email: elizabeth.uribe@bofa.com);

(c)            if to the Foreign Trade Facility Agent, to Deutsche Bank AG, Trade Flow Advisory & Services, Königsallee 45-47, 40212 Düsseldorf, Germany, attention of Roland Stephan or Alkea Cullman (E-mail: spx-ftf.agent@db.com); and

(d)            if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if such date is a Business Day at the place of such receipt (or otherwise on the first Business Day after such receipt). Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. Any Agent or any Loan Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, the Issuing Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any such liability to any Loan Party, any Lender, the Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

The Agents, the Issuing Lenders, the FCI Issuing Lenders and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic notices, Borrowing Requests, applications for Letters of Credit, Utilization Requests and Notices of Loan Prepayment) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify each Agent, each Issuing Lender, each FCI Issuing Lender, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party, except to the extent that such losses, costs, expenses and liabilities are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of each Agent, such Issuing Lender, such FCI Issuing Lender, such Lender and/or such Related Parties, as applicable. All telephonic notices to and other telephonic communications with any Agent may be recorded by such Agent, and each of the parties hereto hereby consents to such recording.

Section 9.2            Waivers; Amendments.

(a)            No failure or delay by any Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 9.2(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit or an FCI shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time.

(b)            Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Required Lenders and each Loan Party to the relevant Loan Document, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document; provided that no such agreement shall:

(i)               increase any Commitment of any Lender without the written consent of such Lender;

(ii)              reduce the principal amount of or subordinate the principal of any Loan, LC Disbursement or FCI Disbursement, or reduce the rate of interest thereon (other than the application of any default rate of interest pursuant to Section 2.15(c)), or reduce any premium, fees or other amounts payable hereunder, without the written consent of each Lender directly affected thereby; it being acknowledged and agreed that amendments or modifications of the Consolidated Leverage Ratio test (and all related definitions) are not addressed by this clause (ii);

(iii)             extend the final scheduled date of maturity of any Loan, or postpone the scheduled date of payment of the principal amount of any Loan, LC Disbursement or FCI Disbursement, or any interest (or premium, if any) thereon, or any fees or other amounts payable hereunder, or reduce the amount of, waive, excuse or subordinate any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby;

(iv)            require any Lender to make Loans having an Interest Period not specified in the definition of “Interest Period”, without the written consent of such Lender;

(v)             amend, modify or waive any provision of this Agreement in any manner that would change the application of any prepayment hereunder disproportionately as among the Facilities without the written consent of the Required Lenders in respect of each Facility adversely affected thereby;

(vi)            amend, modify or waive (A) the first sentence of Section 2.13(a), (B) Section 2.20(c), (C) Section 6.3 of the Guarantee and Collateral Agreement, or (D) any other provision of any Loan Document in a manner that would alter the pro rata reductions of Commitments or the pro rata sharing of payments required thereby, in each case without the written consent of each Lender directly affected thereby;

(vii)           (A) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be); or (B) change the definition of “Required Revolving Lenders” without the written consent of each Revolving Lender;

(viii)          release or subordinate (A) the Guarantee from the Parent under the Guarantee and Collateral Agreement, (B) the Guarantee from the U.S. Borrower under the Guarantee and Collateral Agreement, or (C) all or substantially all of the Guarantees from the Guarantors under the Guarantee and Collateral Agreement, in each case, without the written consent of each Lender, except to the extent any such release is expressly permitted in the Loan Documents;

(ix)             release or subordinate all or substantially all of the Liens of the Security Documents on the Collateral (except as expressly provided in the Loan Documents), without the written consent of each Lender;

(x)              amend, modify or waive the rights or duties of any Agent under this Agreement or any other Loan Document in its capacity as Agent unless also signed by such Agent; or amend, modify or waive the rights or duties of any Issuing Lender or FCI Issuing Lender under this Agreement or any other Loan Document in its capacity as Issuing Lender or FCI Issuing Lender, as applicable, unless also signed by such Issuing Lender or FCI Issuing Lender, as applicable;

(xi)             amend (A) the definition of “Alternative Currency” without the written consent of each Lender, Issuing Lender and/or FCI Issuing Lender directly affected thereby or (B) the definition of “Permitted Currencies” without the consent of each FCI Issuing Lender; or

(xii)            amend or waive any condition set forth in Section 4.2 in connection with any Revolving Borrowing or any issuance, amendment, renewal or extension of any Letter of Credit, without the consent of the Required Revolving Lenders.

(c)            In addition, notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document:

(i)               this Agreement and the other Loan Documents may be amended with the written consent of the Administrative Agent, the U.S. Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Incremental Term Loans (“Refinanced Term Loans”) with a replacement “A” or “B” term loan tranche, as applicable, hereunder (“Replacement Term Loans”); provided that (A) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (B) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing (provided that, this clause (B) shall not apply to bridge Indebtedness incurred by the U.S. Borrower, so long as (1)(x) at the initial maturity of such bridge Indebtedness, such bridge Indebtedness shall automatically convert to (or would be required to be exchanged for) Indebtedness that complies with this clause (B) or (y) such bridge Indebtedness is incurred with the intent to convert such bridge Indebtedness to permanent financing that complies with this clause (B), and (2) the only prepayments required to be made on such bridge Indebtedness shall be such prepayments as are customary for similar bridge financings in light of then-prevailing market conditions (as determined by the U.S. Borrower in consultation with the Administrative Agent)) and (C) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except with respect to Applicable Rate or other pricing terms or to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of any Incremental Term Loans in effect immediately prior to such refinancing;

(ii)              this Agreement and the other Loan Documents may be amended to provide for the increases in the Commitments and/or Incremental Term Loans contemplated by Section 2.1(b), and matters related thereto, upon (A) execution and delivery by the U.S. Borrower, the Administrative Agent and each Lender increasing its Commitment and/or providing Incremental Term Loans of an Incremental Facility Activation Notice and (B) such other documents with respect thereto as the Administrative Agent shall reasonably request;

(iii)             (A) this Agreement and the other Loan Documents may be amended to remove any Foreign Subsidiary as a Foreign Subsidiary Borrower under the Revolving Facility upon (1) written notice by the U.S. Borrower and such Foreign Subsidiary to the Administrative Agent to such effect and (2) repayment in full of all outstanding Obligations of such Foreign Subsidiary Borrower under the Revolving Facility and (B) a Restricted Subsidiary that is a Foreign Subsidiary of the U.S. Borrower may become a Foreign Subsidiary Borrower under the Revolving Facility in accordance with the terms of (including the consents required by) Section 2.23(a);

(iv)            (A) this Agreement and the other Loan Documents may be amended to remove any Foreign Subsidiary as a Foreign Subsidiary Borrower under the Foreign Trade Facility upon (1) written notice by the U.S. Borrower and such Foreign Subsidiary to the Foreign Trade Facility Agent and the Administrative Agent to such effect, (2)(x) repayment in full of all outstanding Obligations of such Foreign Subsidiary Borrower under the Foreign Trade Facility, or (y) assumption in full of all outstanding Obligations of such Foreign Subsidiary Borrower under the Foreign Trade Facility by the U.S. Borrower, any existing Foreign Subsidiary Borrower or any new Foreign Subsidiary Borrower approved by the Agents and each FCI Issuing Lender and (3) the expiration or termination of (or full cash collateralization or provision of other credit support in a manner consistent with the terms of Section 2.6(m)(iv)) or assumption by the U.S. Borrower or another Foreign Subsidiary Borrower of all the obligations of such Foreign Subsidiary Borrower (pursuant to a written assumption agreement in form and substance reasonably satisfactory to the U.S. Borrower, such Foreign Subsidiary Borrower, any other Foreign Subsidiary Borrower that assumes obligations of such Foreign Subsidiary Borrower, and the Foreign Trade Facility Agent) in respect of all FCIs issued for the account of such Foreign Subsidiary Borrower and (B) a Foreign Subsidiary may become a Foreign Subsidiary Borrower under the Foreign Trade Facility in accordance with (including the consents required by) Section 2.23(b);

(v)              this Agreement and the other Loan Documents may be amended (A) to change any of the mechanics applicable to FCIs set forth in Section 2.6, with the written consent of each of the Administrative Agent, the Foreign Trade Facility Agent, the FCI Issuing Lenders and the U.S. Borrower, and (B) to change any of the mechanics applicable to FCIs set forth in Section 2.6 solely to the extent necessary to permit an FCI to be issued in a particular country in accordance with applicable local Requirements of Law, with the written consent of the Administrative Agent, the Foreign Trade Facility Agent, each FCI Issuing Lender directly affected thereby and the U.S. Borrower; provided that (x) no amendment pursuant to this clause (v) shall have the effect of making any change described in the proviso to Section 9.2(b) and (y) no amendment pursuant to clause (B) above shall have the effect of making any change to Section 2.6 in respect of FCIs (and any related FCI Issuing Lender Exposure) issued or to be issued outside of such country;

(vi)            the Fee Letter and the Deutsche Bank Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto;

(vii)            no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (w) the Commitments of any Defaulting Lender may not be increased or extended without the consent of such Lender, (x) the principal amount of Loans, Reimbursement Obligations and FCI Reimbursement Obligations held by any Defaulting Lender may not be decreased without the consent of such Lender, (y) any waiver, amendment or modification requiring the consent of each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, and (z) no amendment, consent, waiver or other modification of this Section 9.2(c)(vii) shall be effective without the prior written consent of each Defaulting Lender;

(viii)           this Agreement and the other Loan Documents may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Foreign Trade Facility Agent, the Borrowers and the other Loan Parties (x) to add one or more additional credit facilities to this Agreement, to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loan A, the Revolving Loans, the Letters of Credit, the FCIs and the Incremental Term Loans and the accrued interest and fees in respect thereof and to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and (y) to change, modify or alter Section 2.20 or any other provision hereof or in any other Loan Document relating to pro-rata sharing of payments among the Lenders to the extent necessary to effectuate any of the amendments (or amendments and restatements) enumerated in clause (viii)(x) above;

(ix)             if the Administrative Agent and the U.S. Borrower acting together identify any non-material ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Administrative Agent and the U.S. Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment, modification or supplement shall become effective without any further action or consent of any other party to this Agreement (it being understood that the Administrative Agent shall provide prompt notice of any such amendment, modification or supplement to the Foreign Trade Facility Agent, the Lenders and the Issuing Lenders);

(x)              this Agreement and the other Loan Documents may be amended in order to (A) effect any extension in accordance with Section 2.1(c), as permitted pursuant to Section 2.1(c)(ii) and (B) effect any extension in accordance with Section 2.6(b), solely to the extent such amendments are necessary to give effect to an extension effected in accordance with such section;

(xi)             this Agreement may be amended solely to the extent permitted pursuant to Section 1.9 to (A) add additional currency options for Revolving Loans and the applicable interest rates (and applicable adjustments, if any) with respect thereto, and (B) add additional currency options for Financial Letters of Credit;

(xii)            this Agreement and the other Loan Documents may be amended in connection with the consummation of the Permitted Reorganization to the extent permitted pursuant to Section 1.11;

(xiii)           this Agreement and any other Loan Document may be amended (A) in order to implement any Term SOFR Successor Rate or any Term SOFR Conforming Changes, in each case in accordance with Section 1.10(a), and (B) in order to implement any Successor Rate or any Conforming Changes, in each case in accordance with Section 1.10(b);

(xiv)           this Agreement may be amended (or amended and restated) without the consent of any Lender (but with the consent of the Borrowers and the Administrative Agent) if, upon giving effect to such amendment (or amendment and restatement), such Lender shall no longer be a party to this Agreement (as so amended or amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and such Lender shall have been paid in full all principal, interest and other amounts owing to such Lender (or accrued for its account) under this Agreement and the other Loan Documents substantially concurrently with such amendment (or such amendment and restatement); and

(xv)            (A) the Administrative Agent shall have the right, from time to time, to make Term SOFR Conforming Changes and any amendments implementing such Term SOFR Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document, so long as, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Term SOFR Conforming Changes to the U.S. Borrower and the Lenders reasonably promptly after such amendment becomes effective, and (B) the Administrative Agent shall have the right, from time to time, to make Conforming Changes and any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document, so long as, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the U.S. Borrower and the Lenders reasonably promptly after such amendment becomes effective.

Section 9.3            Expenses; Indemnity; Damage Waiver.

(a)            The U.S. Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including the reasonable fees and disbursements of one counsel for the Administrative Agent and its Affiliates and one counsel for the Foreign Trade Facility Agent and its Affiliates and, to the extent reasonably necessary, special and one local counsel in each jurisdiction for the Agents and their Affiliates (and in the event of any actual or potential conflict of interest, one additional counsel for each Agent or its Affiliate subject to such conflict), with statements with respect to the foregoing to be submitted to the U.S. Borrower prior to the Effective Date (in the case of amounts to be paid on the Effective Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Agents shall deem appropriate, (ii) all reasonable out-of-pocket expenses incurred by any Issuing Lender or any FCI Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or FCI or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by any Agent or any Lender, including the fees, charges and disbursements of one counsel for the Agents and their respective Affiliates and the Lenders, (and, to the extent reasonably necessary, special and one local counsel in each jurisdiction to the Agents and the Lenders (and in the event of any actual or potential conflict of interest, one additional counsel for each Agent or Lender subject to such conflict)) in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit or FCIs issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, Letters of Credit or FCIs.

(b)            The U.S. Borrower shall indemnify each Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (“Losses”), including but limited to the fees, charges and disbursements of one counsel to the Indemnitees and, to the extent reasonably necessary, special and one local counsel in each jurisdiction to the Indemnitees (and in the event of any actual or potential conflict of interest, one additional counsel for each Indemnitee subject to such conflict), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution, delivery, enforcement, performance and administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated hereby (including any Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record, that such Indemnitee reasonably believes is made by any Responsible Officer of the applicable Loan Party), the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan, Letter of Credit or FCI or the use of the proceeds therefrom (including any refusal by an Issuing Lender or FCI Issuing Lender to honor a demand for payment under a Letter of Credit or FCI if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit or FCI, as applicable), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently owned or operated by the Parent or any of its Restricted Subsidiaries, or any Environmental Liability related in any way to the Parent or any of its Restricted Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Losses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee. Notwithstanding the foregoing, this Section 9.3(b) shall not apply to Taxes other than Indemnified Taxes imposed on amounts payable under this Section 9.3(b).

(c)            To the extent that the U.S. Borrower fails to pay any amount required to be paid by it to any Agent, any Issuing Lender, any FCI Issuing Lender or the Swingline Lender under Section 9.3(a) or Section 9.3(b), each Lender severally agrees to pay to the applicable Agent, such Issuing Lender, such FCI Issuing Lender or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, such Issuing Lender, such FCI Issuing Lender or the Swingline Lender in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposures, the outstanding amount of its portion of the Term Loan A, any outstanding Incremental Term Loans and unused Commitments at the time; provided that in the case of amounts owing to any Issuing Lender, any FCI Issuing Lender or the Swingline Lender, in each case in its capacity as such, a Lender’s “pro rata share” shall be determined based solely upon its share of the sum of Revolving Exposures and unused Revolving Commitments at the time.

(d)            To the extent permitted by applicable law, neither the Parent nor any Borrower shall assert, and the Parent and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan, Letter of Credit or FCI or the use of the proceeds thereof.

(e)            All amounts due under this Section shall be payable not later than 15 days after written demand therefor. Statements payable by the U.S. Borrower pursuant to this Section shall be sent to Attention of Treasurer and Chief Financial Officer at the address of the U.S. Borrower set forth in Section 9.1, or to such other Person or address as may be hereafter designated by the U.S. Borrower in a written notice to the Administrative Agent.

Section 9.4            Successors and Assigns; Participations and Assignments.

(a)            Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder or thereunder (except in accordance with Section 6.4(f)) without the prior written consent of each Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 9.4(b), (ii) by way of participation in accordance with the provisions of Sections 9.4(e) and (f) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.4(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in section 9.4(e) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Lenders, the FCI Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans (including for purposes of this Section 9.4(b), participations in Letters of Credit and Swingline Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)            In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned.

(B)            In any case not described in Section 9.4(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than (1) $5,000,000 in the case of an assignment of Revolving Loans, (2) $5,000,000 in the case of an assignment of any Term Loans and (3) $5,000,000 in the case of an assignment in respect of the Foreign Trade Facility unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the U.S. Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)            Required Consents. No consent shall be required for any assignment except to the extent required by Section 9.4(b)(i)(B) and Section 9.4(j) and, in addition:

(A)            the consent of the U.S. Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the U.S. Borrower shall be deemed to have consented to any such assignment unless it shall have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B)            the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Term Loan A Commitment, any Incremental Term Loan Commitment or any Revolving Commitment if such assignment is to a Person that is not a Lender (other than to a Person that is an Affiliate of a Lender) with a Commitment in respect of the Commitment subject to such assignment and (ii) any portion of the Term Loan A or any Incremental Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C)            the consent of the Issuing Lenders (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of a Revolving Commitment if such assignment is to a Person that is not a Revolving Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(D)            [reserved];

(E)            the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of a Revolving Commitment if such assignment is to a Person that is not a Revolving Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(F)            the consent of the Foreign Trade Facility Agent (such consent not to be unreasonably withheld or delayed) shall be required for all assignments in respect of any FCI Issuing Commitments.

(iii)            Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iv)            No Assignment to the Parent or the U.S. Borrower. Except as otherwise permitted pursuant to Section 9.4(k), no such assignment shall be made to the Parent, the U.S. Borrower, any Affiliate of the Parent or the U.S. Borrower, or any Subsidiary.

(v)             No Assignment to Natural Persons. No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, one or more natural Persons).

(vi)            No Assignment to a Defaulting Lender. No such assignment shall be made to a Defaulting Lender.

(vii)            Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the applicable Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the U.S. Borrower and the applicable Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agents or any Lenders hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Revolving Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 9.4(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.17, 2.18, 2.19 and 9.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, each Borrower (at their respective expense), as applicable, shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Sections 9.4(e) and (f).

(c)            Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the U.S. Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans, FCI Issuing Lender Exposure, and LC Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the U.S. Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the U.S. Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)            Notes. If after giving effect to any Assignment and Assumption, the relevant assignor no longer has any Commitments with respect to the Commitments being assigned, such assignor shall, upon the request of the U.S. Borrower, return each Note (if any) with respect to each such Commitment to the U.S. Borrower marked “cancelled”.

(e)            Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or any Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, one or more natural Persons), a Defaulting Lender, the Parent, the U.S. Borrower, any Affiliate of the Parent or the U.S. Borrower, or any Subsidiary) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans (including such Lender’s participations in LC Exposure and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the U.S. Borrower, the Administrative Agent, the Foreign Trade Facility Agent, the other Lenders, the Issuing Lenders, and the FCI Issuing Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the proviso to Section 9.2(b) (and other than application of any default rate of interest pursuant to Section 2.15(c)) that affects such Participant. Subject to Section 9.4(f), the U.S. Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.17, 2.18 and 2.19 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.4(b); provided that, in the case of Section 2.19, such Participant shall have complied with the requirements of said section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.8 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.20(c) as though it were a Lender.

(f)            Limitation on Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 2.17 or Section 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the U.S. Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 2.19 unless the U.S. Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the U.S. Borrower, to comply with Sections 2.19(e), 2.19(f) and 2.19(i), as though it were a Lender.

(g)            Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender to a Federal Reserve Bank or other central banking authority; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)            Resignation as Issuing Lender or Swingline Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitments and Loans pursuant to Section 9.4(b), Bank of America may, (i) upon thirty days’ notice to the U.S. Borrower and the Lenders, resign as Issuing Lender and/or (ii) upon thirty days’ notice to the U.S. Borrower, resign as Swingline Lender. In the event of any such resignation as Issuing Lender or Swingline Lender, the U.S. Borrower shall be entitled to appoint from among the Lenders a successor Issuing Lender or Swingline Lender hereunder; provided that no failure by the U.S. Borrower to appoint any such successor shall affect the resignation of Bank of America as Issuing Lender or Swingline Lender, as the case may be. If Bank of America resigns as Issuing Lender, it shall retain all the rights, powers, privileges and duties of the Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all LC Exposure with respect thereto (including the right to require the Lenders to make ABR Loans or fund risk participations in unreimbursed amounts pursuant to Section 2.5(d)). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make ABR Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.4(c). Upon the appointment of a successor Issuing Lender and/or Swingline Lender, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender or Swingline Lender, as the case may be, and (B) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

(i)            Assignments by FCI Issuing Lenders. Any FCI Issuing Lender may at any time assign to one or more assignees all or a portion of its FCI Issuing Commitment (and related rights and obligations with respect to such FCI Issuing Commitment); provided that any such assignment shall be subject to the consent of the U.S. Borrower (such consent not to be unreasonably withheld or delayed) unless an Event of Default has occurred and is continuing at the time of such assignment and to the consent of the Foreign Trade Facility Agent (such consent not to be unreasonably withheld or delayed). The parties to each assignment shall execute and deliver to the Administrative Agent and the Foreign Trade Facility Agent an assignment agreement, together with a processing and recordation fee in the aggregate amount of $3,500 payable to the Administrative Agent; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any such assignment. The assignee, if it is not already an FCI Issuing Lender, shall deliver to the Administrative Agent and the Foreign Trade Facility Agent an Administrative Questionnaire. No such assignment by an FCI Issuing Lender shall be made to (i) the Parent, the U.S. Borrower, any Affiliate of the Parent or the U.S. Borrower, or any Subsidiary or (ii) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, one or more natural persons). Upon consummation of any such assignment, Schedule 1.1A shall be deemed revised to reflect the FCI Issuing Commitments after giving effect to such assignment. From and after the effective date specified in each such Assignment and Assumption, the assignee FCI Issuing Lender thereunder shall be a party to this Agreement and, to the extent of the FCI Issuing Commitment assigned by such assignment, have the rights and obligations of an FCI Issuing Lender under this Agreement, and the assigning FCI Issuing Lender thereunder shall, to the extent of the FCI Issuing Commitment assigned by such assignment, be released from its obligations under this Agreement but shall continue to be entitled to the benefits of Sections 2.17, 2.18, 2.19 and 9.3 with respect to facts and circumstances occurring prior to the effective date of such assignment and shall continue to have the rights and obligations of an FCI Issuing Lender with respect to any FCIs issued by it prior to the time of such assignment.

(j)            Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the U.S. Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Documents sold to such Participant (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person except to the extent that such disclosure is necessary to establish that the applicable obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement and any other Loan Document notwithstanding any notice to the contrary.

(k)            Borrower Buybacks. Notwithstanding anything in this Agreement to the contrary, any Term Loan A Lender and/or any Incremental Term Lender, as applicable (but not, for purposes of clarity, any other Facility) may, at any time, assign all or a portion of its Term Loans on non-pro rata basis to the U.S. Borrower in accordance with the procedures set forth on Schedule 9.4(k), pursuant to an offer made to all Term Loan A Lenders and/or all Incremental Term Lenders, as applicable, on a pro rata basis (a “Dutch Auction”), subject to the following limitations: (i) immediately and automatically, without any further action on the part of the U.S. Borrower, any Lender, the Administrative Agent or any other Person, upon the effectiveness of such assignment of Term Loans from a Term Loan A Lender and/or an Incremental Term Lender, as applicable, to the U.S. Borrower, such Term Loans and all rights and obligations as a Term Loan A Lender and/or an Incremental Term Lender, as applicable, related thereto shall, for all purposes under this Agreement, the other Loan Documents and otherwise, be deemed to be irrevocably prepaid, terminated, extinguished, cancelled and of no further force and effect and the U.S. Borrower shall neither obtain nor have any rights as a Term Loan A Lender and/or an Incremental Term Lender, as applicable, hereunder or under the other Loan Documents by virtue of such assignment; (ii) no proceeds of any Revolving Loans or any Swingline Loans shall be used to fund any such assignment; and (iii) no Event of Default shall have occurred and be continuing before or immediately after giving effect to such assignment. By participating in any such Dutch Auction, each Lender acknowledges and agrees that (A) the Parent and its Subsidiaries may have, and later may come into possession of, Excluded Information, (B) such Lender has independently and, without reliance on the Parent or any of its Restricted Subsidiaries, the Administrative Agent, any other Lender or any of their respective Affiliates, made its own analysis and determination to participate in such Dutch Auction notwithstanding such Lender’s lack of knowledge of the Excluded Information, (C) none of the Parent and its Subsidiaries shall be required to make any representation that it is not in possession of Excluded Information, (D) none of the Parent and its Subsidiaries, the Administrative Agent, any other Lender or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against any such Persons under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information, (E) the Excluded Information may not be available to the Agents and the other Lenders and (F) if so requested by any party to assignments of all or any portion of its Term Loans in connection with such Dutch Auction, such Lender will make additional customary “big boy” representations.

Section 9.5            Survival.

All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit and FCIs, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest (or premium, if any) on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit or FCI is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.17, 2.18, 2.19 and 9.3 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit, the FCIs or the Commitments or the termination of this Agreement or any provision hereof. The provisions of Section 9.11 shall survive and remain in full force and effect for two years after the termination of this Agreement.

Section 9.6            Integration.

This Agreement, the other Loan Document and any separate letter agreements with respect to fees payable to any Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto (including the Lenders) and their respective successors and assigns.

Section 9.7            Severability.

Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.7, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by the Bankruptcy Code of the United States (or similar debtor relief laws of the United States or other applicable jurisdictions), as determined in good faith by the applicable Agent, the applicable Issuing Lender, the Swingline Lender or the applicable FCI Issuing Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 9.8            Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of a Loan Party against any of and all the obligations of a Loan Party now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.24 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agents and the Lenders, and (b) the Defaulting Lender shall provide promptly to the applicable Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 9.9            Governing Law; Jurisdiction; Consent to Service of Process.

(a)            This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be construed in accordance with and governed by the law of the State of New York.

(b)            Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding (whether in contract, tort or otherwise, and whether at law or in equity) arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall (i) affect any right that any Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction, (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including UCC Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a), or (iii) affect which courts have or do not have personal jurisdiction over an Issuing Lender or beneficiary of any Letter of Credit or an FCI Issuing Lender or beneficiary of any FCI, or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit or FCI, as applicable with, or affecting the rights of, any Person not a party to this Agreement, whether or not such Letter of Credit or FCI, as applicable, contains its own jurisdiction submission clause.

(c)            Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 9.9(b), (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (iii) any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages (as opposed to direct or actual damages).

(d)            Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. In addition, each Foreign Subsidiary Borrower agrees that service of process may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the U.S. Borrower at its address for notices in Section 9.1. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10            Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.11          Confidentiality.

Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its branches and Affiliates, its auditors and its Related Parties, including accountants, legal counsel and other advisors on a reasonable need to know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority, rating agency, or any regulatory authority having jurisdiction over any Agent, any Lender or any of their respective Related Parties, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) subject to an agreement containing provisions substantially the same as those of this Section, to any direct or indirect contractual counterparty in Hedging Agreements or other swap agreements relating to this Agreement or such counterparty’s professional advisor, credit insurers and any governmental or quasi-governmental agencies or bodies that provide credit insurance or other forms of credit support, (h) with the consent of the U.S. Borrower, (i) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section, (B) is or becomes available to any Agent, any Lender or any of their respective branches or Affiliates on a nonconfidential basis from a source (believed in good faith by such Agent or Lender not to have any duty of confidentiality to any Borrower) other than a Borrower, or (C) is independently discovered or developed by a party hereto without utilizing any Information received from any Borrower or violating the terms of this Section 9.11, and (j) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For the purposes of this Section, “Information” means all information received from or on behalf of any Borrower relating to a Borrower or its business; provided that such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any Person.

Section 9.12          Waiver of Jury Trial.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, AND WHETHER AT LAW OR IN EQUITY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.13          Release of Collateral.

(a)            On the first date (the “Release Date”) on which the corporate family rating of the Parent from Moody’s is “Baa3” or better or the corporate credit rating of the Parent from S&P is “BBB-” or better, subject to any additional condition required by the Lenders providing any Incremental Term Loans as provided in Section 2.1(b), and so long as no Default or Event of Default exists on such date or after giving effect to the release of Liens contemplated hereby, all Collateral shall be released from the Liens created by the Guarantee and Collateral Agreement and any other Security Document, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Loan Parties. At the request and sole expense of any Loan Party following any such release, the Administrative Agent shall deliver to such Loan Party any Collateral held by the Administrative Agent under any Security Document, and execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such release.

(b)            If any of the Collateral shall be Disposed of by any Loan Party in a transaction permitted by this Agreement, then the Administrative Agent, at the request and sole expense of such Loan Party, shall execute and deliver to such Loan Party all releases or other documents reasonably necessary or desirable for the release of the Liens created by the Guarantee and Collateral Agreement and any other Security Document on such Collateral, in each case in accordance with the terms of this Agreement and the other Loan Documents. At the request and sole expense of the U.S. Borrower, a Subsidiary that is a Guarantor shall be released from its obligations under the Guarantee and Collateral Agreement and any other Security Document in the event that such Guarantor ceases to be a Wholly Owned Subsidiary pursuant to a transaction expressly permitted by this Agreement and if (i) as a result of such transaction, the Parent and its Restricted Subsidiaries own less than 75% of the outstanding voting Capital Stock of such Guarantor, and (ii) such transaction and related disposition of the Capital Stock of the applicable Guarantor is for fair market value and a bona fide business purpose (in each case, as determined by the U.S. Borrower in good faith), and the other Person taking Capital Stock in such Subsidiary is not an Affiliate of the Parent or the U.S. Borrower (other than as a result of any joint venture). The release of such Wholly Owned Subsidiary shall constitute an Investment by the Parent therein at the date of such release in an amount equal to the portion of the fair market value of the net assets of such Wholly Owned Subsidiary attributable to the Parent’s Capital Stock therein as reasonably estimated by the Parent (and such release shall only be permitted to the extent such Investment is permitted pursuant to Section 6.5). In addition, at the request and sole expense of the U.S. Borrower, not more than twice during the term of this Agreement after the Third Amendment Effective Date, a Subsidiary that is a Guarantor (and the Subsidiaries of such Subsidiary) shall be released from their respective obligations under the Guarantee and Collateral Agreement and any other Security Document in the event that a portion of the Capital Stock of such Subsidiary is Disposed of in a transaction expressly permitted by Section 6.6(e) or Section 6.6(g) (but which does not satisfy the requirements of the preceding sentence); provided that the aggregate Consolidated EBITDA for the most recently completed period of four consecutive fiscal quarters for which financial statements have been delivered pursuant to Section 5.1 (in each case determined at the time of such transaction) that is attributable to the Subsidiaries released from their obligations hereunder pursuant to this sentence shall not exceed $40,000,000. Notwithstanding the foregoing, in no event shall any Subsidiary be released from its obligations under the Guarantee and Collateral Agreement or any other Security Document, in the event that such Subsidiary is a guarantor of any other Indebtedness of any Loan Party.

(c)            At such time as the Loans, the Reimbursement Obligations, the FCI Reimbursement Obligations and the other Obligations (other than (i) contingent indemnification obligations for which no claims have been made, and (ii) the Designated Obligations) shall have been paid in full, the Commitments have been terminated and no Letters of Credit or FCIs shall be outstanding (or shall have been fully cash collateralized or otherwise supported in a manner consistent with the terms of Section 2.5(j) or Section 2.6(m)(iv), as applicable), the Collateral shall be released from the Liens created by the Guarantee and Collateral Agreement and any other Security Document, and each Security Document and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party thereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Loan Parties. At the request and sole expense of any Loan Party following any such termination, the Administrative Agent shall deliver to such Loan Party any Collateral held by the Administrative Agent under any Security Document, and execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such termination.

(d)            Upon the consummation of the Permitted Reorganization, the Collateral owned by SPX Corporation shall be released from the Liens created by the Guarantee and Collateral Agreement and any other Security Document, and the obligations of SPX Corporation under the Guarantee and Collateral Agreement and any other Loan Document shall terminate, all without delivery of any instrument or performance of any act by any party. At the request and sole expense of SPX Corporation following such termination, the Administrative Agent shall deliver to SPX Corporation any Collateral held by the Administrative Agent under any Security Document, and execute and deliver to SPX Corporation such documents as SPX Corporation shall reasonably request to evidence such termination. References to SPX Corporation in this Section 9.13(d) shall be deemed to include SPX Corporation’s successor by merger.

Section 9.14          Judgment Currency.

(a)            Each Loan Party’s obligations hereunder and under the other Loan Documents to make payments in a specified currency (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the applicable Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to such Agent or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the Business Day immediately preceding the date on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b)            If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the U.S. Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c)            For purposes of determining any rate of exchange or currency equivalent for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

Section 9.15          USA Patriot Act Notice.

Each Lender hereby notifies the Parent and each Borrower that, pursuant to the requirements of the PATRIOT Act and other applicable foreign Requirements of Law, it is required to obtain, verify and record information that identifies the Parent and each Borrower, which information includes the name and address of the Parent and each Borrower and other information that will allow such Lender to identify the Parent and each Borrower in accordance with the PATRIOT Act or such other Requirements of Law, as applicable.

Section 9.16          Electronic Execution; Electronic Records; Counterparts.

This Agreement, any other Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. The Parent, each Borrower, each Agent and each Lender Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this Section 9.16 may include use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into .pdf), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Each Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (each, an “Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, none of any Agent, any Issuing Lender, any FCI Issuing Lender or the Swingline Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided that, without limiting the foregoing, (a) to the extent such Agent, such Issuing Lender, such FCI Issuing Lender or the Swingline Lender has agreed to accept such Electronic Signature, each Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the Parent, any Borrower and/or any Lender Party without further verification, and (b) upon the request of any Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.

None of any Agent, any Issuing Lender, any FCI Issuing Lender, or the Swingline Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with such Agent’s, such Issuing Lender’s, such FCI Issuing Lender’s or the Swingline Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). Each Agent, each Issuing Lender, each FCI Issuing Lender and the Swingline Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

The Parent, each Borrower and each Lender Party hereby waives (a) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement or any other Loan Document based solely on the lack of paper original copies of this Agreement or such other Loan Document, and (b) any claim against each Agent and each Lender Party for any liabilities arising solely from any Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Parent or the Borrowers to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 9.17            No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Parent and each Borrower acknowledges and agrees, and acknowledges its respective Subsidiaries’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Foreign Trade Facility Agent and BofA Securities, are arm’s-length commercial transactions between the Parent and its Subsidiaries, on the one hand, and the Administrative Agent, the Foreign Trade Facility Agent and BofA Securities, on the other hand, (ii) the Parent and each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Parent and each Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent, the Foreign Trade Facility Agent and BofA Securities each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary, for the Parent or any of Subsidiaries or any other Person and (ii) neither the Administrative Agent, the Foreign Trade Facility Agent nor BofA Securities has any obligation to the Parent or any of its Subsidiaries with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Foreign Trade Facility Agent and BofA Securities and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Parent and its Subsidiaries, and neither the Administrative Agent, the Foreign Trade Facility Agent nor BofA Securities has any obligation to disclose any of such interests to the Parent or its Subsidiaries. To the fullest extent permitted by law, the Parent and each Borrower hereby waives and releases, any claims that it may have against the Administrative Agent, the Foreign Trade Facility Agent or BofA Securities with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.18            Keepwell.

Each Loan Party that is a Qualified ECP Guarantor at the time the Guarantee under the Guarantee and Collateral Agreement is entered into by any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Loan Party”) or at the time any such Specified Loan Party grants a security interest under the Loan Documents, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under the Guarantee and Collateral Agreement voidable under the Bankruptcy Code of the United States (or similar debtor relief laws of the United States or other applicable jurisdictions), and not for any greater amount). The obligations and undertakings of each applicable Loan Party under this Section shall remain in full force and effect until such time as the Obligations (other than (a) contingent indemnification obligations for which no claims have been made, and (b) the Designated Obligations) have been paid in full, the Commitments have expired or terminated and all Letters of Credit and FCIs shall have expired (without any pending drawing) or terminated (or been fully cash collateralized or otherwise supported in a manner consistent with the terms of Section 2.5(j) or Section 2.6(m)(iv), as applicable). Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

Section 9.19            Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Solely to the extent any Lender, any Issuing Lender or any FCI Issuing Lender that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender, any Issuing Lender or any FCI Issuing Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender, any Issuing Lender or any FCI Issuing Lender that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document, or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.20            Acknowledgement Regarding Any Supported QFC.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree that, with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States), in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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